                                                    Filed Pursuant to Rule 424B5
                                             Registration File No.: 333-89322-09

                  PROSPECTUS SUPPLEMENT DATED DECEMBER 16, 2004
                     (TO PROSPECTUS DATED DECEMBER 16, 2004)

                           $868,104,000 (APPROXIMATE)
                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                              BANK OF AMERICA, N.A.
                                 MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-6

                              ---------------------

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-24 IN THIS PROSPECTUS
SUPPLEMENT AND PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the trust and will not represent interests in or obligations of Banc of America Commercial Mortgage
Inc. or any of its affiliates, including Bank of America Corporation.
--------------------------------------------------------------------------------

The Series 2004-6 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

o    senior certificates consisting of the Class A-1, Class A-2, Class A-3,
     Class A-4, Class A-AB, Class A-5, Class XP and Class XC Certificates;

o    junior certificates consisting of the Class A-J, Class B, Class C, Class D,
     Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
     Class N, Class O and Class P Certificates;

o    the Class V Certificates representing the right to receive payments of excess interest received with respect to the ARD Loans; and

o    the residual certificates consisting of the Class R-I and Class R-II
     Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
Class XP, Class A-J, Class B, Class C and Class D Certificates are offered hereby.

The trust's assets will consist primarily of 79 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.

                             ---------------------

         Certain characteristics of the offered certificates include:

---------------------------------------------------------------------------------------------------------------------
                      CERTIFICATE  BALANCE   APPROXIMATE INITIAL
                           OR NOTIONAL        PASS-THROUGH RATE     ASSUMED FINAL                       RATED FINAL
                          AMOUNT AS OF              AS OF            DISTRIBUTION        RATINGS       DISTRIBUTION
       CLASS            DELIVERY DATE(1)        DELIVERY DATE          DATE(2)        S&P/FITCH(3)        DATE(4)
---------------------------------------------------------------------------------------------------------------------

Class A-1 ..........    $   42,300,000             3.80100%        July 10, 2009         AAA/AAA    December 10, 2042
---------------------------------------------------------------------------------------------------------------------
Class A-2 ..........    $  193,677,000             4.16100%       January 10, 2010       AAA/AAA    December 10, 2042
---------------------------------------------------------------------------------------------------------------------
Class A-3 ..........    $  220,804,000             4.51200%      December 10, 2011       AAA/AAA    December 10, 2042
---------------------------------------------------------------------------------------------------------------------
Class A-4 ..........    $   35,443,000             4.62500%       August 10, 2012        AAA/AAA    December 10, 2042
---------------------------------------------------------------------------------------------------------------------
Class A-AB .........    $   35,645,000             4.57500%         May 10, 2014         AAA/AAA    December 10, 2042
---------------------------------------------------------------------------------------------------------------------
Class A-5 ..........    $  237,402,000             4.81100%(5)   November 10, 2014       AAA/AAA    December 10, 2042
---------------------------------------------------------------------------------------------------------------------
Class A-J ..........    $   56,200,000             4.87000%(5)   November 10, 2014       AAA/AAA    December 10, 2042
---------------------------------------------------------------------------------------------------------------------
Class XP ...........    $  927,083,000(6)          0.64733%(6)          N/A              AAA/AAA    December 10, 2042
---------------------------------------------------------------------------------------------------------------------
Class B ............    $   19,131,000             4.90200%(5)   December 10, 2014        AA/AA     December 10, 2042
---------------------------------------------------------------------------------------------------------------------
Class C ............    $    9,566,000             4.92700%(5)   December 10, 2014       AA-/AA-    December 10, 2042
---------------------------------------------------------------------------------------------------------------------
Class D ............    $   17,936,000             4.98600%(5)   December 10, 2014         A/A      December 10, 2042
---------------------------------------------------------------------------------------------------------------------

(Footnotes to table on page S-5)

     With respect to the offered certificates, Banc of America Securities LLC is acting as sole lead manager and bookrunner. Bear, Stearns & Co. Inc. and
Goldman, Sachs & Co. are acting as co-managers, and Banc of America Securities
LLC will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement. Banc of America Securities LLC,
Bear, Stearns & Co. Inc., and Goldman, Sachs & Co. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about December 22, 2004. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 103.62% of the initial principal amount of the offered certificates, plus accrued interest from December 1, 2004 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                        SOLE LEAD MANAGER AND BOOKRUNNER

                         BANC OF AMERICA SECURITIES LLC

                             ---------------------

BEAR, STEARNS & CO. INC.                                  GOLDMAN, SACHS & CO.
                               December 16, 2004

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

          Commercial Mortgage Pass-Through Certificates, Series 2004-6
                      Geographic Overview of Mortgage Pool

                                 [MAP OMITTED]

WASHINGTON                   NEW HAMPSHIRE                 KENTUCKY
2 properties                 2 properties                  1 property
$4,443,662                   $71,119,038                   $13,300,000
0.5% of total                7.4% of total                 1.4% of total

UTAH                         RHODE ISLAND                  TENNESSEE
1 property                   1 property                    1 property
$2,946,741                   $8,989,648                    $5,588,073
0.3% of total                0.9% of total                 0.6% of total

MINNESOTA                    NEW JERSEY                    TEXAS
2 properties                 1 property                    8 properties
$14,708,567                  $13,173,063                   $166,518,424
1.5% of total                1.4% of total                 17.4% of total

ILLINOIS                     VIRGINIA                      ARIZONA
4 properties                 6 properties                  1 property
$27,989,985                  $87,245,274                   $3,000,000
2.9% of total                9.1% of total                 0.3% of total

MICHIGAN                     NORTH CAROLINA                CALIFORNIA
1 property                   2 properties                  24 properties
$2,994,202                   $15,434,146                   $263,316,042
0.3% of total                1.6% of total                 27.5% of total

INDIANA                      SOUTH CAROLINA                NEVADA
1 property                   2 properties                  1 property
$4,720,000                   $25,880,938                   $28,300,000
0.5% of total                2.7% of total                 3.0% of total

OHIO                         GEORGIA                       OREGON
4 properties                 3 properties                  3 properties
$80,688,679                  $47,541,676                   $10,875,607
8.4% of total                5.0% of total                 1.1% of total

PENNSYLVANIA                 FLORIDA
1 property                   9 properties
$5,789,395                   $52,026,188
0.6% of total                5.4% of total

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                              [PIE CHART OMITTED]

Hotel                              1.9%
Land                               0.9%
Retail                            42.2%
Office                            30.8%
Multifamily                       15.5%
Self Storage                       3.3%
Manufactured Housing               2.7%
Industrial                         2.5%

                                 [GRAPH OMITTED]

   [*]     less than 1.0% of Initial Pool Balance

  [**]     1.0% - 5.0% of Initial Pool Balance

 [***]     5.1% - 10.0% of Initial Pool Balance

[****]     greater than 10.0% of Initial Pool Balance

NOTE REGARDING PIE CHART ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100% DUE TO
ROUNDING.

--------------------------------------------------------------------------------
FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

o   SEC Public Reference Section
    450 Fifth Street, N.W.
    Room 1204
    Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214
North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704)
386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of the accompanying prospectus.
--------------------------------------------------------------------------------

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

                                      S-3

ANNEX B CERTAIN IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS;

                                      S-4

             FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1)   Subject to a variance of plus or minus 10%.

(2)   As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.

(3)   It is a condition to their issuance that the classes of offered certificates be assigned ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and/or Fitch, Inc. no lower than those set forth in this prospectus supplement. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent prepayment premiums will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)   The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

(5)   The Class A-5 and Class A-J Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate. The
      Class B, Class C and Class D Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(6)   The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP
      Certificates for each distribution will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through
      Rates" in this prospectus supplement.

                                      S-5

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2004-6 Certificates and the trust in abbreviated form:

         Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

         Summary of Prospectus Supplement, which begins on page S-10 of this prospectus supplement and gives a brief introduction of the key features of
     Series 2004-6 and the mortgage loans; and

         Risk Factors, which begins on page S-24 of this prospectus supplement and describes risks that apply to Series 2004-6 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" beginning on page S-164 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you"
refers to a prospective investor in the offered certificates.

                             ---------------------

     Until March 23, 2005 all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions.
Such sales will be made at negotiated prices at the time of sale.

                                      S-6

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement, have not been registered under the Securities Act of 1933, as amended, and (other than the Class R-I and
Class R-II Certificates) will be sold to investors in private transactions.
Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the accompanying prospectus. An "Index of Principal Definitions" is included at the end of this prospectus supplement. A "Glossary" is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus.

------------------------------------------------------------------------------------------------------------------------------
                                                                                 APPROXIMATE
                                                                                   INITIAL
                                                                                    PASS-
                      CERTIFICATE    APPROXIMATE                                   THROUGH        WEIGHTED
                       BALANCE OR     PERCENTAGE   APPROXIMATE                     RATE AS         AVERAGE      PRINCIPAL
                        NOTIONAL       OF POOL       CREDIT                      OF DELIVERY        LIFE          WINDOW
CLASS   RATINGS(1)     AMOUNT(2)       BALANCE       SUPPORT      RATE TYPE         DATE         (YEARS)(3)   (PAYMENTS)(3)
------------------------------------------------------------------------------------------------------------------------------

Offered Certificates
------------------------------------------------------------------------------------------------------------------------------
A-1      AAA/AAA      $ 42,300,000      4.422%       20.000%        Fixed         3.80100%          2.56         1 - 55
------------------------------------------------------------------------------------------------------------------------------
A-2      AAA/AAA      $193,677,000     20.247%       20.000%        Fixed         4.16100%          4.79        55 - 61
------------------------------------------------------------------------------------------------------------------------------
A-3      AAA/AAA      $220,804,000     23.082%       20.000%        Fixed         4.51200%          6.87        81 - 84
------------------------------------------------------------------------------------------------------------------------------
A-4      AAA/AAA      $ 35,443,000      3.705%       20.000%        Fixed         4.62500%          7.60        85 - 92
------------------------------------------------------------------------------------------------------------------------------
A-AB     AAA/AAA      $ 35,645,000      3.726%       20.000%        Fixed         4.57500%          7.15        61 - 113
------------------------------------------------------------------------------------------------------------------------------
A-5      AAA/AAA      $237,402,000     24.818%       20.000%       Fixed(4)       4.81100%(4)       9.67       113 - 119
------------------------------------------------------------------------------------------------------------------------------
A-J      AAA/AAA      $ 56,200,000      5.875%       14.125%       Fixed(4)       4.87000%(4)       9.88       119 - 119
------------------------------------------------------------------------------------------------------------------------------
XP       AAA/AAA      $927,083,000(7)    N/A           N/A     Variable Rate(7)   0.64733%(7)         (7)          N/A
------------------------------------------------------------------------------------------------------------------------------
B         AA/AA       $ 19,131,000      2.000%       12.125%       Fixed(5)       4.90200%(5)       9.91       119 - 120
------------------------------------------------------------------------------------------------------------------------------
C        AA-/AA-      $  9,566,000      1.000%       11.125%       Fixed(5)       4.92700%(5)       9.97       120 - 120
------------------------------------------------------------------------------------------------------------------------------
D          A/A        $ 17,936,000      1.875%        9.250%       Fixed(5)       4.98600%(5)       9.97       120 - 120
------------------------------------------------------------------------------------------------------------------------------
Private Certificates -- Not Offered Hereby(8)
------------------------------------------------------------------------------------------------------------------------------
E         A-/A-       $  9,566,000      1.000%        8.250%       Fixed(5)       5.10400%(5)       9.97       120 - 120
------------------------------------------------------------------------------------------------------------------------------
F       BBB+/BBB+     $ 14,349,000      1.500%        6.750%       Fixed(6)       5.17465%(6)       9.97       120 - 120
------------------------------------------------------------------------------------------------------------------------------
G        BBB/BBB      $  9,566,000      1.000%        5.750%       Fixed(6)       5.24865%(6)       9.97       120 - 120
------------------------------------------------------------------------------------------------------------------------------
H       BBB-/BBB-     $ 13,153,000      1.375%        4.375%       Fixed(6)       5.24865%(6)       9.97       120 - 120
------------------------------------------------------------------------------------------------------------------------------
J        BB+/BB+      $  5,979,000      0.625%        3.750%       Fixed(4)       4.65500%(4)       9.97       120 - 120
------------------------------------------------------------------------------------------------------------------------------
K         BB/BB       $  4,783,000      0.500%        3.250%       Fixed(4)       4.65500%(4)       9.97       120 - 120
------------------------------------------------------------------------------------------------------------------------------
L        BB-/BB-      $  4,783,000      0.500%        2.750%       Fixed(4)       4.65500%(4)       9.97       120 - 120
------------------------------------------------------------------------------------------------------------------------------
M         B+/B+       $  3,587,000      0.375%        2.375%       Fixed(4)       4.65500%(4)      10.12       120 - 130
------------------------------------------------------------------------------------------------------------------------------
N          B/B        $  3,587,000      0.375%        2.000%       Fixed(4)       4.65500%(4)      10.80       130 - 130
------------------------------------------------------------------------------------------------------------------------------
O         B-/B-       $  4,783,000      0.500%        1.500%       Fixed(4)       4.65500%(4)      10.80       130 - 130
------------------------------------------------------------------------------------------------------------------------------
P         NR/NR       $ 14,349,348      1.500%        0.000%       Fixed(4)       4.65500%(4)      10.99       130 - 178
------------------------------------------------------------------------------------------------------------------------------
XC       AAA/AAA      $956,589,348(9)    N/A           N/A     Variable Rate(9)   0.04958%(9)         (9)          N/A
------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively.

(2)   As of the delivery date. Subject to a variance of plus or minus 10%.

(3)   Based on the maturity assumptions (as defined under "Yield and Maturity
      Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of the mortgage loans with an anticipated repayment date, the related anticipated repayment date).

(4)   The Class A-5 and Class A-J Certificates will accrue interest at fixed per annum rates equal to 4.81100% and 4.87000%, respectively, subject to a cap equal to the weighted average net mortgage rate. The Class J, Class
      K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at a fixed per annum rate equal to 4.65500%, subject to a cap equal to the weighted average net mortgage rate.

(5)   The Class B, Class C, Class D and Class E Certificates will accrue interest at fixed per annum rates equal to 4.90200%, 4.92700%, 4.98600%
      and 5.10400% respectively, subject to a cap at the weighted average net mortgage rate.

(6)   The Class F Certificates will accrue interest at the weighted average net mortgage rate less 0.07400%. The Class G and Class H Certificates will accrue interest at the weighted average net mortgage rate.

(7)   The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive

                                      S-7

      payments of the aggregate interest accrued on the notional amount of the
      Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP Certificates for each distribution date will be as described in this prospectus supplement. See
      "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

(8)   Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(9)   The Class XC Certificates are not offered by this prospectus supplement.
      Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The XC Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XC Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the
      Certificates--Pass-Through Rates" in this prospectus supplement.

     The Class V, Class R-I and Class R-II are not offered by this prospectus supplement and are not represented in the table on page S-7 of this prospectus supplement.

                                      S-8

     Below is certain information regarding the mortgage loans as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to split loan structures and certain other mortgage loans are explained in this prospectus supplement under "Summary of Prospectus
Supplement--Mortgage Loans--Certain Mortgage Loan Calculations". Further
information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under
"Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

                                                                               ENTIRE MORTGAGE POOL
CHARACTERISTICS                                                                    (APPROXIMATE)
---------------                                                           ------------------------------

Initial principal balance(1)(2) .........................................          $956,589,348
Number of mortgage loans ................................................               79
Number of mortgaged properties ..........................................               81
Number of balloon mortgage loans(3) .....................................               68
Number of ARD loans(4) ..................................................                5
Number of full period interest only mortgage loans(4) ...................                7
Number of fully amortizing loans ........................................                1
Average cut-off date balance(2) .........................................          $12,108,726
Range of cut-off date balances(2) .......................................    $1,802,089 to $97,504,000
Weighted average mortgage rate ..........................................             5.349%
Weighted average remaining lock-out period ..............................           84 months
Range of remaining terms to maturity(5) .................................       55 to 178 months
Weighted average remaining term to maturity(5) ..........................           96 months
Weighted average underwritten debt service coverage ratio(2)(6) .........              1.43x
Weighted average cut-off date loan-to-value ratio(2)(6) .................              71.2%

---------
(1)   Subject to a variance of plus or minus 10%.

(2)   Two mortgage loans referred to as the Steeplegate Mortgage Loan and the
      Monument Mortgage Loan are each part of split loan structures that are secured by the common mortgage instruments on the related mortgaged properties. Unless otherwise stated, all references to the principal balance and related information (including cut-off date balances, debt service coverage ratios and loan-to-value ratios) is in reference to the
      Steeplegate Mortgage Loan or the Monument Mortgage Loan, as applicable, only and excludes the other mortgage loan in the related split loan structure. The other mortgage loans are not included in the trust fund and is referred to as the Steeplegate B Note and the Monument B Note,
      respectively. The Steeplegate Mortgage Loan, together with its related
      Steeplegate B Note, is referred to as the Steeplegate Whole Loan. The
      Monument Mortgage Loan, together with its related Monument B Note, is referred to as the Monument Whole Loan.

(3)   Excludes mortgage loans that are interest only until maturity or until the anticipated repayment date and fully amortizing mortgage loans.

(4)   Includes two mortgage loans that are both hyperamortizing and interest only, which results in the mortgage loans appearing in each such category.

(5)   In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(6)   "Underwritten debt service coverage ratio" and "cut-off date loan-to-value ratio" are calculated as described under "Summary of
      Prospectus Supplement--Mortgage Loans--Certain Mortgage Loan
      Calculations" in this prospectus supplement and in Annex A to this prospectus supplement.

                                      S-9

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES
                           --------------------------

DEPOSITOR

     Banc of America Commercial Mortgage Inc. The depositor, a Delaware corporation, is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at 214 North Tryon Street, mail code NC1-027-21-02,
Charlotte, North Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     LaSalle Bank National Association. The trustee, a national banking association, will also act as REMIC administrator. See "The Trustee and the
Fiscal Agent" in this prospectus supplement.

FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands. See "The Trustee and the Fiscal Agent" in this prospectus supplement.

MASTER SERVICER

     Bank of America, N.A. The master servicer, a national banking association, will be responsible for the primary servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation. See "Servicing of the
Mortgage Loans--The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLER

     Bank of America, N.A. is a national banking association. Bank of America,
N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A.
maintains its principal office at Bank of America Corporate Center, 100 North
Tryon Street Charlotte, North Carolina 28255. See "Description of the Mortgage
Pool--The Mortgage Loan Seller" in this prospectus supplement.

CUT-OFF DATE

     December 1, 2004 (or, with respect to Loan No. 58583, the related origination date, December 9, 2004).

DELIVERY DATE

     On or about December 22, 2004.

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

                                      S-10

DISTRIBUTION DATE

     The tenth day of each month or, if any such tenth day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in January 2005.

DETERMINATION DATE

     The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in January 2005.

                                 MORTGAGE LOANS
                                 --------------

THE MORTGAGE POOL

     The pool of mortgage loans consists of 79 multifamily and commercial mortgage loans. Sixty of these mortgage loans were (a) originated by Bank of
America, N.A. or its conduit participants or (b) acquired by Bank of America,
N.A. from various third party originators (other than Bridger Commercial
Funding LLC). Nineteen mortgage loans were acquired by Bank of America, N.A.
from Bridger Commercial Funding LLC. The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $956,589,348, which is referred to as the initial pool balance, subject to a variance of plus or minus 10%.

CERTAIN MORTGAGE LOAN CALCULATIONS

     Below is certain information regarding the mortgage loans and the mortgaged properties in the entire mortgage pool as of the cut-off date. All weighted averages set forth below are based on the respective cut-off date balances (as defined in this prospectus supplement) of the mortgage loans in the entire mortgage pool. Two mortgage loans, referred to as the Steeplegate
Mortgage Loan and the Monument Mortgage Loan, are each part of split loan structures that are secured by a single mortgage instrument on the related mortgaged property. Unless otherwise stated, all references to the principal balance and related information (including cut-off date balances, debt service coverage ratios and loan-to-value ratios) are to the Steeplegate Mortgage Loan or the Monument Mortgage Loan, as applicable, only and exclude the other mortgage loan in the related split loan structures. The other mortgage loans are not included in the trust fund and are referred to as the Steeplegate B
Note and the Monument B Note, respectively. The Steeplegate Mortgage Loan, together with its related Steeplegate B Note, is referred to as the Steeplegate
Whole Loan. The Monument Mortgage Loan, together with its related Monument B
Note, is referred to as the Monument Whole Loan.

     This information and additional information regarding the mortgage loans and the mortgaged properties is described under "Description of the Mortgage
Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans in the entire mortgage pool range from
$1,802,089 to $97,504,000.

                                      S-11

     As of the cut-off date, the mortgage loans had the following additional characteristics.

                    SELECTED MORTGAGE LOAN CHARACTERISTICS

                                                                             ENTIRE MORTGAGE POOL
                                                                             --------------------

Range of mortgage rates ..........................................  4.682% per annum to 6.500% per annum
Weighted average mortgage rate ...................................             5.349% per annum
Range of remaining terms to stated maturity(1) ...................         55 months to 178 months
Weighted average remaining term to stated maturity(1) ............                96 months
Range of remaining amortization terms(2) .........................         178 months to 360 months
Weighted average remaining amortization term(2) ..................               354 months
Range of remaining lock-out periods ..............................         0 months to 175 months
Range of cut-off date loan-to-value ratios(4) ....................            34.7% to 84.8%
Weighted average cut-off date loan-to-value ratio(4) .............                 71.2%
Range of maturity date loan-to-value ratios(3)(4) ................            34.7% to 79.8%
Weighted average maturity date loan-to-value ratio(3)(4) .........                 64.4%
Range of underwritten debt service coverage ratios(4) ............           1.20x to 2.61x
Weighted average underwritten debt service coverage ratio(4) .....                 1.43x

----------
(1)   In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(2)   Excludes mortgage loans that are interest only until the maturity date or the anticipated repayment date.

(3)   Excludes the mortgage loans that are fully amortizing.

(4)   "Cut-off date loan-to-value ratio", "maturity date loan-to-value ratio"
      and "underwritten debt service coverage ratio" are calculated as described under "Summary of Prospectus Supplement--Mortgage
      Loans--Certain Mortgage Loan Calculations" in this prospectus supplement.

                                      S-12

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the seven states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                    NUMBER OF     PERCENTAGE OF
                                                    MORTGAGED     INITIAL POOL
STATE                                              PROPERTIES      BALANCE(1)
-----                                              ----------      ----------

California .....................................        24            27.5%
Texas ..........................................         8            17.4%
Virginia .......................................         6             9.1%
Ohio ...........................................         4             8.4%
New Hampshire ..................................         2             7.4%
Florida ........................................         9             5.4%
Georgia ........................................         3             5.0%

----------
(1)   Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

     The remaining mortgaged properties are located throughout 16 other states, with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                    NUMBER OF     PERCENTAGE OF
                                                    MORTGAGED     INITIAL POOL
PROPERTY TYPE                                      PROPERTIES     BALANCE(1)(2)
-------------                                      ----------     -------------

Retail .........................................        35             42.2%
Office .........................................        16             30.8%
Multifamily ....................................        13             15.5%
Self Storage ...................................         8              3.3%
Manufactured Housing Community .................         3              2.7%
Industrial .....................................         2              2.5%
Hotel ..........................................         3              1.9%
Land ...........................................         1              0.9%

----------
(1)  Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

(2)  The sum of the percentages in this column may not equal 100% due to rounding.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE
ANNEX A HERETO.

                                      S-13

     On or before the delivery date, the mortgage loan seller will transfer all of the mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates.
In connection with such transfer, the mortgage loan seller will make certain representations and warranties regarding the characteristics of the mortgage loans. As described in more detail later in this prospectus supplement, the mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     The mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to such representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the
Mortgage Pool" and "Risk Factors--Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal
Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and REMIC administrator and the fiscal agent. See
"Servicing of the Mortgage Loans" in this prospectus supplement and "The
Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses".

                               OFFERED SECURITIES
                               ------------------

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 11 classes of the depositor's
Commercial Mortgage Pass-Through Certificates as part of Series 2004-6, namely the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class
A-J, Class XP, Class B, Class C and Class D Certificates. As of the delivery date, the certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 10%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a
360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2004-6 consists of a total of 26 classes of certificates, the following 15 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class
R-I and Class R-II. The pass-through rates applicable to each of the Class XC,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class O and Class P Certificates for each distribution date are set forth on page S-7 of this prospectus supplement. The Class V, Class R-I and Class R-II
Certificates will not have a certificate balance, a notional amount or a pass-through rate.

CLASS X CERTIFICATES

Notional Amount

     The Class XC and Class XP Certificates will not have certificate balances.
For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

                                      S-14

     The notional amount of the Class XC Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates outstanding from time to time. The initial notional amount of the
Class XC Certificates will be approximately $956,589,348, although it may be as much as 10% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

     o   during the period following the initial issuance of the certificates through and including the distribution date in June 2005, the sum of
         (a) the lesser of $39,100,000 and the certificate balance of the Class
         A-1 Certificates outstanding from time to time and (b) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class
         A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class
         F, Class G, Class H, Class J, Class K and Class L Certificates
         outstanding from time to time;

     o   during the period following the distribution date in June 2005 through and including the distribution date in December 2005, the sum of (a)
         the lesser of $29,917,000 and the certificate balance of the Class A-1
         Certificates outstanding from time to time and (b) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class
         A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class
         F, Class G, Class H, Class J, Class K and Class L Certificates
         outstanding from time to time;

     o   during the period following the distribution date in December 2005 through and including the distribution date in June 2006, the sum of
         (a) the lesser of $9,937,000 and the certificate balance of the Class
         A-1 Certificates outstanding from time to time and (b) the aggregate certificate balances of the Class A-2, Class A-3, Class A-4, Class
         A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class
         F, Class G, Class H, Class J, Class K and Class L Certificates
         outstanding from time to time;

     o   during the period following the distribution date in June 2006 through and including the distribution date in December 2006, the sum of (a)
         the lesser of $184,123,000 and the certificate balance of the Class A-2
         Certificates outstanding from time to time and (b) the aggregate certificate balances of the Class A-3, Class A-4, Class A-AB, Class
         A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
         Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     o   during the period following the distribution date in December 2006 through and including the distribution date in June 2007, the sum of
         (a) the lesser of $128,439,000 and the certificate balance of the Class
         A-2 Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class A-3, Class A-4, Class A-AB, Class
         A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
         Class H, Class J and Class K Certificates outstanding from time to time and (c) the lesser of $3,670,000 and the certificate balance of the
         Class L Certificates outstanding from time to time;

     o   during the period following the distribution date in June 2007 through and including the distribution date in December 2007, the sum of (a)
         the lesser of $109,319,000 and the certificate balance of the Class A-2
         Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class A-3, Class A-4, Class A-AB, Class
         A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
         Class H and Class J Certificates outstanding from time to time and (c)
         the lesser of $4,086,000 and the certificate balance of the Class K
         Certificates outstanding from time to time;

     o   during the period following the distribution date in December 2007 through and including the distribution date in June 2008, the sum of
         (a) the lesser of $90,137,000 and the certificate balance of the Class
         A-2 Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class A-3, Class A-4, Class A-AB, Class
         A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
         and Class H Certificates outstanding from time to time and (c) the lesser of $5,818,000 and the certificate balance of the Class J
         Certificates outstanding from time to time;

                                      S-15

     o   during the period following the distribution date in June 2008 through and including the distribution date in December 2008, the sum of (a)
         the lesser of $69,147,000 and the certificate balance of the Class A-2
         Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class A-3, Class A-4, Class A-AB, Class
         A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
         and Class H Certificates outstanding from time to time and (c) the lesser of $1,689,000 and the certificate balance of the Class J
         Certificates outstanding from time to time;

     o   during the period following the distribution date in December 2008 through and including the distribution date in June 2009, the sum of
         (a) the lesser of $204,244,000 and the certificate balance of the Class
         A-3 Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class A-4, Class A-AB, Class A-5, Class
         A-J, Class B, Class C, Class D, Class E, Class F and Class G
         Certificates outstanding from time to time and (c) the lesser of
         $10,830,000 and the certificate balance of the Class H Certificates outstanding from time to time;

     o   during the period following the distribution date in June 2009 through and including the distribution date in December 2009, the sum of (a)
         the lesser of $105,078,000 and the certificate balance of the Class A-3
         Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class A-4, Class A-AB, Class A-5, Class
         A-J, Class B, Class C, Class D, Class E, Class F and Class G
         Certificates outstanding from time to time and (c) the lesser of
         $7,027,000 and the certificate balance of the Class H Certificates outstanding from time to time;

     o   during the period following the distribution date in December 2009 through and including the distribution date in June 2010, the sum of
         (a) the lesser of $95,180,000 and the certificate balance of the Class
         A-3 Certificates outstanding from time to time, (b) the lesser of
         $31,818,000 and the certificate balance of the Class A-AB Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4, Class A-5, Class A-J, Class B, Class C, Class D,
         Class E, Class F and Class G Certificates outstanding from time to time and (d) the lesser of $3,768,000 and the certificate balance of the
         Class H Certificates outstanding from time to time;

     o   during the period following the distribution date in June 2010 through and including the distribution date in December 2010, the sum of (a)
         the lesser of $87,306,000 and the certificate balance of the Class A-3
         Certificates outstanding from time to time, (b) the lesser of
         $26,628,000 and the certificate balance of the Class A-AB Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4, Class A-5, Class A-J, Class B, Class C, Class D,
         Class E, Class F and Class G Certificates outstanding from time to time and (d) the lesser of $672,000 and the certificate balance of the Class
         H Certificates outstanding from time to time;

     o   during the period following the distribution date in December 2010 through and including the distribution date in June 2011, the sum of
         (a) the lesser of $79,920,000 and the certificate balance of the Class
         A-3 Certificates outstanding from time to time, (b) the lesser of
         $21,010,000 and the certificate balance of the Class A-AB Certificates outstanding from time to time, (c) the aggregate certificate balances of the Class A-4, Class A-5, Class A-J, Class B, Class C, Class D,
         Class E and Class F Certificates outstanding from time to time and (d)
         the lesser of $7,233,000 and the certificate balance of the Class G
         Certificates outstanding from time to time;

     o   during the period following the distribution date in June 2011 through and including the distribution date in December 2011, the sum of (a)
         the lesser of $197,349,000 and the certificate balance of the Class A-5
         Certificates outstanding from time to time, (b) the aggregate certificate balances of the Class A-J, Class B, Class C, Class D, Class
         E and Class F Certificates outstanding from time to time and (c) the lesser of $4,438,000 and the certificate balance of the Class G
         Certificates outstanding from time to time; and

     o   following the distribution date in December 2011, $0.

     The total initial notional amount of the Class XP Certificates will be approximately $927,083,000, although it may be as much as 10% larger or smaller.

                                      S-16

Pass Through Rate

     The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately 0.64733% per annum. The pass-through rate for the Class XP Certificates, for each distribution date subsequent to the initial distribution date and through and including the
December 2011 distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of Certificates. If all or a designated portion of the certificate balance of any class of Certificates is identified under
"--Notional Amount" above as being part of the notional amount of the Class XP
Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.
For purposes of accruing interest during any interest accrual period, through and including the December 2011 distribution date, on any particular component included in the notional amount of the Class XP Certificates immediately prior to the related distribution date, the applicable Class XP strip rate will equal
(a) with respect to the Class F Certificates, 0.04400% (the "Class XP (Class F)
Fixed Strip Rate") and (b) with respect to each other class of certificates having a certificate balance (or a designated portion thereof) that comprises such component, the excess, if any, of:

     (1) the lesser of (a) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (b) the weighted average net mortgage rate for such interest accrual period, over

     (2) the pass-through rate in effect during such interest accrual period for such class of certificates.

     Following the December 2011 distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP
Certificates will have a 0% pass-through rate for the January 2012 distribution date and for each distribution date thereafter.

     The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately 0.04958% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of Certificates. In general, the certificate balance of certain classes of Certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under "--Notional Amount" above as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each distribution date prior to January 2012 on any particular component of the notional amount of the
Class XC Certificates immediately prior to the related distribution date, the applicable Class XC strip rate will be calculated as follows:

     (1) if such particular component consists of the entire certificate balance of any class of Certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the
         Class XP Certificates immediately prior to the related distribution date, then the

                                      S-17

         applicable Class XC strip rate will equal the excess, if any, of (a)
         the weighted average net mortgage rate for such interest accrual period, over (b) (x) with respect to the Class F Certificates, the sum of (i) the Class XP (Class F) Fixed Strip Rate for the applicable Class
         XP component and (ii) the pass-through rate in effect for the distribution date for the Class F Certificates, and (y) for each other applicable class of certificates, the greater of (i) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of certificates;

     (2) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable
         Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b)
         (x) with respect to the Class F Certificates, the sum of (i) the Class
         XP (Class F) Fixed Strip Rate for the applicable Class XP component and
         (ii) the pass-through rate in effect for the distribution date for the
         Class F Certificates, and (y) for each other applicable class of certificates, the greater of (i) the reference rate specified in Annex
         C to this prospectus supplement for such interest accrual period and
         (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of certificates;

     (3) if such particular component consists of the entire certificate balance of any class of certificates, and if such certificate balance for such distribution date does not, in whole or in part, also constitute a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable
         Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b)
         the pass-through rate in effect during such interest accrual period for such class of certificates; and

     (4) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class XP
         Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of
         (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of certificates.

     For purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the December 2011 distribution date, the certificate balance of each class of Certificates (other than the Class V,
Class R-I, Class R-II, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class XC
Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums and excess interest, each as described in this prospectus supplement)
that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

                                      S-18

  A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
Class XC and Class XP: To pay interest on Class A-1, Class A-2, Class A-3,
Class A-4, Class A-AB, Class A-5, Class XC and Class XP pro rata, in accordance with their interest entitlements.

     Second, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class
A-5: To the extent that amounts are required to be distributed as principal, concurrently (i) first, to the Class A-AB Certificates, available principal until the principal balance of the Class A-AB Certificates is reduced to the planned principal balance set forth in the table in Annex D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal remaining after the above distribution on the Class A-AB Certificates has been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates, available principal remaining after the above distributions on the Class A-1 and Class A-AB Certificates have been made, until the principal balance of the Class A-2 Certificates is reduced to zero; (iv) then, to the Class A-3 Certificates, available principal remaining after the above distributions on the Class A-1, Class A-2 and Class
A-AB Certificates have been made, until the principal balance of the Class A-3
Certificates is reduced to zero; (v) then, to the Class A-4 Certificates, available principal amount remaining after the above distributions on the Class
A-1, Class A-2, Class A-3 and Class A-AB Certificates have been made, until the principal balance of the Class A-4 Certificates is reduced to zero; (vi) then, to the Class A-AB Certificates, available principal remaining after the above distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB
Certificates have been made, until the principal balance of the Class A-AB
Certificates is reduced to zero; and (vii) then, to the Class A-5 Certificates, available principal remaining after the above distributions on the Class A-1,
Class A-2, Class A-3, Class A-4 and Class A-AB Certificates have been made, until the principal balance of the Class A-5 Certificates is reduced to zero.

     Third, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class
A-5: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and
Class A-5, pro rata, as among such classes in accordance with the respective amounts of losses, if any, previously allocated to such classes and for which no reimbursement has previously been paid.

     Fourth, Class A-J: To Class A-J as follows: (a) interest on Class A-J in the amount of its interest entitlement; (b) to the extent of funds available for principal, principal on Class A-J until reduced to zero; and (c) for losses, if any, previously allocated to Class A-J and for which no reimbursement has previously been paid.

     Fifth, Class B: To Class B in a manner analogous to Class A-J allocations in the fourth step.

     Sixth, Class C: To Class C in a manner analogous to the Class A-J allocations in the fourth step.

     Seventh, Class D: To Class D in a manner analogous to the Class A-J allocations in the fourth step.

     Finally, private certificates: To the private certificates (other than the
Class V and Class XC Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

     The distributions referred to in priority Second above will be made pro rata among the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-AB Certificates and Class A-5
Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement.

  B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in
"Description of the Certificates-- Distributions--Distributable Certificate
Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

                                      S-19

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in
"Description of the Certificates--Distributions--Principal Distribution Amount"
in this prospectus supplement.

  C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" in
this prospectus supplement.

SUBORDINATION

  A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class R-I or Class R-II Certificates. No principal payments or mortgage loan losses will be allocated to the Class V, Class XC and Class XP
Certificates. However, the notional amount on the Class XC and Class XP
Certificates (which is used to calculate interest due on the Class XC and Class
XP Certificates) will effectively be reduced by the allocation of principal payments and mortgage loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates, as the case may be.

                               [GRAPHIC OMITTED]

              -----------------------------------------------------
                 CLASS A-1 CERTIFICATES, CLASS A-2 CERTIFICATES,
                 CLASS A-3 CERTIFICATES, CLASS A-4 CERTIFICATES,
               CLASS A-AB CERTIFICATES(1), CLASS A-5 CERTIFICATES,
              CLASS XC CERTIFICATES(2) AND CLASS XP CERTIFICATES(2)
              -----------------------------------------------------

                          -----------------------------
                             CLASS A-J CERTIFICATES
                          -----------------------------

                          -----------------------------
                              CLASS B CERTIFICATES
                          -----------------------------

                          -----------------------------
                              CLASS C CERTIFICATES
                          -----------------------------

                          -----------------------------
                              CLASS D CERTIFICATES
                          -----------------------------

                     ---------------------------------------
                              PRIVATE CERTIFICATES
                      other than the Class XC Certificates
                     ---------------------------------------

   (1)   The Class A-AB Certificates have a certain priority with respect to being paid down to their planned principal balance on any distribution date as described in this prospectus supplement.

   (2)   The Class XC and Class XP Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

                                      S-20

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates--Subordination; Allocation of Losses
and Certain Expenses" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

     o   shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

     o   shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer, the trustee or the fiscal agent;

     o   shortfalls resulting from extraordinary expenses of the trust;

     o   shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

     o   shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

     See "Description of the Certificates--Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The master servicer (or the trustee or the fiscal agent, if applicable) is required to advance delinquent monthly mortgage loan payments if it determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity, late payment charges or default interest. The master servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

  B. Property Protection Advances

     The master servicer (or the trustee or the fiscal agent, if applicable)
may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

  C. Interest on Advances

     The master servicer, the trustee and the fiscal agent, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates--P&I Advances" and "Servicing of the
Mortgage Loans-- Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement and "Description of the Certificates--Advances in
Respect of Delinquencies" and "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

  A. Denominations

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and
Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C and Class

                                      S-21

D Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XP Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

  B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede
& Co., as nominee of The Depository Trust Company. The book-entry system through The Depository Trust Company may be terminated with respect to all or any portion of any class of the offered certificates.

     See "Description of the Certificates--Registration and Denominations" in
this prospectus supplement and "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus.

OPTIONAL TERMINATION

     On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class V, Class R-I and Class R-II Certificates), including the Class
XC and Class XP Certificates (provided, however, that the Class A-1 through
Class H Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See "Description of the
Certificates--Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the
accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs--REMIC I and REMIC II--for federal income tax purposes. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

     o   Each class of offered certificates will constitute "regular interests"
         in REMIC II.

     o   The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

     o   Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

     o   It is anticipated that the offered certificates, other than the Class
         XP Certificates, will be issued at a premium, and that the Class XP
         Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates

                                      S-22

to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Standard
& Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and
Fitch, Inc.:

                                                                  S&P     FITCH
                                                                 -----   ------

Class A-1 ....................................................    AAA      AAA
Class A-2 ....................................................    AAA      AAA
Class A-3 ....................................................    AAA      AAA
Class A-4 ....................................................    AAA      AAA
Class A-AB ...................................................    AAA      AAA
Class A-5 ....................................................    AAA      AAA
Class A-J ....................................................    AAA      AAA
Class XP .....................................................    AAA      AAA
Class B ......................................................     AA      AA
Class C ......................................................    AA-      AA-
Class D ......................................................     A        A

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or the collection of excess interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                      S-23

                                 RISK FACTORS

o    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN
     INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES WILL
     DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE
     MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS
     RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

o    THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING
     TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY
     KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR
     INVESTMENT.

o    IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE
     MATERIALLY AND ADVERSELY AFFECTED.

o    THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT
     INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY
     FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF
     CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS
     PROSPECTUS SUPPLEMENT.

                        RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISK...   You and other certificateholders generally do
                                 not have the right to make decisions with
                                 respect to the administration of the trust. See
                                 "Servicing of the Mortgage Loans-- General" in
                                 this prospectus supplement. Such decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee, the fiscal agent
                                 or the special servicer, as applicable. Any
                                 decision made by one of those parties in
                                 respect of the trust, even if such decision is
                                 determined to be in your best interests by such
                                 party, may be contrary to the decision that you
                                 or other certificateholders would have made and
                                 may negatively affect your interests.
POTENTIAL CONFLICTS
 OF INTEREST...................  The special servicer will have latitude in determining whether to liquidate or modify
                                 defaulted mortgage loans. See "Servicing of the
                                 Mortgage Loans--Modifications, Waivers,
                                 Amendments and Consents" in this prospectus
                                 supplement.

                                 The master servicer, the special servicer or
                                 an affiliate of either may purchase certain of
                                 the certificates or hold certain companion
                                 mortgage loans which are part of a split loan
                                 structure but which are not held in the trust
                                 fund or hold certain mezzanine debt related to
                                 mortgage loans. In addition, the holder of
                                 certain of the non-offered certificates has
                                 the right to remove a special servicer and
                                 appoint a successor, which may be an affiliate
                                 of such holder. It is possible that the
                                 special servicers or affiliates thereof may be
                                 holders of such non-offered certificates. This
                                 could cause a conflict between the master
                                 servicer's or the special servicer's duties to
                                 the trust under the pooling and servicing
                                 agreement and its interest as a holder of a
                                 certificate or a companion mortgage loan. In
                                 addition, the master servicer is the mortgage
                                 loan seller. This could cause a conflict
                                 between the master servicer's

                                      S-24

                                 duty to the trust under the pooling and
                                 servicing agreement and its interest as the
                                 mortgage loan seller. However, the pooling and
                                 servicing agreement provides that the mortgage
                                 loans shall be administered in accordance with
                                 the servicing standards without regard to
                                 ownership of any certificate by the master
                                 servicer, the special servicer or any
                                 affiliate of the master servicer or the
                                 special servicer. See "Servicing of the
                                 Mortgage Loans --General" in this prospectus
                                 supplement.

                                 Additionally, any of those parties may,
                                 especially if it holds the non-offered
                                 certificates, or has financial interests in or
                                 other financial dealings with a borrower or
                                 sponsor under any of the mortgage loans, have
                                 interests when dealing with the mortgage loans
                                 that are in conflict with the interests of
                                 holders of the offered certificates. For
                                 instance, if the special servicer or an
                                 affiliate holds non-offered certificates, the
                                 special servicer could seek to reduce the
                                 potential for losses allocable to those
                                 certificates from a troubled mortgage loan by
                                 deferring acceleration in hope of maximizing
                                 future proceeds. The special servicer might
                                 also seek to reduce the potential for such
                                 losses by accelerating earlier than necessary
                                 to avoid advance interest or additional trust
                                 fund expenses. Either action could result in
                                 less proceeds to the trust than would be
                                 realized if alternate action had been taken.
                                 In general, a servicer is not required to act
                                 in a manner more favorable to the offered
                                 certificates or any particular class of
                                 offered certificates than to the non-offered
                                 certificates.

                                 Additionally, each of the master servicer, the
                                 sub-servicers and the special servicer
                                 currently services or will, in the future,
                                 service, in the ordinary course of its
                                 business, existing and new loans for third
                                 parties, including portfolios of loans similar
                                 to the mortgage loans that will be included in
                                 the trust. The real properties securing these
                                 other loans may be in the same markets as, and
                                 compete with, certain of the real properties
                                 securing the mortgage loans that will be
                                 included in the trust. Consequently, personnel
                                 of the master servicer, the sub-servicers and
                                 the special servicer may perform services, on
                                 behalf of the trust, with respect to the
                                 mortgage loans at the same time as they are
                                 performing services, on behalf of other
                                 persons, with respect to other mortgage loans
                                 secured by properties that compete with the
                                 mortgaged properties securing the mortgage
                                 loans. This may pose inherent conflicts for
                                 the master servicer, the sub-servicers and the
                                 special servicer.

                                 In addition, certain of the mortgage loans
                                 included in the trust fund may have been
                                 refinancings of debt previously held by the
                                 mortgage loan seller or an affiliate thereof.
                                 The mortgage loan seller or an affiliate
                                 thereof may also have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 The

                                      S-25

                                 mortgage loan seller and its affiliates have
                                 made or may make or have preferential rights
                                 to make loans to, or equity investments in,
                                 affiliates of the borrowers under the mortgage
                                 loans.

                                 The related property managers and borrowers
                                 may experience conflicts of interest in the
                                 management and/or ownership of the real
                                 properties securing the mortgage loans
                                 because:

                                 o    a substantial number of the mortgaged
                                      properties are managed by property
                                      managers affiliated with the respective
                                      borrowers;

                                 o    these property managers also may manage
                                      and/or franchise additional properties,
                                      including properties that may compete with
                                      the mortgaged properties; and

                                 o    affiliates of the property managers and/or
                                      the borrowers, or the property managers
                                      and/or the borrowers themselves also may
                                      own other properties, including competing
                                      properties.

PREPAYMENTS WILL AFFECT
 DISTRIBUTIONS AND YIELD
 CONSIDERATIONS...............   The yield on any offered certificate will
                                 depend on (a) the price at which such
                                 certificate is purchased by an investor and (b)
                                 the rate, timing and amount of distributions on
                                 such certificate. The rate, timing and amount
                                 of distributions on any offered certificate
                                 will, in turn, depend on, among other things:

                                 o    the pass-through rate for such
                                      certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections on or in
                                      respect of the mortgage loans and the
                                      extent to which such amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance or notional
                                      amount, as applicable, of the class of
                                      certificates to which such certificate
                                      belongs;

                                 o    the rate, timing and severity of realized
                                      losses and additional trust fund expenses
                                      (each as described in this prospectus
                                      supplement) and the extent to which such
                                      losses and expenses result in the failure
                                      to pay interest on, or a reduction of the
                                      certificate balance or notional amount, as
                                      applicable, of, the class of certificates
                                      to which such certificate belongs;

                                 o    the timing and severity of any net
                                      aggregate prepayment interest shortfalls
                                      (each as described in this prospectus
                                      supplement) and the extent to which such
                                      shortfalls are allocated in reduction of
                                      the distributable certificate interest
                                      payable on the class of certificates to
                                      which such certificate belongs;

                                 o    the extent to which prepayment premiums
                                      are collected and, in turn, distributed on
                                      the class of certificates to which such
                                      certificate belongs; and

                                 o    the rate and timing of reimbursement of
                                      advances.

                                      S-26

                                 It is impossible to predict with certainty any
                                 of the factors described in the preceding
                                 paragraph. Accordingly, investors may find it
                                 difficult to analyze the effect that such
                                 factors might have on the yield to maturity of
                                 any class of offered certificates. See
                                 "Description of the Mortgage Pool",
                                 "Description of the Certificates--
                                 Distributions" and "--Subordination;
                                 Allocation of Losses and Certain Expenses" and
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement. See also "Yield and
                                 Maturity Considerations" in the accompanying
                                 prospectus.

PREPAYMENT AND REPURCHASES MAY
 AFFECT THE YIELD TO MATURITY OF
 YOUR CERTIFICATES............   The yield to maturity on your certificates
                                 will depend, in significant part, upon the rate
                                 and timing of principal payments on the
                                 mortgage loans. For this purpose, principal
                                 payments include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation, defaults and liquidations,
                                 purchases or repurchases upon breaches of
                                 representations and warranties.

                                 The investment performance of your
                                 certificates may vary materially and adversely
                                 from your expectations if the actual rate of
                                 prepayment on the mortgage loans is higher or
                                 lower than you anticipate.

                                 Voluntary prepayments, if permitted, generally
                                 require payment of a prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium. Also, we cannot assure you
                                 that involuntary prepayments will not occur.

                                 The rate at which voluntary prepayments occur
                                 on the mortgage loans will be affected by a
                                 variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the master servicer's or special
                                      servicer's ability to enforce those
                                      charges or premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 No yield maintenance charge or prepayment
                                 premium will be generally required for
                                 prepayments in connection with a casualty or
                                 condemnation. In addition, if the

                                      S-27

                                 mortgage loan seller repurchases any mortgage
                                 loan from the trust due to a material breach
                                 of representations or warranties or a material
                                 document defect, the repurchase price paid
                                 will be passed through to the holders of the
                                 certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no prepayment premium or
                                 yield maintenance charge would be payable. The
                                 repurchase price paid by the mortgage loan
                                 seller may not include a liquidation fee. Such
                                 a repurchase may therefore adversely affect
                                 the yield to maturity on your certificates.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                 o    the aggregate amount of distributions on
                                      the offered certificates;

                                 o    their yield to maturity;

                                 o    the rate of principal payments; and

                                 o    their weighted average life.

                                 If losses on the mortgage loans exceed the
                                 aggregate principal amount of the classes of
                                 certificates subordinated to a particular
                                 class, such class will suffer a loss equal to
                                 the full amount of such excess (up to the
                                 outstanding principal amount of such
                                 certificate).

                                 If you calculate your anticipated yield based
                                 on assumed rates of defaults and losses that
                                 are lower than the default rate and losses
                                 actually experienced and such losses are
                                 allocable to your certificates, your actual
                                 yield to maturity will be lower than the
                                 assumed yield. Under certain extreme
                                 scenarios, such yield could be negative. In
                                 general, the earlier a loss borne by you on
                                 your certificates occurs, the greater the
                                 effect on your yield to maturity.

                                 Even if losses on the mortgage loans are not
                                 borne by your certificates, those losses may
                                 affect the weighted average life and yield to
                                 maturity of your certificates. This may be so
                                 because those losses lead to your certificates
                                 having a higher percentage ownership interest
                                 in the trust and related distributions of
                                 principal payments on the mortgage loans than
                                 would otherwise have been the case. The effect
                                 on the weighted average life and yield to
                                 maturity of your certificates will depend upon
                                 the characteristics of the remaining mortgage
                                 loans.

                                 The yield to maturity of the Class XC and
                                 Class XP Certificates will be highly sensitive
                                 to the rate and timing of principal payments
                                 (including by reason of prepayments, loan
                                 extensions, defaults and liquidations) and
                                 losses on or in respect of the mortgage loans.
                                 Investors in the Class XC and Class XP
                                 Certificates should

                                      S-28

                                 fully consider the associated risks, including
                                 the risk that an extremely rapid rate of
                                 amortization, prepayment or other liquidation
                                 of the mortgage loans could result in the
                                 failure of such investors to recoup fully
                                 their initial investments.

                                 Additionally, delinquencies and defaults on
                                 the mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless certain advances are made
                                 to cover delinquent payments or the
                                 subordination of another class of certificates
                                 fully offsets the effects of any such
                                 delinquency or default.

                                 Additionally, the courts of any state may
                                 refuse the foreclosure of a mortgage or deed
                                 of trust when an acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render the action
                                 unconscionable.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS......   Most of the borrowers are legal entities
                                 rather than individuals. Mortgage loans made to
                                 legal entities may entail risks of loss greater
                                 than those of mortgage loans made to
                                 individuals. For example, a legal entity, as
                                 opposed to an individual, may be more inclined
                                 to seek legal protection from its creditors
                                 under the bankruptcy laws. Unlike individuals
                                 involved in bankruptcies, most of the entities
                                 generally do not have personal assets and
                                 creditworthiness at stake. The terms of the
                                 mortgage loans generally require that the
                                 borrowers covenant to be single-purpose
                                 entities, although in many cases the borrowers
                                 are not required to observe all covenants and
                                 conditions that typically are required in order
                                 for them to be viewed under standard rating
                                 agency criteria as "bankruptcy remote special
                                 purpose entities". For instance, the borrower
                                 under one mortgage loan, representing 1.4% of
                                 the initial pool balance, is a special purpose
                                 entity which currently owns a non-income
                                 producing parcel (that was recently released
                                 from the related Mortgaged Property in addition
                                 to owning such Mortgaged Property); however
                                 such released parcel may not be encumbered by
                                 such borrower until it is transferred to
                                 another entity. In addition, certain mortgage
                                 loans may not have borrower principals which
                                 are individuals or capitalized entities with
                                 assets other than an interest in a borrower and
                                 that are subject to personal liability for
                                 standard non-recourse carveouts.

                                 In general, borrowers' organizational
                                 documents or the terms of the mortgage loans
                                 limit their activities to the ownership of
                                 only the related mortgaged property or
                                 properties and limit the borrowers' ability to
                                 incur additional indebtedness. These
                                 provisions are designed to mitigate the
                                 possibility that the borrowers' financial
                                 condition would be adversely impacted by
                                 factors

                                      S-29

                                 unrelated to the mortgaged property and the
                                 mortgage loan in the pool. However, we cannot
                                 assure you that the related borrowers will
                                 comply with these requirements. The bankruptcy
                                 of a borrower, or a general partner or
                                 managing member of a borrower, may impair the
                                 ability of the lender to enforce its rights
                                 and remedies under the related mortgage. One
                                 mortgage loan, representing 0.2% of the
                                 initial pool balance, was made to a borrower
                                 with members or affiliates that have
                                 previously filed for bankruptcy.

                                 Some of the borrowers are not single purpose
                                 entities that are limited to owning only the
                                 related mortgaged properties and to incurring
                                 no additional indebtedness. Therefore, such
                                 borrowers may be more likely to become
                                 insolvent or the subject of a voluntary or
                                 involuntary bankruptcy proceeding because such
                                 borrowers may be:

                                 o    operating entities with businesses
                                      distinct from the operation of the
                                      property with the associated liabilities
                                      and risks of operating an ongoing
                                      business; or

                                 o    individuals that have personal liabilities
                                      unrelated to the property.

                                 However, any borrower, even a single purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or
                                 that creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy
                                 or similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. In this respect, eight
                                 groups of mortgage loans, representing 22.7%
                                 of the initial pool balance, are made to
                                 affiliated borrowers. See "Certain Legal
                                 Aspects of Mortgage Loans--Bankruptcy Laws" in
                                 the accompanying prospectus.

                                 In addition, with respect to four mortgage
                                 loans, representing 4.1% of the initial pool
                                 balance, the borrowers own the related
                                 mortgaged property as tenants in common. These
                                 mortgage loans may be subject to prepayment,
                                 including during periods when prepayment might
                                 otherwise be prohibited, as a result of
                                 partition. Although some of the related
                                 borrowers have purported

                                      S-30

                                 to waive any right of partition, we cannot
                                 assure you that any such waiver would be
                                 enforced by a court of competent jurisdiction.

BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISK.................   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the commencement or continuation of a
                                 foreclosure action and delay the sale of the
                                 real property owned by that borrower. In
                                 addition, even if a court determines that the
                                 value of the mortgaged property is less than
                                 the principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property (subject
                                 to certain protections available to the
                                 lender). As part of a restructuring plan, a
                                 court also may reduce the amount of secured
                                 indebtedness to the then-value of the mortgaged
                                 property, which action would make the lender a
                                 general unsecured creditor for the difference
                                 between the then-current value and the amount
                                 of its outstanding mortgage indebtedness. A
                                 bankruptcy court also may: (1) grant a debtor a
                                 reasonable time to cure a payment default on a
                                 mortgage loan; (2) reduce periodic payments due
                                 under a mortgage loan; (3) change the rate of
                                 interest due on a mortgage loan; or (4)
                                 otherwise alter the mortgage loan's repayment
                                 schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the securitization trustee may be
                                 subordinated to financing obtained by a
                                 debtor-in-possession subsequent to its
                                 bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's
                                 ability to enforce lockbox requirements. The
                                 legal proceedings necessary to resolve these
                                 issues can be time consuming and may
                                 significantly delay or diminish the receipt of
                                 rents. Rents also may escape an assignment to
                                 the extent they are used by the borrower to
                                 maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the
                                 securitization trustee's recovery with respect
                                 to borrowers in bankruptcy proceedings may be
                                 significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 Certain mortgage loans may have sponsors that
                                 have previously filed bankruptcy, which in
                                 some cases may

                                      S-31

                                 have involved the same property that currently
                                 secures the mortgage loan. In each case, the
                                 related entity or person has emerged from
                                 bankruptcy. However, we cannot assure you that
                                 such sponsors will not be more likely than
                                 other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

                                 See "Certain Legal Aspects of Mortgage Loans--
                                 Bankruptcy Laws" in the accompanying
                                 prospectus.

ADDITIONAL COMPENSATION TO THE
 SERVICER WILL AFFECT YOUR RIGHT
 TO RECEIVE DISTRIBUTIONS.....   To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer, the trustee or the fiscal agent, as
                                 applicable, will be entitled to receive
                                 interest on unreimbursed advances. This
                                 interest will generally accrue from the date on
                                 which the related advance is made or the
                                 related expense is incurred through the date of
                                 reimbursement. In addition, under certain
                                 circumstances, including delinquencies in the
                                 payment of principal and interest, a mortgage
                                 loan will be specially serviced and the special
                                 servicer will be entitled to compensation for
                                 special servicing activities. The right to
                                 receive interest on advances or special
                                 servicing compensation is senior to the rights
                                 of certificateholders to receive distributions
                                 on the offered certificates. The payment of
                                 interest on advances and the payment of
                                 compensation to the special servicer may lead
                                 to shortfalls in amounts otherwise
                                 distributable on your certificates.

LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED...................   Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the offered certificates,
                                 they are not obligated to do so. Accordingly,
                                 you may not have an active or liquid secondary
                                 market for your certificates. Lack of liquidity
                                 could result in a substantial decrease in the
                                 market value of your certificates. Many other
                                 factors may affect the market value of your
                                 certificates including the then-prevailing
                                 interest rates.

MORTGAGE LOAN REPAYMENTS AND
 PREPAYMENTS WILL
 AFFECT PAYMENT................  As mortgage loans are repaid or prepaid in whole, the pool will be subject to more
                                 concentrated risks with respect to the
                                 diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers,
                                 as described above. Classes that have a later
                                 sequential designation or a lower payment
                                 priority are more likely to be exposed to this
                                 concentration risk than are classes

                                      S-32

                                 with an earlier sequential designation or a
                                 higher priority. This is the case because
                                 principal on the offered certificates is
                                 generally payable in sequential order, and no
                                 class entitled to distribution of principal
                                 generally receives principal until the
                                 principal amount of the preceding class or
                                 classes entitled to receive principal have
                                 been reduced to zero.

SUBORDINATION CREATES SPECIAL
 CONSIDERATIONS FOR INVESTORS
 IN SUBORDINATE OFFERED
 CERTIFICATES..................  As described in this prospectus supplement, unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-AB, Class
                                 A-5, Class XC and Class XP Certificates, your
                                 rights to receive distributions of amounts
                                 collected or advanced on or in respect of the
                                 mortgage loans will be subordinated to those of
                                 the holders of the offered certificates with an
                                 earlier alphabetical designation.

GRACE PERIODS UNDER THE MORTGAGE
 LOANS MAY IMPACT THE MASTER
 SERVICER'S OBLIGATION
 TO ADVANCE....................  The mortgage loans have grace periods for monthly payments ranging from zero to 15 days,
                                 provided, however, certain states by statute
                                 may override the terms of some mortgage loans
                                 and increase such grace periods. In some cases,
                                 such grace periods may run past the
                                 determination date. If borrowers pay at the end
                                 of such grace periods rather than on the due
                                 dates for such monthly payments, the master
                                 servicer will be required to make an advance
                                 for such monthly payment (and monthly servicing
                                 reports will show significant advances as a
                                 result) even though the borrower is not
                                 technically delinquent under the terms of its
                                 mortgage loan. No interest will accrue on these
                                 advances made by the master servicer until
                                 after the end of the related grace period. For
                                 purposes of the foregoing discussions, a grace
                                 period is the number of days following the due
                                 date for monthly payments before which a late
                                 payment charge is due on a mortgage loan, which
                                 may be different from the date an event of
                                 default would occur under the mortgage loan.

RISKS TO THE MORTGAGED
 PROPERTIES RELATING TO RECENT
 TERRORIST ATTACKS AND
 FOREIGN CONFLICTS............   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for insurance premiums
                                 or (iii) impact leasing patterns or shopping
                                 patterns which

                                      S-33

                                 could adversely impact leasing revenue and
                                 mall traffic and percentage rent. As a result,
                                 the ability of the mortgaged properties to
                                 generate cash flow may be adversely affected.
                                 In addition, the United States is engaged in
                                 continuing military operations in Iraq,
                                 Afghanistan and elsewhere. It is uncertain
                                 what effect these operations will have on
                                 domestic and world financial markets,
                                 economies, real estate markets, insurance
                                 costs or business segments. The full impact of
                                 these events is not yet known but could
                                 include, among other things, increased
                                 volatility in the price of securities
                                 including the certificates. The terrorist
                                 attacks may also adversely affect the revenues
                                 or costs of operation of the mortgaged
                                 properties. With respect to shopping patterns,
                                 such events have significantly reduced air
                                 travel throughout the United States and,
                                 therefore, have had a negative effect on
                                 revenues in areas heavily dependent on
                                 tourism. The attacks also could result in
                                 higher costs for insurance or for security,
                                 particularly for larger properties. See
                                 "--Property Insurance May Not Protect Your
                                 Certificates from Loss in the Event of
                                 Casualty or Loss" below. Accordingly, these
                                 disruptions, uncertainties and costs could
                                 materially and adversely affect your
                                 investment in the certificates.

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH COMMERCIAL
 LENDING MAY BE DIFFERENT
 THAN FOR RESIDENTIAL LENDING..  The mortgaged properties consist solely of multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally
                                 viewed as exposing a lender to a greater risk
                                 of loss than residential one to four family
                                 lending because it usually involves larger
                                 loans to a single borrower or a group of
                                 related borrowers.

                                 The repayment of a commercial or multifamily
                                 loan is typically dependent upon the ability
                                 of the applicable property to produce cash
                                 flow through the collection of rents or other
                                 operating revenues. Even the liquidation value
                                 of a commercial property is determined, in
                                 substantial part, by the capitalization of the
                                 property's cash flow. However, net operating
                                 income can be volatile and may be insufficient
                                 to cover debt service on the loan at any given
                                 time.

                                 The net operating incomes and property values
                                 of the mortgaged properties may be adversely
                                 affected by a large number of factors. Some of
                                 these factors relate to the properties
                                 themselves, such as:

                                 o    the age, design and construction quality
                                      of the properties;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      properties;

                                      S-34

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements;

                                 o    dependence upon a single tenant and
                                      concentration of tenant in a particular
                                      business;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    an increase in vacancy rates; and

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                 as:

                                 o    national, regional or local economic
                                      conditions, including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates;

                                 o    local real estate conditions, such as an
                                      oversupply of retail space, office space
                                      or multifamily housing;

                                 o    demographic factors;

                                 o    changes or continued weakness in specific
                                      industry segments;

                                 o    the public perception of safety for
                                      customers and clients;

                                 o    consumer confidence;

                                 o    consumer tastes and preferences;

                                 o    retroactive changes in building codes;

                                 o    conversion of a property to an alternative
                                      use;

                                 o    new construction in the market; and

                                 o    number and diversity of tenants.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    in the case of rental properties, the rate
                                      at which new rentals occur;

                                 o    lease termination, rent abatement/offset,
                                      co-tenancy or exclusivity provisions of
                                      tenant leases;

                                 o    tenant defaults;

                                 o    the property's "operating leverage" which
                                      is generally the percentage of total
                                      property expenses in relation to revenue,
                                      the ratio of fixed operating expenses to

                                      S-35

                                      those that vary with revenues, and the
                                      level of capital expenditures required to
                                      maintain the property and to retain or
                                      replace tenants; and

                                 o    in the case of government sponsored
                                      tenants, the right of the tenant in some
                                      instances to cancel a lease due to a lack
                                      of appropriations.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will
                                 tend to have a more immediate effect on the
                                 net operating income of properties with
                                 short-term revenue sources, such as short-term
                                 or month-to-month leases, and may lead to
                                 higher rates of delinquency or defaults.

                                 Commercial properties represent security for
                                 81.7% of the initial pool balance. Multifamily
                                 and manufactured housing communities represent
                                 security for 18.3% of the initial pool
                                 balance. Certain types of commercial
                                 properties and manufactured housing
                                 communities are exposed to particular kinds of
                                 risks. See "Risk Factors--Risks Related to the
                                 Mortgage Loans--Particular Property Types
                                 Present Special Risks--Retail Properties",
                                 "--Office Properties", "--Multifamily
                                 Properties", "--Self Storage Properties",
                                 "--Manufactured Housing Communities",
                                 "--Industrial and Warehouse Properties",
                                 "--Hotel Properties" and "--Land" in this
                                 prospectus supplement.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term or
                                 month-to-month leases, are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Good management, by controlling costs,
                                 providing services to tenants and seeing to
                                 property maintenance and upkeep, can, in some
                                 cases, improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve property
                                 value. Poor management could impair short term
                                 cash flow and the long term viability of a
                                 property.

                                 We make no representation or warranty as to
                                 the skills of any present or future managers.
                                 Additionally, we cannot assure you that the
                                 property managers will be in a

                                      S-36

                                 financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements. Notwithstanding the foregoing, the
                                 terms of many of the mortgage loans require
                                 the mortgagee's consent prior to replacing the
                                 manager or otherwise set forth minimum
                                 qualifications applicable to a replacement
                                 manager.

                                 Furthermore, some of the mortgaged properties
                                 may have related management, which in the
                                 event that a related management company is
                                 incapable of performing its duties, may affect
                                 one or more groups of mortgaged properties.

BALLOON LOANS MAY PRESENT
 GREATER RISK THAN FULLY
 AMORTIZING LOANS..............  With respect to seventy-one of the mortgage loans, excluding those mortgage loans that are
                                 interest only until maturity or the anticipated
                                 repayment date, representing 82.3% of the
                                 initial pool balance, substantial payments
                                 (that is, balloon payments) will be due at
                                 their respective stated maturities unless the
                                 mortgage loan is previously prepaid. Fifty-one
                                 of the mortgage loans representing in the
                                 aggregate 48.3% of the initial pool balance,
                                 will have balloon payments due during the
                                 period from May 1, 2014, through December 1,

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances
                                 involve a greater risk to the lender than
                                 fully amortizing loans, because the borrower's
                                 ability to repay a mortgage loan on its
                                 maturity date or the anticipated repayment
                                 date typically will depend upon its ability
                                 either to refinance the loan or to sell the
                                 related mortgaged property at a price
                                 sufficient to permit repayment. Circumstances
                                 that will affect the ability of the borrower
                                 to accomplish either of these goals at the
                                 time of attempted sale or refinancing include:

                                 o    the prevailing mortgage rates;

                                 o    the fair market value of the property;

                                 o    the borrower's equity in the related
                                      property;

                                 o    the financial condition of the borrower;

                                 o    the operating history of the property and
                                      occupancy levels of the property;

                                 o    reduction in applicable government
                                      assistance/rent subsidy programs;

                                 o    tax laws;

                                 o    prevailing general and regional economic
                                      conditions; and

                                 o    the availability of, and competition for,
                                      credit for multifamily or commercial
                                      properties, as the case may be.

                                      S-37

                                 We cannot assure you that each borrower will
                                 have the ability to repay the remaining
                                 principal balance on the pertinent date. See
                                 "Description of the Mortgage Pool-- Certain
                                 Terms and Conditions of the Mortgage Loans"
                                 and "--Additional Mortgage Loan Information"
                                 in this prospectus supplement and "Risk
                                 Factors--Certain Factors Affecting
                                 Delinquency, Foreclosure and Loss of the
                                 Mortgage Loans--Increased Risk of Default
                                 Associated with Balloon Payments" in the
                                 accompanying prospectus.

                                 The availability of funds in the mortgage and
                                 credit markets fluctuates over time. None of
                                 the mortgage loan seller, the parties to the
                                 pooling and servicing agreement, or any third
                                 party is obligated to refinance any mortgage
                                 loan.

PARTICULAR PROPERTY TYPES
 PRESENT SPECIAL RISKS:

RETAIL PROPERTIES                Retail properties secure 33 of the mortgage
                                 loans, representing 42.2% of the initial pool
                                 balance.

                                 Several factors may adversely affect the value
                                 and successful operation of a retail property,
                                 including:

                                 o    changes in consumer spending patterns,
                                      local competitive conditions (such as the
                                      supply of retail space or the existence or
                                      construction of new competitive shopping
                                      centers or shopping malls);

                                 o    alternative forms of retailing (such as
                                      direct mail, video shopping networks and
                                      internet web sites which reduce the need
                                      for retail space by retail companies);

                                 o    the quality and philosophy of management;

                                 o    the safety, convenience and attractiveness
                                      of the property to tenants and their
                                      customers or clients;

                                 o    the public perception of the safety of
                                      customers at shopping malls and shopping
                                      centers;

                                 o    the need to make major repairs or
                                      improvements to satisfy the needs of major
                                      tenants; and

                                 o    traffic patterns and access to major
                                      thoroughfares.

                                 The general strength of retail sales also
                                 directly affects retail properties. The
                                 retailing industry is currently undergoing
                                 consolidation due to many factors, including
                                 growth in discount and alternative forms of
                                 retailing. If the sales by tenants in the
                                 mortgaged properties that contain retail space
                                 were to decline, the rents that are based on a
                                 percentage of revenues may also decline, and
                                 tenants may be unable to pay the fixed portion
                                 of their rents or other occupancy costs. The
                                 cessation of business by a significant tenant
                                 can adversely affect a retail

                                      S-38

                                 property, not only because of rent and other
                                 factors specific to such tenant, but also
                                 because significant tenants at a retail
                                 property play an important part in generating
                                 customer traffic and making a retail property
                                 a desirable location for other tenants at such
                                 property. In addition, certain tenants at
                                 retail properties may be entitled to terminate
                                 their leases if an anchor tenant fails to
                                 renew or terminates its lease, becomes the
                                 subject of a bankruptcy proceeding or ceases
                                 operations at such property.

                                 The presence or absence of an "anchor tenant"
                                 or a "shadow anchor" in or near a shopping
                                 center also can be important because anchors
                                 play a key role in generating customer traffic
                                 and making a shopping center desirable for
                                 other tenants. An "anchor tenant" is usually
                                 proportionately larger in size than most other
                                 tenants in the mortgaged property, is vital in
                                 attracting customers to a retail property and
                                 is located on or adjacent to the related
                                 mortgaged property. A "shadow anchor" is
                                 usually proportionally larger in size than
                                 most tenants in the mortgaged property, is
                                 important in attracting customers to a retail
                                 property and is located sufficiently close and
                                 convenient to the mortgaged property, but not
                                 on the mortgaged property, so as to influence
                                 and attract potential customers. Twenty-three
                                 of the mortgaged properties, securing mortgage
                                 loans, representing 37.8% of the initial pool
                                 balance, are secured by retail properties that
                                 are considered by the mortgage loan seller to
                                 have an "anchor tenant". Five of the mortgaged
                                 properties, securing mortgage loans
                                 representing 1.9% of the initial pool balance,
                                 are retail properties that are considered by
                                 the mortgage loan seller to be "shadow
                                 anchored". Seven of the mortgaged properties,
                                 securing mortgage loans, representing 2.5% of
                                 the initial pool balance, are retail
                                 properties that are considered by the mortgage
                                 loan seller to be "unanchored".

                                 If anchor stores in a mortgaged property were
                                 to close, the related borrower may be unable
                                 to replace those anchors in a timely manner or
                                 without suffering adverse economic
                                 consequences. Certain of the tenants or anchor
                                 stores of the retail properties may have
                                 co-tenancy clauses and/or operating covenants
                                 in their leases or operating agreements which
                                 permit those tenants or anchor stores to cease
                                 operating under certain conditions, including,
                                 without limitation, certain other stores not
                                 being open for business at the mortgaged
                                 property or a subject store not meeting the
                                 minimum sales requirement under its lease. In
                                 addition, in the event that a "shadow anchor"
                                 fails to renew its lease, terminates its lease
                                 or otherwise ceases to conduct business within
                                 a close proximity to the mortgaged property,
                                 customer traffic at the mortgaged property may
                                 be substantially reduced. We cannot assure you
                                 that such space will be occupied or that the
                                 related

                                      S-39

                                 mortgaged property will not suffer adverse
                                 economic consequences.

OFFICE PROPERTIES.............   Office properties secure 16 of the mortgage
                                 loans, representing 30.8% of the initial pool
                                 balance.

                                 A large number of factors may adversely affect
                                 the value of office properties, including:

                                 o    the number and quality of an office
                                      building's tenants;

                                 o    the physical attributes of the building in
                                      relation to competing buildings (e.g.,
                                      age, condition, design, access to
                                      transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems);

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees);

                                 o    an adverse change in population, patterns
                                      of telecommuting or sharing of office
                                      space;

                                 o    local competitive conditions, including
                                      the supply of office space or the
                                      existence or construction of new
                                      competitive office buildings;

                                 o    quality of management;

                                 o    changes in population and employment
                                      affecting the demand for office space;

                                 o    properties not equipped for modern
                                      business becoming functionally obsolete;
                                      and

                                 o    declines in the business of tenants,
                                      especially single tenanted property.

                                 In addition, there may be significant costs
                                 associated with tenant improvements, leasing
                                 commissions and concessions in connection with
                                 reletting office space. Moreover, the cost of
                                 refitting office space for a new tenant is
                                 often higher than the cost of refitting other
                                 types of property.

                                 Included in the office loans referenced above
                                 is one medical office loan representing 0.6%
                                 of the initial pool balance. The performance
                                 of a medical office property may depend on the
                                 proximity of such property to a hospital or
                                 other health care establishment and on
                                 reimbursements for patient fees from private
                                 or government-sponsored insurance companies.
                                 The sudden closure of a nearby hospital may
                                 adversely affect the value of a medical office
                                 property. In addition, the performance of a
                                 medical office property may depend on
                                 reimbursements for patient fees from private
                                 or government-sponsored insurers and issues
                                 related to reimbursement (ranging from
                                 non-payment to delays in

                                      S-40

                                 payment) from such insurers could adversely
                                 impact cash flow at such mortgaged properties.
                                 Moreover, medical office properties appeal to
                                 a narrow market of tenants and the value of a
                                 medical office property may be adversely
                                 affected by the availability of competing
                                 medical office properties.

MULTIFAMILY PROPERTIES........   Multifamily properties secure 13 of the
                                 mortgage loans, representing 15.5% of the
                                 initial pool balance.

                                 Several factors may adversely affect the value
                                 and successful operation of a multifamily
                                 property, including:

                                 o    the physical attributes of the apartment
                                      building (e.g., its age, appearance and
                                      construction quality);

                                 o    the location of the property (e.g., a
                                      change in the neighborhood over time);

                                 o    the ability and willingness of management
                                      to provide adequate maintenance and
                                      insurance;

                                 o    the types of services or amenities the
                                      property provides;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates
                                      (which may encourage tenants to purchase
                                      rather than lease housing);

                                 o    the tenant mix, such as the tenant
                                      population being predominantly students or
                                      being heavily dependent on workers from a
                                      particular business or personnel from a
                                      local military base;

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the amount of
                                      rent that may be charged and may result in
                                      a reduction of timely rent payments or a
                                      reduction in occupancy levels; and

                                 o    state and local regulations which may
                                      affect the building owner's ability to
                                      increase rent to market rent for an
                                      equivalent apartment.

                                 Certain states regulate the relationship of an
                                 owner and its tenants. Commonly, these laws
                                 require a written lease, good cause for
                                 eviction, disclosure of fees and notification
                                 to residents of changed land use, while
                                 prohibiting unreasonable rules, retaliatory
                                 evictions and restrictions on a resident's
                                 choice of unit vendors. Apartment building
                                 owners have been the subject of suits under
                                 state "Unfair and Deceptive Practices Acts"
                                 and other general consumer protection statutes
                                 for coercive, abusive or unconscionable
                                 leasing and sales practices. A few states
                                 offer more significant protection. For
                                 example, there are provisions that limit the
                                 bases on which a landlord may terminate a
                                 tenancy or increase its rent or prohibit a

                                      S-41

                                 landlord from terminating a tenancy solely by
                                 reason of the sale of the owner's building.

                                 In addition to state regulation of the
                                 landlord-tenant relationship, numerous
                                 counties and municipalities impose rent
                                 control on apartment buildings. These
                                 ordinances may limit rent increases to fixed
                                 percentages, to percentages of increases in
                                 the consumer price index, to increases set or
                                 approved by a governmental agency, or to
                                 increases determined through mediation or
                                 binding arbitration. Any limitations on a
                                 borrower's ability to raise property rents may
                                 impair such borrower's ability to repay its
                                 multifamily loan from its net operating income
                                 or the proceeds of a sale or refinancing of
                                 the related multifamily property.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are eligible (or
                                 become eligible in the future) for and have
                                 received low income housing tax credits
                                 pursuant to Section 42 of the Internal Revenue
                                 Code in respect of various units within the
                                 mortgaged property or have tenants that rely
                                 on rent subsidies under various
                                 government-funded programs, including the
                                 Section 8 Tenant-Based Assistance Rental
                                 Certificate Program of the United States
                                 Department of Housing and Urban Development or
                                 otherwise receive benefits from various
                                 governmental affordable housing programs
                                 (including, without limitation tenant voucher
                                 programs). We can give you no assurance that
                                 governmental programs that provide rent
                                 subsidies to tenants pursuant to tenant
                                 voucher programs will not result in such
                                 vouchers being used at other properties and
                                 therefore influence tenant mobility. We can
                                 give you no assurance that such programs will
                                 be continued in their present form or that the
                                 level of assistance provided will be
                                 sufficient to generate enough revenues for the
                                 related borrower to meet its obligations under
                                 the related mortgage loans.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants, in respect of
                                 various units within the mortgaged properties.

SELF-STORAGE PROPERTIES.......   Self-storage properties secure eight of the
                                 mortgage loans, representing 3.3% of the
                                 initial pool balance. Self-storage properties
                                 are considered vulnerable to competition,
                                 because both acquisition costs and break-even
                                 occupancy are relatively low. The conversion of
                                 self-storage facilities to alternative uses
                                 would generally require substantial capital
                                 expenditures. Thus, if the operation of any of
                                 the self-storage mortgaged properties becomes
                                 unprofitable due to:

                                 o    decreased demand;

                                 o    competition;

                                      S-42

                                 o    age of improvements; or

                                 o    other factors so that the borrower becomes
                                      unable to meet its obligations on the
                                      related mortgage loan,

                                 the liquidation value of that self-storage
                                 mortgaged property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than if the self-storage mortgaged
                                 property were readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access
                                 may heighten environmental risks. No
                                 environmental assessment of a mortgaged
                                 property included an inspection of the
                                 contents of the self-storage units included in
                                 the self-storage mortgaged properties and
                                 there is no assurance that all of the units
                                 included in the self-storage mortgaged
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future.

MANUFACTURED HOUSING
 COMMUNITIES..................   Manufactured housing communities secure three
                                 of the mortgage loans, representing 2.7% of the
                                 initial pool balance. Significant factors
                                 determining the value of such properties are
                                 generally similar to the factors affecting the
                                 value of multifamily properties. In addition,
                                 these properties are special purpose properties
                                 that could not be readily converted to general
                                 residential, retail or office use. In fact,
                                 certain states also regulate changes in
                                 manufactured housing communities and require
                                 that the landlord give written notice to its
                                 tenants a substantial period of time prior to
                                 the projected change. Consequently, if the
                                 operation of any of such properties becomes
                                 unprofitable such that the borrower becomes
                                 unable to meet its obligation on the related
                                 mortgage loan, the liquidation value of the
                                 related property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than would be the case if such properties
                                 were readily adaptable to other uses.
INDUSTRIAL AND
 WAREHOUSE PROPERTIES..........  Industrial and warehouse properties secure two of the mortgage loans, representing 2.5% of
                                 the initial pool balance.

                                 Among the significant factors determining the
                                 value of industrial and warehouse properties
                                 are:

                                 o    the quality of tenants;

                                 o    building design and adaptability (e.g.,
                                      clear heights, column spacing, zoning
                                      restrictions, number of bays and bay
                                      depths, divisibility and truck turning
                                      radius); and

                                 o    the location of the property (e.g.,
                                      proximity to supply sources and customers,
                                      availability of labor and accessibility to
                                      distribution channels).

                                      S-43

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by
                                 reduced demand for industrial and warehouse
                                 space occasioned by a decline in a particular
                                 industrial site or occasioned by a decline in
                                 a particular industry segment, and a
                                 particular industrial and warehouse property
                                 may be difficult to release to another tenant
                                 or may become functionally obsolete relative
                                 to newer properties.

HOTEL PROPERTIES..............   Hotel properties secure three of the mortgage
                                 loans, representing 1.9% of the initial pool
                                 balance, and such hotel properties are
                                 considered limited-service.

                                 Various factors may adversely affect the
                                 economic performance of a hotel, including:

                                 o    adverse economic and social conditions,
                                      either local, regional or national (which
                                      may limit the amount that can be charged
                                      for a room and reduce occupancy levels);

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and operator of a hotel; and

                                 o    changes in travel patterns (including, for
                                      example, the decline in air travel
                                      following the terrorist attacks in New
                                      York City, Washington, D.C. and
                                      Pennsylvania and the current military
                                      operations in Iraq, Afghanistan and
                                      elsewhere) caused by changes in access,
                                      energy prices, strikes, relocation of
                                      highways, the construction of additional
                                      highways or other factors.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than other commercial properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature and different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hotel property's room and restaurant revenues,
                                 occupancy levels, room rates and operating
                                 expenses.

                                 When applicable, the liquor licenses for most
                                 of the mortgaged properties are commonly held
                                 by affiliates of the mortgagors, unaffiliated
                                 managers and operating lessees. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of such
                                 licenses to any person. In the event of a
                                 foreclosure of a hotel

                                      S-44

                                 property that holds a liquor license, the
                                 trustee or a purchaser in a foreclosure sale
                                 would likely have to apply for a new license,
                                 which might not be granted or might be granted
                                 only after a delay which could be significant.
                                 There can be no assurance that a new license
                                 could be obtained promptly or at all. The lack
                                 of a liquor license in a full-service hotel
                                 could have an adverse impact on the revenue
                                 from the related mortgaged property or on the
                                 hotel's occupancy rate.

                                 Hotels may be operated under franchise,
                                 management or operating agreements that may be
                                 terminated by the franchisor, manager or
                                 operator. It may be difficult to terminate a
                                 manager of a hotel after foreclosure of a
                                 mortgage.

LAND..........................   Land entirely subject to a ground lease
                                 secures one of the mortgage loans, representing
                                 0.9% of the initial pool balance. Land entirely
                                 subject to a ground lease presents certain
                                 risks not associated with other property types.
                                 As the ground lease generally encumbers the
                                 entire fee, the related borrower's sole source
                                 of income from the related mortgaged property
                                 is the rental income from the ground lease. Any
                                 default by the ground lessee could adversely
                                 affect the related borrower's ability to make
                                 payments on the related mortgage loan. In
                                 addition, the related mortgage loan is also
                                 subject indirectly to the particular property
                                 type risks associated with the ground lessee's
                                 use of the related mortgaged property.

                                 Although ground leases may contain certain
                                 restrictions on the use and operation of the
                                 related mortgaged property, during the term of
                                 the ground lease, the ground lessee generally
                                 enjoys the rights and privileges of a fee
                                 owner, including the right to construct, alter
                                 and remove improvements and fixtures from the
                                 land and to assign and sublet the ground
                                 leasehold interest. The ground lessee is
                                 generally permitted to mortgage its ground
                                 leasehold interest in the related mortgaged
                                 property, and although the leasehold mortgage
                                 is generally subject and subordinate to the
                                 fee mortgage and the ground lease, the
                                 leasehold lender is generally granted notice
                                 and cure rights with regard to defaults under
                                 the ground lease.

SUBORDINATE FINANCING MAY MAKE
 RECOVERY DIFFICULT IN THE
 EVENT OF LOSS................   The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit
                                 and/or surety bonds for the benefit of the
                                 related mortgage loan, which may constitute a
                                 contingent reimbursement obligation of the
                                 related borrower or an affiliate. The issuing
                                 bank or surety will not typically agree to
                                 subordination and standstill protection
                                 benefiting the mortgagee.

                                 Additionally, although the mortgage loans
                                 generally restrict the pledging of general
                                 partnership and managing

                                      S-45

                                 member equity interests in a borrower subject
                                 to certain exceptions, the terms of the
                                 mortgages generally permit, subject to certain
                                 limitations, the pledging of less than a
                                 controlling portion of the limited partnership
                                 or non-managing membership equity interest in
                                 a borrower. Moreover, in general, any borrower
                                 that does not meet special purpose entity
                                 criteria may not be restricted in any way from
                                 incurring unsecured subordinate debt or
                                 mezzanine debt.

                                 We are aware that seven mortgage loans,
                                 representing 19.9% of the initial pool
                                 balance, provide that the members or partners
                                 of the borrower have the right to incur
                                 mezzanine debt under specified circumstances
                                 set forth in the related loan documents. We
                                 are also aware that two mortgage loans,
                                 representing 3.6% of the initial pool balance,
                                 provide that the members or partners of the
                                 borrower have the right to incur mezzanine
                                 debt without restriction. Generally, with
                                 respect to mortgage loans that have existing
                                 mezzanine debt, the mortgagee and the related
                                 mezzanine lender have entered into a mezzanine
                                 intercreditor agreement that sets forth the
                                 rights of the parties. Generally, pursuant to
                                 such mezzanine intercreditor agreements, the
                                 related mezzanine lender among other things
                                 (x) has agreed, under certain circumstances,
                                 not to enforce its rights to realize upon
                                 collateral securing the mezzanine loan or take
                                 any enforcement action with respect to the
                                 mezzanine loan without written confirmation
                                 from the rating agencies that such enforcement
                                 action would not cause the downgrade,
                                 withdrawal or qualification of the current
                                 ratings of the certificates and (y) has
                                 subordinated the mezzanine loan documents to
                                 the related mortgage loan documents and has
                                 the option to purchase the related mortgage
                                 loan if such mortgage loan becomes defaulted
                                 or cure the default.

                                 Although the mortgage loans generally either
                                 prohibit the related borrower from encumbering
                                 the mortgaged property with additional secured
                                 debt or require the consent of the holder of
                                 the first lien prior to so encumbering such
                                 property, a violation of such prohibition may
                                 not become evident until the related mortgage
                                 loan otherwise defaults. In addition, the
                                 related borrower may be permitted to incur
                                 additional indebtedness secured by furniture,
                                 fixtures and equipment, and to incur
                                 additional unsecured indebtedness. When a
                                 mortgage loan borrower (or its constituent
                                 members) also has one or more other
                                 outstanding loans (even if subordinated
                                 unsecured loans or loans secured by property
                                 other than the mortgaged property), the trust
                                 is subjected to additional risk. The borrower
                                 may have difficulty servicing and repaying
                                 multiple loans. The existence of another loan
                                 generally will make it more difficult for the
                                 borrower to obtain

                                      S-46

                                 refinancing of the mortgage loan or sell the
                                 related mortgaged property and may jeopardize
                                 the borrower's ability to make any balloon
                                 payment due at maturity or at the related
                                 anticipated repayment date. Moreover, the need
                                 to service additional debt may reduce the cash
                                 flow available to the borrower to operate and
                                 maintain the mortgaged property. We are aware
                                 that five mortgage loans representing 2.1% of
                                 the initial pool balance, permit future
                                 subordinate debt secured by the mortgaged
                                 property subject to certain conditions. We are
                                 also aware that four mortgage loans,
                                 representing 14.0% of the initial pool
                                 balance, have existing subordinate debt
                                 secured by the mortgaged property.

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage
                                 loan and/or any other loan, actions taken by
                                 other lenders such as a foreclosure or an
                                 involuntary petition for bankruptcy against
                                 the borrower could impair the security
                                 available to the trust, including the
                                 mortgaged property, or stay the trust's
                                 ability to foreclose during the course of the
                                 bankruptcy case. The bankruptcy of another
                                 lender also may operate to stay foreclosure by
                                 the trust. The trust may also be subject to
                                 the costs and administrative burdens of
                                 involvement in foreclosure or bankruptcy
                                 proceedings or related litigation. See
                                 "Certain Legal Aspects of Mortgage
                                 Loans--Subordinate Financing" in the
                                 accompanying prospectus.

                                 The debt service requirements of mezzanine
                                 debt reduce cash flow available to the
                                 borrower that could otherwise be used to make
                                 capital improvements, as a result of which the
                                 value of the property may be adversely
                                 affected. We make no representation whether
                                 any other subordinate financing encumbers any
                                 mortgaged property, any borrower has incurred
                                 material unsecured debt other than trade
                                 payables in the ordinary course of business,
                                 or any third party holds debt secured by a
                                 pledge of an equity interest in a borrower.

YOUR INVESTMENT IS NOT INSURED
 OR GUARANTEED................   The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse
                                 loans. If a default occurs under any mortgage
                                 loan, recourse generally may be had only
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Payment prior to maturity is
                                 consequently dependent primarily on the
                                 sufficiency of the net operating income of the
                                 mortgaged property. Payment at maturity is
                                 primarily dependent upon the market value of
                                 the mortgaged property or the borrower's
                                 ability to refinance the property. The
                                 depositor has not undertaken an evaluation of
                                 the financial condition of any borrower.

                                      S-47

ADVERSE ENVIRONMENTAL CONDITIONS
 MAY REDUCE CASH FLOW FROM A
 MORTGAGED PROPERTY...........   The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential
                                 liability could reduce or delay payments on the
                                 offered certificates.

                                 In addition, problems associated with mold may
                                 pose risks to the mortgaged properties and may
                                 also be the basis for personal injury claims
                                 against a borrower. Although the mortgaged
                                 properties are required to be inspected
                                 periodically, there is no generally accepted
                                 standard for the assessment of mold. If left
                                 unchecked, the growth of mold could result in
                                 the interruption of cash flow, litigation
                                 and/or remediation expenses, each of which
                                 could adversely impact collections from a
                                 mortgaged property. In addition, many of the
                                 insurance policies presently covering the
                                 mortgaged properties may specifically exclude
                                 losses due to mold.

                                 All of the mortgaged properties were subject
                                 to environmental site assessments in
                                 connection with origination, including Phase I
                                 site assessments or updates of previously
                                 performed Phase I site assessments, had a
                                 transaction screen performed in lieu of a
                                 Phase I site assessment or were required to
                                 have environmental insurance in lieu of an
                                 environmental site assessment. In some cases,
                                 Phase II site assessments also have been
                                 performed. Although those assessments involved
                                 site visits and other types of review, we
                                 cannot assure you that all environmental
                                 conditions and risks were identified.

                                 The environmental investigations described
                                 above, as of the date of the report relating
                                 to the environmental investigation, did not
                                 reveal any material violation of applicable
                                 environmental laws with respect to any known
                                 circumstances or conditions concerning the
                                 related mortgaged property, or, if the
                                 environmental investigation report revealed
                                 any such circumstances or conditions with
                                 respect to the related mortgaged property,
                                 then--

                                 o    the circumstances or conditions were
                                      subsequently remediated in all material
                                      respects; or

                                 o    generally, one or more of the following
                                      was the case:

                                      1.   a party not related to the related
                                           mortgagor with financial resources
                                           reasonably adequate to cure the
                                           subject violation in all material
                                           respects was identified as a
                                           responsible party for such
                                           circumstance or condition;

                                      2.   the related mortgagor was required to
                                           provide additional security adequate
                                           to cure the subject violation in all
                                           material respects and to obtain and,
                                           for the period contemplated by the
                                           related

                                      S-48

                                           mortgage loan documents, maintain an
                                           operations and maintenance plan;

                                      3.   the related mortgagor provided a "no
                                           further action" letter or other
                                           evidence that would be acceptable to
                                           the mortgage loan seller and that
                                           would be acceptable to a reasonably
                                           prudent lender that applicable
                                           federal, state or local governmental
                                           authorities had no current intention
                                           of taking any action, and are not
                                           requiring any action, in respect of
                                           such circumstance or condition;

                                      4.   such circumstances or conditions were
                                           investigated further and based upon
                                           such additional investigation, an
                                           independent environmental consultant
                                           recommended no further investigation
                                           or remediation, or recommended only
                                           the implementation of an operations
                                           and maintenance program, which the
                                           related mortgagor is required to do;

                                      5.   the expenditure of funds reasonably
                                           estimated to be necessary to effect
                                           such remediation was the lesser of
                                           (a) an amount equal to two percent of
                                           the outstanding principal balance of
                                           the related mortgage loan and (b)
                                           $200,000;

                                      6.   an escrow of funds exists reasonably
                                           estimated to be sufficient for
                                           purposes of effecting such
                                           remediation;

                                      7.   the related mortgagor or other
                                           responsible party is currently taking
                                           such actions, if any, with respect to
                                           such circumstances or conditions as
                                           have been required by the applicable
                                           governmental regulatory authority;

                                      8.   the related mortgaged property is
                                           insured under a policy of insurance,
                                           subject to certain per occurrence and
                                           aggregate limits and a deductible,
                                           against certain losses arising from
                                           such circumstances or conditions; or

                                      9.   a responsible party with financial
                                           resources reasonably adequate to cure
                                           the subject violation in all material
                                           respects provided a guaranty or
                                           indemnity to the related mortgagor to
                                           cover the costs of any required
                                           investigation, testing, monitoring or
                                           remediation.

                                 In some cases, the environmental consultant
                                 did not recommend that any action be taken
                                 with respect to a potential adverse
                                 environmental condition at a mortgaged
                                 property securing a mortgage loan that we
                                 intend to include in the trust fund because a
                                 responsible party with respect to that
                                 condition had already been identified. There
                                 can be no assurance, however, that such a

                                      S-49

                                 responsible party will be financially able to
                                 address the subject condition or compelled to
                                 do so.

                                 Furthermore, any particular environmental
                                 testing may not have covered all potential
                                 adverse conditions. For example, testing for
                                 lead-based paint, lead in water and radon was
                                 done only if the use, age and condition of the
                                 subject property warranted that testing.

                                 There can be no assurance that--

                                 o    the environmental testing referred to
                                      above identified all material adverse
                                      environmental conditions and circumstances
                                      at the subject properties;

                                 o    the recommendation of the environmental
                                      consultant was, in the case of all
                                      identified problems, the appropriate
                                      action to take;

                                 o    any of the environmental escrows
                                      established with respect to any of the
                                      mortgage loans that we intend to include
                                      in the trust fund will be sufficient to
                                      cover the recommended remediation or other
                                      action; or

                                 o    an environmental insurance policy will
                                      cover all or part of a claim asserted
                                      against it because such policies are
                                      subject to various deductibles, terms,
                                      exclusions, conditions and limitations,
                                      and have not been extensively interpreted
                                      by the courts.

THE BENEFITS PROVIDED BY
 CROSS-COLLATERALIZATION MAY
 BE LIMITED...................   As described under "Description of the
                                 Mortgage Pool-- General" in this prospectus
                                 supplement, the mortgage pool includes one set
                                 of cross-collateralized mortgage loans, which
                                 represent 3.6% of the initial pool balance.
                                 Cross-collateralization arrangements may be
                                 terminated with respect to some mortgage loan
                                 groups under the terms of the related mortgage
                                 loan documents. Cross-collateralization
                                 arrangements seek to reduce the risk that the
                                 inability of one or more of the mortgaged
                                 properties securing any such set of
                                 cross-collateralized mortgage loans (or any
                                 such mortgage loan with multiple notes and/or
                                 mortgaged properties) to generate net operating
                                 income sufficient to pay debt service will
                                 result in defaults and ultimate losses.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances by creditors of the
                                 related borrower in an action brought outside
                                 a bankruptcy case or, if such borrower were to
                                 become a debtor in a bankruptcy case, by the
                                 borrower's representative.

                                 A lien granted by such a borrower entity could
                                 be avoided if a court were to determine that:

                                 o    such borrower was insolvent when granting
                                      the lien, was rendered insolvent by the
                                      granting of the lien or

                                      S-50

                                      was left with inadequate capital, or was
                                      not able to pay its debts as they matured;
                                      and

                                 o    such borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged
                                      property or properties to be encumbered by
                                      a lien securing the entire indebtedness.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on the
                                 benefits realized by such borrower from the
                                 respective mortgage loan proceeds, as well as
                                 the overall cross-collateralization. If a
                                 court were to conclude that the granting of
                                 the liens was an avoidable fraudulent
                                 conveyance, that court could:

                                 o    subordinate all or part of the pertinent
                                      mortgage loan to existing or future
                                      indebtedness of that borrower;

                                 o    recover payments made under that mortgage
                                      loan; or

                                 o    take other actions detrimental to the
                                      holders of the certificates, including,
                                      under certain circumstances, invalidating
                                      the mortgage loan or the mortgages
                                      securing such cross-collateralization.

MORTGAGE LOANS TO RELATED
 BORROWERS AND CONCENTRATIONS
 OF RELATED TENANTS MAY RESULT
 IN MORE SEVERE LOSSES ON
 YOUR CERTIFICATES.............  Certain groups of borrowers under the mortgage loans are affiliated or under common
                                 control with one another. However, no group of
                                 affiliated borrowers are obligors on mortgage
                                 loans representing more than 5.0% of the
                                 initial pool balance. In addition, tenants in
                                 certain mortgaged properties also may be
                                 tenants in other mortgaged properties, and
                                 certain tenants may be owned by affiliates of
                                 the borrowers or otherwise related to or
                                 affiliated with a borrower. There are also
                                 several cases in which a particular entity is a
                                 tenant at multiple mortgaged properties, and
                                 although it may not be a major tenant (as
                                 described in this prospectus supplement) at any
                                 such property, it may be significant to the
                                 successful performance of such properties.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant
                                 or a respective affiliate and affecting one of
                                 the related mortgage loans or mortgaged
                                 properties could arise in connection with the
                                 other related mortgage loans or mortgaged
                                 properties. In particular, the bankruptcy or
                                 insolvency of any such borrower or tenant or
                                 respective affiliate could have an adverse
                                 effect on the operation of all of the related
                                 mortgaged properties and on the ability of
                                 such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or directly or indirectly
                                 controls several mortgaged properties
                                 experiences financial difficulty at one
                                 mortgaged property, it could defer maintenance
                                 at

                                      S-51

                                 one or more other mortgaged properties in
                                 order to satisfy current expenses with respect
                                 to the mortgaged property experiencing
                                 financial difficulty. It could also attempt to
                                 avert foreclosure by filing a bankruptcy
                                 petition that might have the effect of
                                 interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans. See "Certain Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the accompanying
                                 prospectus.

                                 In addition, a number of the borrowers under
                                 the mortgage loans are limited or general
                                 partnerships. Under certain circumstances, the
                                 bankruptcy of the general partner in a
                                 partnership may result in the dissolution of
                                 such partnership. The dissolution of a
                                 borrower partnership, the winding-up of its
                                 affairs and the distribution of its assets
                                 could result in an acceleration of its payment
                                 obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION OF
 MORTGAGED PROPERTIES MAY
 ADVERSELY AFFECT PAYMENT ON
 YOUR CERTIFICATES............   A concentration of mortgaged properties in a
                                 particular state or region increases the
                                 exposure of the mortgage pool to any adverse
                                 economic developments that may occur in such
                                 state or region, conditions in the real estate
                                 market where the mortgaged properties securing
                                 the related mortgage loans are located, changes
                                 in governmental rules and fiscal polices, acts
                                 of nature, including floods, tornadoes and
                                 earthquakes (which may result in uninsured
                                 losses), and other factors which are beyond the
                                 control of the borrowers. In this regard as of
                                 the cut-off date:

                                 o    Twenty-four of the mortgaged properties,
                                      which constitute security for 27.5% of the
                                      initial pool balance, are located in
                                      California;

                                 o    Eight of the mortgaged properties, which
                                      constitute security for 17.4% of the
                                      initial pool balance, are located in
                                      Texas;

                                 o    Six of the mortgaged properties, which
                                      constitute security for 9.1% of the
                                      initial pool balance, are located in
                                      Virginia;

                                 o    Four of the mortgaged properties, which
                                      constitute security for 8.4% of the
                                      initial pool balance, are located in Ohio;

                                 o    Two of the mortgaged properties, which
                                      constitute security for 7.4% of the
                                      initial pool balance, are located in New
                                      Hampshire; and

                                 o    Nine of the mortgaged properties, which
                                      constitute security for 5.4% of the
                                      initial pool balance, are located in
                                      Florida.

                                      S-52

                                 o    Three of the mortgaged properties, which
                                      constitute security for 5.0% of the
                                      initial pool balance, are located in
                                      Georgia.

CERTAIN STATE-SPECIFIC
 CONSIDERATIONS................  Twenty-four of the mortgaged properties, representing 27.5% of the initial pool balance,
                                 are located in California. Mortgage loans in
                                 California are generally secured by deeds of
                                 trust on the related real estate. Foreclosure
                                 of a deed of trust in California may be
                                 accomplished by a non-judicial trustee's sale
                                 under a specific provision in the deed of trust
                                 or by judicial foreclosure. Public notice of
                                 either the trustee's sale or the judgment of
                                 foreclosure is given for a statutory period of
                                 time after which the mortgaged real estate may
                                 be sold by the trustee, if foreclosed pursuant
                                 to the trustee's power of sale or by a court
                                 appointed sheriff under a judicial foreclosure.
                                 Following a judicial foreclosure sale, the
                                 borrower or its successor in interest may, for
                                 a period of up to one year, redeem the
                                 property. California's "one action rule"
                                 requires the lender to exhaust the security
                                 afforded under the deed of trust by foreclosure
                                 in an attempt to satisfy the full debt before
                                 bringing a personal action (if otherwise
                                 permitted) against the borrower for recovery of
                                 the debt, except in certain cases involving
                                 environmentally impaired real property. "Risk
                                 Factors--One-Action Rules May Limit Remedies"
                                 California case law has held that acts such as
                                 an offset of an unpledged account constitute
                                 violations of such statutes. Violations of such
                                 statutes may result in the loss of some or all
                                 of the security under the mortgage loan. Other
                                 statutory provisions in California limit any
                                 deficiency judgment (if otherwise permitted)
                                 against the borrower following a foreclosure to
                                 the amount by which the indebtedness exceeds
                                 the fair value at the time of the public sale
                                 and in no event greater than the difference
                                 between the foreclosure sale price and the
                                 amount of the indebtedness. Further, under
                                 California law, once a property has been sold
                                 pursuant to a power of sale clause contained in
                                 a deed of trust, the lender is precluded from
                                 seeking a deficiency judgment from the borrower
                                 or, under certain circumstances, guarantors.
                                 California statutory provisions regarding
                                 assignments of rents and leases require that a
                                 lender whose loan is secured by such an
                                 assignment must exercise a remedy with respect
                                 to rents as authorized by statute in order to
                                 establish its right to receive the rents after
                                 an event of default. Among the remedies
                                 authorized by statute is the lender's right to
                                 have a receiver appointed under certain

MORTGAGE LOANS WITH HIGHER THAN
 AVERAGE PRINCIPAL BALANCES MAY
 CREATE MORE RISK OF LOSS.....   Concentrations in a pool of mortgage loans
                                 with larger than average balances can result in
                                 losses that are more severe, relative to the
                                 size of the pool, than would be the

                                      S-53

                                 case if the aggregate balance of such pool
                                 were more evenly distributed. In this regard:

                                 o    twenty-six mortgage loans have cut-off
                                      date balances that are higher than the
                                      average cut-off date balance;

                                 o    the largest single mortgage loan, by
                                      cut-off date balance, represents 10.2% of
                                      the initial pool balance, and the one set
                                      of cross-collateralized mortgage loans
                                      represents in the aggregate 3.6% of the
                                      initial pool balance; and

                                 o    the ten largest mortgage loans or cross
                                      collateralized loan groups have cut-off
                                      date balances that represent in the
                                      aggregate 44.9% of the initial pool
                                      balance.

CHANGES IN CONCENTRATION MAY
 SUBJECT YOUR CERTIFICATES TO
 GREATER RISK OF LOSS..........  As payments in respect of principal
                                 (including payments in the form of voluntary
                                 principal prepayments, liquidation proceeds (as
                                 described in this prospectus supplement) and
                                 the repurchase prices for any mortgage loans
                                 repurchased due to breaches of representations
                                 or warranties) are received with respect to the
                                 mortgage loans, the remaining mortgage loans as
                                 a group may exhibit increased concentration
                                 with respect to the type of properties,
                                 property characteristics, number of borrowers
                                 and affiliated borrowers and geographic
                                 location. Because principal on the certificates
                                 (other than the Class XC, Class XP, Class V,
                                 Class R-I and Class R-II Certificates) is
                                 payable in sequential order, classes that have
                                 a lower priority with respect to the payment of
                                 principal are relatively more likely to be
                                 exposed to any risks associated with changes in
                                 concentrations.

PREPAYMENT PREMIUMS PRESENT
 SPECIAL RISKS................   Seventy-four of the mortgage loans,
                                 representing 95.8% of the initial pool balance,
                                 generally prohibit any voluntary prepayment of
                                 principal prior to the final two to 37
                                 scheduled monthly payments, which includes any
                                 payment that is due upon the stated maturity
                                 date or anticipated repayment date, as
                                 applicable, of the related mortgage loan;
                                 however, these mortgage loans generally permit
                                 defeasance. In addition, five of the mortgage
                                 loans, representing 14.1% of the initial pool
                                 balance, (a) have an initial lock-out period,
                                 (b) are then subject after expiration of the
                                 initial lock-out period to a period where the
                                 borrower has an option to prepay the loan
                                 subject to a prepayment premium, and (c) become
                                 thereafter prepayable without an accompanying
                                 prepayment premium prior to its maturity. In
                                 addition, one of the mortgage loans,
                                 representing 0.3% of the initial pool balance,
                                 is prepayable for a set period of time subject
                                 to a prepayment premium and thereafter
                                 prepayable without prepayment premium prior to
                                 maturity. See "Description of the Mortgage
                                 Pool--Certain Terms and Conditions of

                                      S-54

                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement. Any prepayment
                                 premiums actually collected on the remaining
                                 mortgage loans, which generally permit
                                 voluntary prepayments during particular
                                 periods and, depending on the period, require
                                 the payment of a prepayment premium with such
                                 prepayment, will be distributed among the
                                 respective classes of certificates in the
                                 amounts and in accordance with the priorities
                                 described under "Description of the
                                 Certificates-- Distributions--Distributions of
                                 Prepayment Premiums" in this prospectus
                                 supplement. The depositor, however, makes no
                                 representation as to the collectibility of any
                                 prepayment premium. See "Servicing of the
                                 Mortgage Loans--Modifications, Waivers,
                                 Amendments and Consents" in this prospectus
                                 supplement and "Certain Legal Aspects of
                                 Mortgage Loans--Default Interest and
                                 Limitations on Prepayments" in the
                                 accompanying prospectus. See "Description of
                                 the Mortgage Pool--Assignment of the Mortgage
                                 Loans; Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions", "Servicing of the Mortgage
                                 Loans--Defaulted Mortgage Loans; Purchase
                                 Option" and "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement.

                                 Generally. Provisions requiring prepayment
                                 premiums may not be enforceable in some states
                                 and under federal bankruptcy law. Those
                                 provisions also may constitute interest for
                                 usury purposes. Accordingly, we cannot assure
                                 you that the obligation to pay a prepayment
                                 premium will be enforceable. Also, we cannot
                                 assure you that foreclosure proceeds will be
                                 sufficient to pay an enforceable prepayment
                                 premium. Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a prepayment
                                 premium. In certain jurisdictions those
                                 collateral substitution provisions might
                                 therefore be deemed unenforceable or usurious
                                 under applicable law.

                                 We also note the following with respect to
                                 prepayment premiums:

                                 o    liquidation proceeds (as described in this
                                      prospectus supplement) recovered in
                                      respect of any defaulted mortgage loan
                                      will, in general, be applied to cover
                                      outstanding advances prior to being
                                      applied to cover any prepayment premium
                                      due in connection with the liquidation of
                                      such mortgage loan;

                                 o    the special servicer may waive a
                                      prepayment premium in connection with
                                      obtaining a pay-off of a defaulted
                                      mortgage loan;

                                      S-55

                                 o    no prepayment premium will be payable in
                                      connection with any repurchase of a
                                      mortgage loan resulting from a material
                                      breach of representation or warranty or a
                                      material document defect by the mortgage
                                      loan seller;

                                 o    no prepayment premium will be payable in
                                      connection with the purchase of all of the
                                      mortgage loans and any REO properties by
                                      the special servicer, master servicer or
                                      any holder or holders of certificates
                                      evidencing a majority interest in the
                                      controlling class in connection with the
                                      termination of the trust;

                                 o    no prepayment premium will be payable in
                                      connection with the purchase of defaulted
                                      mortgage loans by the master servicer,
                                      special servicer, any holder or holders of
                                      certificates evidencing a majority
                                      interest in the controlling class or any
                                      holder of mezzanine or other subordinate
                                      debt related to a mortgage loan; and

                                 o    in general, no prepayment premium will be
                                      payable with respect to a prepayment due
                                      to casualty or condemnation.

                                 See "Servicing of the Mortgage
                                 Loans--Modifications, Waivers, Amendments and
                                 Consents" in this prospectus supplement and
                                 "Certain Legal Aspects of Mortgage
                                 Loans--Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions", "Servicing of the Mortgage
                                 Loans--Defaulted Mortgage Loans; Purchase
                                 Option" and "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement.

THE OPERATION OF THE MORTGAGED
 PROPERTY UPON FORECLOSURE OF
 THE MORTGAGE LOAN MAY AFFECT
 TAX STATUS...................   If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related
                                 mortgage loan pursuant to a foreclosure or deed
                                 in lieu of foreclosure, the special servicer
                                 would be required to retain an independent
                                 contractor to operate and manage the mortgaged
                                 property. Among other things, the independent
                                 contractor would not be permitted to perform
                                 construction work on the mortgaged property
                                 unless such construction generally was at least
                                 10% complete at the time default on the related
                                 mortgage loan became imminent. In addition, any
                                 net income from such operation and management,
                                 other than qualifying "rents from real
                                 property" (as defined in Section 856(d) of the
                                 Internal Revenue Code of 1986, as amended), or
                                 any rental income based on the net profits of a
                                 tenant or

                                      S-56

                                 sub-tenant or allocable to a service that is
                                 non-customary in the area and for the type of
                                 building involved, will subject the trust fund
                                 to federal (and possibly state or local) tax
                                 on such income at the highest marginal
                                 corporate tax rate (currently 35%), thereby
                                 reducing net proceeds available for
                                 distribution to certificateholders.

LEASEHOLD INTERESTS ARE SUBJECT
 TO TERMS OF THE GROUND LEASE..  Three mortgaged properties, representing 2.8%
                                 of the initial pool balance, are secured, in
                                 whole or in part, by a mortgage on a ground
                                 lease. Leasehold mortgages are subject to
                                 certain risks not associated with mortgage
                                 loans secured by the fee estate of the
                                 mortgagor. The most significant of these risks
                                 is that the ground lease may terminate if,
                                 among other reasons, the ground lessee breaches
                                 or defaults in its obligations under the ground
                                 lease or there is a bankruptcy of the ground
                                 lessee or the ground lessor. Accordingly, a
                                 leasehold mortgagee may lose the collateral
                                 securing its leasehold mortgage. In addition,
                                 although the consent of the ground lessor
                                 generally will not be required for foreclosure,
                                 the terms and conditions of a leasehold
                                 mortgage may be subject to the terms and
                                 conditions of the ground lease, and the rights
                                 of a ground lessee or a leasehold mortgagee
                                 with respect to, among other things, insurance,
                                 casualty and condemnation may be affected by
                                 the provisions of the ground lease.

CONDOMINIUM OWNERSHIP MAY LIMIT
 USE AND IMPROVEMENTS.........   We are aware that one mortgage loan,
                                 representing 0.5% of the initial pool balance,
                                 is secured by a property that consists of the
                                 related borrower's interest in condominium
                                 interests in buildings and/or other
                                 improvements, the related percentage interests
                                 in the common area and the related voting
                                 rights in the condominium association. In the
                                 case of condominiums, a board of managers
                                 generally has discretion to make decisions
                                 affecting the condominium building and there
                                 may be no assurance that the borrower under a
                                 mortgage loan secured by one or more interests
                                 in that condominium will have any control over
                                 decisions made by the related board of
                                 managers. Thus, decisions made by that related
                                 board of managers, including regarding
                                 assessments to be paid by the unit owners,
                                 insurance to be maintained on the condominium
                                 building and many other decisions affecting the
                                 maintenance, repair and, in the event of a
                                 casualty or condemnation, restoration of that
                                 building, may have a significant impact on the
                                 mortgage loans in the trust fund that are
                                 secured by mortgaged properties consisting of
                                 such condominium interests. There can be no
                                 assurance that the related board of managers
                                 will always act in the best interests of the
                                 borrower under those mortgage loans. Further,
                                 due to the nature of condominiums, a default
                                 under the related

                                      S-57

                                 mortgage loan will not allow the special
                                 servicer the same flexibility in realizing on
                                 the collateral as is generally available with
                                 respect to properties that are not
                                 condominiums. The rights of other unit owners,
                                 the documents governing the management of the
                                 condominium units and the state and local laws
                                 applicable to condominium units must be
                                 considered. In addition, in the event of a
                                 casualty with respect to such a mortgaged
                                 property, due to the possible existence of
                                 multiple loss payees on any insurance policy
                                 covering that mortgaged property, there could
                                 be a delay in the allocation of related
                                 insurance proceeds, if any. Consequently,
                                 servicing and realizing upon the collateral
                                 described above could subject the
                                 certificateholders to a greater delay, expense
                                 and risk than with respect to a mortgage loan
                                 secured by a property that is not a
                                 condominium.

INFORMATION REGARDING THE
 MORTGAGE LOANS IS LIMITED....   The information set forth in this prospectus
                                 supplement with respect to the mortgage loans
                                 is derived principally from one or more of the
                                 following sources:

                                 o    a review of the available credit and legal
                                      files relating to the mortgage loans;

                                 o    inspections of each mortgaged property
                                      with respect to the applicable mortgage
                                      loan undertaken by or on behalf of the
                                      mortgage loan seller;

                                 o    generally, unaudited operating statements
                                      for the mortgaged properties related to
                                      the mortgage loans supplied by the
                                      borrowers;

                                 o    appraisals for the mortgaged properties
                                      related to the mortgage loans that
                                      generally were performed in connection
                                      with origination (which appraisals were
                                      used in presenting information regarding
                                      the values of such mortgaged properties as
                                      of the cut-off date under "Description of
                                      the Mortgage Pool" and in Annex A for
                                      illustrative purposes only);

                                 o    engineering reports and environmental
                                      reports for the mortgaged properties
                                      related to the mortgage loans that
                                      generally were prepared in connection with
                                      origination; and

                                 o    information supplied by entities from
                                      which the mortgage loan seller acquired,
                                      or which currently service, certain of the
                                      mortgage loans.

                                 Also, several mortgage loans constitute
                                 acquisition financing. Accordingly, limited or
                                 no operating information is available with
                                 respect to the related mortgaged property.

                                      S-58

BORROWER LITIGATION MAY AFFECT
 TIMING OR PAYMENT ON YOUR
 CERTIFICATES.................   Certain borrowers and the principals of
                                 certain borrowers and/or managers may have been
                                 involved in bankruptcy or similar proceedings
                                 or have otherwise been parties to real
                                 estate-related litigation.

                                 There may also be other legal proceedings
                                 pending and, from time to time, threatened
                                 against the borrowers and their affiliates
                                 relating to the business of or arising out of
                                 the ordinary course of business of the
                                 borrowers and their affiliates. We cannot
                                 assure you that such litigation will not have
                                 a material adverse effect on the distributions
                                 to certificateholders.

RELIANCE ON A SINGLE TENANT OR
 A SMALL GROUP OF TENANTS MAY
 INCREASE THE RISK OF LOSS....   A deterioration in the financial condition of
                                 a tenant can be particularly significant if a
                                 mortgaged property is leased to a single tenant
                                 or a small number of tenants. Mortgaged
                                 properties leased to a single tenant or a small
                                 number of tenants also are more susceptible to
                                 interruptions of cash flow if a tenant fails to
                                 renew its lease. This is because the financial
                                 effect of the absence of rental income may be
                                 severe, more time may be required to relet the
                                 space and substantial capital costs may be
                                 incurred to make the space appropriate for
                                 replacement tenants. In this regard, see "Risk
                                 Factors--Risks Related to the Mortgage
                                 Loans--Particular Property Types Present
                                 Special Risks--Retail Properties" and "--Office
                                 Properties" in this prospectus supplement.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry.

MORTGAGED PROPERTIES WITH
 TENANTS PRESENT SPECIAL RISK... The income from, and market value of, the mortgaged properties leased to various tenants
                                 would be adversely affected if:

                                 o    space in the mortgaged properties could
                                      not be leased or relet;

                                 o    tenants were unable to meet their lease
                                      obligations;

                                 o    leasing or re-leasing is restricted by
                                      exclusive rights of tenants to lease the
                                      mortgaged properties or other covenants
                                      not to lease space for certain uses or
                                      activities, or covenants limiting the
                                      types of tenants to which space may be
                                      leased;

                                 o    substantial re-leasing costs were required
                                      and/or the cost of performing landlord
                                      obligations under existing leases
                                      materially increased;

                                 o    a significant tenant were to become a
                                      debtor in a bankruptcy case; or

                                      S-59

                                 o    rental payments could not be collected for
                                      any other reason.

                                 Repayment of the mortgage loans secured by
                                 retail, offices and industrial and warehouse
                                 properties will be affected by the expiration
                                 of leases and the ability of the respective
                                 borrowers to renew the leases or relet the
                                 space on comparable terms. In addition if a
                                 significant portion of tenants have leases
                                 which expire near or at maturity of the
                                 related mortgage loan, then it may make it
                                 more difficult for the related borrower to
                                 seek refinancing or make any applicable
                                 balloon payment. Certain of the mortgaged
                                 properties may be leased in whole or in part
                                 by government-sponsored tenants who have the
                                 right to cancel their leases at any time or
                                 for lack of appropriations. Additionally,
                                 mortgage loans may have concentrations of
                                 leases expiring at varying rates in varying
                                 percentages.

                                 Even if vacated space is successfully relet,
                                 the costs associated with reletting, including
                                 tenant improvements and leasing commissions,
                                 could be substantial and could reduce cash
                                 flow from the mortgaged properties. Moreover,
                                 if a tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing its rights and
                                 protecting its investment, including costs
                                 incurred in renovating and reletting the
                                 property.

                                 Additionally, in certain jurisdictions, if
                                 tenant leases are subordinated to the liens
                                 created by the mortgage but do not contain
                                 attornment provisions (provisions requiring
                                 the tenant to recognize as landlord under the
                                 lease a successor owner following
                                 foreclosure), the leases may terminate upon
                                 the transfer of the property to a foreclosing
                                 lender or purchaser at foreclosure.
                                 Accordingly, if a mortgaged property is
                                 located in such a jurisdiction and is leased
                                 to one or more desirable tenants under leases
                                 that are subordinate to the mortgage and do
                                 not contain attornment provisions, such
                                 mortgaged property could experience a further
                                 decline in value if such tenants leases were
                                 terminated.

                                 With respect to certain of the mortgage loans,
                                 the related borrower may have given to certain
                                 tenants or others an option to purchase, a
                                 right of first refusal or a right of first
                                 offer to purchase all or a portion of the
                                 mortgaged property in the event a sale is
                                 contemplated, and such right may not be
                                 subordinate to the related mortgage. This may
                                 impede the mortgagee's ability to sell the
                                 related mortgaged property at foreclosure, or,
                                 upon foreclosure, this may affect the value
                                 and/or marketability of the related mortgaged
                                 property.

                                      S-60

MORTGAGED PROPERTIES WITH MULTIPLE
 TENANTS MAY INCREASE RELETTING
 COSTS AND REDUCE CASH FLOW...   If a mortgaged property has multiple tenants,
                                 reletting expenditures may be more frequent
                                 than in the case of mortgaged properties with
                                 fewer tenants, thereby reducing the cash flow
                                 available for debt service payments. Mortgaged
                                 properties with multiple tenants also may
                                 experience higher continuing vacancy rates and
                                 greater volatility in rental expenses.

TENANCIES IN COMMON MAY HINDER
 OR DELAY RECOVERY............   With respect to four mortgage loans,
                                 representing 4.1% of the initial pool balance,
                                 the borrowers own the related mortgaged
                                 property as tenants in common.

                                 In general, with respect to a tenant in common
                                 ownership structure, each tenant in common
                                 owns an undivided interest in the property and
                                 if such tenant in common desires to sell its
                                 interest in the property (and is unable to
                                 find a buyer or otherwise needs to force a
                                 partition) such tenant in common has the
                                 ability to request that a court order a sale
                                 of the property and distribute the proceeds to
                                 each tenant in common proportionally. As a
                                 result, if a borrower exercises such right of
                                 partition, the related mortgage loans may be
                                 subject to prepayment. To reduce the
                                 likelihood of a partition action, each
                                 tenant-in- common has waived its partition
                                 right or the terms of the mortgage loan
                                 provide that the filing of a partition action
                                 constitutes a default under such mortgage
                                 loan. We cannot assure you that any such
                                 waiver would be enforced by a court of
                                 competent jurisdiction. In addition, the
                                 tenant in common structure may cause delays in
                                 the enforcement of remedies; this may occur,
                                 for example, because of procedural or
                                 substantive issues resulting from the
                                 existence of multiple borrowers under the
                                 related loan, such as in bankruptcy, in which
                                 circumstance, each time a tenant in common
                                 borrower files for bankruptcy, the bankruptcy
                                 court stay will be reinstated. However, the
                                 loan documents for such loans generally
                                 provide that the partition of the loans
                                 attributable to each tenant-in-common interest
                                 that files for bankruptcy protection (based
                                 upon such tenant-in-common's percentage
                                 ownership interest) will become fully recourse
                                 to such tenant-in-common as well as, in some
                                 cases, its owner or another guarantor.

TENANT BANKRUPTCY ADVERSELY
 AFFECTS PROPERTY
 PERFORMANCE..................   The bankruptcy or insolvency of a major
                                 tenant, or a number of smaller tenants, in
                                 retail, office, industrial and warehouse
                                 properties may adversely affect the income
                                 produced by a mortgaged property. Under the
                                 federal bankruptcy code a tenant has the option
                                 of assuming or rejecting any unexpired lease.
                                 If the tenant rejects the lease, the landlord's
                                 claim for breach of the lease would

                                      S-61

                                 be a general unsecured claim against the
                                 tenant (absent collateral securing the claim).
                                 The claim would be limited to the unpaid rent
                                 reserved under the lease for the periods prior
                                 to the bankruptcy petition (or earlier
                                 surrender of the leased premises) which are
                                 unrelated to the rejection, plus the greater
                                 of one year's rent or 15% of the remaining
                                 reserved rent (but not more than three year's
                                 rent).

AFFILIATIONS WITH A FRANCHISE
 OR HOTEL MANAGEMENT COMPANY
 PRESENT CERTAIN RISKS........   Hotel properties securing three mortgage
                                 loans, representing 1.9% of the initial pool
                                 balance, are affiliated with a franchise or
                                 hotel management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                 o    the continued existence and financial
                                      strength of the franchisor or hotel
                                      management company;

                                 o    the public perception of the franchise or
                                      hotel chain service mark; and

                                 o    the duration of the franchise licensing or
                                      management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of a franchise license
                                 agreement is generally restricted. In the
                                 event of a foreclosure, the lender or its
                                 agent may not have the right to use the
                                 franchise license without the franchisor's
                                 consent. Conversely, in the case of certain
                                 mortgage loans, the lender may be unable to
                                 remove a franchisor or a hotel management
                                 company that it desires to replace following a
                                 foreclosure.

ONE ACTION RULES MAY LIMIT
 REMEDIES.....................   Several states (including California) have
                                 laws that prohibit more than one "judicial
                                 action" to enforce a mortgage obligation, and
                                 some courts have construed the term "judicial
                                 action" broadly. Accordingly, the special
                                 servicer is required to obtain advice of
                                 counsel prior to enforcing any of the trust's
                                 rights under any of the mortgage loans that
                                 include mortgaged properties where the rule
                                 could be applicable. Twenty-four mortgaged
                                 properties, securing 22 mortgage loans,
                                 representing 27.5% of the initial pool balance,
                                 are located in California.

                                      S-62

PROPERTY INSURANCE MAY NOT PROTECT
 YOUR CERTIFICATES FROM LOSS
 IN THE EVENT OF CASUALTY OR
 LOSS.........................   The loan documents for each of the mortgage
                                 loans generally require the borrower to
                                 maintain, or cause to be maintained, specified
                                 property and liability insurance. The mortgaged
                                 properties may suffer casualty losses due to
                                 risks which were not covered by insurance or
                                 for which insurance coverage is inadequate. We
                                 cannot assure you that borrowers will be able
                                 to maintain adequate insurance. Moreover, if
                                 reconstruction or any major repairs are
                                 required, changes in laws may materially affect
                                 the borrower's ability to effect any
                                 reconstruction or major repairs or may
                                 materially increase the costs of the
                                 reconstruction or repairs. In addition certain
                                 of the mortgaged properties are located in
                                 California, Washington, Texas, Oregon, Utah,
                                 Nevada and along the Southeastern coastal areas
                                 of the United States. These areas have
                                 historically been at greater risk regarding
                                 acts of nature (such as earthquakes, floods and
                                 hurricanes) than other states. The loans
                                 generally require the borrowers to maintain
                                 earthquake or windstorm insurance if located in
                                 such areas of greater risk.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of the policies sold
                                 by primary insurers) have indicated that they
                                 intend to eliminate coverage for acts of
                                 terrorism from their reinsurance policies.
                                 Without that reinsurance coverage, primary
                                 insurance companies would have to assume that
                                 risk themselves, which may cause them to
                                 eliminate such coverage in their policies,
                                 increase the amount of deductible for acts of
                                 terrorism or charge higher premiums for such
                                 coverage. In order to offset this risk,
                                 Congress passed the Terrorism Risk Insurance
                                 Act of 2002, which established the Terrorism
                                 Insurance Program. The Terrorism Insurance
                                 Program is administered by the Secretary of
                                 the Treasury and will provide financial
                                 assistance from the United States government
                                 to insurers in the event of another terrorist
                                 attack that is the subject of an insurance
                                 claim. The Treasury Department will establish
                                 procedures for the Terrorism Insurance Program
                                 under which the federal share of compensation
                                 will be equal to 90% of that portion of
                                 insured losses that exceeds an applicable
                                 insurer deductible required to be paid during
                                 each program year. The federal share in the
                                 aggregate in any program year may not exceed
                                 $100 billion. An insurer that has paid its
                                 deductible is not liable for the payment of
                                 any portion of total annual United States-wide
                                 losses that exceed $100 billion, regardless of
                                 the terms of the individual insurance
                                 contracts. The Terrorism Risk Insurance Act of
                                 2002 does not require insureds to purchase the
                                 coverage nor does it stipulate the pricing of
                                 the coverage. In addition, there

                                      S-63

                                 can be no assurance that all of the borrowers
                                 under the mortgage loans have accepted the
                                 continued coverage. The Terrorism Insurance
                                 Program requires that each insurer for
                                 policies in place prior to November 26, 2002
                                 provide its insureds with a statement of the
                                 proposed premiums for terrorism coverage,
                                 identifying the portion of the risk that the
                                 federal government will cover, within 90 days
                                 after November 26, 2002. Insureds will have 30
                                 days to accept the continued coverage and pay
                                 the premium. If an insured does not pay the
                                 premium, insurance for acts of terrorism may
                                 be excluded from the policy. All policies for
                                 insurance issued after November 26, 2002 must
                                 make similar disclosure. Through December
                                 2005, insurance carriers are required under
                                 the program to provide terrorism coverage in
                                 their basic "all-risk" policies, as the
                                 Secretary of the Treasury has extended in June
                                 2004 such mandatory participation (scheduled
                                 to expire in December 2004) through December
                                 2005. Any commercial property and casualty
                                 terrorism insurance exclusion that was in
                                 force on November 26, 2002 is automatically
                                 voided to the extent that it excludes losses
                                 that would otherwise be insured losses,
                                 subject to the immediately preceding
                                 paragraph. Any state approval of such types of
                                 exclusions in force on November 26, 2002 is
                                 also voided. However, it is unclear what acts
                                 will fall under the category of "terrorism" as
                                 opposed to "acts of war" or "natural
                                 disasters", which may not be covered by such
                                 program. In addition, coverage under such
                                 program will only be available for terrorist
                                 acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest. In addition, the
                                 Terrorism Insurance Program applies to United
                                 States risks only and to acts that are
                                 committed by an individual or individuals
                                 acting on behalf of a foreign person or
                                 foreign interest as an effort to influence or
                                 coerce United States civilians or the United
                                 States government. It remains unclear what
                                 acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, since the Terrorism Insurance
                                 Program was passed into law, it has yet to be
                                 determined whether it or state legislation has
                                 lowered or will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, while the Terrorism Insurance Program
                                 has been extended to December 31, 2005, there
                                 can be no assurance that such temporary
                                 program will create any long-term changes in
                                 the availability and cost of such insurance.
                                 Moreover, there can be no assurance that such
                                 program will be renewed or subsequent
                                 terrorism insurance legislation will be passed
                                 upon its expiration. New legislation was
                                 introduced in June 2004 to extend the
                                 Terrorism Risk Insurance Program beyond
                                 December 31, 2005. However, there can be no
                                 assurance that such proposal will be enacted
                                 into law.

                                      S-64

                                 While most of the mortgage loans by their
                                 terms require the borrower to maintain
                                 insurance against acts of terrorism (subject
                                 to commercially reasonable availability, cost
                                 or other limitations) consistent with owners
                                 of similar properties, the loan documents for
                                 some of the mortgage loans do not specifically
                                 require the borrowers to obtain insurance
                                 coverage against acts of terrorism or permit
                                 the mortgagee to require it. Although the
                                 mortgage loan documents relating to such
                                 mortgage loans may contain provisions which
                                 permit the lender to require other reasonable
                                 insurance and which do not expressly forbid
                                 the lender from requiring terrorism insurance,
                                 we cannot assure you whether requiring
                                 terrorism insurance would be reasonable or
                                 otherwise permissible under the general
                                 provisions for any mortgage loan.

                                 If the loan documents do not specifically
                                 require insurance covering terrorist or
                                 similar acts, but the master servicer
                                 determines that the mortgage loan documents
                                 permit the mortgagee to require such coverage,
                                 the master servicer or the special servicer,
                                 pursuant to the pooling and servicing
                                 agreement, after requesting the borrower to
                                 either purchase the required coverage or
                                 explain its reasons for failing to purchase
                                 such coverage, may waive the requirement to
                                 procure such coverage and not call a default
                                 under a mortgage loan. In determining whether
                                 to require insurance for terrorist or similar
                                 acts (whether the loan documents specifically
                                 require such coverage or permit the mortgagee
                                 to require such coverage) or to call a
                                 default, each of the master servicer and the
                                 special servicer will consider the following
                                 two factors following due inquiry in
                                 accordance with the servicing standard:

                                 o    whether such insurance is available at
                                      commercially reasonable rates; and

                                 o    whether at that time, the risks relating
                                      to terrorist or similar acts are commonly
                                      insured against for properties similar to
                                      the mortgaged property and located in or
                                      around the region in which the mortgaged
                                      property is located.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ZONING LAWS AND USE RESTRICTIONS,
 MAY AFFECT THE OPERATION OF A
 MORTGAGED PROPERTY OR THE
 ABILITY TO REPAIR OR RESTORE
 A MORTGAGED PROPERTY.........   Certain of the mortgaged properties may not
                                 comply with current zoning laws, including
                                 density, use, parking and set back
                                 requirements, due to changes in zoning
                                 requirements after such mortgaged properties
                                 were

                                      S-65

                                 constructed. These properties, as well as
                                 those for which variances or special permits
                                 were issued, are considered to be a "legal
                                 non-conforming use" and/or the improvements
                                 are considered to be "legal non-conforming
                                 structures". This means that the borrower is
                                 not required to alter the use or structure to
                                 comply with the existing or new law so long as
                                 the improvements are not damaged or destroyed
                                 by casualty; however, the borrower may not be
                                 able to rebuild the premises "as is" in the
                                 event of a casualty loss and will be required
                                 to comply with then current laws and
                                 ordinances. This may adversely affect the cash
                                 flow of the property following the casualty.
                                 If a casualty were to occur, we cannot assure
                                 you that insurance proceeds would be available
                                 to pay the mortgage loan in full. In addition,
                                 if the property were repaired or restored in
                                 conformity with the current law, the value of
                                 the property or the revenue-producing
                                 potential of the property may not be equal to
                                 that which existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be
                                 "legal non-conforming uses" or "legal
                                 non-conforming structures". The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming use" or
                                 "legal non-conforming structure" may adversely
                                 affect market value of the mortgaged property
                                 or the borrower's ability to continue to use
                                 it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties may be subject to certain use
                                 restrictions imposed pursuant to reciprocal
                                 easement agreements or operating agreements.
                                 Such use restrictions could include, for
                                 example, limitations on the character of the
                                 improvements of the properties, limitations
                                 affecting noise and parking requirements,
                                 among other things, and limitations on the
                                 borrowers' right to operate certain types of
                                 facilities within a prescribed radius. These
                                 limitations could adversely affect the ability
                                 of the related borrower to lease the mortgaged
                                 property on favorable terms, thus adversely
                                 affecting the borrower's ability to fulfill
                                 its obligations under the related mortgage
                                 loan.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, reciprocal easement agreements or
                                 operating agreements or, in the case of
                                 mortgaged properties that are or constitute a
                                 portion of condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does
                                 not represent the entire condominium property.
                                 Such use restrictions include, for example,
                                 limitations on the character of the
                                 improvements or the properties, limitations
                                 affecting noise and parking requirements,

                                      S-66

                                 among other things, and limitations on the
                                 borrowers' right to operate certain types of
                                 facilities within a prescribed radius. These
                                 limitations could adversely affect the ability
                                 of the related borrower to lease the mortgaged
                                 property on favorable terms, thus adversely
                                 affecting the borrower's ability to fulfill
                                 its obligations under the related mortgage
                                 loan.

SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE TO
 ALTERNATIVE USES..............  Some of the mortgaged properties may not be readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason or if those properties were
                                 designated as historic sites. Converting
                                 commercial properties and manufactured housing
                                 communities to alternate uses generally
                                 requires substantial capital expenditures. The
                                 liquidation value of a mortgaged property
                                 consequently may be substantially less than
                                 would be the case if the property were readily
                                 adaptable to other uses.

                                 Zoning or other restrictions also may prevent
                                 alternative uses. See "Risk Factors--Risks
                                 Related to the Mortgage Loans--Zoning Laws and
                                 Use Restrictions" in this prospectus
                                 supplement.

APPRAISALS ARE LIMITED IN
 REFLECTING THE VALUE OF A
 MORTGAGED PROPERTY............  Appraisals were obtained with respect to each of the mortgaged properties in connection with
                                 the origination of the applicable mortgage
                                 loan. In general, appraisals represent the
                                 analysis and opinion of qualified appraisers
                                 and are not guarantees of present or future
                                 value. One appraiser may reach a different
                                 conclusion than the conclusion that would be
                                 reached if a different appraiser were
                                 appraising that property. Moreover, appraisals
                                 seek to establish the amount a typically
                                 motivated buyer would pay a typically motivated
                                 seller and, in certain cases, may have taken
                                 into consideration the purchase price paid by
                                 the borrower. That amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. We cannot assure
                                 you that the information set forth in this
                                 prospectus supplement regarding appraised
                                 values or loan-to-value ratios accurately
                                 reflects past, present or future market values
                                 of the mortgaged properties.

THE MORTGAGE LOAN SELLER MAY NOT
 BE ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF
 A DEFECTIVE MORTGAGE LOAN....   The mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans. Neither we nor any of our affiliates
                                 (except, in certain circumstances, for Bank of
                                 America N.A. in its capacity as the mortgage
                                 loan seller) are obligated to repurchase or
                                 substitute any mortgage loan in connection with
                                 either a material breach of the

                                      S-67

                                 mortgage loan seller's representations and
                                 warranties or any document defects, if the
                                 mortgage loan seller defaults on its
                                 obligation to do so. We cannot provide
                                 assurances that the mortgage loan seller will
                                 have the financial ability to effect such
                                 repurchases or substitutions. Any mortgage
                                 loan that is not repurchased or substituted
                                 and that is not a "qualified mortgage" for a
                                 REMIC may cause the trust fund to fail to
                                 qualify as one or more REMICs or cause the
                                 trust fund to incur a tax. See "Description of
                                 the Mortgage Pool-- The Mortgage Loan Seller"
                                 and "--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement and "The Pooling and
                                 Servicing Agreements--Representations and
                                 Warranties; Repurchases" in the accompanying
                                 prospectus.
RISKS RELATED
 TO ENFORCEABILITY.............  All of the mortgages permit the mortgagee to accelerate the debt upon default by the
                                 borrower. The courts of all states will enforce
                                 acceleration clauses in the event of a material
                                 payment default. Courts, however, may refuse to
                                 permit foreclosure or acceleration if a default
                                 is deemed immaterial or the exercise of those
                                 remedies would be unjust or unconscionable.

                                 If a mortgaged property has tenants, the
                                 borrower typically assigns its income as
                                 landlord to the mortgagee as further security,
                                 while retaining a license to collect rents as
                                 long as there is no default. If the borrower
                                 defaults, the license terminates and the
                                 mortgagee is entitled to collect rents. In
                                 certain jurisdictions, such assignments may
                                 not be perfected as security interests until
                                 the mortgagee takes actual possession of the
                                 property's cash flow. In some jurisdictions,
                                 the mortgagee may not be entitled to collect
                                 rents until the mortgagee takes possession of
                                 the property and secures the appointment of a
                                 receiver. In addition, as previously
                                 discussed, if bankruptcy or similar
                                 proceedings are commenced by or for the
                                 borrower, the mortgagee's ability to collect
                                 the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT
 PROVISIONS ENTAILS RISKS.....   In some jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions (i.e., provisions requiring the
                                 tenant to recognize a successor owner following
                                 foreclosure as landlord under the lease), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of attornment or
                                 subordination provisions. Accordingly, if a
                                 mortgaged property is located in such a
                                 jurisdiction and is leased to one or more
                                 desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is

                                      S-68

                                 particularly likely if such tenants were
                                 paying above-market rents or could not be
                                 replaced.

                                 If a lease is not subordinate to a mortgage,
                                 the trust will not possess the right to
                                 dispossess the tenant upon foreclosure of the
                                 mortgaged property (unless otherwise agreed to
                                 with the tenant). If the lease contains
                                 provisions inconsistent with the mortgage
                                 (e.g., provisions relating to application of
                                 insurance proceeds or condemnation awards) or
                                 that could affect the enforcement of the
                                 lender's rights (e.g., a right of first
                                 refusal to purchase the property), the
                                 provisions of the lease will take precedence
                                 over the provisions of the mortgage.

RISKS RELATING TO COSTS OF
 COMPLIANCE WITH APPLICABLE
 LAWS AND REGULATIONS.........   A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property,
                                 including, for example, zoning laws and the
                                 Americans with Disabilities Act of 1990, as
                                 amended, which requires all public
                                 accommodations to meet certain federal
                                 requirements related to access and use by
                                 persons with disabilities. See "Certain Legal
                                 Aspects of Mortgage Loans--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of these costs or
                                 the imposition of injunctive relief, penalties
                                 or fines in connection with the borrower's
                                 noncompliance could negatively impact the
                                 borrower's cash flow and, consequently, its
                                 ability to pay its mortgage loan.

NO MORTGAGE LOAN INCLUDED IN
 THE TRUST FUND HAS BEEN
 RE-UNDERWRITTEN..............   We have not reunderwritten the mortgage
                                 loans. Instead, we have relied on the
                                 representations and warranties made by the
                                 mortgage loan seller and the mortgage loan
                                 seller's obligation to repurchase or substitute
                                 a mortgage loan or cure the breach in the event
                                 of a material breach of a representation or
                                 warranty. These representations and warranties
                                 do not cover all of the matters that we would
                                 review in underwriting a mortgage loan and you
                                 should not view them as a substitute for
                                 reunderwriting the mortgage loans. If we had
                                 reunderwritten the mortgage loans, it is
                                 possible that the reunderwriting process may
                                 have revealed problems with a mortgage loan not
                                 covered by a representation or warranty. In
                                 addition, we can give no assurance that the
                                 mortgage loan seller will be able to repurchase
                                 or substitute a mortgage loan or cure the
                                 breach in the event of a material breach of a
                                 representation or warranty. See "Description of
                                 the Mortgage Pool--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

                                      S-69

BOOK-ENTRY SYSTEM FOR
 CERTIFICATES MAY DECREASE
 LIQUIDITY AND DELAY PAYMENT..   The offered certificates will be issued as
                                 book-entry certificates. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee for The
                                 Depository Trust Company, or DTC. Since
                                 transactions in the classes of book-entry
                                 certificates generally can be effected only
                                 through DTC and its participating
                                 organizations:

                                 o    the liquidity of book-entry certificates
                                      in secondary trading markets that may
                                      develop may be limited because investors
                                      may be unwilling to purchase certificates
                                      for which they cannot obtain physical
                                      certificates;

                                 o    your ability to pledge certificates to
                                      persons or entities that do not
                                      participate in the DTC system, or
                                      otherwise to take action in respect of the
                                      certificates, may be limited due to the
                                      lack of a physical security representing
                                      the certificates;

                                 o    your access to information regarding the
                                      certificates may be limited since
                                      conveyance of notices and other
                                      communications by DTC to its participating
                                      organizations, and directly and indirectly
                                      through those participating organizations
                                      to you, will be governed by arrangements
                                      among them, subject to any statutory or
                                      regulatory requirements as may be in
                                      effect at that time; and

                                 o    you may experience some delay in receiving
                                      distributions of interest and principal on
                                      your certificates because distributions
                                      will be made by the trustee to DTC and DTC
                                      will then be required to credit those
                                      distributions to the accounts of its
                                      participating organizations and only then
                                      will they be credited to your account
                                      either directly or indirectly through
                                      DTC's participating organizations.

                                 See "Description of the
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement.

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF
CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR
CERTIFICATES AND THE MORTGAGE LOANS.

                                      S-70

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (the "Mortgage Pool") consists of 79 multifamily and commercial mortgage loans. Sixty of the mortgage loans were (a) originated by Bank of America, N.A. ("Bank of America") or its conduit participants or (b)
acquired by Bank of America from various third party originators, other than
Bridger Commercial Funding LLC ("Bridger"). Bridger is a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United States. Bridger's loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100
Shoreline Highway, Suite 100, Mill Valley, California 94941. Through December 6,
2004, Bridger has originated in excess of $2.0 billion in loans secured by commercial real estate. The mortgage loans described in the first sentence of this paragraph are referred to in this prospectus supplement as the
"BOA-Originated Mortgage Loans". Nineteen mortgage loans were acquired by Bank of America from Bridger (such mortgage loans, the "BOA-Bridger Mortgage Loans").
The BOA-Originated Mortgage Loans and the BOA-Bridger Mortgage Loans
collectively constitute the "Mortgage Loans". The Mortgage Loans have an aggregate Cut-off Date Balance of $956,589,348 (the "Initial Pool Balance"),
subject to a variance of plus or minus 10%. The Initial Pool Balance excludes the Steeplegate B Note and the Monument B Note. See "Description of the Trust
Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of December 1, 2004 (or, with respect to Loan No. 58583, the related origination date, December 9, 2004) (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented herein is calculated as described under "Summary of Prospectus Supplement--Mortgage Loans--Certain
Mortgage Loan Calculations" in this prospectus supplement. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by related Cut-off Date Balance. All percentages of the
Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

     Each Mortgage Loan is evidenced by one or more promissory notes (a
"Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that create a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged
Property"). Each Mortgage Loan is secured by (i) a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings each consisting of five or more rental living units (a
"Multifamily Mortgaged Property", and any Mortgage Loan secured thereby, a
"Multifamily Loan") (16 Mortgage Loans, representing 18.3% of the Initial Pool
Balance), or (ii) a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, land or a self-storage facility (a
"Commercial Mortgaged Property", and any Mortgage Loan secured thereby, a
"Commercial Loan") (63 Mortgage Loans, representing 81.7% of the Initial Pool
Balance).

     With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of

                                      S-71

beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the
Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

     There is one set of cross-collateralized and cross-defaulted Mortgage
Loans (any such Mortgage Loan, a "Cross-Collateralized Mortgage Loan"). The
Mortgage Loans identified in Annex A hereto as Loan Numbers 53054 and 53224 constitute the set of crossed loans. The Mortgage Loans in this set are cross-collateralized and cross-defaulted with the other Mortgage Loans in that set. This set collectively represents 3.6% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage
Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements.
See Annex A hereto for information regarding the Cross-Collateralized Mortgage
Loans and see "Risk Factors--Risks Related to the Mortgage Loans--The Benefits
Provided by Cross-Collateralization May Be Limited" in this prospectus supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage
Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors--Risks
Related to the Mortgage Loans--Your Investment Is Not Insured or Guaranteed" in
this prospectus supplement.

     Twenty-four of the Mortgaged Properties, which constitute security for approximately 27.5% of the Initial Pool Balance, are located in California;
eight of the Mortgaged Properties, which constitute security for 17.4% of the
Initial Pool Balance, are located in Texas; six of the Mortgaged Properties, which constitute security for 9.1% of the Initial Pool Balance, are located in
Virginia; four of the Mortgaged Properties, which constitute security for 8.4%
of the Initial Pool Balance, are located in Ohio; two of the Mortgaged
Properties, which constitute security for 7.4% of the Initial Pool Balance, are located in New Hampshire; nine of the Mortgaged Properties, which constitute security for 5.4% of the Initial Pool Balance, are located in Florida and three of the Mortgaged Properties, which constitute security for 5.0% of the Initial
Pool Balance, are located in Georgia. The remaining Mortgaged Properties are located throughout 16 other states, with no more than 5.0% of the Initial Pool
Balance secured by Mortgaged Properties located in any such other jurisdiction.

     All of the Mortgage Loans, except two Mortgage Loans which accrue interest on a 30/360 Basis (as defined below) (the "30/360 Mortgage Loans") and represent 1.3% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). The total amount of the Monthly Payment for each
Mortgage Loan accruing interest on an Actual/360 Basis (an "Actual/360 Mortgage
Loan") is determined as though the Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the
Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     On or about the Delivery Date, the Mortgage Loan Seller will transfer the
Mortgage Loans, to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See "Description of the
Mortgage Pool--The Mortgage Loan Seller" and "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" in this prospectus supplement.

                                      S-72

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of the Mortgage Loans, other than seven Mortgage Loans, which are interest only until maturity or the Anticipated Repayment Date and represent 17.4% of the Initial Pool Balance, provides for scheduled payments of principal and interest ("Monthly Payments"). Each of the Mortgage Loans provides for payments to be due on the first day of each month (as to each such
Mortgage Loan, the "Due Date"). In addition, 17 Mortgage Loans representing
33.4% of the Initial Pool Balance provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that as described below, each ARD
Loan will accrue interest at a higher rate after its Anticipated Repayment
Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on the
ARD Loans after the Anticipated Repayment Date. As of the Cut-off Date, the
Mortgage Rates of the Mortgage Loans ranged from 4.682% per annum to 6.500% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 5.349%.

     Hyperamortization. Five of the Mortgage Loans (each an "ARD Loan"), which represent 8.3% of the Initial Pool Balance, provide for changes in payments and the accrual of interest if they are not paid in full by a specified date (the
"Anticipated Repayment Date"). Commencing on the Anticipated Repayment Date,
the ARD Loans will generally bear interest at a fixed per annum rate equal to the related Mortgage Rate plus a rate set forth in the related Mortgage Note extending until final maturity (the "Revised Rate"). The "Excess Interest Rate"
means the difference in rate of the Revised Rate over the Mortgage Rate.
Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as "Excess Interest". In addition to paying interest (at the Revised
Rate) and principal (based on the amortization schedule), from and after the
Anticipated Repayment Date, the borrower generally will be required to apply all remaining monthly cash flow ("Excess Cash Flow") from the related Mortgaged
Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on such ARD Loan as called for in the related Mortgage Loan documents.

     Amortization of Principal. Excluding the ARD Loans, 68 Mortgage Loans,
which represent 77.3% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan", and each such payment, together with the corresponding interest payment, a "Balloon Payment")
on their respective maturity dates, unless prepaid prior thereto. In addition, seven of the Mortgage Loans, representing 17.4% of the Initial Pool Balance, provide for payments of interest only through to the end of their respective loan terms. Two Mortgage Loans, which represent 3.4% of the Initial Pool
Balance, are both ARD Loans and provide for payments of interest only through to the related Anticipated Repayment Date. One Mortgage Loan, which represents
0.4% of the Initial Pool Balance, is a fully amortizing Mortgage Loan.

     The original term to stated maturity of each Mortgage Loan or in the case of the ARD Loans, to the Anticipated Repayment Date was between 60 and 180 months. The original amortization schedules of the Mortgage Loans, other than seven Mortgage Loans which are interest only for their entire term, (calculated in the case of Actual/360 Mortgage Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 180 to 360 months. As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans or in the case of the ARD Loans, to the Anticipated Repayment Date will range from 55 to 178 months, and the weighted average remaining term to stated maturity of the
Mortgage Loans or in the case of the ARD Loans, to the Anticipated Repayment
Date will be 96 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans, other than seven Mortgage Loans which are interest only for their entire term, will range from 178 to 360 months (calculated on a
30/360 Basis for the accrual of interest), and the weighted average remaining amortization term of the Mortgage Loans will be 354 months (calculated on a
30/360 Basis for purposes of the accrual of interest). See "Risk

                                      S-73

Factors--Risks Related to the Mortgage Loans--Balloon Loans May Present Greater
Risk than Fully Amortizing Loans" in this prospectus supplement.

     Prepayment Provisions.  All of the Mortgage Loans (other than the Post Oak
Mortgage Loan, representing 10.2% of the Initial Pool Balance, for which the related borrower has the option of either yield maintenance or defeasance after the Lock-out Period (as defined below) and one Mortgage Loan, representing 0.3%
of the Initial Pool Balance, which is prepayable for a set period of time subject to a Prepayment Premium (as defined below) and thereafter prepayable without Prepayment Premium prior to maturity.) provided as of origination either (a) that voluntary prepayments are prohibited until the final two to 37 scheduled monthly payments by the borrower under the related Mortgage Loan documents including any payment due on the stated maturity date of the related
Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

         (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

         (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment is to be accompanied by a premium, penalty or fee (a
     "Prepayment Premium"), followed by

         (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a
Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 0 to 175 scheduled monthly payments. As of the Cut-off-Date the weighted average remaining
Lock-out Period was 84 scheduled monthly payments. As of the Cut-off Date, the
Open Period ranged from two to 37 scheduled monthly payments prior to and including the final scheduled monthly payment at maturity. The weighted average
Open Period was four scheduled monthly payments. Prepayment Premiums on the
Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective
Classes of Certificateholders in the amounts and priorities described under
"Description of the Certificates--Distributions--
Distributions of Prepayment Premiums" in this prospectus supplement. The
Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors--Risks Related to
the Mortgage Loans--Prepayment Premiums Present Special Risks" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default
Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. Seventy-four Mortgage Loans, representing 95.8% of the Initial
Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the
Delivery Date, provided no event of default exists, to obtain a release of a
Mortgaged Property (or a portion thereof, if applicable) from the lien of the related Mortgage (a "Defeasance Option"). The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

         (1) all interest accrued and unpaid on the principal balance of the
     Note to and including the Release Date;

         (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

         (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to (a) purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents

                                      S-74

     may require the borrower to deliver the government obligations referenced in this clause (3)) providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity or Anticipated Repayment Date (or, in certain cases, to the commencement of the related Open Period) date in amounts sufficient to pay the scheduled payments due on such dates under the
     Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such government obligations.

     In addition, the borrower must deliver a security agreement granting the
Trust Fund a first priority lien on the government securities or the Collateral
Substitution Deposit and, generally, an opinion of counsel to such effect.
Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage
Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the
Pooling and Servicing Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1)
prior to the release of a related Mortgaged Property, 110% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining
Mortgaged Properties after the defeasance.

     Additionally, the terms of certain Mortgage Loans, representing 21.6% of the Initial Pool Balance, permit the borrower to release a non-material outparcel provided that the borrower complies with certain criteria under the related Mortgage Loan documents.

RELEASE OR SUBSTITUTION OF PROPERTIES

     In the case of one Mortgage Loan, representing 2.3% of the Initial Pool
Balance, the related mortgagor may obtain the release of (i) a portion of the related Mortgaged Property subject to a street dedication and/or (ii) a non-income producing portion of the Mortgaged Property that was not attributed any value in the appraisal upon the satisfaction of certain conditions set forth in the related Mortgage Loan documents.

     In addition, in the case of one Mortgage Loan, representing 7.1% of the
Initial Pool Balance, the related mortgagor may obtain the release of (i)
parcels or outlots and/or (ii) portions of the Mortgaged Property related to certain lot line adjustments; upon the satisfaction of conditions set forth in the related Mortgage Loan documents, which conditions include, without limitation, the delivery of a REMIC opinion and evidence that the parcel or outlot being released is vacant, non-income producing and either (a) unimproved
(or improved only by surface parking areas or landscaping) or (b) subject to mortgagee's express prior written consent, improved.

     In addition, in the case of one Mortgage Loan, representing 5.0% of the
Initial Pool Balance, the related mortgagor may obtain the release of immaterial or non-income producing portions of the related Mortgaged Property;
upon the satisfaction of conditions set forth in the related Mortgage Loan documents, which conditions include, without limitation, that no transfer, conveyance or other encumbrance shall materially impair the utility or operation of the related Mortgaged Property and no transfer, conveyance or other encumbrance shall materially adversely affect the value of such Mortgaged
Property, taken as a whole. The related Mortgage Loan documents also permit the related mortgagor to substitute a replacement property subject to the satisfaction of enumerated conditions that would be acceptable to a reasonably prudent commercial lender, which conditions

                                      S-75

include, without limitation, the consent of the related mortgagee to the substitution and the substitute property and Rating Agency confirmation that such substitution will not result in a withdrawal, substitution or downgrade of the ratings of any related securities.

     In addition, in the case of one Mortgage Loan, representing 2.2% of the
Initial Pool Balance, the related mortgagor may obtain the release of certain non-income producing portion of the related Mortgaged Property that was not attributed any value in the appraisal upon the satisfaction of certain conditions as set forth in the related Mortgage Loan documents, including but not limited to a REMIC opinion.

     In addition, in the case of one Mortgage Loan, representing 0.7% of the
Initial Pool Balance, the related mortgagor may obtain the release of a certain non-income producing portion of the related Mortgaged Property that was not attributed any value in the appraisal upon the satisfaction of certain conditions as set forth in the related Mortgage Loan documents, including but not limited to a REMIC opinion.

     In addition, in the case of one Mortgage Loan, representing 1.9% of the
Initial Pool Balance, the related mortgagor may obtain the release of certain non-income producing portion of the related Mortgaged Property that was not attributed any value in the appraisal upon the satisfaction of certain conditions as set forth in the related Mortgage Loan documents, including but not limited to a REMIC opinion.

     In addition, in the case of one Mortgage Loan, representing 0.4% of the
Initial Pool Balance, the related mortgagor may obtain the release of a certain non-income producing portion of the related Mortgaged Property that was not attributed any value in the appraisal upon the satisfaction of certain conditions as set forth in the related Mortgage Loan documents.

     In addition, in the case of one Mortgage Loan, representing 2.0% of the
Initial Pool Balance, the related mortgagor may obtain the release of a certain non-income producing portion of the related Mortgaged Property that was not attributed any value in the appraisal upon the satisfaction of certain conditions as set forth in the related Mortgage Loan documents.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans
generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the
Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged
Property or prohibit the borrower from doing so without the consent of the mortgagee. See "--Additional Mortgage Loan Information--Subordinate Financing"
herein. Certain of the Mortgage Loans permit such sale, transfer or further encumbrance of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the
REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related
Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within 15 business days following receipt by the Special Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder the Steeplegate Controlling Holder,
the holder of a mezzanine loan (if any) or any Rating Agency, as applicable, as described below. In addition, the Master Servicer (or the Special Servicer for
Specially Serviced Mortgage Loans) may be required to obtain the consent of the
Steeplegate Controlling Holder or the holder of a mezzanine loan, if applicable. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related
"due-on-sale" or "due-on-encumbrance" clause for any Non-Specially Serviced
Mortgage Loan or any Specially Serviced Mortgage Loan, unless the Directing
Certificateholder, the Steeplegate Controlling Holder or the holder of a mezzanine loan (if any), as applicable, has approved such waiver and consent, which approval will be deemed given if the Directing Certificateholder, the

                                      S-76

Steeplegate Controlling Holder or the holder of a mezzanine loan (if any), as applicable, does not respond within ten business days after the Special
Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or "due-on-sale clause" to the Directing
Certificateholder.

     With respect to the Steeplegate Mortgage Loan and during those time periods when the Steeplegate Mortgage Loan is a Non-Specially Serviced Mortgage
Loan, the Master Servicer will not waive any right that it may have or grant any consent that it may otherwise withhold under any related "due-on-sale" or
"due-on-encumbrance" clause without obtaining the consent of the Special
Servicer, which consent will not be given without the Special Servicer first obtaining the consent of the Steeplegate Controlling Holder. The Steeplegate
Controlling Holder's consent will be deemed granted if the Steeplegate
Controlling Holder does not respond to a request for the Special Servicer's consent within 10 business days of the Steeplegate Controlling Holder's receipt of a written notice of the matter and a written explanation of the surrounding circumstances.

     Notwithstanding the foregoing, with respect to any Mortgage Loan, with an outstanding principal balance of greater than $5,000,000 that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii)
has an outstanding principal balance of greater than $20,000,000, or (iii) is one of the ten largest Mortgage Loans based on the then outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of
Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2% of the outstanding principal balance of the Mortgage Pool, is one of the ten largest Mortgage Loans based on outstanding principal balance or has an outstanding principal balance of greater than $20,000,000, neither the
Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related
"due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of
Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage
Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See
"The Pooling and Servicing Agreements--Due-on-Sale and Due-on-Encumbrance
Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance Provisions" in the accompanying prospectus.

THE STEEPLEGATE WHOLE LOAN

     One Mortgage Loan (Loan Number 58318 on Annex A hereto, the "Steeplegate
Mortgage Loan"), representing 7.1% of the Initial Pool Balance, is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property (the "Steeplegate
Mortgaged Property"). Only the Steeplegate Mortgage Loan is included in the
Trust Fund. The other mortgage loan's principal balance as of the date of origination was $15,750,000. This mortgage loan (the "Steeplegate B Note") is subordinated in right of payment to the Steeplegate Mortgage Loan. As used in this prospectus supplement, the term "Steeplegate Whole Loan" refers to the
Steeplegate Mortgage Loan and the Steeplegate B Note. An intercreditor agreement (the "Steeplegate Intercreditor Agreement") between the holder of the
Steeplegate Mortgage Loan and the Steeplegate B Noteholder (the "Steeplegate B
Noteholder") sets forth the rights of the these noteholders. The Steeplegate
Intercreditor Agreement generally provides that the

                                      S-77

mortgage loans that comprise the Steeplegate Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master
Servicer and Special Servicer, as applicable, according to the Servicing
Standard. The Steeplegate Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Steeplegate Whole Loan will be allocated first, to the Steeplegate B Noteholder, and thereafter, to the holder of Steeplegate Mortgage Loan.

     Pursuant to the terms of the Steeplegate Intercreditor Agreement, prior to the occurrence of a monetary or a material event of default with respect to the
Steeplegate Whole Loan after payment, reimbursement of certain servicing fees,
Trust Fund expenses and/or advances and various expenses, costs and liabilities referenced in the Steeplegate Intercreditor Agreement, all payments and proceeds received with respect to the Steeplegate Whole Loan will be generally paid in the following manner: the holder of the Steeplegate Mortgage Loan will receive accrued and unpaid interest on the outstanding principal balance of such mortgage loan; then the holder of the Steeplegate Mortgage Loan will receive payment of principal (from and to the extent of principal payments on the Steeplegate Whole Loan), pro rata, based upon the outstanding principal balances of the Steeplegate Mortgage Loan and the Steeplegate B Note; then the
Steeplegate B Noteholder will receive accrued and unpaid interest on its outstanding principal balance; then the Steeplegate B Noteholder will receive payment of principal (from and to the extent of principal payments on the
Steeplegate Whole Loan), pro rata, based upon the outstanding principal balance of the Steeplegate Mortgage Loan and the Steeplegate B Note; then prepayment premiums to the extent actually received in respect of the Steeplegate Whole
Loan will be distributed to the holder of the Steeplegate Mortgage Loan and the
Steeplegate B Noteholder, pro rata, based upon the outstanding principal balances of the Steeplegate Mortgage Loan and the Steeplegate B Note; then default interest (in excess of interest accrued at the regular rate) and penalty charges will be paid to the holder of the Steeplegate Mortgage Loan and the Steeplegate B Noteholder pro rata, to the extent not required to offset interest on advances or otherwise payable to the Master Servicer, the Special
Servicer or the Trustee pursuant to the Pooling and Servicing Agreement, pro rata, based upon the outstanding principal balances of the Steeplegate Mortgage
Loan and the Steeplegate B Note; and finally any excess will be paid to the holder of the Steeplegate Mortgage Loan and the Steeplegate B Noteholder, pro
rata, based upon the outstanding principal balances of the Steeplegate Mortgage
Loan and the Steeplegate B Note. For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the Steeplegate Mortgage Loan is based on an interest rate under the Steeplegate Whole Loan of 4.9415% per annum (with the accrual of interest calculated on an Actual/360 Basis), a 30-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis (the "Steeplegate Schedule"). The portion of the
Steeplegate Schedule applicable to the Steeplegate Mortgage Loan is contained in Annex F of this prospectus supplement.

     Following the occurrence and during the continuance of a (x) monetary event of default under the Steeplegate Whole Loan in accordance with the
Steeplegate Intercreditor Agreement or (y) a non-monetary event of default under the Steeplegate Whole Loan that gives rise to a Servicing Transfer Event
(provided that the Steeplegate B Noteholder has not then cured or is not then curing any such events of default), after payment or reimbursement of certain servicing fees, Trust Fund expenses and/or advances and various expenses, costs and liabilities referenced in the Steeplegate Intercreditor Agreement, all payments and proceeds received with respect to the Steeplegate B Note will be subordinated to all payments under the Steeplegate Mortgage Loan and the amounts received with respect to the Steeplegate Whole Loan will generally be paid in the following manner: the holder of the Steeplegate Mortgage Loan will receive accrued and unpaid interest on the outstanding principal balance thereof; then amounts will be distributed to the holder of the Steeplegate
Mortgage Loan until the outstanding principal balance thereof is reduced to zero; then the Steeplegate B Noteholder will receive accrued and unpaid interest on the outstanding principal balance of such note; then amounts will be distributed to the Steeplegate B Noteholder until the outstanding principal balance of the Steeplegate B Note is reduced to zero; then prepayment premiums to the extent actually received with respect to the Steeplegate Mortgage Loan will be distributed to the holder of the Steeplegate Mortgage Loan; then prepayment premiums to the extent actually received with respect to the
Steeplegate B Note will be distributed to the Steeplegate B Noteholder; then default interest (in excess of interest accrued at the regular rate) and penalty

                                      S-78

charges to the extent not required to offset interest on advances or otherwise payable to the Master Servicer, the Special Servicer or the Trustee pursuant to the Pooling and Servicing Agreement will be paid to the holder of the
Steeplegate Mortgage Loan and the Steeplegate B Noteholder, pro rata, based upon the outstanding principal balances of the Steeplegate Mortgage Loan and the Steeplegate B Note; then any excess will be paid to the holder of the
Steeplegate Mortgage Loan and the Steeplegate B Noteholder, pro rata, based on the original principal balances of the Steeplegate Mortgage Loan and the
Steeplegate B Note.

     Upon the Steeplegate Whole Loan becoming a Defaulted Mortgage Loan, the
Steeplegate B Controlling Holder and the Directing Certificateholder (the
"Steeplegate Purchase Option Holder") will have the right (but not the obligation) to purchase the Steeplegate Mortgage Loan at the Steeplegate
Repurchase Price (as defined below) and, upon written notice, the Special
Servicer will be required to sell the Steeplegate Mortgage Loan to the
Steeplegate Purchase Option Holder at the Steeplegate Repurchase Price, on a
mutually designated date. The Steeplegate Purchase Option Holder's rights to purchase the Steeplegate Mortgage Loan will terminate upon the earliest of (1)
a foreclosure sale, power of sale, or delivery of deed-in-lieu of foreclosure with respect to the Steeplegate Mortgaged Property and (2) the cure of the subject event of default.

     The "Steeplegate Repurchase Price" means, with respect to the Steeplegate
Mortgage Loan, a cash price equal to the sum of, without duplication, (a) the principal balance of the Steeplegate Mortgage Loan, (b) accrued and unpaid interest thereon from the payment date under the Steeplegate Mortgage Loan as to which interest was last paid in full by the borrower under the Steeplgate
Whole Loan up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Steeplegate Mortgage Loan, together with interest thereon at the reimbursement rate under the Pooling and Servicing
Agreement and any Master Servicer compensation, Special Servicer compensation,
Trustee Fees and Liquidation Fees (d) certain unreimbursed costs and expenses with respect to the Steeplegate Whole Loan and (e) any other additional Trust
Fund expenses; provided, however, that the Steeplegate Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

THE MONUMENT WHOLE LOAN

     One Mortgage Loan (Loan Number 58440 on Annex A hereto, the "Monument
Mortgage Loan"), representing 4.0% of the Initial Pool Balance, is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property (the "Monument
Mortgaged Property"). Only the Monument Mortgage Loan is included in the Trust
Fund. The other mortgage loan's principal balance as of the date of origination was $9,280,000. This mortgage loan (the "Monument B Note") is subordinated in right of payment to the Monument Mortgage Loan. As used in this prospectus supplement, the term "Monument Whole Loan" refers to the Monument Mortgage Loan and the Monument B Note. An intercreditor agreement (the "Monument
Intercreditor Agreement") between the holder of the Monument Mortgage Loan and the holder of the Monument B Note (the "Monument B Noteholder") sets forth the rights of the these noteholders. The Monument Intercreditor Agreement generally provides that the mortgage loans that comprise the Monument Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the
Servicing Standard. The Monument Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Monument Whole Loan will be allocated first, to the Monument B Noteholder, and thereafter, to the holder of Monument Mortgage Loan.

     Pursuant to the terms of the Monument Intercreditor Agreement, prior to the occurrence of a monetary or a material event of default with respect to the
Monument Whole Loan after payment, reimbursement of certain servicing fees,
Trust Fund expenses and/or advances and various expenses, costs and liabilities referenced in the Monument Intercreditor Agreement, all payments and proceeds received with respect to the Monument Whole Loan will be generally paid in the following manner: the holder of the Monument Mortgage Loan will receive accrued and unpaid interest on the outstanding principal balance of such mortgage loan;
then the holder of the Monument Mortgage Loan will receive payment of principal
(from and to the extent of principal

                                      S-79

payments on the Monument Whole Loan), pro rata, based upon the outstanding principal balances of the Monument Mortgage Loan and the Monument B Note; then the Monument B Noteholder will receive accrued and unpaid interest on its outstanding principal balance; then the Monument B Noteholder will receive payment of principal (from and to the extent of principal payments on the
Monument Whole Loan), pro rata, based upon the outstanding principal balance of the Monument Mortgage Loan and the Monument B Note; then prepayment premiums to the extent actually received in respect of the Monument Whole Loan will be distributed to the holder of the Monument Mortgage Loan and the Monument B
Noteholder, pro rata, based upon the outstanding principal balances of the
Monument Mortgage Loan and the Monument B Note; then default interest (in excess of interest accrued at the regular rate) and penalty charges will be paid to the holder of the Monument Mortgage Loan and the Monument B Noteholder,
pro rata, to the extent not required to offset interest on advances or otherwise payable to the Master Servicer, the Special Servicer or the Trustee
pursuant to the Pooling and Servicing Agreement, pro rata, based upon the outstanding principal balances of the Monument Mortgage Loan and the Monument B
Note; and finally any excess will be paid to the holder of the Monument
Mortgage Loan and the Monument B Noteholder, pro rata, based upon the outstanding principal balances of the Monument Mortgage Loan and the Monument B
Note.

     Following the occurrence and during the continuance of a (x) monetary event of default under the Monument Whole Loan in accordance with the Monument
Intercreditor Agreement or (y) a non-monetary event of default under the
Monument Whole Loan that gives rise to a Servicing Transfer Event (provided that the Monument B Noteholder has not then cured or is not then curing any such events of default), after payment or reimbursement of certain servicing fees, Trust Fund expenses and/or advances and various expenses, costs and liabilities referenced in the Monument Intercreditor Agreement, all payments and proceeds received with respect to the Monument B Note will be subordinated to all payments under the Monument Mortgage Loan and the amounts received with respect to the Monument Whole Loan will generally be paid in the following manner: the holder of the Monument Mortgage Loan will receive accrued and unpaid interest on the outstanding principal balance thereof; then amounts will be distributed to the holder of the Monument Mortgage Loan until the outstanding principal balance thereof is reduced to zero; then the Monument B
Noteholder will receive accrued and unpaid interest on the outstanding principal balance of such note; then amounts will be distributed to the
Monument B Noteholder until the outstanding principal balance of the Monument B
Note is reduced to zero; then prepayment premiums to the extent actually received with respect to the Monument Mortgage Loan will be distributed to the holder of the Monument Mortgage Loan; then prepayment premiums to the extent actually received with respect to the Monument B Note will be distributed to the Monument B Noteholder; then default interest (in excess of interest accrued at the regular rate) and penalty charges to the extent not required to offset interest on advances or otherwise payable to the Master Servicer, the Special
Servicer or the Trustee pursuant to the Pooling and Servicing Agreement will be paid to the holder of the Monument Mortgage Loan and the Monument B Noteholder,
pro rata, based upon the outstanding principal balances of the Monument
Mortgage Loan and the Monument B Note; then any excess will be paid to the holder of the Monument Mortgage Loan and the Monument B Noteholder, pro rata, based on the original principal balances of the Monument Mortgage Loan and the
Monument B Note.

     The borrower under the Monument Whole Loan has given notice that it intends to pay the outstanding principal balance of the Monument B Note in full prior to December 31, 2004.

                                      S-80

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans (by outstanding principal balance)
are described below in the following table. Terms used below and in Annex E relating to underwriting or property characteristics have the meaning assigned to such term in Annex A. The balances and other numerical information used to calculate various ratios with respect to split loan structures and certain other mortgage loans are explained in this prospectus supplement under "Summary of Prospectus Supplement--Mortgage Loans--Certain Mortgage Loan Calculations".

     The following table and summaries describe the ten largest Mortgage Loans or set of Cross-Collateralized Mortgage Loans in the Mortgage Pool by Cut-off
Date Balance:

                                                    PERCENT OF
                                        CUT-OFF       INITIAL
                                         DATE          POOL       PROPERTY
             LOAN NAME                  BALANCE       BALANCE       TYPE
----------------------------------- -------------- ------------ ------------

Post Oak Central ..................  $ 97,504,000       10.2%   Office
Steeplegate Mall ..................    67,935,229        7.1    Retail
Simon--Upper Valley Mall ..........    47,903,549        5.0    Retail
Cupertino Village I, II & III .....    38,000,000        4.0    Retail
Monument IV at Worldgate ..........    38,000,000        4.0    Office
Trinity Centre I & Trinity
 Centre III(1) ....................    34,889,200        3.6    Office
King's Crossing ...................    28,300,000        3.0    Mutifamily
Sepulveda Center ..................    28,000,000        2.9    Office
Howe 'Bout Arden ..................    24,800,000        2.6    Retail
Veritas DGC Headquarters ..........    23,910,000        2.5    Office
                                     ------------       ----
TOP TEN LOANS
 SUM/WTD AVG: .....................  $429,241,978       44.9%
                                     ============       ====

                                                        CUT-OFF
                                         CUT-OFF         DATE        LTV
                                       DATE BALANCE       LTV     RATIO AT   UNDERWRITTEN    MORTGAGE
             LOAN NAME               PER SF/UNIT/PAD     RATIO    MATURITY       DSCR          RATE
----------------------------------- ----------------- ---------- ---------- -------------- -----------

Post Oak Central ..................      $    76          63.7%      63.7%        1.71x        4.976%
Steeplegate Mall ..................      $   141          64.7%      60.0%        1.61x        4.747%
Simon--Upper Valley Mall ..........      $    96          79.8%      74.7%        1.25x        5.890%
Cupertino Village I, II & III .....      $   331          77.6%      66.3%        1.25x        5.807%
Monument IV at Worldgate ..........      $   166          64.3%      59.6%        1.73x        5.289%
Trinity Centre I & Trinity
 Centre III(1) ....................      $   143          67.2%      59.4%        1.33x        6.500%
King's Crossing ...................      $64,318          79.7%      72.1%        1.21x        4.952%
Sepulveda Center ..................      $   163          80.0%      70.2%        1.34x        5.470%
Howe 'Bout Arden ..................      $   150          80.0%      71.3%        1.20x        5.255%
Veritas DGC Headquarters ..........      $   109          59.9%      54.8%        1.47x        5.410%
TOP TEN LOANS
 SUM/WTD AVG: .....................                       70.1%      64.8%        1.47X        5.338%

(1)   For the set of Cross-Collateralized Mortgage Loans, the information is the sum or weighted average of the information for the Mortgage Loans in the set of Cross-Collateralized Mortgage Loans.

     Summaries of certain additional information with respect to each of the ten largest Mortgage Loans or set of Cross-Collateralized Mortgage Loans
detailed above can be found in Annex E to this prospectus supplement.

                                      S-81

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the
Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily
Mortgaged Properties, other than Manufactured Housing Communities.

     Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 29 months prior to the Cut-off Date.

     Tenant Matters. Forty-four of the retail, office, industrial, mixed-use and warehouse Mortgaged Properties, which represent security for 67.1% of the
Initial Pool Balance, are leased in part to one or more Major Tenants. The top concentration of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage
Loan in the group) represent 3.8% of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple
Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major
Tenants" means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties may have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Three Mortgaged Properties,
which represent 2.8% of the Initial Pool Balance, are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, with certain exceptions, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related
Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the
Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans
--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than four Mortgage Loans, representing 14.0% of the Initial Pool Balance, which have existing subordinate debt secured by the related Mortgaged Property.
In addition, five Mortgage Loans representing 2.1% of the Initial Pool Balance permit future subordinate debt secured by the Mortgaged Property subject to certain conditions. Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, seven of the Mortgage
Loans, representing 19.9% of the Initial Pool Balance, permit the members of the related borrower to incur mezzanine debt under the circumstances set forth in the related loan agreement. Further, two of the Mortgage Loans, representing
3.6% of the Initial Pool Balance, permit the members of the related borrower to incur mezzanine debt without restriction. Generally, with respect to Mortgage
Loans with mezzanine debt, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which, among other things, the related mezzanine lender (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any enforcement action with respect to the mezzanine loan without written confirmation from the Rating Agencies that such enforcement action would not cause the

                                      S-82

downgrade, withdrawal or qualification of the current ratings of the
Certificates and (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and has the option to purchase the related
Mortgage Loan if such Mortgage Loan becomes defaulted or cure the default as set forth in such mezzanine intercreditor agreement.

     The Steeplegate Mortgage Loan, representing 7.1% of the Initial Pool
Balance, is part of a split loan structure in which two mortgage loans are secured by the same mortgage instrument on the related Mortgaged Property. The
Steeplegate Mortgage Loan is included in the Trust, but the other mortgage loan in this split loan structure, the Steeplegate B Note, is not included in the
Trust. The Steeplegate B Note's principal balance was $15,750,000 as of the date of origination. Pursuant to the terms of the Steeplegate Intercreditor
Agreement, the Steeplegate B Note is subordinate in right of payment to the
Steeplegate Mortgage Loan. See Description of the Mortgage Pool--The
Steeplegate Whole Loan" in this prospectus supplement.

     The Monument Mortgage Loan, representing 4.0% of the Initial Pool Balance, is part of a split loan structure in which two mortgage loans are secured by the same mortgage instrument on the related Mortgaged Property. The Monument
Mortgage Loan is included in the Trust, but the other mortgage loan in this split loan structure, the Monument B Note, is not included in the Trust. The
Monument B Note's principal balance was $9,280,000 as of the date of origination. Pursuant to the terms of the Monument Intercreditor Agreement, the
Monument B Note is subordinate in right of payment to the Monument Mortgage
Loan. See Description of the Mortgage Pool--The Monument Whole Loan" in this prospectus supplement.

     One Mortgage Loan (Loan Number 58583 on Annex A hereto, the "Legacy at
Museum Park Mortgage Loan"), representing 2.0% of the Initial Pool Balance, is secured by two separate security instruments, but on the same Mortgaged
Property. The other loan, the "Legacy at Museum Park Subordinate Loan", is not included in the Trust. The Legacy at Museum Park Mortgage Loan documents require the senior lender to give the subordinate lender notice of any event of default (as defined under the Legacy at Museum Park Mortgage Loan documents)
related to the Legacy at Museum Park Mortgage Loan. After such notice, the lender under the Legacy at Museum Park Subordinate Loan has the right, but not the obligation, to cure a monetary default (as defined under the Legacy at
Museum Park Mortgage Loan documents) within 15 business days after such notice is given. The lender under the Legacy at Museum Park Subordinate Loan also has the right, but not the obligation, to cure a non-monetary default (as defined under the Legacy at Museum Park Mortgage Loan documents) related to the Legacy at Museum Park Mortgage Loan within the cure periods set forth in the Museum
Park Mortgage Loan documents or such reasonable time as is necessary to cure such non-monetary default so long as such lender has commenced and is diligently proceeding and continuing to cure such non-monetary default.

     Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other debt outstanding. See "Certain Legal
Aspects of Mortgage Loans-- Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Seller, the Depositor or
any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage
Loan Seller, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a
Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. The report of each such assessment, update or screen is referred to herein as an

                                      S-83

"Environmental Report". With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii)
if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related Mortgage
Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a "no further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000,
(F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so.

     The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged
Properties where the environmental consultant conducting the

                                      S-84

assessment also identified the condition of the ACM as good and non-friable
(i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.
In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the
Mortgaged Property is located; however, at several Multifamily Mortgaged
Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing Community.

     Certain of the Mortgaged Properties may have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged
Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition.
In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the
Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the
Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC
Administrator, the Fiscal Agent or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement. In the event a
Phase I assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged
Property. However, there can be no assurance that the requirements of the
Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any
Mortgaged Property. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting
Delinquency, Foreclosure and Loss of the Mortgage Loans--Adverse Environmental
Conditions May Subject a Mortgage Loan to Additional Risk" and "Certain Legal
Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments. Inspections of each of the Mortgaged
Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of
$2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property.

                                      S-85

With respect to certain of the Mortgage Loans, the resulting reports indicated
a variety of deferred maintenance items and recommended capital improvements.
The estimated cost of the necessary repairs or replacements at a Mortgaged
Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that was either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged
Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties.
Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date" indicated in Annex A hereto, and except for certain
Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of
Professional Appraisal Practice ("USPAP"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriters, the
Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator,
the Fiscal Agent or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. The Mortgage Loan Seller has
generally examined whether the use and operation of the Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged Properties at the time such Mortgage Loans were originated. The Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.
Certain violations may exist, however, the Mortgage Loan Seller does not have notice of any material existing violations with respect to the Mortgaged
Properties securing such Mortgage Loans which materially and adversely affect
(i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or
(ii) the principal use of the Mortgaged Property as of the date of the related
Mortgage Loan's origination.

     In some cases, the use, operation and/or structure of the related
Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan
Seller has determined that in the event of a material casualty affecting the
Mortgaged Property that:

         (1) the extent of the nonconformity is not material;

         (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage
     Loan in full;

         (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

                                      S-86

         (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged
Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged
Property securing any Mortgage Loan was, at the time of the origination of such
Mortgage Loan, in an area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged
Property for not less than 12 months.

     With respect to one of the Mortgage Loans, representing 0.4% of the
Initial Pool Balance, the related borrower does not maintain insurance for the
Mortgaged Property. Rather, the sole tenant of the Mortgaged Property self-insures.

     In general, the Mortgage Loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance.
Thirty-one of the Mortgaged Properties, securing 32.4% of the Initial Pool
Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, Oregon, California,
Utah and Nevada. Twenty-four Mortgaged Properties securing 22 Mortgage Loans, representing 27.5% of the Initial Pool Balance, are located in California. One
Mortgaged Property, securing one Mortgage Loan, representing 0.7% of the
Initial Pool Balance, has a "probable maximum loss" ("PML") of 21%, but the related Mortgage Loan had earthquake insurance coverage as of the Cut-off Date.
No other Mortgaged Property has a PML in excess of 20%.

                                      S-87

THE MORTGAGE LOAN SELLER

     Bank of America is a national banking association. The principal office of
Bank of America is in Charlotte, North Carolina. Bank of America is a
wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     The information set forth herein concerning Bank of America has been provided by Bank of America. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, the
Mortgage Loan Seller (except as described in the next paragraph) will assign and transfer the Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each Mortgage Loan:

         (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

         (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

         (3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

         (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

         (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the
     Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

         (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage
     Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

         (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

         (8) in those cases where applicable, the original or a copy of the related ground lease;

         (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

         (10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

         (11) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have

                                      S-88

been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the Mortgage Loan Seller, will take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the
Trustee on behalf of the Trust is shown as, the owner of the related Mortgage
Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The Trustee is required to review the documents delivered thereto by the
Mortgage Loan Seller with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by the Mortgage Loan Seller as generally described in items (1) through (10) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them with respect to the affected loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, or the Mortgage Loan then the Mortgage Loan
Seller will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice (an "Initial Resolution Period") of such omission or defect to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at a price (the "Purchase Price")
generally equal to the unpaid principal balance of such Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related
Mortgage Rate up to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special
Servicing Fees, Trustee Fees and Servicing Advances (as defined herein), any interest on any Advances and any related Additional Trust Fund Expenses
(including any Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance Proceeds, Condemnation Proceeds or otherwise), and any
Liquidation Fees if purchased outside of the time frame set forth in the
Pooling and Servicing Agreement or (3) substitute a Qualified Substitute
Mortgage Loan (as defined below) for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated
Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"). If such defect or breach is capable of being cured but not within the Initial Resolution Period and the
Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then the
Mortgage Loan Seller will have, with respect to such Mortgage Loans only, an additional period of time referred to as a "Resolution Extension Period" as described in this prospectus supplement to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related
Mortgage Loan (provided, that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code of 1986, as amended (the "Code") or not to meet certain
Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). As used in this prospectus supplement, "Resolution
Extension Period" means for purposes of remediating a breach described in the second sentence of this paragraph for any Mortgage Loan (a) that is not a
Specially Serviced Mortgage Loan prior to the commencement of or during the applicable Initial Resolution Period, the period of time which ends on and includes the earlier of (i) the 90th day following the end of the applicable
Initial Resolution Period and (ii) the 45th day following receipt by the
Mortgage Loan Seller of notice from either the Master Servicer or the Special
Servicer of the occurrence of any Servicing Transfer Event with respect to such
Mortgage Loan subsequent to the end of the applicable Initial Resolution Period and (b) that is not a Specially Serviced Mortgage Loan prior to the commencement of the applicable Initial Resolution Period but a Servicing
Transfer Event occurs during the applicable Initial Resolution Period, the period that commences upon the end of the applicable Initial Resolution Period and ends on and includes the 90th day following receipt by the Mortgage Loan
Seller of notice from the Master Servicer or the

                                      S-89

Special Servicer of such Servicing Transfer Event. A "Qualified Substitute
Mortgage Loan" in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing Agreement, is any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective
Mortgage Loan; (iv) is accruing interest on the same basis as the defective
Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve
30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated
Final Distribution Date; (vi) has a then current loan- to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery Date; (vii) has comparable prepayment restrictions to those of the defective Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the
Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage
Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment
and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage"
within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage
Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and
provided, further, that no mortgage loan will be substituted for a defective
Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing Certificateholder (or, if there is no Directing
Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates
(such written confirmation to be obtained by, and at the expense of, the
Mortgage Loan Seller effecting the substitution).

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a
Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged
Properties (which provides that a property may be uncrossed from the other
Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related
Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged
Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related
Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller will be required to repurchase or substitute for any related Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized
Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loans or Mortgaged Properties
for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt

                                      S-90

service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the Closing Date, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or
Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the
Closing Date, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected
Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate
Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

     To the extent that the Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the
manner prescribed above while the Trustee continues to hold any related
Cross-Collateralized Mortgage Loans, the Mortgage Loan Seller and the Depositor
have agreed in the Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected property provided the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of any of REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Loan, to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties,
including, with respect to the Trustee, the Primary Collateral securing
Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage
Loans or Mortgaged Properties held by such party, then both parties have agreed in the Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage
Loans can be modified in a manner that complies with the Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" shall mean the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan or Mortgaged Property
and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     The respective repurchase, substitution or cure obligations of the
Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to the Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage
Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the related affected Mortgage Loan on the basis of such missing document so long as the Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each
Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the Mortgage Loan Seller. See "The Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

                                      S-91

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from the
Mortgage Loan Seller pursuant to a mortgage loan purchase and sale agreement
(the "Mortgage Loan Purchase and Sale Agreement") to be dated as of the
Delivery Date. Pursuant to the Mortgage Loan Purchase and Sale Agreement, the
Mortgage Loan Seller will represent and warrant solely with respect to the
Mortgage Loans in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement)
among other things, substantially as follows:

         (1) the information set forth in the schedule of Mortgage Loans (the
     "Mortgage Loan Schedule") attached to the Pooling and Servicing Agreement
     (which will contain a limited portion of the information set forth in Annex
     A) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

         (2) each Mortgage related to and delivered in connection with each
     Mortgage Loan constitutes a valid and subject to (3) below enforceable first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up"
     commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related
     Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or
     "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related
     Mortgaged Property to generate income sufficient to service such Mortgage
     Loan, (d) the rights of tenants (as tenants only) under ground leases or space leases (including subleases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (e) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another
     Mortgage Loan contained in the same set of Cross-Collateralized Mortgage
     Loans (the foregoing items (a) through (e) being herein referred to as the
     "Permitted Encumbrances");

         (3) the Mortgage(s), Mortgage Note and Assignment of Leases (if a
     document separate from the Mortgage) for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

         (4) no Mortgage Loan was as of the Closing Date, or during the twelve-month period prior thereto (or since the date of origination if such
     Mortgage Loan has been originated within the past 12 months), 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace or cure period;

         (5) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related
     Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield

                                      S-92

     maintenance charges or prepayment premiums and, as of the Closing Date, to the Mortgage Loan Seller's actual knowledge no such rights have been asserted;

         (6) other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage;

         (7) in the case of each Mortgage Loan, the related Mortgaged Property
     (a) as of the date of origination of such Mortgage Loan, was not the subject of any proceeding pending, and subsequent to such date, the
     Mortgage Loan Seller as of the Closing Date has no actual knowledge of any proceeding pending for the condemnation of all or any material portion of such Mortgaged Property, and (b) to the Mortgage Loan Seller's knowledge, is free and clear of any damage caused by fire or other casualty which would materially and adversely affect its value as security for such
     Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

         (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

         (9) in connection with or subsequent to the origination of the related
     Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no actual knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an
     Environmental Report or borrower questionnaire;

         (10) each Mortgaged Property securing a Mortgage Loan is covered by an
     ALTA title insurance policy or an equivalent form of lender's title insurance policy (or, if not yet issued a pro forma title policy or a
     "marked-up" commitment) in the original principal amount of such Mortgage
     Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

         (11) the proceeds of each Mortgage Loan have been fully disbursed
     (except in those cases where the full amount of the Mortgage Loan has been fully disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged
     Property), and there is no obligation for future advances with respect thereto;

         (12) the terms of the Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument (that has been duly submitted for recordation) in the related Mortgage File;

         (13) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

         (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes of a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

         (15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest; except for the ARD Loans to the extent described under "--Certain Terms and Conditions of the Mortgage
     Loans--Hyperamortization"; and

                                      S-93

         (16) the appraisal obtained in connection with the origination of each
     Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform
     Recovery and Enforcement Act of 1989 (as amended).

     In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller
will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. The Mortgage
Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans, the Mortgage Loan
Seller had good and marketable title to, and was the sole owner of, each
Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and adversely affects the interests of the
Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the Mortgage Loan Seller will be obligated, within a period of 90 days following its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a
Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as
described in this prospectus supplement. However, if such breach is capable of being cured (but not within the 90 day period) and the Mortgage Loan Seller, has commenced and is diligently proceeding with cure of such breach within 90 day period, the Mortgage Loan Seller will have up to an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage
Loan or substitute a Qualified Substitute Mortgage Loan and pay any
Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any Cross- Collateralized Mortgage Loan or
Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for document defects as described under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" will also be permitted.

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to the Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the Mortgage Loan Purchase and Sale
Agreement of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole
Warranting Party (as defined in the accompanying prospectus) in respect of the
Mortgage Loans. See "The Pooling and Servicing Agreements--Representations and
Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by the Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified
Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the
Mortgaged Properties is based upon the Mortgage Pool as constituted on the
Cut-off Date, as adjusted for the scheduled principal payments due on the
Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the
Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if

                                      S-94

the Depositor deems such removal necessary or appropriate or if it is prepaid.
The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off
Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the proceeding paragraph, such removal will be noted in the Form 8-K.

                                      S-95

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective
Mortgage Loans for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders (and, in the case of the Steeplegate Whole Loan and the Monument Whole Loan, the Steeplegate B
Noteholder and the Monument B Noteholder, respectively), in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of the Steeplegate Whole Loan, the Steeplegate Intercreditor Agreement and in the case of the Monument Whole
Loan, the Monument Intercreditor Agreement) and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the
Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the
Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders
(and, in the case of the Steeplegate Whole Loan and the Monument Whole Loan,
the Steeplegate B Noteholder and the Monument B Noteholder) as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special
Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing
Agreement; (ii) the ownership of any Certificate (or any security backed by the
Steeplegate B Note or the Monument B Note) by the Master Servicer (or any
affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv)
the obligation of the Special Servicer to direct the Master Servicer to make
Servicing Advances; (v) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi)
any ownership, servicing and/or management by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (vii) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan
Seller.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans, the Steeplegate Whole Loan and the
Monument Whole Loan as to which no Servicing Transfer Event (as defined herein)
has occurred and all Corrected Mortgage Loans (as defined herein), and the
Special Servicer will be obligated to service and administer each Mortgage
Loan, the Steeplegate Whole Loan and the Monument Whole Loan (other than a
Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred
(each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage
Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan
consists of any of the following events:

         (a) the related mortgagor has failed to make any Monthly Payment when due (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied (i)
     except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon

                                      S-96

     Payment if (x) the related mortgagor is actively seeking a refinancing commitment, (y) the related mortgagor continues to make its assumed monthly payments and (z) the Directing Certificateholder consents, then for 60 days beyond the related maturity date or, if the related mortgagor has delivered to the Master Servicer, on or before the 60th day after related maturity date, a refinancing commitment reasonably acceptable to the Master
     Servicer, for such longer period, not to exceed 120 days beyond the related maturity date, during which the refinancing would occur; or

         (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a
     Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

         (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related mortgagor and such decree or order shall have remained in force undismissed, undischarged or unstayed; or

         (e) the related mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or

         (f) the related mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

         (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
     Property.

     A Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan
will cease to be a Specially Serviced Mortgage Loan (and will become a
"Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

         (w) in the case of the circumstances described in clause (a) above, if and when the related mortgagor has made three consecutive full and timely
     Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

         (x) in the case of the circumstances described in clauses (b), (c),
     (d), (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

                                      S-97

         (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the Special
     Servicer; and

         (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

     The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and
further to render incidental services with respect to any Specially Serviced
Mortgage Loans and REO Properties as are specifically provided for in the
Pooling and Servicing Agreement. The Master Servicer and the Special Servicer
will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the commencement of a Servicing Transfer
Event for the Steeplegate Whole Loan will be delayed if (i) at the time of the occurrence of an event described in clause (a)(i) or (c) of the definition of
Servicing Transfer Event (unless an event described in clause (a)(ii), (e) or
(g) of the definition of Servicing Transfer Event), the Steeplegate B
Noteholder is curing such event as required by the Pooling and Servicing
Agreement and the Steeplegate Intercreditor Agreement; or (ii) the occurrence of an event described in clause (b) of the definition of the Servicing Transfer
Event (unless an event described in clause (a)(i) or (c) of the definition of
Servicing Transfer Event has occurred that has not been or is not being cured by the related borrower or unless an event described in clause (a)(ii), (e) or
(g) of the definition of Servicing Transfer Event is also occurring) (each a
"Steeplegate Special Servicing Delay"), within the time frame specified in the
Pooling and Servicing Agreement, the Steeplegate B Noteholder has deposited with the Master Servicer an amount equal to the monthly debt service payment for the Steeplegate Whole Loan due on the first due date following such deposit, which deposit will be irrevocable at any time on or prior to such first due date. Such deposit will be applied by the Master Servicer to debt service in the event that the related borrower fails to make the monthly debt service payment on such due date; however, (A) if the related borrower makes the monthly debt service payment on the first due date but the event described in clause (b) above is continuing, such deposit will either be retained by the
Master Servicer or upon request, will be returned to the Steeplegate B
Noteholder (in which event there will no longer exist a Steeplegate Special
Servicing Delay) and (B) if the related borrower makes the monthly debt service payment on the first due date and the event described in clause (b) above is not continuing, such deposit will be returned to the Steeplegate B Noteholder.
The right of the Steeplegate B Noteholder to effect a Steeplegate Cure Event
(as defined below) or cause a Steeplegate Special Servicing Delay is subject to the limitation that there be no more than an aggregate of four Steeplegate Cure
Events or Steeplegate Special Servicing Delays, in any combination, with respect to the Steeplegate Whole Loan in any twelve calendar month period and no more than an aggregate of six Steeplegate Cure Events or Steeplegate Special
Servicing Delays may occur during the term of the Steeplegate Whole Loan
(provided that no single Steeplegate Special Servicing Delay may occur consecutively for a total of more than three consecutive months). In addition, so long as the Steeplegate B Noteholder is exercising its right to cure a monetary event of default under the Steeplegate Whole Loan pursuant to the
Steeplegate Intercreditor Agreement, neither the Master Servicer nor the
Special Servicer may treat such event of default as such for purposes of accelerating the Steeplegate Whole Loan or commencing foreclosure proceedings.
A "Steeplegate Cure Event" means the exercise of the rights given to the
Steeplegate B Noteholder pursuant to the Steeplegate Intercreditor Agreement to cure a monetary event of default within five business days following the first notice of such event of default or a material non-monetary event of default under the Steeplegate Whole Loan that is capable of being cured within thirty days.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the
Special Servicer. Each Asset Status Report will be delivered to the Directing
Certificateholder (as defined below), the Steeplegate Controlling Holder (if the Steeplegate Whole Loan becomes a Specially Serviced Mortgage Loan), the
Master Servicer, the

                                      S-98

Trustee and the Rating Agencies. The Directing Certificateholder or the
Steeplegate Controlling Holder (if the Steeplegate Whole Loan becomes a
Specially Serviced Mortgage Loan), as the case may be, may object in writing via facsimile or e-mail to any applicable Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related
Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and the Steeplegate B Noteholder
(if the Steeplegate Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the
Directing Certificateholder and the Steeplegate Controlling Holder (if the
Steeplegate Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders and the Steeplegate
B Noteholder (if the Steeplegate Whole Loan becomes a Specially Serviced
Mortgage Loan), as applicable, as a collective whole. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the
Directing Certificateholder or the Steeplegate Controlling Holder, as
applicable, does not disapprove an applicable Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not
take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder or the
Steeplegate Controlling Holder, as applicable, disapproves such Asset Status
Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder or the Steeplegate Controlling Holder, as
applicable, fails to disapprove such revised Asset Status Report as described above or until the earliest to occur of (i) the Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the Certificateholders and the Steeplegate B
Noteholder (if the Steeplegate Whole Loan is involved), as a collective whole,
(ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such
Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the Certificateholders and the
Steeplegate B Noteholder (if the Steeplegate Whole Loan is involved), as a collective whole, and it has made a reasonable effort to contact the Directing
Certificateholder or the Steeplegate Controlling Holder, as applicable, and
(iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the
Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action which is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset
Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the Servicing
Standard or applicable law.

     The "Directing Certificateholder" is the Controlling Class
Certificateholder selected by the majority Certificateholder of the Controlling
Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling
Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to and acknowledged by the Trustee from time to time by such Holder (or
Certificate Owner).

                                      S-99

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to
25% of its initial Certificate Balance (or, if no Class of Sequential Pay
Certificates has a Certificate Balance at least equal to 25% of its initial
Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the
Class P Certificates.

     Subject to the limitations below, the Directing Certificateholder, and with respect to the Steeplegate Whole Loan, the Steeplegate Controlling Holder
are entitled to advise the Special Servicer and Master Servicer with respect to the following actions (the "Special Actions"). Neither the Special Servicer nor
the Master Servicer, as applicable, will be permitted to take any of the following actions without complying with the Approval Provisions (as defined below) (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given):

         (i) any proposed or actual foreclosure upon or comparable conversion
     (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

         (ii) any modification or waiver of a term of a Mortgage Loan;

         (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO
     Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates--Termination;
     Retirement of Certificates" or pursuant to a Purchase Option as described under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement);

         (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

         (v) any acceptance of substitute or additional collateral for a
     Mortgage Loan unless the lender is required to accept such collateral by the underlying loan documents;

         (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause
     (subject to certain exceptions set forth in the Pooling and Servicing
     Agreement);

         (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a
     Mortgage Loan (subject to certain exceptions set forth in the Pooling and
     Servicing Agreement);

         (viii) any acceptance of any discounted payoffs;

         (ix) any release of earnout reserve funds (other than as expressly required with no lender discretion by and/or is automatic under the related
     Mortgage Loan documents);

         (x) the release of any letters of credit that the lender is not required to accept based on the satisfaction of specific requirements set forth in the related underlying Mortgage Loan documentation;

         (xi) any approval of a material lease (in excess of 20% of leasable space) (other than as expressly required with no lender discretion by and/or is automatic under the related Mortgage Loan documents); and

         (xii) any change in property manager or franchise (other than as expressly required with no lender discretion by and/or is automatic under the related Mortgage Loan documents);

     The "Steeplegate Controlling Holder" will be (a) prior to the occurrence of a Steeplegate Control Appraisal Period, the Steeplegate B Noteholder, and
(b) during the occurrence and the continuation of a Steeplegate Control
Appraisal Period, the Directing Certificateholder.

     A "Steeplegate Control Appraisal Period" will exist if the initial principal balance of the Steeplegate B Note, minus the sum of (1) any payments of principal (whether as principal

                                     S-100

prepayments or otherwise) allocated to, and received on, the Steeplegate B
Note, (2) any Appraisal Reduction Amounts for the Steeplegate Mortgage Loan and
(3) any Realized Losses and unreimbursed Additional Trust Fund Expenses on the
Steeplegate Whole Loan, is less than or equal to 25% of the amount equal to the original Steeplegate B Note principal balance.

     The "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the maturity date of a
Mortgage Loan as described below:

         (i) with respect to any Non-Specially Serviced Mortgage Loan (other than the Steeplegate Mortgage Loan), the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action;

         (ii) with respect to (A) any Non-Specially Serviced Mortgage Loan
     (other than the Steeplegate Mortgage Loan) that involves an extension of the maturity date of such Mortgage Loan or (B) in connection with a Special
     Action for any Mortgage Loan (other than the Steeplegate Mortgage Loan), the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder;

         (iii) with respect to any Specially Serviced Mortgage Loan (other than the Steeplegate Mortgage Loan), the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action;

         (iv) with respect to the Steeplegate Mortgage Loan, the Master
     Servicer, if the Steeplegate Mortgage Loan is then a Non-Specially Serviced
     Mortgage Loan, will be required to seek the approval and consent of the
     Special Servicer, which consent will not be granted without the Special
     Servicer first obtaining the consent of the Steeplegate Controlling Holder, in connection with a Special Action; and

         (v) with respect to the Steeplegate Mortgage Loan, the Special
     Servicer, if the Steeplegate Mortgage Loan is then a Specially Serviced
     Mortgage Loan, will be required to seek the approval and consent of the
     Steeplegate Controlling Holder in connection with a Special Action.

     With respect to any extension or Special Action described in clause (ii)
above, the Special Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the Special Servicer as such time frame may be extended if the
Special Servicer is required to seek the consent of the Directing
Certificateholder or the Steeplegate Controlling Holder, as applicable, as described below or, if the consent of the Rating Agencies may be required. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii), the Directing
Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within ten business days of its receipt of such request. With respect to any Special
Action described in clause (iii) above, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing
Certificateholder does not respond in such time frame. With respect to any
Special Action described in clauses (ii) through (v) above, the Directing
Certificateholder or the Steeplegate Controlling Holder, as applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

     The Directing Certificateholder or the Steeplegate B Noteholder, as
applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder or the Steeplegate B
Noteholder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as

                                     S-101

applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee
to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special
Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, will disregard any such direction or objection.

     Neither the Directing Certificateholder nor the Steeplegate Controlling
Holder will have any liability whatsoever to the Trust or any
Certificateholders, other than the Controlling Class Certificateholders, and neither the Directing Certificateholder nor the Steeplegate Controlling Holder
will have any liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, pursuant to the
Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders, neither the
Directing Certificateholder nor the Steeplegate Controlling Holder will be protected against any liability to the Controlling Class Certificateholders which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder and the Steeplegate Controlling Holder may have special relationships and interests that conflict with those of holders of one or more classes of Certificates,
(ii) that the Directing Certificateholder and the Steeplegate Controlling
Holder may act solely in the interests of the holders of the Controlling Class on the interests of the Steeplegate B Noteholder, as applicable, (iii) that neither the Directing Certificateholder nor the Steeplegate Controlling Holder
have any duties to the holders of any Class of Certificates other than the
Controlling Class or the Steeplegate B Noteholder, as applicable, and (iv) that the Directing Certificateholder and the Steeplegate Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the
Steeplegate B Noteholder, as applicable.

     At any time that there is no Directing Certificateholder or Steeplegate B
Noteholder or that any such party has not been properly identified to the
Master Servicer and/or the Special Servicer, such servicer(s) will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

     The Master Servicer and Special Servicer will each be required to service and administer any set of Cross-Collateralized Mortgage Loans as a single
Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a
Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage
Loan. Similarly, no Cross-Collateralized Mortgage Loan will subsequently become a Corrected Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the
Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements", for additional important information regarding the terms and conditions of the Pooling and
Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A.
will be the Master Servicer through its Capital Markets Servicing Group
("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte,
North Carolina 28255. BOA-CMSG was formed in 1994 as a result of the Security
Pacific National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of
America NT&SA's trust group. As a result of the merger between Bank of America
NT&SA and NationsBank, N.A., BOA-CMSG

                                     S-102

was reorganized to perform warehouse and primary servicing for Bank of America,
N.A.'s conduit platform. As of September 30, 2004, BOA-CMSG acted as a full, master or primary servicer on approximately 3,350 loans which total approximately $27.5 billion. Bank of America, N.A. has been approved as a master servicer by S&P, Fitch and Moody's Investors Service, Inc. ("Moody's").

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or
other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     Midland Loan Services, Inc. ("Midland") will be the Special Servicer under the Pooling and Servicing Agreement. Midland, a wholly owned subsidiary of PNC
Bank, National Association, was incorporated under the laws of the State of
Delaware in 1998. Its principle servicing offices are located at 10851 Mastin
Street Building 82, Suite 700, Overland Park, Kansas 66210. As of September 30,
2004, Midland was servicing approximately 13,815 commercial and multifamily loans with an aggregate principal balance of approximately $92.6 billion. The collateral for such loans is located in all 50 states, the District of
Columbia, Puerto Rico, Guam and Canada. With respect to those loans, approximately 9,413 of the loans, with an aggregate principal balance of approximately $69.0 billion, pertain to commercial and multifamily mortgaged-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of
September 30, 2004, Midland was the named special servicer in approximately 84 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $48.8 billion. With respect to such transactions as of such date, Midland was administering approximately 164 assets with an outstanding principal balance of approximately $1.2 billion.
Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master
Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master
Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a
"Sub-Servicing Agreement") must provide that, if for any reason the Master
Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special
Servicer will assume such party's rights and obligations under such
Sub-Servicing Agreement if the Sub-Servicer meets certain conditions set forth in the Pooling and Servicing Agreement. The Master Servicer and Special
Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer
retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See--Servicing and Other Compensation and
Payment of Expenses" in this prospectus supplement.

                                     S-103

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. Accordingly, the Master Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below.

     The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan, the
Steeplegate Whole Loan and the Monument Whole Loan (including Specially
Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged
Property has become an REO Property), for each calendar month commencing with
January 2005 or any applicable portion thereof, will accrue at the applicable
Master Servicing Fee Rate and will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan, the Steeplegate Whole Loan or the Monument
Whole Loan or is deemed to accrue from time to time during such calendar month
(or portion thereof) on such REO Loan, as the case may be, and will be calculated on the same Interest Accrual Basis as is applicable for such
Mortgage Loan, the Steeplegate Whole Loan, the Monument Whole Loan or REO Loan,
as the case may be, and without giving effect to any Excess Interest that may accrue on an ARD Loan on or after its Anticipated Repayment Date. The "Master
Servicing Fee Rate" will range from approximately 0.04% to 0.12% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of
0.10% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master
Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate
Account, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("Permitted
Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing Agreement in the definition of "eligible account" at the time such investment was made.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due
Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess Interest)
accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess".
Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to
the extent not offset by Prepayment Interest Shortfalls) collected on the
Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest
Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon
Payment Interest Shortfalls, if any, incurred in connection with Balloon
Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of
Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loan during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its
Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.02% per annum, and
(2) all Prepayment Interest Excesses received in respect of the Mortgage Loans during the most recently ended Collection Period, plus

                                     S-104

(iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer, provided, however, that if a Prepayment Interest Shortfall occurs as a result of the
Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than
(v) on a Specially Serviced Mortgage Loan, (w) a payment of insurance proceeds or condemnation proceeds, (x) a payment subsequent to a default under the related Mortgage loan documents (provided the Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing
Standard and has obtained the consent of the Special Servicer), (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the
Compensating Interest Payment for the subject Collection Period, the amount in clause (ii) above shall be the aggregate of (A) all Master Servicing Fees for such Collection Period and (B) all Prepayment Interest Excesses and, to the
extent earned on principal prepayments, Net Investment Earnings received by the
Master Servicer during such Collection Period; and provided, further, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest
Shortfalls will not be cumulative.

     A "Balloon Payment Interest Shortfall" is, with respect to any Balloon
Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity
Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related
Determination Date, that would have accrued on the principal portion of such
Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity
(less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest). In no event will the rights of the Certificateholders to offset of the aggregate Prepayment
Interest Shortfalls be cumulative.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee. The "Special Servicing Fee" for any
particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, the
Steeplegate B Note and the Monument B Note) and each Mortgage Loan, the
Steeplegate Whole Loan and the Monument Whole Loan as to which the related
Mortgaged Property has become an REO Property, at a rate equal to 0.25% (25 basis points) per annum (the "Special Servicing Fee Rate"), on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and will be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced
Mortgage Loan or REO Loan, as the case may be and without giving effect to any
Excess Interest that may accrue on an ARD Loan on or after its Anticipated
Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account (or in the case of the Steeplegate B Note or the
Monument B Note, the related custodial account) from time to time. A "Workout
Fee" will in general be payable with respect to each Corrected Mortgage Loan.
As to each Corrected Mortgage Loan (and the Steeplegate B Note or the Monument
B Note), the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% (100 basis points) to, each collection of interest (other than Default Interest (as defined below) and
Excess Interest) and principal (including scheduled payments, prepayments,
Balloon Payments, Liquidation Proceeds (other than in connection with
Liquidation Proceeds paid by the Master Servicer, the Special Servicer or the holder or holders of

                                     S-105

Certificates evidencing a majority interest in such Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected
Mortgage Loan will cease to be payable if such loan again becomes a Specially
Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO
Property; provided that a new Workout Fee will become payable if and when such
Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, resigns or is replaced, it will retain the right to receive any and all Workout Fees payable with respect to (i) any Mortgage Loans serviced by it that became Corrected Mortgage Loans during the period that it acted as
Special Servicer and were still such at the time of such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) shall apply) any Specially Serviced Mortgage
Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced
Mortgage Loan but which had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer will not be entitled to any portion of such
Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially
Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds.
As to each such Specially Serviced Mortgage Loan and REO Property, the
Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% (100 basis points) to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid
Default Interest or Excess Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of,
Liquidation Proceeds received in connection with (i) the repurchase of any
Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling and
Servicing Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the Master Servicer, the Special Servicer, any holder or holders of
Certificates evidencing a majority interest in the Controlling Class or the
Steeplegate Controlling Holder which purchase occurs not later than 90 days following the Special Servicer's determination of fair value, as discussed below in "--Defaulted Mortgage Loans; Purchase Option", (iii) the purchase of any Mortgage Loan by the holder of a subordinate note or a mezzanine loan pursuant to a purchase option contained in the related intercreditor agreement which purchase occurs not later than 90 days following the Special Servicer's determination of fair value or (iv) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling
Class in connection with the termination of the Trust. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in
Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the
Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage
Loans (and, accordingly, such amounts will not be available for distribution to
Certificateholders). In addition, the Master Servicer as to Non-Specially
Serviced Mortgage Loans and the Special Servicer as to Specially Serviced
Mortgage Loans will also be entitled to retain as additional servicing compensation "Default Interest" (that is, interest (other

                                     S-106

than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (late payment charges and Default Interest are referred to in this prospectus supplement as
"Default Charges") only after such Default Charges has been applied: (1) to pay the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust
Fund for any interest on advances that were made with respect to any Mortgage
Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to
reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an
Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement.
The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.
In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer (or if applicable a
Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which
Advances, Advance Interest or Additional Trust Fund Expenses (including any
Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance
Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing
Certificateholder. Some or all of the items referred to in the prior paragraphs that are collected in respect of the Steeplegate B Note and the Monument B Note may also be paid to, and allocated between, the Master Servicer and the Special
Servicer, as additional compensation, as provided in the Pooling and Servicing
Agreement.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special
Servicer in connection with the servicing of a Mortgage Loan, the Steeplegate
Whole Loan or the Monument Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will constitute "Servicing Advances" (Servicing Advances and P&I
Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan, the
Steeplegate Whole Loan, the Monument Whole Loan or the related REO Property
("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an
REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the
Master Servicer to make Servicing Advances (which include certain Servicing
Advances that must be made within five business days in order to avoid a material adverse

                                     S-107

consequence to the Trust Fund (any such Advance, an "Emergency Advance"));
provided that the Special Servicer may, at its option, make such Servicing
Advance itself (including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially
Serviced Mortgage Loans and REO Properties which it fails to timely request the
Master Servicer to make. The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing
Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the
Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable
Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make
(regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the
Pooling and Servicing Agreement to make a Servicing Advance, but neither does so within 10 days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the
Master Servicer or Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance. If the Trustee fails to make such
Servicing Advance, then the Fiscal Agent will make such Servicing Advance.

     The Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent will be obligated to make Servicing Advances only to the extent that such
Servicing Advances are, in the reasonable judgment of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). The Trustee and the Fiscal
Agent will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer, the Trustee and the Fiscal Agent may, including at the direction of the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved, pay directly out of the Certificate Account (or, if the Steeplegate Whole Loan or
the Monument Whole Loan is involved, out of the related Custodial Account) any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master
Servicer (or the Special Servicer if a Specially Serviced Mortgage Loan or an
REO Property is involved) has determined in accordance with the Servicing
Standard that making such payment is in the best interests of the
Certificateholders, the Steeplegate B Noteholder (if the Steeplegate Whole Loan
is involved) and the Monument B Noteholder (if the Monument Whole Loan is
involved), as a collective whole, as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies,
setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements-- Certificate Account"
and "--Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2005 (or, as to any such year, such earlier date as is contemplated by the Pooling and
Servicing Agreement), each of the Master Servicer and the Special Servicer, at its expense, will cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as
the case may be) and that is a member of the American Institute of Certified
Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the

                                     S-108

Special Servicer, as the case may be, which includes an assertion that the
Master Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single
Association Program for Mortgage Bankers established by the Mortgage Bankers
Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public
Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling and Servicing Agreement also requires that, on or before a specified date in each year, commencing in 2005, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special
Servicer, as the case may be, has fulfilled its material obligations under the
Pooling and Servicing Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Mortgage Loans, the Steeplegate Whole Loan or
the Monument Whole Loan which are not Specially Serviced Mortgage Loans (each a
"Non-Specially Serviced Mortgage Loan")) (subject to obtaining the consent of the Special Servicer, the Steeplegate B Noteholder, the Monument B Noteholder
and the holder of a mezzanine loan (if any), as applicable) and the Special
Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described under
"--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement)
may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any
Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the
Directing Certificateholder, any mezzanine lender or the Steeplegate
Controlling Holder, as applicable, and to each of the following limitations, conditions and restrictions:

         (i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan, the Steeplegate Whole
     Loan or the Monument Whole Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan
     or affect the security for such Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A)
     the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the
     Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing
     Standard, (B) the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within 10 business days of the
     Special Servicer's receipt from the Master Servicer of the Master
     Servicer's recommendations and analysis and all information reasonably requested thereby as such time frame may be extended if the Special
     Servicer is required to seek the consent of the Directing

                                     S-109

     Certificateholder, the Steeplegate Cotnrolling Holder, the holder of a mezzanine loan (if any) or the Rating Agencies, as the case may be, in order to make an informed decision (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted); provided, that the Master
     Servicer (or the Special Servicer for Specially Serviced Mortgage Loans)
     may be required to obtain the consent of the Directing Certificateholder, the Steeplegate Controlling Holder or the holder of a mezzanine loan, if applicable;

         (ii) the Master Servicer may (with the consent of the Directing
     Certificateholder) extend the maturity date of any Mortgage Loan (including the Steeplegate Whole Loan or the Monument Whole Loan, if applicable) for up to 6 months (but no more than two such extensions by the Master Servicer will occur);

         (iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the
     Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the
     Special Servicer would materially impair the security for such Mortgage
     Loan, the Steeplegate Whole Loan or the Monument Whole Loan unless a material default on such Mortgage Loan, the Steeplegate Whole Loan or the
     Monument Whole Loan has occurred or, in the reasonable judgment of the
     Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to
     Certificateholders, the Steeplegate B Noteholder (if the Steeplegate Whole
     Loan is involved) and the Monument B Noteholder (if the Monument Whole Loan
     is involved), as a collective whole, on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

         (iv) the Special Servicer will not extend (or in the case of a
     Non-Specially Serviced Mortgage Loan consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan beyond the earliest of (A) five years prior to the Rated
     Final Distribution Date, the related date set forth in the Pooling and
     Servicing Agreement and (B) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the
     Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

         (v) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would result in an adverse REMIC event with respect to the REMIC I or REMIC
     II;

         (vi) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special
     Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan
     unless all related fees and expenses are paid by the related borrower;

         (vii) except for substitutions contemplated by the terms of the
     Mortgage Loans, the Steeplegate Whole Loan or the Monument Whole Loan, the
     Special Servicer will not permit (or, in the case of a Non-Specially
     Serviced Mortgage Loan, consent to the Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan unless the Special
     Servicer will have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable

                                     S-110

     environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

         (viii) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool--Certain Terms and
     Conditions of the Mortgage Loans-- Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the Mortgage
     Loans in effect on the Delivery Date, the Special Servicer will not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing a performing Mortgage Loan; except where a Mortgage Loan (or, in the case of a set of Cross-Collateralized Mortgage Loans, where such entire set of
     Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan, the Monument Whole Loan (if applicable) or the Steeplegate Whole Loan (if applicable) in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged
     Property (together with any substitute collateral) is, in the Special
     Servicer's reasonable judgment, adequate security for the remaining
     Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan and
     (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Offered Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (viii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations
Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage
Loan, the Steeplegate Whole Loan or the Monument Whole Loan in effect on the
Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i)
through (viii) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause
(viii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the Rating
Agencies in order to grant easements that do not materially affect the use or value of a Mortgaged Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan.

     With respect to the ARD Loans, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess
Interest, provided that the Master Servicer's determination to waive the right to such Excess Interest is reasonably likely to produce a greater payment to
Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the
Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the
Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess
Interest. The Directing Certificateholder's consent to a waiver request will be deemed

                                     S-111

granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (viii) of the preceding paragraph, the Special Servicer will have no right to waive the payment or Excess Interest.

     Any modification, extension, waiver or amendment of the payment terms of the Steeplegate Whole Loan or the Monument Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that none of the Trust, as holder of the Steeplegate Mortgage Loan and the Monument
Whole Loan, the Steeplegate B Noteholder or the Monument B Noteholder gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the Steeplegate B Note and the Monument B
Note:

         (i) no waiver, reduction or deferral of any amounts due on the
     Steeplegate Mortgage Loan or the Monument Mortgage Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Steeplegate B Note or the Monument B
     Note, respectively, and

         (ii) no reduction of the mortgage interest rate of the Steeplegate
     Mortgage Loan or the Monument Mortgage Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the
     Steeplegate B Note or the Monument B Note, respectively, to the maximum extent possible.

     The Master Servicer will not be required to seek the consent of any
Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans, the
Steeplegate Whole Loan or the Monument Whole Loan, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a
Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan and other routine approvals including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a master servicer on a routine basis; provided that any such modification, waiver or amendment may not affect a payment term of the
Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the
Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard. A "Defaulted
Mortgage Loan" is a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is more than 60 days delinquent in respect of its Balloon Payment unless (w) the related borrower is actively seeking a refinancing commitment, (x) the related borrower continues to make payments in the amount of its Monthly Payment, (y)
the Directing Certificateholder consents, and (z) the related borrower has delivered to the Master Servicer, on or before the 60th day after the Due Date of such Balloon Payment, a refinancing commitment reasonably acceptable to the
Master Servicer, for such longer period, not to exceed 120 days beyond the Due
Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the

                                     S-112

Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer
will each have an assignable option (such option will only be assignable after such option arises) (a "Purchase Option") to purchase the Defaulted Mortgage
Loan, subject to the purchase rights of the Steeplegate Controlling Holder, in the case of the Steeplegate Whole Loan, from the Trust Fund at a price (the
"Option Price") generally equal to (i) the unpaid principal balance of the
Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued
Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional
Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the
Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Special Servicer will, from time to time, but not less often than every ninety (90) days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority
Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged
Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a
Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Directing Certificateholder, will use its reasonable efforts to sell any REO
Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

                                     S-113

     The Special Servicer will give the Directing Certificateholder, the Master
Servicer, the Trustee and the Fiscal Agent not less than 10 days' prior written notice of its intention to sell any such REO Property, and will sell the REO
Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master
Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and
Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the
Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the
Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Special Servicer,
the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing herein will limit the liability of the Master Servicer, the Special
Servicer, the Trustee or the Fiscal Agent to the Trust and the
Certificateholders for failure to perform its duties in accordance herewith.
None of the Special Servicer, the Master Servicer, the Depositor, the Trustee
or the Fiscal Agent will have any liability to the Trust or any
Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged
Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged
Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property", or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In

                                     S-114

addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or self-storage facility, will not constitute "rents from real property". Any of the foregoing types of income instead constitute "net income from foreclosure property", which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2005, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than
REO Properties and Mortgaged Properties securing Specially Serviced Mortgage
Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) (or an entity employed by the Master Servicer for such purpose). In addition, the
Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related
Mortgage Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related
Mortgage Loan is a Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan, the Steeplegate Whole Loan or the
Monument Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged
Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace the Special Servicer. Such holder(s) will designate a replacement to so serve by the delivery to the
Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the
Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling and Servicing
Agreement, that the designated replacement will be bound by the terms of the
Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing Agreement.

                                     S-115

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through
Certificates, Series 2004-6, on or about December 22, 2004 (the "Delivery
Date") pursuant to a Pooling and Servicing Agreement, dated as of December 1,
2004, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee, REMIC Administrator and the Fiscal Agent (the "Pooling and Servicing
Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the
"Trust"), the assets of which (such assets collectively, the "Trust Fund")
include (among other things): (i) the Mortgage Loans and all payments thereunder and proceeds thereof due or received after the Cut-off Date
(exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the
Interest Reserve Account; and (iv) the Excess Liquidation Proceeds Reserve
Account (see "The Pooling and Servicing Agreements--Certificate Account" in the
accompanying prospectus).

     The Certificates will consist of 26 classes to be designated as: (i) the
Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-4 certificates, the Class A-AB Certificates and the Class A-5
Certificates (collectively, the "Class A Senior Certificates" and together with the Class X Certificates, the "Senior Certificates"); (ii) the Class A-J
Certificates, Class B Certificates, the Class C Certificates, the Class D
Certificates, the Class E Certificates, the Class F Certificates, the Class G
Certificates, the Class H Certificates, the Class J Certificates, the Class K
Certificates, the Class L Certificates, the Class M Certificates, the Class N
Certificates, the Class O Certificates and the Class P Certificates
(collectively, with the Class A Certificates, the "Sequential Pay
Certificates"); (iii) the Class XC Certificates and the Class XP Certificates
(the "Class X Certificates") (collectively with the Sequential Pay
Certificates, the "REMIC II Certificates"); (iv) the Class V Certificates; and
(v) the Class R-I Certificates and the Class R-II Certificates, (the Class R-I
and Class R-II Certificates collectively, the "REMIC Residual Certificates").
Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
Class A-J, Class XP, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement. Each
Class of Certificates is sometimes referred to in this prospectus supplement as a "Class".

     The Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class V and the REMIC Residual
Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-AB, Class A-5 and Class A-J Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof; (ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other
Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust
Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a
"Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such
Class, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of

                                     S-116

Certificates will be maintained and transferred on the book-entry records of
DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate
Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the
"Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective classes of
Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 10%):

                                                  APPROXIMATE
                             CERTIFICATE         PERCENTAGE OF     APPROXIMATE
                              BALANCE OR              POOL           CREDIT
        CLASS              NOTIONAL AMOUNT          BALANCE          SUPPORT
---------------------   ---------------------   ---------------   ------------

  A-1 ...............      $   42,300,000             4.422%      20.000%
  A-2 ...............      $  193,677,000            20.247%      20.000%
  A-3 ...............      $  220,804,000            23.082%      20.000%
  A-4 ...............      $   35,443,000             3.705%      20.000%
  A-AB ..............      $   35,645,000             3.726%      20.000%
  A-5 ...............      $  237,402,000            24.818%      20.000%
  A-J ...............      $   56,200,000             5.875%      14.125%
  XP ................      $  927,083,000(1)          N/A             N/A
  B .................      $   19,131,000             2.000%      12.125%
  C .................      $    9,566,000             1.000%      11.125%
  D .................      $   17,936,000             1.875%       9.250%
  E .................      $    9,566,000             1.000%       8.250%
  F .................      $   14,349,000             1.500%       6.750%
  G .................      $    9,566,000             1.000%       5.750%
  H .................      $   13,153,000             1.375%       4.375%
  J .................      $    5,979,000             0.625%       3.750%
  K .................      $    4,783,000             0.500%       3.250%
  L .................      $    4,783,000             0.500%       2.750%
  M .................      $    3,587,000             0.375%       2.375%
  N .................      $    3,587,000             0.375%       2.000%
  O .................      $    4,783,000             0.500%       1.500%
  P .................      $   14,349,348             1.500%       0.000%
  XC ................      $  956,589,348(1)          N/A             N/A

----------------
(1)   Notional Amount.

     The "Certificate Balance" of any Class of Sequential Pay Certificates
outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of
Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and certain Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See "--Distributions" and
"--Subordination; Allocation of Losses and Certain Expenses" below.

     The Class XC and Class XP Certificates will not have Certificate Balances.
For purposes of calculating the amount of accrued interest, however, each of those classes will have a Notional Amount (a "Notional Amount").

                                     S-117

     The Notional Amount of the Class XC Certificates will equal the aggregate
Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately $956,589,348, although it may be as much as 10% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

     o   during the period following the initial issuance of the Certificates through and including the Distribution Date in June 2005, the sum of
         (a) the lesser of $39,100,000 and the Certificate Balance of the Class
         A-1 Certificates outstanding from time to time and (b) the aggregate
         Certificate Balances of the Class A-2, Class A-3, Class A-4, Class
         A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class
         F, Class G, Class H, Class J, Class K and Class L Certificates
         outstanding from time to time;

     o   during the period following the Distribution Date in June 2005 through and including the Distribution Date in December 2005, the sum of (a)
         the lesser of $29,917,000 and the Certificate Balance of the Class A-1
         Certificates outstanding from time to time and (b) the aggregate
         Certificate Balances of the Class A-2, Class A-3, Class A-4, Class
         A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class
         F, Class G, Class H, Class J, Class K and Class L Certificates
         outstanding from time to time;

     o   during the period following the Distribution Date in December 2005 through and including the distribution date in June 2006, the sum of
         (a) the lesser of $9,937,000 and the Certificate Balance of the Class
         A-1 Certificates outstanding from time to time and (b) the aggregate
         Certificate Balances of the Class A-2, Class A-3, Class A-4, Class
         A-AB, Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class
         F, Class G, Class H, Class J, Class K and Class L Certificates
         outstanding from time to time;

     o   during the period following the Distribution Date in June 2006 through and including the Distribution Date in December 2006, the sum of (a)
         the lesser of $184,123,000 and the Certificate Balance of the Class A-2
         Certificates outstanding from time to time and (b) the aggregate
         Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class
         A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
         Class H, Class J, Class K and Class L Certificates outstanding from time to time;

     o   during the period following the Distribution Date in December 2006 through and including the Distribution Date in June 2007, the sum of
         (a) the lesser of $128,439,000 and the Certificate Balance of the Class
         A-2 Certificates outstanding from time to time, (b) the aggregate
         Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class
         A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
         Class H, Class J and Class K Certificates outstanding from time to time and (c) the lesser of $3,670,000 and the Certificate Balance of the
         Class L Certificates outstanding from time to time;

     o   during the period following the Distribution Date in June 2007 through and including the Distribution Date in December 2007, the sum of (a)
         the lesser of $109,319,000 and the Certificate Balance of the Class A-2
         Certificates outstanding from time to time, (b) the aggregate
         Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class
         A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
         Class H and Class J Certificates outstanding from time to time and (c)
         the lesser of $4,086,000 and the Certificate Balance of the Class K
         Certificates outstanding from time to time;

     o   during the period following the Distribution Date in December 2007 through and including the Distribution Date in June 2008, the sum of
         (a) the lesser of $90,137,000 and the Certificate Balance of the Class
         A-2 Certificates outstanding from time to time, (b) the aggregate
         Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class
         A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
         and Class H Certificates outstanding from time to time and (c) the lesser of $5,818,000 and the Certificate Balance of the Class J
         Certificates outstanding from time to time;

                                     S-118

     o   during the period following the Distribution Date in June 2008 through and including the Distribution Date in December 2008, the sum of (a)
         the lesser of $69,147,000 and the Certificate Balance of the Class A-2
         Certificates outstanding from time to time, (b) the aggregate
         Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class
         A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G
         and Class H Certificates outstanding from time to time and (c) the lesser of $1,689,000 and the Certificate Balance of the Class J
         Certificates outstanding from time to time;

     o   during the period following the Distribution Date in December 2008 through and including the Distribution Date in June 2009, the sum of
         (a) the lesser of $204,244,000 and the Certificate Balance of the Class
         A-3 Certificates outstanding from time to time, (b) the aggregate
         Certificate Balances of the Class A-4, Class A-AB, Class A-5, Class
         A-J, Class B, Class C, Class D, Class E, Class F and Class G
         Certificates outstanding from time to time and (c) the lesser of
         $10,830,000 and the Certificate Balance of the Class H Certificates
         outstanding from time to time;

     o   during the period following the Distribution Date in June 2009 through and including the Distribution Date in December 2009, the sum of (a)
         the lesser of $105,078,000 and the Certificate Balance of the Class A-3
         Certificates outstanding from time to time, (b) the aggregate
         Certificate Balances of the Class A-4, Class A-AB, Class A-5, Class
         A-J, Class B, Class C, Class D, Class E, Class F and Class G
         Certificates outstanding from time to time and (c) the lesser of
         $7,027,000 and the Certificate Balance of the Class H Certificates
         outstanding from time to time;

     o   during the period following the Distribution Date in December 2009 through and including the Distribution Date in June 2010, the sum of
         (a) the lesser of $95,180,000 and the Certificate Balance of the Class
         A-3 Certificates outstanding from time to time, (b) the lesser of
         $31,818,000 and the Certificate Balance of the Class A-AB Certificates
         outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class A-5, Class A-J, Class B, Class C, Class D,
         Class E, Class F and Class G Certificates outstanding from time to time and (d) the lesser of $3,768,000 and the Certificate Balance of the
         Class H Certificates outstanding from time to time;

     o   during the period following the Distribution Date in June 2010 through and including the Distribution Date in December 2010, the sum of (a)
         the lesser of $87,306,000 and the Certificate Balance of the Class A-3
         Certificates outstanding from time to time, (b) the lesser of
         $26,628,000 and the Certificate Balance of the Class A-AB Certificates
         outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class A-5, Class A-J, Class B, Class C, Class D,
         Class E, Class F and Class G Certificates outstanding from time to time and (d) the lesser of $672,000 and the Certificate Balance of the Class
         H Certificates outstanding from time to time;

     o   during the period following the Distribution Date in December 2010 through and including the Distribution Date in June 2011, the sum of
         (a) the lesser of $79,920,000 and the Certificate Balance of the Class
         A-3 Certificates outstanding from time to time, (b) the lesser of
         $21,010,000 and the Certificate Balance of the Class A-AB Certificates
         outstanding from time to time, (c) the aggregate Certificate Balances of the Class A-4, Class A-5, Class A-J, Class B, Class C, Class D,
         Class E and Class F Certificates outstanding from time to time and (d)
         the lesser of $7,233,000 and the Certificate Balance of the Class G
         Certificates outstanding from time to time;

     o   during the period following the Distribution Date in June 2011 through and including the Distribution Date in December 2011, the sum of (a)
         the lesser of $197,349,000 and the Certificate Balance of the Class A-5
         Certificates outstanding from time to time, (b) the aggregate
         Certificate Balances of the Class A-J, Class B, Class C, Class D, Class
         E and Class F Certificates outstanding from time to time and (c) the lesser of $4,438,000 and the Certificate Balance of the Class G
         Certificates outstanding from time to time; and

     o   following the distribution date in December 2011, $0.

                                     S-119

     The total initial Notional Amount of the Class XP Certificates will be approximately $927,083,000, although it may be as much as 10% larger or smaller.

     Neither the Class V Certificates nor REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized
Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C and Class D
Certificates on any Distribution Date will be the Pass-Through Rates indicated
on the cover page of this prospectus supplement.

     The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately 0.64733% per annum. The
Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the
December 2011 Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as "Class XP Strip Rates", at which interest accrues from time to time on the respective components of the Notional
Amount of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates. If all or a designated portion of the
Certificate Balance of any Class of Certificates is identified under
"--Certificate Balance and Notional Amount" above as being part of the Notional
Amount of the Class XP Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP
Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the December 2011 Distribution
Date on any particular component of the Notional Amount of the Class XP
Certificates immediately prior to the related Distribution Date, the applicable
Class XP Strip Rate will equal (a) with respect to the Class F Certificates,
0.04400% (the "Class XP (Class F) Fixed Strip Rate") and (b) with respect to each other applicable class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component, the excess, if any of:

         (1) the lesser of (a) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (b) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over

         (2) the Pass-Through Rate in effect during such interest accrual period for such class of Certificates.

     Following the December 2011 Distribution Date, the Class XP Certificates
will cease to accrue interest. In connection therewith, the Class XP
Certificates will have a 0% Pass-Through Rate for the January 2012 Distribution
Date and for each Distribution Date thereafter.

     The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately 0.04958% per annum. The
Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as "Class XC Strip Rates", at which interest accrues from time to time on the respective components of the
Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain
Classes of Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a

                                     S-120

separate component of the Notional Amount of the Class XC Certificates;
provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under "--Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class XP
Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period.
For purposes of accruing interest for each Distribution Date prior to January
2012 on any particular component of the Notional Amount of the Class XC
Certificates immediately prior to the related Distribution Date, the applicable
Class XC Strip Rate will be calculated as follows:

         (1) if such particular component consists of the entire Certificate
     Balance of any class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the
     Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
     (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b)(x) with respect to the Class F Certificates, the sum of
     (i) the Class XP (Class F) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution
     Date for the Class F Certificates, and (y) for each applicable class of
     Certificates, the greater of (i) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the
     Pass-Through Rate in effect during such interest accrual period for such
     Class of Certificates.

         (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip
     Rate will equal the excess, if any, of (a) the Weighted Average Net
     Mortgage Rate for such interest accrual period, over (b)(x) with respect to the Class F Certificates, the sum of (i) the Class XP (Class F) Fixed Strip
     Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class F Certificates, and (y)
     for each applicable class of Certificates, the greater of (i) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates;

         (3) if such particular component consists of the entire Certificate
     Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional
     Amount of the Class XP Certificates immediately prior to the related
     Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates; and

         (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates
     immediately prior to the related Distribution Date, then the applicable
     Class XC Strip Rate will equal the excess, if any, of (a) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over (b) the
     Pass-Through Rate in effect during such interest accrual period for such
     Class of Certificates.

     For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the December 2011 Distribution Date, the
Certificate Balance of each Class of Certificates (other than the Class V,
Class R-I, Class R-II, Class XP and Class XC Certificates) will constitute one or more separate components of the Notional Amount of the Class XC
Certificates, and the applicable Class XC Strip Rate with respect to each such
Component for each such interest

                                     S-121

period will equal the excess, if any, of (a) the Weighted Average Net Mortgage
Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose
Certificate Balance makes up such component.

     For purpose of calculating the Class XC and Class XP Strip Rates, the
Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

     The Pass-Through Rates for the Class A-1, Class A-2, Class A-3, Class A-4
and Class A-AB Certificates are fixed per annum rates equal to 3.80100%,
4.16100%, 4.51200%, 4.62500%, and 4.57500%, respectively.

     The approximate initial Pass-Through Rates for the Class A-5, Class A-J,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
are per annum rates equal to 4.81100%, 4.87000%, 4.65500%, 4.65500%, 4.65500%,
4.65500%, 4.65500%, 4.65500%, and 4.65500%, respectively. For any subsequent date, the Pass-Through Rates for the Class A-5, Class A-J, Class J, Class K,
Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage
Rate.

     The approximate initial Pass-Through Rates for the Class B, Class C and
Class D Certificates are 4.90200%, 4.92700% and 4.98600%, respectively. For any subsequent date, the Pass-Through Rates for the Class B, Class C and Class D
Certificates will be 4.90200%, 4.92700% and 4.98600%, respectively, subject to a cap equal to the Weighted Average Net Mortgage Rate.

     The approximate initial Pass-Through Rate for the Class F Certificates is a per annum rate equal to 5.17465%. For any subsequent date, the Pass-Through
Rate for the Class F Certificates is a per annum rate equal to the Weighted
Average Net Mortgage Rate less 0.07400%.

     The approximate initial Pass-Through Rate for each of the Class G and
Class H Certificates is a per annum rate equal to 5.24865%. For any subsequent date, the Pass-Through Rate for the Class G and Class H Certificates is a per
annum rate equal to the Weighted Average Net Mortgage Rate.

     The Class V Certificates will be entitled to receive distributions in respect of Excess Interest, and the Class V Certificates will not have a
Pass-Through Rate, a Certificate Balance or a Notional Amount.

     "Weighted Average Net Mortgage Rate" for any Distribution Date means the weighted average of the Net Mortgage Rates for all the Mortgage Loans immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances (as defined in this prospectus supplement).

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate minus the Administrative
Fee Rate; provided, however, that for purposes of calculating the Pass-Through
Rate for each Class of REMIC II Certificates from time to time, the Net
Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve
30-day months, which is the basis on which interest accrues in respect of the
REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a
360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related
Administrative Fee Rate); provided, however, that with respect to such Mortgage
Loans the Mortgage Rate for the one month period (a) prior to the due dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related
Mortgage Note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or
February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the
Mortgage Loans

                                     S-122

ranged from 4.560% per annum to 6.378% per annum, with a Weighted Average Net
Mortgage Rate of 5.249% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The "Administrative Fee Rate" is the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated (as more particularly described in Annex A to this prospectus supplement).

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution
Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period. In addition, to the extent that principal from general collections is used to reimburse Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount will not reduce the Stated Principal Balance prior to liquidation or disposition of the related Mortgage Loan or a final recovery determination with respect thereto
(other than for purposes of computing the Weighted Average Net Mortgage Rate).

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such
Distribution Date occurs. The first Collection Period applicable to the Offered
Certificates will begin immediately following the Cut-off Date and will end on the Determination Date in January 2005. The "Determination Date" for each
Distribution Date will be the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related Distribution Date.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if any such 10th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in January 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede &
Co. will be the registered holder of the Offered Certificates. See
"--Registration and Denominations" above. The final distribution on any
Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or
Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a
Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the
"Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

                                     S-123

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The
"Available Distribution Amount" for any Distribution Date will, in general, equal

         (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

               (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

               (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

               (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

               (iv) Excess Interest (which is distributable solely to the Class
         V Certificates as described in this prospectus supplement);

               (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master
         Servicer, the Special Servicer, any Sub-Servicers, the Trustee or the
         Fiscal Agent as compensation (including Trustee Fees, Master Servicing
         Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and
         Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

               (vi) amounts deposited in the Certificate Account in error;

               (vii) all funds released from the Excess Liquidation Proceeds
         Account with respect to such Distribution Date;

               (viii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount; and

               (ix) with respect to the first Distribution Date, the related
         Interest Deposit Amount; and

         (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest
     Payments made by the Master Servicer to cover Prepayment Interest
     Shortfalls incurred during the related Collection Period and for the
     Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates--Interest Reserve
     Account".

     The "Interest Deposit Amount" is $21,210, with respect to one Mortgage
Loan identified in Annex A hereto as Loan Number 58583. The Interest Deposit
Amount represents the amount of interest that would have accrued at the related
Mortgage Rate on the Stated Principal Balance as of December 1, 2004 of such
Mortgage Loan had such Mortgage Loan been originated on December 1, 2004, for the period from and including December 1, 2004 to but excluding the date of origination of such Mortgage Loan.

     See "The Pooling and Servicing Agreements--Certificate Account" in the
accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                                     S-124

         (1) concurrently, to distributions of interest to the holders of the
     Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
     Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates,
     Class XC Certificates and Class XP Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of such
     Classes of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-AB and Class A-5 Certificates, in reduction of the Certificate
     Balances thereof: (A) first, to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Class A-AB Certificates are reduced to the Class A-AB Planned
     Principal Balance, (B) second, to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the above distribution on the Class A-AB Certificates) for such
     Distribution Date, until the Class A-1 Certificates are reduced to zero,
     (C) third, to the Class A-2 Certificates, in an amount equal to the
     Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1 and Class A-AB Certificates) for such
     Distribution Date, until the Class A-2 Certificates are reduced to zero,
     (D) fourth, to the Class A-3 Certificates, in an amount equal to the
     Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-AB
     Certificates) for such Distribution Date, until the Class A-3 Certificates are reduced to zero, (E) fifth, to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and
     Class A-AB Certificates) for such Distribution Date, until the Class A-4
     Certificates is reduced to zero; (F) sixth, to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2,
     Class A-3 and Class A-4 Certificates, and the planned balance distribution pursuant to clause (A) above on the Class A-AB Certificates) for such
     Distribution Date, until the Class A-AB Certificates are reduced to zero and (G) seventh, to the Class A-5 Certificates, in an amount equal to
     Principal Distribution Amount (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and
     Class A-AB Certificates) for such Distribution Date, until the Class A-5
     Certificates are reduced to zero;

         (3) to reimburse the holders of the Class A-1 Certificates, Class A-2
     Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB
     Certificates and Class A-5 Certificates up to an amount equal to, and pro rata as among such Classes in accordance with the respective amounts of
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

         (4) to make payments on the other Classes of Certificates
     (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate
Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "--Termination; Retirement of Certificates"
below), the payments of principal to be made as contemplated by clause (2)
above with respect to the Class A-1 Certificates, Class A-2 Certificates, Class
A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates and Class A-5
Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such
Classes.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

                                     S-125

         (1) to pay interest to the holders of Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such
     Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (2) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates and Class A-5 Certificates have been reduced to zero, to pay principal to the holders of the Class A-J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such
     Class of Certificates and (b) the remaining portion of the Principal
     Distribution Amount for such Distribution Date;

         (3) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (4) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (5) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates and Class A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

         (6) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (7) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (8) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates and Class
     B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

         (9) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (10) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (11) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

         (12) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

                                     S-126

         (13) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (14) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

         (15) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (16) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (17) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates and Class E
     Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

         (18) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (19) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (20) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

         (21) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (22) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (23) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

                                     S-127

         (24) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (25) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (26) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates and Class H
     Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

         (27) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (28) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (29) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

         (30) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (31) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (32) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

         (33) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (34) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-128

         (35) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates, Class J Certificates, Class K Certificates and Class L
     Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

         (36) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (37) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (38) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates, Class J Certificates, Class K Certificates, Class L
     Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

         (39) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (40) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (41) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates, Class J Certificates, Class K Certificates, Class L
     Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

         (42) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

         (43) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (44) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-J Certificates, Class B
     Certificates, Class C Certificates, Class D Certificates, Class E
     Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates, Class J Certificates, Class K Certificates, Class L
     Certificates, Class M Certificates, Class N Certificates and Class O

                                     S-129

     Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

         (45) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid; and

         (46) to pay to the holders of the Class R-I Certificates and the Class
     R-II Certificates, the balance, if any, of the Available Distribution
     Amount in REMIC I and REMIC II, respectively, for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38), (41) and (44) above with respect to any Class of Sequential Pay
Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of
Certificates.

     Excess Liquidation Proceeds. Except to the extent Realized Losses or
Additional Trust Fund Expenses have been allocated to any class of
Certificates, Excess Liquidation Proceeds will not be available for distribution from an account (the "Excess Liquidation Proceeds Reserve
Account") to the Holders of the Certificates. "Excess Liquidation Proceeds" are
the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or
REO Property, net of expenses, unpaid servicing compensation and related
Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" in respect of each Class of REMIC II Certificates for each
Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class'
allocable share (calculated as described below) of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II
Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional
Amount, as the case may be, outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of
Certificates.

     The Master Servicer will be required to make Compensating Interest
Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for
any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection
Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement. The Net Aggregate Prepayment
Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all classes of Certificates (other than the Class V and the REMIC Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such
Class for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any
Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

                                     S-130

         (a) the principal portions of all Monthly Payments (other than Balloon
     Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in the Mortgage Pool for their respective Due Dates occurring during the related Collection Period;

         (b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related Collection Period;

         (c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated maturity date occurred during or prior to the related
     Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment)
     due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related
     Collection Period and not previously recovered;

         (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
     received on the Mortgage Loans in the Mortgage Pool during the related
     Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly
     Payment (other than a Balloon Payment) due, or the principal portion of any
     Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

         (e) the excess, if any, of Principal Distribution Amount, for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect and the Principal Distribution Amount, on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage
Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or
Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     Class A-AB Planned Principal Balance.

     The "Class A-AB Planned Principal Balance" for any Distribution Date is
the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate
Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class
A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount, as applicable, will be distributed on the Class A-AB Certificates until the Certificate
Balance of the Class A-AB Certificates is reduced to zero.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i)
any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such
Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect

                                     S-131

immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The
Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly
Payment (or, in the case of a Mortgage Loan delinquent in respect of its
Balloon Payment as described in the prior sentence, the Assumed Monthly
Payment) due on the last Due Date prior to the acquisition of such REO
Property.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V
Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates.
The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

     Distributions of Prepayment Premiums. On each Distribution Date,
Prepayment Premiums collected on the Mortgage Loans during the related
Prepayment Period will be distributed by the Trustee to the following Classes:
to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
Class A-5, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates on such Distribution Date, (b) the Base Interest Fraction for the
related principal payment on such Class of Certificates, and (c) the amount of
Prepayment Premium collected on such principal prepayment during the related
Prepayment Period. Any Prepayment Premiums collected during the related
Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class XP Certificates, 95% and 5%, respectively until and including the Distribution Date in December 2011 and (ii) following such Distribution Date entirely to the holders of the Class XC Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the
Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the
Prepayment Premium with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such
Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such principal prepayment. However, under no circumstances shall the
Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and
(y) the Pass-Through Rate described in the preceding sentence, then the Base
Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class R-I or
Class R-II Certificates. Instead, after the Certificate Balances of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class
B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed (i) to holders of the
Class XC and Class XP Certificates, 95% and 5%, respectively until and including the Distribution Date in December 2011 and (ii) following such
Distribution Date entirely to the holders of the Class XC Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related
Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage

                                     S-132

Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage
Loans-- Prepayment Premiums Present Special Risks" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the
Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal
Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the
Trustee, incurred in connection with the operation and disposition of such REO
Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage
Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3
Certificates, Class A-4 Certificates, Class A-AB Certificates and Class A-5
Certificates, of principal equal to, in each such case, the entire related
Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable
Certificate Interest payable in respect of their Certificates on each
Distribution Date, and the ultimate receipt by holders of the other Classes of
Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate
Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available Distribution Amount"
above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     This subordination provided by the Subordinate Certificates, to the extent described herein with respect to the related Mortgage Loans, is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB
Certificates and Class A-5 Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their
Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of
Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--The Available
Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

                                     S-133

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the
Mortgage Pool that will be outstanding immediately following such Distribution
Date is less than the then aggregate Certificate Balance of the Sequential Pay
Certificates, the Certificate Balances of the Class P, Class O, Class N, Class
M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D,
Class C, Class B and Class A-J Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related
Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective
Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates
Class A-3 Certificates, Class A-4 Certificates, Class A-AB Certificates and
Class A-5 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the
Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal.
Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

     "Realized Losses" are losses on or in respect of the Mortgage Loans, the
Steeplegate Whole Loan or the Monument Whole Loan arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any
Defaulted Mortgage Loan (or any Mortgage Loan, the Steeplegate Whole Loan or
the Monument Whole Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan")) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan (or
REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the
Collection Period in which the final recovery determination was made, plus
(iii) any related unreimbursed Servicing Advances as of the commencement of the
Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such
Collection Period related to the Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan (or REO Loan) during the Collection Period in which such final recovery determination was made (net of any related Liquidation
Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the
Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all
Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special
Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, (iii)
the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee and/or the Fiscal Agent as described under "The Trustee and the Fiscal
Agent--Indemnification" in this prospectus supplement and under "The Pooling and Servicing Agreements--Certain Matters Regarding the Trustee" in the
accompanying prospectus, certain reimbursements to the Master Servicer, the
Special Servicer, the REMIC Administrator and the Depositor as described under
"The

                                     S-134

Pooling and Servicing Agreements--Certain Matters Regarding the Master
Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in
the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under
"Certain Federal Income Tax Consequences--Possible Taxes on Income From
Foreclosure Property" herein and "Certain Federal Income Tax Consequences--
REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any
Mortgaged Property securing a Defaulted Mortgage Loan (see "The Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the
accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain an "Excess Interest
Distribution Account" (which may be a sub-account of the Distribution Account)
in the name of the Trustee for the benefit of the Class V Certificateholders.
Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection
Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

INTEREST RESERVE ACCOUNT

     The Master Servicer will be required to establish and maintain an
"Interest Reserve Account" (which may be a sub-account of the Certificate
Account) in the name of the Trustee for the benefit of the holders of the
Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, for deposit into the Interest
Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). The "Master Servicer
Remittance Date" for any month is the business day preceding each Distribution
Date. On each Master Servicer Remittance Date occurring in March, the Master
Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable)
and February, if any, and deposit such amount into the Certificate Account. The
Master Servicer may invest amounts on deposit in the Interest Reserve Account in Permitted Investments for its own account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing
Agreement, funds held in the Certificate Account (or with respect to the
Steeplegate Whole Loan or the Monument Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the
Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon
Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans, the Steeplegate Mortgage Loan and the
Monument Mortgage Loan, respectively, during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise

                                     S-135

collected as of the close of business on the business day prior to the Master
Servicer Remittance Date. The Master Servicer's obligations to make P&I
Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount (as defined below) exists with respect to any Required
Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such
Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by
(ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal
Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. For purposes of determining its advancing obligations in this regard, including calculation of any Appraisal Reduction Amount, the Master Servicer will treat the Steeplegate
Whole Loan or the Monument Whole Loan as a single mortgage loan and any such
Appraisal Reduction Amount in excess of the principal balance of the
Steeplegate B Note or the Monument B Note, as applicable, shall be allocated to the related Mortgage Loan. None of the Master Servicer, the Trustee or the
Fiscal Agent will make a P&I Advance with respect to the Steeplegate B Note or the Monument B Note. See "Description of the Certificates--Appraisal
Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the Master Servicer fails to make a required
P&I Advance, the Trustee or the Fiscal Agent will be required to make such P&I
Advance. See "The Trustee and the Fiscal Agent" in this prospectus supplement.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any Related
Proceeds (or, with respect to the Steeplegate B Note or the Monument B Note, from the custodial account maintained with respect to the Steeplegate Whole
Loan or the Monument Whole Loan, respectively). Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make any P&I Advance that it (or the Special Servicer) determines in its reasonable good faith judgment would, if made, not be recoverable (including interest thereon) out of Related Proceeds (a "Nonrecoverable P&I Advance"; and,
together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances").
The Trustee and the Fiscal Agent will be entitled to rely on any non-recoverability determination made by the Master Servicer. The Trustee, the
Fiscal Agent and Master Servicer will be entitled to rely on the determination made by the Special Servicer. None of the Master Servicer, the Trustee or the
Fiscal Agent will make a P&I Advance for Excess Interest or a Prepayment
Premium. The Master Servicer, the Special Servicer, Trustee and the Fiscal
Agent, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such
Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer,
Trustee or the Fiscal Agent, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such
Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement
Amounts (as defined below)). After such initial six months, the Master
Servicer, the Special Servicer, Trustee or the Fiscal Agent, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable
Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being

                                     S-136

reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the
Master Servicer, the Special Servicer, Trustee or the Fiscal Agent, as
applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the
Special Servicer, Trustee or the Fiscal Agent, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion)
(with such Nonrecoverable Advances being reimbursed before Workout-Delayed
Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer, constitute a violation of the
Servicing Standard and/or with respect to the Trustee and the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee or Fiscal
Agent, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special
Servicer's (or Trustee's or Fiscal Agent's, if applicable) ability to recover
Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or Special Servicer (or
Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a
Nonrecoverable Advance or the determination in clause (1) above, or (3) the
Master Servicer or Special Servicer has not timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance;
provided that, if clause (1), (2) or (3) apply, the Master Servicer or the
Special Servicer (or Trustee or Fiscal Agent, if applicable) will give each
Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable
Advances from amounts in the Certificate Account allocable to interest on the
Mortgage Loans as soon as reasonably practicable in such circumstances. The
Master Servicer or the Special Servicer (or Trustee or Fiscal Agent, if
applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

     If the Master Servicer, the Special Servicer, the Fiscal Agent or the
Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances
(together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal
Distribution Amount, which, but for its application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available Distribution Amount for any subsequent Distribution Date.

     If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such
Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in

                                     S-137

respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal
Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

     If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, that on any
Distribution Date when (1) less than 10% of the initial aggregate Stated
Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid
Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the
Master Servicer, Special Servicer, Trustee or the Fiscal Agent, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as applicable, may obtain reimbursement of any outstanding
Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, Special Servicer, Trustee or the Fiscal
Agent, as applicable, to choose voluntarily to seek reimbursement of
Workout-Delayed Reimbursement Amounts solely from collections of principal. The
Master Servicer, Special Servicer, Trustee or the Fiscal Agent, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, "Workout-Delayed Reimbursement Amount" means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such
Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of 3 monthly payments under its modified terms, would then constitute) a
Corrected Mortgage Loan, together with (to the extent accrued and unpaid)
interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance recoverable in the same manner as any other Nonrecoverable Advance. See "Description of the
Certificates-- Advances in Respect of Delinquencies" and "The Pooling and
Servicing Agreements--Certificate Account" in the accompanying prospectus.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such
"prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. The interest referred to in the immediately preceding sentence is referred to in this prospectus supplement as "Advance
Interest". Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such
Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding
Advances will result in a reduction in amounts payable on the Certificates.

                                     S-138

APPRAISAL REDUCTIONS

     Promptly following the occurrence of any of the following events (1) any
Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan becoming a
Modified Mortgage Loan; (2) any Monthly Payment with respect to any Mortgage
Loan, the Steeplegate Whole Loan or the Monument Whole Loan remains unpaid for
60 days past the Due Date for such payment; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage
Loan becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; (4) the passage of 60 days after the
Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property; (5) the related
Mortgaged Property becoming an REO Property or (6) if a Mortgage Loan, the
Steeplegate Whole Loan or the Monument Whole Loan has been extended three times upon the 60th day after the third extension (an "Appraisal Trigger Event") with respect to any Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole
Loan (each such loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain (or, if such Mortgage Loan, the Steeplegate Whole Loan or the Monument Whole Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior twelve months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special Servicer's judgment, would materially affect the value of the Mortgaged Property, and will deliver a copy of such appraisal to the Trustee, the Master Servicer, the
Directing Certificateholder and the Steeplegate Controlling Holder (but only if the Steeplegate Mortgage Loan has become a Required Appraisal Loan). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction
Amount" for any Required Appraisal Loan will, in general, be an amount
(calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special
Servicer pursuant to the Pooling and Servicing Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal
Loan) equal to the excess, if any, of:

         (1) the sum of (a) the Stated Principal Balance of such Required
     Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required
     Appraisal Loan through the most recent Due Date prior to such Determination
     Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee
     Fees and Additional Trust Fund Expenses accrued with respect to such
     Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the
     Fiscal Agent with respect to such Required Appraisal Loan and reimbursable out of the Trust Fund, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds; over

         (2) the sum of (x) the excess, if any, of (i) 90% of the Appraisal
     Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the applicable Special Servicer may deem appropriate (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special
     Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and
     Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any escrow payments reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property

                                     S-139

     (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged
     Property or REO Property, as applicable, referred to in clause (2)(x)(i)
     above).

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the
Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     For so long as any Mortgage Loan, the Steeplegate Whole Loan or the
Monument Whole Loan or REO Loan remains a Required Appraisal Loan, the Special
Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required
Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master Servicer, the Directing
Certificateholder and the Steeplegate Controlling Holder (but only if such
Required Appraisal Loan is the Steeplegate Mortgage Loan). If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and the
Steeplegate Controlling Holder (but only if such Required Appraisal Loan is the
Steeplegate Mortgage Loan) the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Directing Certificateholder with respect to the Mortgage Loans, other than the Steeplegate Mortgage Loan during those time periods when no
Steeplegate Control Appraisal Period exists, will have the right at any time to require that the Special Servicer obtain a new appraisal of the subject
Mortgaged Property in accordance with MAI standards, at the expense of the
Controlling Class Certificateholder. Upon receipt of such appraisal the Special
Servicer will deliver a copy thereof to the Trustee, the Master Servicer, the
Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the
Trustee, the Master Servicer, the Directing Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject
Required Appraisal Loan.

     The Steeplegate Controlling Holder will have the right, at its own expense at any time within six months of the date of the receipt of any appraisal, to require that the Special Servicer obtain a new appraisal of the Steeplegate
Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal, the Special Servicer will deliver a copy thereof to the Trustee, the
Master Servicer, the Directing Certificateholder and the Steeplegate
Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the
Master Servicer, the Directing Certificateholder and the Steeplegate
Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Steeplegate Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise the Steeplegate Whole Loan. Any Appraisal
Reduction Amount in respect of the Steeplegate Whole Loan that exceeds the aggregate balance of the Steeplegate B Note will be allocated to the
Steeplegate Mortgage Loan.

     The Monument Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise the Monument Whole Loan. Any Appraisal Reduction
Amount in respect of the Monument Whole Loan that exceeds the aggregate balance of the Monument B Note will be allocated to the Monument Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan, the Steeplegate Whole
Loan or the Monument Whole Loan as to which any Servicing Transfer Event has occurred and which has been

                                     S-140

modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage
Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related
Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or
(C) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically to each Certificateholder and Certificate Owner (so long as such Certificate Owner provides the Trustee with or submits electronically to the Trustee with a certification in the form set forth in the
Pooling and Servicing Agreement which discloses such Certificate Owner's status as a holder), the following statements and reports (collectively, the
"Distribution Date Statement") based upon the information provided by the
Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

         (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective
     Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II
     Certificates allocable to Distributable Certificate Interest and Prepayment
     Premiums; (iii) the Available Distribution Amount for such Distribution
     Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I
     Advances made as of the Master Servicer Remittance Date ("Payment After
     Determination Date Report"), the aggregate amount of P&I Advances and other
     Servicing Advances made in respect of the immediately preceding
     Distribution Date; (v) the aggregate Stated Principal Balance of the
     Mortgage Pool outstanding immediately before and immediately after such
     Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior
     Determination Date; (vii) as of the end of the Collection Period for the
     immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days,
     (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO
     Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection
     Period for such Distribution Date, the principal balance of the Mortgage
     Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued
     Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid
     Distributable Certificate Interest in respect of such Class of REMIC II
     Certificates after giving effect to the distributions made on such
     Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II
     Certificates for such Distribution Date; (xiii) the Principal Distribution
     Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund
     Expenses incurred during the related Collection Period; (xv) the
     Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses
     on such Distribution Date; (xvi) the aggregate

                                     S-141

     amount of servicing fees paid to the Master Servicer and the Special
     Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master
     Servicer or Special Servicer pursuant to the Pooling and Servicing
     Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage
     Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property; (xxi) the amounts held in the Excess
     Liquidation Proceeds Reserve Account; and (xxii) the ratings from all
     Rating Agencies for all Classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

         (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage
     Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as
     the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the
Trustee on the second business day following each Determination Date, and the
Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each
Certificateholder, and any potential investor in the Certificates who certifies their identity as such, on each Distribution Date, a CMSA loan setup file, a
CMSA loan periodic update file, a CMSA property file, and a CMSA financial file
(in electronic format and substance provided by the Master Servicer and/or the
Special Servicer) setting forth certain information with respect to the
Mortgage Loans and the Mortgaged Properties, and certain CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of
which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the
Pooling and Servicing Agreement, via the Master Servicer's Website, if the
Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling and Servicing Agreement.

     The servicer reports will not include any information that the Master
Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO
Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related
Distribution Date. None of the Master Servicer, the Special Servicer or the
Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the
Master Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within
45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties,

                                     S-142

of any annual operating statements or rent rolls with respect to any Mortgaged
Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loan) will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report
(the "CMSA Operating Statement Analysis Report") and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

     Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially
Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially
Serviced Mortgage Loans) will prepare or update and forward to the Special
Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI
Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment
Worksheets will be prepared substantially in the form as set forth in the
Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master
Servicer will forward electronic copies (to the extent available) to the
Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA
Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the
Delivery Date and as modified and reasonably agreeable to the Master Servicer from time to time. Conveyance of notices and other communications by DTC to
Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller
and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     To the extent set forth in the Pooling and Servicing Agreement the Trustee will make available each month, to the general public, the Distribution Date
Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the Trustee's Website initially located at "www.etrustee.net". In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (312) 904-8847. The
Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the
Pooling and Servicing Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the
Certificates--Reports to Certificateholders" in the accompanying prospectus.

                                     S-143

     Other Information. The Pooling and Servicing Agreement requires that the
Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate
Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans--Evidence as to Compliance" in this prospectus supplement, and (c) the
Mortgage Note, Mortgage and other legal documents relating to each Mortgage
Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate
(as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage
Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all
Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information--Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all
Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is
entitled to withhold such item of information from any Certificateholder or
Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate
Owners and prospective purchasers of Certificates and interests therein;
provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.
Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98%
of the voting rights for the Certificates (the "Voting Rights") will be allocated among the holders of the respective Classes of Sequential Pay
Certificates in proportion to the Certificate Balances of their Certificates and 2% of the Voting Rights will be allocated to the holders of the Class X
Certificates in proportion

                                     S-144

to their Notional Amounts. No Voting Rights will be assigned to the Class V
Certificates or REMIC Residual Certificates. See "Description of the
Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO
Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any
holder or holders (other than the Depositor or any Mortgage Loan Seller) of
Certificates representing a majority interest in the Controlling Class or (iii)
the exchange of all the then outstanding Certificates (other than the Class V,
Class R-I or Class R-II Certificates) for the Mortgage Loans remaining in the
Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties
remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans that constitute the Initial Pool Balance then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO
Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the
Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the Delivery Date. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution
Amount for the final Distribution Date. The exchange of all the then outstanding Certificates (other than the Class V, Class R-I or Class R-II
Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of Certificates and (ii) requires that all Certificateholders must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by any Special
Servicer or the Master Servicer, as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying prospectus), will be applied generally as described under "--Distributions" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class XC and Class XP Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XC and Class XP Certificates and any other
Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

                                     S-145

                       THE TRUSTEE AND THE FISCAL AGENT

THE TRUSTEE

     LaSalle Bank National Association ("LaSalle"), a national banking association with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the certificateholders. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master
Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The
Trustee will be entitled to rely conclusively on any determination by the
Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. The corporate trust office of the Trustee is located at 135 South LaSalle Street,
Suite 1625 Chicago, Illinois 60603, Attention: Global Securitization Trust
Services Group--Banc of America Commercial Mortgage Inc. 2004-6.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master
Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special
Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the
Pooling and Servicing Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling and
Servicing Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling and
Servicing Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     LaSalle Bank National Association is rated "A+" by S&P and "AA-" by
Fitch.

     The information set forth herein concerning the Trustee has been provided by the Trustee and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master
Servicing Fee, the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain
Federal Income Tax Consequences--REMICs --Reporting and Other Administrative
Matters" and "The Pooling and Servicing Agreements-- Certain Matters Regarding
the Master Servicer, the Special Servicer, the REMIC Administrator and the
Depositor", "--Events of Default" and "--Rights Upon Event of Default" in the
accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing
Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street,
Chicago, Illinois 60603.

     In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance;
provided that the Fiscal Agent will not be obligated to

                                     S-146

make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer.

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates, the
Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses" in this prospectus supplement. The
Fiscal Agent will not be liable except for the performance of such duties and obligations.

     ABN AMRO Bank N.V. is rated "AA-" by Fitch and "AA-" by S&P. The information set forth herein concerning the Fiscal Agent has been provided by the Fiscal Agent and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

INDEMNIFICATION

     The Trustee and the Fiscal Agent will be entitled to indemnification, from amounts held in the Distribution Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling and Servicing Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee or the Fiscal Agent. Any such indemnification payments will be Additional Trust Fund Expenses that will reduce the amount available to be distributed to Certificateholders as described under "Description of the Certificates--Subordination; Allocation of
Losses and Certain Expenses" in this prospectus supplement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate
Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage
Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the
extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of
Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z)
the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution
Date will be distributable entirely in respect of the Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
A-AB Certificates and Class A-5 Certificates until the related Certificate
Balances thereof are reduced to zero. Following retirement of the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-AB

                                     S-147

Certificates and Class A-5 Certificates, the Principal Distribution Amount for
each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate
Balance is reduced to zero. With respect to the Class A-AB Certificates, the extent to which the planned balances are achieved and the sensitivity of the
Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2,
Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed on the Class A-AB Certificates until the Certificate Balance of the
Class A-AB Certificates is reduced to zero. As such, the Class A-AB
Certificates will become more sensitive to the rate of prepayments on the
Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and
Class A-4 Certificates were outstanding.

     In light of the foregoing, the rate and timing of reductions of the
Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay
Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the borrower under an ARD Loan to repay its
Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential
Pay Certificates. Although each ARD Loan includes incentives for the related borrower to repay such Mortgage Loan by the Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down such
Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay such
Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.
In general, the earlier a payment of principal on or in respect of the Mortgage
Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher
(or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal

                                     S-148

payments. Because the rate of principal payments on or in respect of the
Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated with respect to Realized Losses and Additional Trust Fund Expenses
attributable to each Mortgage Loan in which the related Subordinate Balances have not been reduced to zero and with respect to Realized Losses and
Additional Trust Fund Expenses allocable to the Mortgage Pool generally, to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of
Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of
Sequential Pay Certificates (other than the Class A Senior Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates, Class
A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB
Certificates and Class A-5 Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate
Balance of each such Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each
Distribution Date, with respect to Net Aggregate Prepayment Interest Shortfalls allocable to the Mortgage Pool generally, will be allocated to all classes of
Certificates (other than the Class V Certificates and the REMIC Residual
Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such
Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment
Premiums, Lock-out Periods and amortization terms that require Balloon
Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the
Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--Risks
Related to the Mortgage Loans", "Description of the Mortgage Pool" and
"Servicing of the Mortgage Loans" herein and "The Pooling and Servicing
Agreements" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage
Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the
Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any
Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of ARD Loans, out of certain net cash flow from the related Mortgaged
Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some

                                     S-149

borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in
respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the
Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i)
multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related
Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such
Certificate. Accordingly, the weighted average life of any such Offered
Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of
Certificates to which such Offered Certificate belongs. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution
Date will generally be distributable first in respect of the Class A-AB
Certificates until reduced to the Class A-AB Planned Principal Amount for such
Distribution Date, then in respect of the Class A-1 Certificates until the
Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balances thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-AB Certificates until the
Certificate Balance thereof is reduced to zero, and then, to the Class A-5
Certificates until the Certificate Balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate
Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and
Class A-5 Certificates may be shorter, and the weighted average lives of the
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates may be
longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates. With respect to the Class
A-AB Certificates, although based on the Maturity Assumptions, the Certificate
Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the Class A-AB Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in Annex D. In particular, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

                                     S-150

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's
Lock-out Period, if any, during such Mortgage Loan's Defeasance Lock-out
Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated
CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans
(whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage
Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage
Loans that are in a Lock-out Period, Defeasance Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a
Mortgage Loan provides that voluntary prepayments be accompanied by a
Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate
Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class
A-5, Class A-J, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth in Annex A as of the Cut-off Date, (ii) the
Pass-Through Rate and the initial Certificate Balance (such initial Certificate
Balance referred to herein for purposes of the Maturity Assumptions as the
"Initial Certificate Balance"), as the case may be, of each Class of Offered
Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the
Certificates--Interest Reserve Account" in this prospectus supplement), (iv)
there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no
Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled
Monthly Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such
Mortgage Loan's Lock-out Period ("LOP"), if any, Defeasance Lockout Period
("DLP"), if any, or, yield maintenance period ("YMP"), if any, and each ARD
Loan is paid in full on its Anticipated Repayment Date otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the
Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no
Mortgage Loan is required to be repurchased by the Mortgage Loan Seller, (ix)
no Prepayment Interest Shortfalls are incurred, (x) there are no Additional
Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 10th day of each month, commencing in January 2005 and (xii) the Offered
Certificates are settled on December 22, 2004 (the "Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class
A-3, Class A-4, Class A-AB, Class A-5, Class A-J, Class B, Class C and Class D
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the
Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for any period for which a Prepayment
Premium would apply under such Mortgage Loan. In addition, variations in the actual prepayment experience and the

                                     S-151

balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives)
shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
December 10, 2005 ......................        84.14          84.14          84.14          84.14          84.14
December 10, 2006 ......................        64.83          64.83          64.83          64.83          64.83
December 10, 2007 ......................        42.11          42.11          42.11          42.11          42.11
December 10, 2008 ......................        16.66          16.36          15.95          15.31          10.09
December 10, 2009 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         2.56           2.54           2.53           2.53           2.51

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
December 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2009 ......................        10.07           9.39           8.52           7.21           0.31
December 10, 2010 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         4.79           4.77           4.75           4.71           4.46

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
December 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2011 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         6.87           6.86           6.85           6.83           6.66

                                     S-152

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
December 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2011 ......................       100.00          99.49          98.80          97.66          78.59
December 10, 2012 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         7.60           7.58           7.55           7.52           7.34

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-AB CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
December 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2010 ......................        72.06          72.06          72.06          72.06          72.06
December 10, 2011 ......................        49.04          49.04          49.04          49.04          49.04
December 10, 2012 ......................        36.15          30.57          25.15          19.96          15.31
December 10, 2013 ......................         9.80           0.62           0.00           0.00           0.00
December 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         7.15           7.04           6.97           6.91           6.84

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-5 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
December 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2013 ......................       100.00         100.00          99.14          98.58          98.41
December 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.67           9.64           9.60           9.57           9.37

                                     S-153

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-J CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
December 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.88           9.88           9.87           9.84           9.64

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
December 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.91           9.88           9.88           9.88           9.72

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
December 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.97           9.94           9.88           9.88           9.72

                                     S-154

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                                                 PREPAYMENT ASSUMPTION (CPR)
                                           ------------------------------------------------------------------------
DATE                                            0%             25%            50%            75%           100%
----------------------------------------   ------------   ------------   ------------   ------------   ------------

Initial Percentage .....................       100.00%        100.00%        100.00%        100.00%        100.00%
December 10, 2005 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2006 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2007 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2008 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2009 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2010 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2011 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2012 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2013 ......................       100.00         100.00         100.00         100.00         100.00
December 10, 2014 ......................         0.00           0.00           0.00           0.00           0.00
Weighted Average Life (years) ..........         9.97           9.97           9.95           9.89           9.72

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class XP Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i)
that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the
Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO
Properties as described under "Description of the Certificates-- Termination
Retirement of Certificates" in this prospectus supplement.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations)
of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates
(and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the
Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified. CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XP
Certificates.

                                     S-155

                           PRE-TAX TO MATURITY (CBE)
                          OF THE CLASS XP CERTIFICATES
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)

                                            PREPAYMENT ASSUMPTION (CPR)
                           --------------------------------------------------------------
ASSUMED PURCHASE PRICE         0%           25%          50%          75%         100%
------------------------   ----------   ----------   ----------   ----------   ----------

2.92978% ...............       4.08%        4.08%        4.08%        4.08%        4.08%

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates-- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the
Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as
"REMIC I" and "REMIC II", respectively. The assets of REMIC I will consist of the Mortgage Loans, the Trust's interest in any REO Properties acquired on behalf of the Certificateholders and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and any REO Accounts. The
assets of REMIC II will consist of the uncertificated "regular interests" in
REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates will evidence the
"regular interests" in, and generally will be treated as debt obligations of,
REMIC II and (ii) the Class R-II Certificates will represent the sole class of
"residual interest" in REMIC II and (iii) the Class R-I Certificates will represent the sole class of "residual interests" in REMIC I. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing
Agreement, for federal income tax purposes, REMIC I and REMIC II each will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader,
Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess
Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class V Certificates will evidence beneficial ownership of such Excess Interest and the Excess Interest Distribution Account.
See "Certain Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of REMIC I and REMIC II is the Delivery Date.
Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.
It is anticipated that the Offered Certificates, other than the Class XP
Certificates, will be issued at a premium, and that the Class XP Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences--
REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" and "--Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class XP Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage
Rate changes in accordance with the Prepayment Assumption (as described above)), over

                                     S-156

their issue price (including accrued interest, if any). Any "negative" amounts of original issue discount on the Class XP Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the
"noncontigent bond method" of the OID Regulations may be promulgated with respect to the Certificates.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that each ARD Loan will be assumed to be repaid on its Anticipated Repayment
Date). See "Yield and Maturity Considerations--Weighted Average Lives" herein.
No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under
"Description of the Certificates--Distributions--
Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment
Premiums will be treated as giving rise to any income to the holder of an
Offered Certificate prior to the Master Servicer's actual receipt of a
Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(5)(B) of the Code, the Offered
Certificates will be treated as such assets in their entirety. The Offered
Certificates will generally only be considered assets described in Section
7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off Date, 15.5% and 2.7%, of the Initial Pool
Balance will represent Mortgage Loans secured by multifamily properties and manufactured housing communities, respectively. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the
Code. See "Description of the Mortgage Pool" in this prospectus supplement and
"Certain Federal Income Tax Consequences--REMICs--Characterization of
Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would

                                     S-157

derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property)
within the meaning of the REMIC provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO
Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.
Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial
REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered
Certificates and the IRS; holders of REMIC II Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
Reporting regarding qualification of the REMIC's assets as set forth above under "--Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code
(each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section
4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan
Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of
Certificates that are held by "benefit plan investors" (as defined in U.S.
Department of Labor Regulation Section 2510.3-101).

                                     S-158

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of
America Corporation), Prohibited Transaction Exemption ("PTE") 93-31, to Bear,
Stearns & Co. Inc., PTE 90-30, and to Goldman, Sachs & Co., PTE 89-88, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 (collectively, the
"Exemption"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the
excise taxes imposed on such prohibited transactions pursuant to Sections
4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the
Exemption are satisfied. "Exemption-Favored Party" shall include (a) Bank of
America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America
Securities LLC) or any other Underwriter, and
(d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the
Offered Certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered
Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter; the
"Restricted Group" consists of any Exemption-Favored Party, the Trustee, the
Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the
Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage
Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the
Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Commission under the Securities Act.

     A fiduciary of a Plan contemplating a purchase of any Class of Offered
Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

     The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's

                                     S-159

acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an
Exemption-Favored Party, the Trustee, the Master Servicer, the Special
Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in
Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of the Offered Certificates by a
Plan. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the
Exemption may also provide an exemption from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the
Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3)
the continued holding of the Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b)
and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "securities" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA
Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     Prospective investors should also note that the Allah W. Bhatti, M.D.,
S.C. Employees' Retirement Trust (the "Bhatti Employees' Trust") is the owner of the special-purpose entity that is

                                     S-160

the borrower under one of the Mortgage Loans, representing 1.2% of the Initial
Pool Balance. An investment in the Offered Certificates by a Party in Interest
with respect to the Bhatti Employees' Trust would likely involve a prohibited transaction under ERISA or Section 4975 of the Code for which no exemption
(including the Exemption) is available. Consequently, a Party in Interest with respect to the Bhatti Employees' Trust should not purchase an Offered
Certificate, and each investor in the Offered Certificates, by its purchase, will be deemed to represent that it is not such a Party in Interest.

     Prospective investors should note that the General Electric Pension Trust holds a significant equity interest in the borrower under one of the Mortgage
Loans, representing 10.2% of the Initial Pool Balance. An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under ERISA for which no exemption (including the Exemption) would be available. Consequently, any such employer should not invest, directly or indirectly, in the Certificates. Each investor in the
Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to
Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                     S-161

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Banc of
America Securities LLC ("Banc of America"), Bear, Stearns & Co. Inc. ("Bear
Stearns") and Goldman, Sachs & Co. ("Goldman Sachs") (collectively, the
"Underwriters"), the Depositor has agreed to sell to each of Banc of America,
Bear Stearns and Goldman Sachs and each of Banc of America, Bear Stearns and
Goldman Sachs has agreed to purchase, severally but not jointly, the respective
Certificate Balances or Notional Amount as applicable, of each Class of the
Offered Certificates as set forth below subject in each case to a variance of
10%.

                         BANC OF AMERICA     BEAR STEARNS     GOLDMAN SACHS
                        -----------------   --------------   --------------

Class A-1 ...........      $ 42,300,000      $         0      $         0
Class A-2 ...........      $193,677,000      $         0      $         0
Class A-3 ...........      $190,804,000      $15,000,000      $15,000,000
Class A-4 ...........      $ 35,443,000      $         0      $         0
Class A-AB ..........      $ 35,645,000      $         0      $         0
Class A-5 ...........      $207,402,000      $15,000,000      $15,000,000
Class XP ............      $927,083,000      $         0      $         0
Class A-J ...........      $ 56,200,000      $         0      $         0
Class B .............      $ 19,131,000      $         0      $         0
Class C .............      $  9,566,000      $         0      $         0
Class D .............      $ 17,936,000      $         0      $         0

     With respect to the Offered Certificates, Banc of America is acting as sole lead manager and bookrunner. Bear Stearns and Goldman Sachs are each acting as a co-manager, and Banc of America will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement.

     Banc of America is an affiliate of the Depositor. Proceeds to the
Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately 103.62% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the
Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the
Underwriters presently intend to make a market in the Offered Certificates;
however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks
Related to the Certificates--Liquidity for Certificates May Be Limited" in this prospectus supplement and "Risk Factors--The Limited Liquidity of Your
Certificates May Have an Adverse Impact on Your Ability to Sell Your
Certificates" in the accompanying prospectus.

     The Depositor and the Mortgage Loan Seller have agreed to indemnify the
Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the

                                     S-162

Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Mortgage Loans sold by the Mortgage Loan Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by
Thacher Proffitt & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch"
and together with S&P, the "Rating Agencies"):

CLASS                        S&P     FITCH
------------------------   ------   ------

   Class A-1 ...........     AAA      AAA
   Class A-2 ...........     AAA      AAA
   Class A-3 ...........     AAA      AAA
   Class A-4 ...........     AAA      AAA
   Class A-AB ..........     AAA      AAA
   Class A-5 ...........     AAA      AAA
   Class A-J ...........     AAA      AAA
   Class XP ............     AAA      AAA
   Class B .............     AA       AA
   Class C .............     AA-      AA-
   Class D .............      A        A

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution
Date in December 2042 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or
Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the
Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by S&P or
Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--The Nature of Ratings Are Limited and Will Not Guarantee that You Will
Receive Any Projected Return on Your Certificates" in the accompanying prospectus.

                                     S-163

                         INDEX OF PRINCIPAL DEFINITIONS

30/360 Basis ............................      S-72
30/360 Mortgage Loans ...................      S-72
Accrued Certificate Interest ............     S-130
ACMs ....................................      S-84
Actual/360 Basis ........................      S-72
Actual/360 Mortgage Loan ................      S-72
Additional Trust Fund Expenses ..........     S-134
Administrative Fee Rate .................    S-123,
                                                A-1
Administrative Fees .....................     S-146
Advance Interest ........................     S-138
Advances ................................     S-107
Annual Debt Service .....................       A-1
Annualized Most Recent ..................       A-4
Anticipated Repayment Date ..............      S-73
Appraisal Date ..........................      S-86
Appraisal Reduction Amount ..............     S-139
Appraisal Trigger Event .................     S-139
Appraisal Value .........................       A-1
Approval Provisions .....................     S-101
ARD Loan ................................      S-73
Asset Status Report .....................      S-98
Assumed Monthly Payment .................     S-131
Available Distribution Amount ...........     S-124
Balloon .................................       A-1
Balloon Loan ............................      S-73
Balloon Payment .........................      S-73
Balloon Payment Interest Shortfall ......     S-105
Banc of America .........................     S-162
Bank of America .........................      S-71
Base Interest Fraction ..................     S-132
Bear Stearns ............................     S-162
Bhatti Employees' Trust .................     S-160
BOA-Bridger Mortgage Loans ..............      S-71
BOA-CMSG ................................     S-102
BOA-Originated Mortgage Loans ...........      S-71
Bridger .................................      S-71
Cash Flow ...............................       A-1
CBE .....................................     S-155
Certificate Balance .....................     S-117
Certificate Owner .......................    S-116,
                                              S-143
Certificate Registrar ...................     S-117
Class ...................................     S-116
Class A Senior Certificates .............     S-116
Class A-AB Planned Principal
   Balance ..............................     S-131
Class XC Strip Rates ....................     S-121
Class XP (Class F) Fixed Strip Rate .....     S-120
Class XP Strip Rates ....................     S-120
Class X Certificates ....................     S-116
CMSA NOI Adjustment Worksheet ...........     S-143
CMSA Operating Statement Analysis
   Report ...............................     S-143
Code ....................................      S-89
Collateral Substitution Deposit .........      S-74
Collection Period .......................     S-11,
                                              S-123
Commercial Loan .........................      S-71
Commercial Mortgaged Property ...........      S-71
Compensating Interest Payment ...........     S-104
Controlling Class .......................     S-100
Controlling Class Certificateholder .....      S-99
Corrected Mortgage Loan .................      S-97
Cross-Collateralized Mortgage Loan.......      S-72
Cut-off Date ............................     S-10,
                                               S-71
Cut-off Date Balance ....................      S-71
Cut-off Date Loan-to-Value Ratio ........       A-2
Cut-off Date LTV ........................       A-2
Cut-off Date LTV Ratio ..................       A-2
Default Charges .........................     S-107
Default Interest ........................     S-106
Defaulted Mortgage Loan .................     S-112
DEFEASANCE ..............................       A-2
Defeasance Lock-Out Period ..............      S-74
Defeasance Option .......................      S-74
Definitive Certificate ..................     S-116
Delivery Date ...........................     S-10,
                                              S-116
Depositor ...............................      S-10
Determination Date ......................     S-11,
                                              S-123

Distribution Date .......................     S-11,
                                              S-123
Distribution Date Statement .............     S-141
DLP .....................................     S-151
DTC .....................................     S-116
Due Date ................................      S-73
Emergency Advance .......................     S-108
Environmental Report ....................      S-84
ERISA ...................................     S-158
Excess Cash Flow ........................      S-73
Excess Interest .........................      S-73
Excess Interest Distribution Account.....     S-135
Excess Interest Rate ....................      S-73
Excess Liquidation Proceeds .............     S-130

                                     S-164

Excess Liquidation Proceeds Reserve
   Account ............................    S-130
Excluded Plan .........................    S-160
Exemption .............................    S-159
Exemption-Favored Party ...............    S-159
Expenses ..............................      A-1
Fiscal Agent ..........................     S-10
Fitch .................................    S-163
Form 8-K ..............................     S-95
Full Year .............................      A-4
Full Year Cash Flow ...................      A-2
Full Year End Date ....................      A-2
Full Year Expenses ....................      A-2
Full Year Revenues ....................      A-2
Fully Amortizing ......................      A-2
GAAP ..................................      A-2
Goldman Sachs .........................    S-162
Hyper Am ..............................      A-2
Initial Certificate Balance ...........    S-151
Initial Pool Balance ..................     S-71
Initial Resolution Period .............     S-89
Int Diff (BEY) - B ....................      A-2
Int Diff (MEY) ........................      A-3
Int Diff Payment Amount ...............      A-3
Interest Deposit Amount ...............    S-124
Interest Only .........................      A-3
Interest Reserve Account ..............    S-135
IO, Balloon ...........................      A-3
IO, Hyper Am ..........................      A-3
LaSalle ...............................    S-146
Leasable Square Footage ...............      A-3
Legacy at Museum Park Mortgage
   Loan ...............................     S-83
Legacy at Museum Park Subordinate
   Loan ...............................     S-83
Liquidation Fee .......................    S-106
Liquidation Fee Rate ..................    S-106
Lock-out Period .......................     S-74
LOP ...................................    S-151
MAI ...................................     S-86
Major Tenants .........................     S-82
Master Servicer .......................     S-10
Master Servicer Remittance Date .......    S-135
Master Servicing Fee ..................    S-104
Master Servicing Fee Rate .............    S-104
Maturity ..............................      A-3
Maturity Assumptions ..................    S-151
Maturity Date .........................      A-3
Maturity Date Balance .................      A-3
Maturity Date Loan-to-Value Ratio .....      A-3
Maturity Date LTV .....................      A-3
MERS ..................................     S-71
Midland ...............................    S-103
Modified Mortgage Loan ................    S-140
Monthly Payments ......................     S-73
Monument B Note .......................     S-79
Monument B Noteholder .................     S-79
Monument Intercreditor Agreement.......     S-79
Monument Mortgage Loan ................     S-79
Monument Mortgaged Property ...........     S-79
Monument Whole Loan ...................     S-79
Moody's ...............................    S-103
Mortgage ..............................     S-71
Mortgage Loan Purchase and Sale
   Agreement ..........................     S-92
Mortgage Loan Schedule ................     S-92
Mortgage Loan Seller ..................     S-10
Mortgage Loans ........................     S-71
Mortgage Note .........................     S-71
Mortgage Pool .........................     S-71
Mortgage Rate .........................     S-73
Mortgaged Property ....................     S-71
Most Recent Cash Flow .................      A-3
Most Recent End Date ..................      A-4
Most Recent Expenses ..................      A-4
Most Recent Financial End Date ........      A-4
Most Recent Revenues ..................      A-3
Most Recent Statement Type ............      A-4
Multifamily Loan ......................     S-71
Multifamily Mortgaged Property ........     S-71
Net Aggregate Prepayment Interest
   Shortfall ..........................    S-130
Net Mortgage Rate .....................    S-122
Net Rentable Area (SF) ................      A-3
Nonrecoverable Advances ...............    S-136
Nonrecoverable P&I Advance ............    S-136
Nonrecoverable Servicing Advance ......    S-108
Non-Specially Serviced Mortgage
   Loan ...............................    S-109
Notional Amount .......................    S-118
NPV (BEY) .............................      A-4
Occupancy % ...........................      A-4
Occupancy Percent .....................      A-4
Offered Certificates ..................    S-116
OPEN ..................................      A-4
Open Period ...........................     S-74
Option Price ..........................    S-113
Pads ..................................      A-5
Participants ..........................    S-117
Party in Interest .....................    S-160
Payment After Determination Date
   Report .............................    S-141

                                     S-165

Periodic Treasury Yield .................      A-4
Permitted Encumbrances ..................     S-92
Permitted Investments ...................    S-104
Plan ....................................    S-158
Plan Assets .............................    S-158
PML .....................................     S-87
Pooling and Servicing Agreement .........    S-116
Prepayment Interest Excess ..............    S-104
Prepayment Interest Shortfall ...........    S-104
Prepayment Premium ......................     S-74
Prepayment Premium Period ...............     S-74
Primary Collateral ......................     S-91
Principal Distribution Amount ...........    S-130
Private Certificates ....................    S-116
PTE .....................................    S-159
Purchase Option .........................    S-113
Purchase Price ..........................     S-89
P&I Advance .............................    S-135
Qualified Substitute Mortgage Loan.......     S-90
Rated Final Distribution Date ...........    S-163
Rating Agencies .........................    S-163
Realized Losses .........................    S-134
Record Date .............................    S-10,
                                             S-123
Reimbursement Rate ......................    S-138
Reinvestment Yield ......................      A-3
REIT ....................................    S-157
Related Loans ...........................      A-5
Related Proceeds ........................    S-107
Release Date ............................     S-74
REMIC ...................................    S-156
REMIC Administrator .....................    S-146
REMIC I .................................    S-156
REMIC II ................................    S-156
REMIC II Certificates ...................    S-116
REMIC Residual Certificates .............    S-116
REO Extension ...........................    S-113
REO Loan ................................    S-134
REO Property ............................     S-96
REO Tax .................................    S-158
Required Appraisal Loan .................    S-139
Resolution Extension Period .............     S-89
Restricted Group ........................    S-159
Revenues ................................      A-1
Revised Rate ............................     S-73
Rooms ...................................      A-5
Senior Certificates .....................    S-116
Sequential Pay Certificates .............    S-116
Servicing Advances ......................    S-107
Servicing Standard ......................     S-96
Servicing Transfer Event ................     S-96
Settlement Date .........................    S-151
Similar Law .............................    S-161
Special Actions .........................    S-100
Special Servicer ........................     S-10
Special Servicing Fee ...................    S-105
Special Servicing Fee Rate ..............    S-105
Specially Serviced Mortgage Loan ........     S-96
Stated Principal Balance ................    S-123
Steeplegate B Note ......................     S-77
Steeplegate B Noteholder ................     S-77
Steeplegate Control Appraisal
   Period ...............................    S-100
Steeplegate Controlling Holder ..........    S-100
Steeplegate Cure Event ..................     S-98
Steeplegate Intercreditor Agreement......     S-77
Steeplegate Mortgage Loan ...............     S-77
Steeplegate Mortgaged Property ..........     S-77
Steeplegate Purchase Option Holder.......     S-79
Steeplegate Repurchase Price ............     S-79
Steeplegate Schedule ....................     S-78
Steeplegate Special Servicing Delay .....     S-98
Steeplegate Whole Loan ..................     S-77
Subordinate Certificates ................    S-125
Sub-Servicer ............................    S-103
Sub-Servicing Agreement .................    S-103
Sub-Servicing Fee Rate ..................      A-1
Substitution Shortfall Amount ...........     S-89
S&P .....................................    S-163
Trailing 12 Months ......................      A-4
Trust ...................................    S-116
Trust Fund ..............................    S-116
Trustee .................................     S-10
Trustee Fee .............................    S-146
Underwriters ............................    S-162
Underwriting Agreement ..................    S-162
Underwriting Cash Flow ..................      A-5
Underwriting Debt Service Coverage
   Ratio ................................      A-6
Underwriting DSCR .......................      A-6
Underwritten Cash Flow ..................      A-5
Underwritten Debt Service Coverage
   Ratio ................................      A-6
Underwritten DSCR .......................      A-6
Units ...................................      A-5
UPB .....................................      A-5
USPAP ...................................     S-86
UST .....................................     S-85
U/W Cash Flow ...........................      A-5
U/W DSCR ................................      A-6
U/W Expenses ............................      A-5
U/W Replacement Reserves ................      A-6

                                     S-166

U/W Replacement Reserves Per
   Unit .....................      A-6
U/W Revenues ................      A-5
Voting Rights ...............    S-144
Weighted Average Net Mortgage
   Rate .....................    S-122
Withheld Amount .............    S-135
Workout Fee .................    S-105
Workout Fee Rate ............    S-105
Workout-Delayed Reimbursement

                                     S-167

                                     ANNEX A
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                     LOAN            LOAN
  SEQUENCE          NUMBER          SELLER        PROPERTY NAME
  --------          ------          ------        -------------

     1              58563            BOFA         King's Crossing
     2              58587            BOFA         Barrington at Park Place
     3              58583            BOFA         Legacy at  Museum Park
     4              58529            BOFA         Stonebridge Apartments
     5              58564            BOFA         Park Laureate Apartments
     6              58562            BOFA         Wildwood Apartments
     7              58530            BOFA         Colonial Pointe Apartments
     8              58353            BOFA         Lexington Hills Apartments
     9              10798            BOFA         Belmont Park Apartments
     10             9106             BOFA         Parkland Apartments
     11             11693            BOFA         Gateway Apartments
     12             11393            BOFA         Elk Meadows Apartments
     13             10441            BOFA         Main Street Apartments
     14             58318            BOFA         Steeplegate Mall
     15             58294            BOFA         Simon - Upper Valley Mall

    16.1            58112            BOFA         Cupertino Village I
    16.2            58112            BOFA         Cupertino Village II
    16.3            58112            BOFA         Cupertino Village III
     16             58112            BOFA         CUPERTINO VILLAGE I, II & III (ROLL UP)

     17             58586            BOFA         Howe 'Bout Arden
     18             58414            BOFA         Wal-Mart Supercenter - Douglasville
     19             9278             BOFA         Gateway Shopping Center
     20             58415            BOFA         Wal-Mart Supercenter - Austell
     21             58466            BOFA         Northridge Shopping Center
     22             58528            BOFA         Gordon Square
     23             58477            BOFA         Keyport Plaza
     24             58160            BOFA         Pacific Center-Gardena
     25             58273            BOFA         North Summit Square
     26             58413            BOFA         Sam's Club - Douglasville
     27             58543            BOFA         Cypress Lake Shopping Center
     28             58545            BOFA         The Shoppes at Golden Acres
     29             58307            BOFA         Rufe Snow Village Shopping Center
     30             58524            BOFA         Dana Plaza Shopping Center
     31             58488            BOFA         Sav-on Pasadena
     32             58390            BOFA         Park Center Shopping
     33             58088            BOFA         Brainerd Market Center
     34             58382            BOFA         Rolling Meadows Retail
     35             58487            BOFA         Sav-on Santa Fe Springs
     36             58546            BOFA         Southwood Village Shopping Center
     37             58489            BOFA         Sav-on Riverside
     38             9785             BOFA         Walgreens - Brooklyn Park
     39             58527            BOFA         McComber Center
     40             58490            BOFA         Santa Fe Springs Shopping Center
     41             58323            BOFA         Springbrook Plaza
     42             58499            BOFA         Hillside Sedona
     43             10830            BOFA         Lincoln Park Retail Center
     44             10093            BOFA         Fidalgo Square
     45             10164            BOFA         Shops at Prairie Crossing
     46             9822             BOFA         Sharpstown Plaza
     47             58484            BOFA         Post Oak Central
     48             58440            BOFA         Monument IV at Worldgate
     49             58427            BOFA         Sepulveda Center
     50             58503            BOFA         Veritas DGC Headquarters

     51             53054            BOFA         Trinity Centre I
     52             53224            BOFA         Trinity Centre III
                                                  SUB-TOTAL CROSSED LOANS

     53             58452            BOFA         Wells Fargo Home Mortgage Office Building
     54             58465            BOFA         Calabasas Corporate Center
     55             8932             BOFA         West County Professional Building
     56             58420            BOFA         Medical Mutual of Ohio - Beachwood
     57             58398            BOFA         The Awalt Building
     58             58480            BOFA         Baylor Medical Plaza
     59             58145            BOFA         Atrium Northwood Office Complex
     60             10371            BOFA         Bailey Plaza
     61             58147            BOFA         One Wall Street
     62             10069            BOFA         Bank of America Building- Lynnwood
     63             58437            BOFA         Tustin Business Park and Self-Lock Mini Storage
     64             58502            BOFA         Georgia Pacific
     65             58523            BOFA         West Oak Self Storage
     66             58467            BOFA         Coldwater Self Storage
     67             10416            BOFA         Martin Self Storage - Market Street
     68             58431            BOFA         Shurgard -  West Covina
     69             58483            BOFA         Glen Allen/ Montpelier Self Storage
     70             58451            BOFA         Guardian Self Storage
     71             11273            BOFA         Stoway Mini Storage
     72             58450            BOFA         Rockledge Self Storage
     73             58316            BOFA         Zeman Portfolio - Forest Hills Village
     74             58265            BOFA         Zeman Portfolio - Hollywood Estates
     75             10437            BOFA         Warren Dunes MHC
     76             10432            BOFA         Hampton Inn - Alexandria
     77             58500            BOFA         Hampton Inn - Tallahassee
     78             9935             BOFA         Fairfield Suites Jupiter
     79             57800            BOFA         Jefferson at Providence Place Ground Lease
-----------------------------------------------------------------------------------------------------------------------
                                                  TOTALS/WEIGHTED AVERAGE
=======================================================================================================================

SEQUENCE  PROPERTY ADDRESS                                                                                           COUNTY
--------  ----------------                                                                                           ------

   1      2150 North Tenaya Way                                                                                      Clark
   2      3220 Duval Road                                                                                            Travis
   3      465 West San Carlos Street                                                                                 Santa Clara
   4      4481 Stonecastle Drive                                                                                     Greene
   5      2050 Stony Brook Drive                                                                                     Jefferson
   6      5877 Ross Road                                                                                             Butler
   7      2300 Econ Circle                                                                                           Orange
   8      4116 Lexington Avenue South                                                                                Dakota
   9      4300 18th Street West                                                                                      Manatee
   10     3202 Southeast 92nd Avenue                                                                                 Multnomah
   11     9910 Northeast Glisan Street                                                                               Multnomah
   12     2627 West Kilby Road                                                                                       Summit
   13     1209-1211 East Main Street                                                                                 Richmond City
   14     270 Loudon Road                                                                                            Merrimack
   15     1475 Upper Valley Pike                                                                                     Clark

  16.1    10821-10989 North Wolfe Road                                                                               Santa Clara
  16.2    10765-10801 North Wolfe Road                                                                               Santa Clara
  16.3    11111 North Wolfe Road                                                                                     Santa Clara
   16     Various                                                                                                    Santa Clara

   17     2100 Arden Way                                                                                             Sacramento
   18     7001 Concourse Parkway                                                                                     Douglas
   19     4201-4251 Oceanside Boulevard                                                                              San Diego
   20     1133 East-West Connector                                                                                   Cobb
   21     10141-10235 Reseda Boulevard                                                                               Los Angeles
   22     5245-5327 Beach Boulevard                                                                                  Orange
   23     107 State Route 35                                                                                         Monmouth
   24     1600 West Redondo Beach Boulevard                                                                          Los Angeles
   25     200 Summit Square Boulevard                                                                                Forsyth
   26     6995 Concourse Parkway                                                                                     Douglas
   27     7191 Cypress Lake Drive                                                                                    Lee
   28     9844 Little Road                                                                                           Pasco
   29     6238-6248 Rufe Snow Drive                                                                                  Tarrant
   30     4101-4115 Concord Boulevard                                                                                Contra Costa
   31     727 South Arroyo Parkway                                                                                   Los Angeles
   32     1011 Commerce Boulevard                                                                                    Lackawanna
   33     440 Greenway View Drive                                                                                    Hamilton
   34     1401 West Algonquin Road                                                                                   Cook
   35     11426  Washington Boulevard                                                                                Los Angeles
   36     3551 Blair Stone Road                                                                                      Leon
   37     491 Alessandro Boulevard                                                                                   Riverside
   38     2024 85th Avenue North                                                                                     Hennepin
   39     5402-5458 Beach Boulevard                                                                                  Orange
   40     11400-11424 Washington Boulevard                                                                           Los Angeles
   41     1012 North Springbrook Road                                                                                Yamhill
   42     671 Highway 179                                                                                            Coconino
   43     2603-2611 North Halsted Street                                                                             Cook
   44     1702-1720 Commercial Avenue                                                                                Skagit
   45     544 - 552 Randall Road                                                                                     Kane
   46     7115-7149 Southwest Freeway                                                                                Harris
   47     1980, 1990 and 2000 Post Oak Boulevard                                                                     Harris
   48     12900 Worldgate Drive                                                                                      Fairfax
   49     3415 South Sepulveda Boulevard                                                                             Los Angeles
   50     10300 Town Park Drive                                                                                      Harris

   51     5870 Trinity Parkway                                                                                       Fairfax
   52     5885 Trinity Parkway                                                                                       Fairfax

   53     3480 Stateview Boulevard                                                                                   York
   54     5230 Las Virgenes Road                                                                                     Los Angeles
   55     14120-14180 Beach Boulevard                                                                                Orange
   56     23700 Commerce Park Road                                                                                   Cuyahoga
   57     208 North Market Street                                                                                    Dallas
   58     6435 South FM 549                                                                                          Rockwall
   59     7301 Rivers Avenue                                                                                         Charleston
   60     200 Bailey Avenue                                                                                          Tarrant
   61     1100 Elm Street                                                                                            Hillsborough
   62     3220 188th Street Southwest                                                                                Snohomish
   63     1542-1652 Edinger Avenue, 15012-15102 Red Hill Avenue, 1541-15042 Park Way Loop, and 1702 Moulton Parkway  Orange
   64     13217 South Figueroa Street                                                                                Los Angeles
   65     2505 Townsgate Road                                                                                        Ventura
   66     7215 Coldwater Canyon Avenue                                                                               Los Angeles
   67     5811 Market Street                                                                                         New Hanover
   68     2710 East Garvey Avenue South                                                                              Los Angeles
   69     13104 Mountain Road and 15066 Bethany Church Road                                                          Henrico/Hanover
   70     2845 West King Street                                                                                      Brevard
   71     2172 Wyandotte Street                                                                                      Santa Clara
   72     1759 Huntington Lane and 434-446 Richard Road                                                              Brevard
   73     5041 Boulder Avenue                                                                                        Winnebago
   74     144 Hollywood Boulevard                                                                                    Madison
   75     11159 Red Arrow Highway                                                                                    Berrien
   76     4800 Leesburg Pike                                                                                         Fairfax
   77     2979 Apalachee Parkway                                                                                     Leon
   78     6748 West Indiantown Road                                                                                  Palm Beach
   79     1000 Providence Place                                                                                      Providence
------------------------------------------------------------------------------------------------------------------------------------
          79 LOANS
====================================================================================================================================

                                                  ZIP                     PROPERTY
SEQUENCE   CITY                      STATE       CODE                       TYPE                           PROPERTY SUBTYPE
--------   ----                      -----       ----                       ----                           ----------------

   1       Las Vegas                   NV        89128                   Multifamily                         Garden Style
   2       Austin                      TX        78759                   Multifamily                         Garden Style
   3       San Jose                    CA        95110                   Multifamily                          Apartment
   4       Dayton                      OH        45440                   Multifamily                         Garden Style
   5       Louisville                  KY        40220                   Multifamily                         Garden Style
   6       Fairfield                   OH        45014                   Multifamily                         Garden Style
   7       Orlando                     FL        32817                   Multifamily                         Garden Style
   8       Eagan                       MN        55123                   Multifamily                         Garden Style
   9       Bradenton                   FL        34205                   Multifamily                         Garden Style
   10      Portland                    OR        97266                   Multifamily                         Garden Style
   11      Portland                    OR        97220                   Multifamily                         Garden Style
   12      Park City                   UT        84098                   Multifamily                      Low Income Housing
   13      Richmond                    VA        23219                   Multifamily                      Multifamily/Retail
   14      Concord                     NH        03301                     Retail                              Anchored
   15      Springfield                 OH        45504                     Retail                              Anchored

  16.1     Cupertino                   CA        95014                     Retail                              Anchored
  16.2     Cupertino                   CA        95014                     Retail                          Shadow Anchored
  16.3     Cupertino                   CA        95014                     Retail                          Shadow Anchored
   16      Cupertino                   CA        95014                     Retail                              Various

   17      Sacramento                  CA        95825                     Retail                              Anchored
   18      Douglasville                GA        30134                     Retail                              Anchored
   19      Oceanside                   CA        92056                     Retail                              Anchored
   20      Austell                     GA        30106                     Retail                              Anchored
   21      Los Angeles                 CA        91324                     Retail                              Anchored
   22      Buena Park                  CA        90621                     Retail                              Anchored
   23      Keyport                     NJ        07735                     Retail                              Anchored
   24      Gardena                     CA        90247                     Retail                              Anchored
   25      Winston Salem               NC        27105                     Retail                              Anchored
   26      Douglasville                GA        30134                     Retail                              Anchored
   27      Fort Myers                  FL        33907                     Retail                              Anchored
   28      New Port Richey             FL        34654                     Retail                              Anchored
   29      North Richland Hills        TX        76148                     Retail                              Anchored
   30      Concord                     CA        94519                     Retail                              Anchored
   31      Pasadena                    CA        91105                     Retail                              Anchored
   32      Dickson City                PA        18519                     Retail                             Unanchored
   33      Chattanooga                 TN        37411                     Retail                          Shadow Anchored
   34      Rolling Meadows             IL        60008                     Retail                             Unanchored
   35      Santa Fe Springs            CA        90606                     Retail                              Anchored
   36      Tallahassee                 FL        32301                     Retail                              Anchored
   37      Riverside                   CA        92508                     Retail                              Anchored
   38      Brooklyn Park               MN        55444                     Retail                              Anchored
   39      Buena Park                  CA        90621                     Retail                          Shadow Anchored
   40      Santa Fe Springs            CA        90606                     Retail                             Unanchored
   41      Newberg                     OR        97132                     Retail                              Anchored
   42      Sedona                      AZ        86336                     Retail                             Unanchored
   43      Chicago                     IL        60614                     Retail                             Unanchored
   44      Anacortes                   WA        98221                     Retail                             Unanchored
   45      South Elgin                 IL        60177                     Retail                          Shadow Anchored
   46      Houston                     TX        77074                     Retail                             Unanchored
   47      Houston                     TX        77056                     Office                              Suburban
   48      Herndon                     VA        20170                     Office                              Suburban
   49      Los Angeles                 CA        90034                     Office                              Suburban
   50      Houston                     TX        77072                     Office                           Single Tenant

   51      Centreville                 VA        20120                     Office                              Suburban
   52      Centreville                 VA        20120                     Office                              Suburban

   53      Fort Mill                   SC        29715                     Office                        Single Tenant Credit
   54      Calabasas                   CA        91302                     Office                              Suburban
   55      Westminster                 CA        92683                     Office                              Suburban
   56      Beachwood                   OH        44122                     Office                              Suburban
   57      Dallas                      TX        75202                     Office                                CBD
   58      Heath                       TX        75032                     Office                              Medical
   59      North Charleston            SC        29406                     Office                              Suburban
   60      Fort Worth                  TX        76107                     Office                                CBD
   61      Manchester                  NH        03101                     Office                              Suburban
   62      Lynnwood                    WA        98037                     Office                        Single Tenant Credit
   63      Tustin                      CA        92780                   Industrial                 Warehouse/Office/Self Storage
   64      Los Angeles                 CA        90061                   Industrial                           Warehouse
   65      Thousand Oaks               CA        91361                  Self Storage                         Self Storage
   66      North Hollywood             CA        91605                  Self Storage                         Self Storage
   67      Wilmington                  NC        28405                  Self Storage                         Self Storage
   68      West Covina                 CA        91791                  Self Storage                         Self Storage
   69      Glen Allen and Montpelier   VA     23059/23192               Self Storage                         Self Storage
   70      Cocoa                       FL        32926                  Self Storage                         Self Storage
   71      Mountain View               CA        94043                  Self Storage                         Self Storage
   72      Rockledge                   FL        32955                  Self Storage                         Self Storage
   73      Loves Park                  IL        61111        Manufactured Housing Communities     Manufactured Housing Communities
   74      Anderson                    IN        46016        Manufactured Housing Communities     Manufactured Housing Communities
   75      Bridgman                    MI        49106        Manufactured Housing Communities     Manufactured Housing Communities
   76      Alexandria                  VA        22302                      Hotel                          Limited Service
   77      Tallahassee                 FL        32301                      Hotel                          Limited Service
   78      Jupiter                     FL        33458                      Hotel                          Limited Service
   79      Providence                  RI        02903                      Land                           Land Development
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                 CUT-OFF       MATURITY                                                          SUB-         NET
                 ORIGINAL          DATE          DATE             LOAN         MORTGAGE      ADMINISTRATIVE    SERVICING    MORTGAGE
  SEQUENCE       BALANCE         BALANCE        BALANCE           TYPE           RATE         FEE RATE (I)     FEE RATE       RATE
  --------       -------         -------        -------           ----           ----         ------------     --------       ----

     1         $28,300,000     $28,300,000    $25,610,006      IO, Balloon      4.952%           0.122%         0.100%       4.830%
     2          21,500,000     21,500,000     21,500,000      Interest Only     4.875%           0.122%         0.100%       4.753%
     3          18,900,000     18,900,000     18,900,000      IO, Hyper Am      5.050%           0.122%         0.100%       4.928%
     4          14,200,000     14,182,151     13,066,701         Balloon        4.755%           0.122%         0.100%       4.633%
     5          13,300,000     13,300,000     13,300,000      IO, Hyper Am      4.710%           0.122%         0.100%       4.588%
     6          12,000,000     12,000,000     11,057,442         Balloon        4.835%           0.122%         0.100%       4.713%
     7          11,200,000     11,186,438      9,214,238         Balloon        4.958%           0.122%         0.100%       4.836%
     8          10,720,000     10,720,000     10,242,929       IO, Balloon      4.800%           0.122%         0.100%       4.678%
     9          6,000,000       6,000,000      5,470,655       IO, Balloon      5.471%           0.082%         0.060%       5.389%
     10         4,200,000       4,200,000      3,688,943       IO, Balloon      5.613%           0.072%         0.050%       5.541%
     11         3,200,000       3,200,000      2,664,301         Balloon        5.327%           0.072%         0.050%       5.255%
     12         2,950,000       2,946,741      2,742,389         Balloon        5.452%           0.102%         0.080%       5.350%
     13         2,300,000       2,295,205      1,919,366         Balloon        5.400%           0.102%         0.080%       5.298%
     14         68,250,000     67,935,229     62,982,467         Balloon        4.747%           0.042%         0.020%       4.705%
     15         47,903,549     47,903,549     44,810,734       IO, Balloon      5.890%           0.042%         0.020%       5.848%

    16.1        31,020,408     31,020,408     26,505,936
    16.2        4,071,429       4,071,429      3,478,904
    16.3        2,908,163       2,908,163      2,484,931
     16         38,000,000     38,000,000     32,469,771       IO, Balloon      5.807%           0.122%         0.100%       5.685%

     17         24,800,000     24,800,000     22,116,297       IO, Balloon      5.255%           0.122%         0.100%       5.133%
     18         18,580,000     18,518,315     16,555,992        Hyper Am        5.235%           0.122%         0.100%       5.113%
     19         18,000,000     18,000,000     16,678,267       IO, Balloon      5.208%           0.082%         0.060%       5.126%
     20         17,900,000     17,840,573     15,950,068        Hyper Am        5.235%           0.122%         0.100%       5.113%
     21         15,200,000     15,182,727     12,642,041         Balloon        5.300%           0.122%         0.100%       5.178%
     22         15,000,000     15,000,000     12,455,232         Balloon        5.241%           0.122%         0.100%       5.119%
     23         13,200,000     13,173,063     11,049,549         Balloon        5.500%           0.122%         0.100%       5.378%
     24         12,705,000     12,705,000     10,602,838         Balloon        5.402%           0.122%         0.100%       5.280%
     25         11,520,000     11,478,463      9,811,630         Balloon        6.086%           0.122%         0.100%       5.964%
     26         11,220,000     11,182,788      9,998,797        Hyper Am        5.240%           0.122%         0.100%       5.118%
     27         8,500,000       8,500,000      7,093,815         Balloon        5.403%           0.122%         0.100%       5.281%
     28         7,098,000       7,098,000      7,098,000      Interest Only     4.682%           0.122%         0.100%       4.560%
     29         6,600,000       6,600,000      5,699,288       IO, Balloon      5.751%           0.122%         0.100%       5.629%
     30         6,400,000       6,400,000      5,708,864       IO, Balloon      5.267%           0.122%         0.100%       5.145%
     31         5,900,000       5,893,357      4,914,621         Balloon        5.349%           0.122%         0.100%       5.227%
     32         5,800,000       5,789,395      4,928,273         Balloon        6.000%           0.122%         0.100%       5.878%
     33         5,600,000       5,588,073      4,658,687         Balloon        5.300%           0.122%         0.100%       5.178%
     34         5,300,000       5,294,199      4,435,470         Balloon        5.500%           0.122%         0.100%       5.378%
     35         5,100,000       5,094,257      4,248,231         Balloon        5.349%           0.122%         0.100%       5.227%
     36         4,994,000       4,994,000      4,994,000      Interest Only     4.685%           0.122%         0.100%       4.563%
     37         4,950,000       4,944,426      4,123,282         Balloon        5.349%           0.122%         0.100%       5.227%
     38         4,000,000       3,988,567      3,394,005         Balloon        5.960%           0.072%         0.050%       5.888%
     39         3,750,000       3,750,000      3,113,808         Balloon        5.241%           0.122%         0.100%       5.119%
     40         3,500,000       3,496,002      2,908,443         Balloon        5.272%           0.122%         0.100%       5.150%
     41         3,500,000       3,475,607       71,243          Fully Am        5.609%           0.122%         0.100%       5.487%
     42         3,000,000       3,000,000      3,000,000      Interest Only     5.080%           0.122%         0.100%       4.958%
     43         2,250,000       2,245,793      1,906,239         Balloon        5.900%           0.072%         0.050%       5.828%
     44         2,150,000       2,146,041      1,825,154         Balloon        5.968%           0.072%         0.050%       5.896%
     45         2,100,000       2,095,941      1,771,253         Balloon        5.750%           0.072%         0.050%       5.678%
     46         1,807,500       1,802,089      1,623,783         Balloon        5.450%           0.072%         0.050%       5.378%
     47         97,504,000     97,504,000     97,504,000      Interest Only     4.976%           0.042%         0.020%       4.934%
     48         38,000,000     38,000,000     35,245,439       IO, Balloon      5.289%           0.122%         0.100%       5.167%
     49         28,000,000     28,000,000     24,557,067       IO, Balloon      5.470%           0.122%         0.100%       5.348%
     50         23,910,000     23,910,000     21,845,858       IO, Balloon      5.410%           0.122%         0.100%       5.288%

     51         22,200,000     21,650,321     19,135,414         Balloon        6.500%           0.122%         0.100%       6.378%
     52         13,575,000     13,238,879     11,701,048         Balloon        6.500%           0.122%         0.100%       6.378%
             ------------------------------------------------
             ------------------------------------------------
                35,775,000     34,889,200     30,836,462

     53         20,300,000     20,300,000     18,299,727       IO, Balloon      5.373%           0.122%         0.100%       5.251%
     54         12,150,000     12,125,126     10,122,553         Balloon        5.485%           0.122%         0.100%       5.363%
     55         7,250,000       7,237,325      6,195,788         Balloon        6.199%           0.082%         0.060%       6.117%
     56         6,616,000       6,602,979      5,566,393         Balloon        5.667%           0.122%         0.100%       5.545%
     57         6,200,000       6,181,481      5,228,180         Balloon        5.750%           0.122%         0.100%       5.628%
     58         5,625,000       5,618,441      5,207,546         Balloon        5.162%           0.122%         0.100%       5.040%
     59         5,600,000       5,580,938      4,804,158         Balloon        6.340%           0.122%         0.100%       6.218%
     60         3,412,500       3,402,413      2,881,895         Balloon        5.800%           0.072%         0.050%       5.728%
     61         3,200,000       3,183,809      2,977,483         Balloon        5.500%           0.092%         0.070%       5.408%
     62         2,300,000       2,297,621      1,942,328         Balloon        5.800%           0.072%         0.050%       5.728%
     63         18,000,000     17,980,916     15,141,401         Balloon        5.669%           0.122%         0.100%       5.547%
     64         5,920,000       5,920,000      5,295,839       IO, Balloon      5.405%           0.122%         0.100%       5.283%
     65         7,500,000       7,500,000      6,548,528       IO, Balloon      5.293%           0.122%         0.100%       5.171%
     66         5,750,000       5,740,986      4,383,675         Balloon        5.457%           0.122%         0.100%       5.335%
     67         3,963,634       3,955,683      3,359,773         Balloon        5.900%           0.102%         0.080%       5.798%
     68         3,950,000       3,950,000      3,267,305         Balloon        5.120%           0.122%         0.100%       4.998%
     69         3,000,000       2,996,775      2,517,929         Balloon        5.595%           0.122%         0.100%       5.473%
     70         2,760,000       2,757,055      2,319,301         Balloon        5.635%           0.122%         0.100%       5.513%
     71         2,700,000       2,695,921      2,075,721         Balloon        5.700%           0.072%         0.050%       5.628%
     72         2,000,000       1,997,866      1,680,653         Balloon        5.635%           0.122%         0.100%       5.513%
     73         18,450,000     18,354,052     17,136,860         Balloon        5.375%           0.122%         0.100%       5.253%
     74         4,720,000       4,720,000      4,467,253       IO, Balloon      5.521%           0.122%         0.100%       5.398%
     75         3,000,000       2,994,202      2,530,361         Balloon        5.750%           0.092%         0.070%       5.658%
     76         9,100,000       9,064,095      7,149,040         Balloon        6.350%           0.072%         0.050%       6.278%
     77         5,000,000       4,992,829      3,888,171         Balloon        6.040%           0.122%         0.100%       5.918%
     78         4,500,000       4,500,000      4,060,370         Balloon        5.730%           0.072%         0.050%       5.658%
     79         9,000,000       8,989,648      7,470,155         Balloon        5.235%           0.122%         0.100%       5.113%
------------------------------------------------------------------------------------------------------------------------------------
               $958,504,183   $956,589,348   $861,524,325                       5.349%           0.100%         0.078%       5.249%
====================================================================================================================================

                                                                 ORIGINAL        ORIGINAL                                 REMAINING
                            FIRST       INTEREST                  TERM TO      AMORTIZATION     INTEREST                   TERM TO
               NOTE        PAYMENT       ACCRUAL      MONTHLY    MATURITY          TERM           ONLY       SEASONING    MATURITY
SEQUENCE       DATE          DATE        METHOD       PAYMENT    (MONTHS)     (MONTHS) (II)      PERIOD      (MONTHS)     (MONTHS)
--------       ----          ----        ------       -------    --------     -------------      ------      --------     --------

   1        11/19/2004     1/1/2005      ACT/360      $151,091      84             360             12                        84
   2        11/10/2004     1/1/2005      ACT/360                    60                             60                        60
   3         12/9/2004     1/1/2005      ACT/360                    61                             61                        61
   4        10/27/2004    12/1/2004      ACT/360       74,117       60             360                           1           59
   5         11/1/2004     1/1/2005      ACT/360                    60                             60                        60
   6        11/18/2004     1/1/2005      ACT/360       63,214       60             360                                       60
   7        10/27/2004    12/1/2004      ACT/360       59,837       120            360                           1           119
   8         9/27/2004    11/1/2004      ACT/360       56,244       60             360             24            2           58
   9         9/30/2004    11/1/2004      ACT/360       33,958       84             360             11            2           82
   10        9/27/2004    11/1/2004      ACT/360       24,146       120            360             23            2           118
   11        11/2/2004     1/1/2005      ACT/360       17,823       120            360                                       120
   12       10/14/2004    12/1/2004      ACT/360       16,661       60             360                           1           59
   13        9/22/2004    11/1/2004      ACT/360       12,915       120            360                           2           118
   14        7/22/2004     9/1/2004      ACT/360      352,818       60             360                           4           56
   15        6/30/2004     8/1/2004      ACT/360      283,827       120            360             60            5           115

  16.1
  16.2
  16.3
   16        6/7/2004      8/1/2004      ACT/360      226,013       120            348             12            5           115

   17       11/18/2004     1/1/2005      ACT/360      137,023       120            360             36                        120
   18        8/20/2004    10/1/2004      ACT/360      102,427       84             360                           3           81
   19        11/4/2004     1/1/2005      ACT/360       98,929       120            360             60                        120
   20        8/20/2004    10/1/2004      ACT/360       98,678       84             360                           3           81
   21       10/12/2004    12/1/2004      ACT/360       84,406       120            360                           1           119
   22        11/9/2004     1/1/2005      ACT/360       82,747       120            360                                       120
   23        9/30/2004    11/1/2004      ACT/360       74,948       120            360                           2           118
   24       11/24/2004     1/1/2005      ACT/360       71,358       120            360                                       120
   25        7/21/2004     9/1/2004      ACT/360       69,706       120            360                           4           116
   26        8/20/2004    10/1/2004      ACT/360       61,888       84             360                           3           81
   27       11/18/2004     1/1/2005      ACT/360       47,746       120            360                                       120
   28       11/23/2004     1/1/2005      30/360                     84                             84                        84
   29        9/1/2004     10/1/2004      ACT/360       38,520       120            360             12            3           117
   30       11/15/2004     1/1/2005      ACT/360       35,408       120            360             36                        120
   31       10/12/2004    12/1/2004      ACT/360       32,943       120            360                           1           119
   32        9/29/2004    11/1/2004      ACT/360       34,774       120            360                           2           118
   33        9/22/2004    11/1/2004      ACT/360       31,097       120            360                           2           118
   34        10/4/2004    12/1/2004      ACT/360       30,093       120            360                           1           119
   35       10/22/2004    12/1/2004      ACT/360       28,476       120            360                           1           119
   36       11/23/2004     1/1/2005      30/360                     84                             84                        84
   37       10/12/2004    12/1/2004      ACT/360       27,638       120            360                           1           119
   38        8/18/2004    10/1/2004      ACT/360       23,879       120            360                           3           117
   39        11/9/2004     1/1/2005      ACT/360       20,687       120            360                                       120
   40       10/25/2004    12/1/2004      ACT/360       19,375       120            360                           1           119
   41        9/27/2004    11/1/2004      ACT/360       28,801       180            180                           2           178
   42        9/30/2004    11/1/2004      ACT/360                    120                           120            2           118
   43        9/24/2004    11/1/2004      ACT/360       13,346       120            360                           2           118
   44        9/29/2004    11/1/2004      ACT/360       12,846       120            360                           2           118
   45        9/15/2004    11/1/2004      ACT/360       12,255       120            360                           2           118
   46        9/10/2004    11/1/2004      ACT/360       11,046       60             300                           2           58
   47       11/10/2004     1/1/2005      ACT/360                    84                             84                        84
   48        8/27/2004    10/1/2004      ACT/360      210,756       84             360             24            3           81
   49        9/13/2004    11/1/2004      ACT/360      158,454       120            360             24            2           118
   50        10/8/2004    12/1/2004      ACT/360      134,411       131            360             60            1           130

   51        7/11/2002     9/1/2002      ACT/360      140,319       120            360                          28           92
   52        7/11/2002     9/1/2002      ACT/360       85,803       120            360                          28           92

   53        9/15/2004    11/1/2004      ACT/360      113,649       115            360             36            2           113
   54        9/23/2004    11/1/2004      ACT/360       68,872       122            360                           2           120
   55        9/3/2004     11/1/2004      ACT/360       44,399       120            360                           2           118
   56        9/30/2004    11/1/2004      ACT/360       38,261       120            360                           2           118
   57        8/20/2004    10/1/2004      ACT/360       36,182       120            360                           3           117
   58       10/22/2004    12/1/2004      ACT/360       30,756       60             360                           1           59
   59        7/30/2004     9/1/2004      ACT/360       34,809       120            360                           4           116
   60        8/26/2004    10/1/2004      ACT/360       20,023       120            360                           3           117
   61        6/29/2004     8/1/2004      ACT/360       18,169       60             360                           5           55
   62        10/7/2004    12/1/2004      ACT/360       13,495       120            360                           1           119
   63       10/21/2004    12/1/2004      ACT/360      104,119       120            360                           1           119
   64        11/1/2004     1/1/2005      ACT/360       33,261       120            360             36                        120
   65        10/5/2004    12/1/2004      ACT/360       41,615       120            360             24            1           119
   66        10/6/2004    12/1/2004      ACT/360       35,163       120            300                           1           119
   67        8/10/2004    11/1/2004      ACT/360       23,534       119            359                           2           117
   68        11/4/2004     1/1/2005      ACT/360       21,495       120            360                                       120
   69       10/15/2004    12/1/2004      ACT/360       17,213       120            360                           1           119
   70       10/13/2004    12/1/2004      ACT/360       15,906       120            360                           1           119
   71        10/1/2004    12/1/2004      ACT/360       16,904       120            300                           1           119
   72       10/13/2004    12/1/2004      ACT/360       11,526       120            360                           1           119
   73        6/30/2004     8/1/2004      ACT/360      103,315       60             360                           5           55
   74        6/30/2004     8/1/2004      ACT/360       26,860       60             360             12            5           55
   75        9/15/2004    11/1/2004      ACT/360       17,507       120            360                           2           118
   76        8/26/2004    10/1/2004      ACT/360       60,594       120            300                           3           117
   77        10/6/2004    12/1/2004      ACT/360       32,337       120            300                           1           119
   78        11/2/2004     1/1/2005      ACT/360       28,255       60             300                                       60
   79       10/29/2004    12/1/2004      ACT/360       49,615       120            360                           1           119
------------------------------------------------------------------------------------------------------------------------------------
                                                                    99             356                           3           96
====================================================================================================================================

               MATURITY     CROSS-COLLATERALIZED         RELATED
  SEQUENCE       DATE               LOANS                 LOANS                   PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)
  --------       ----               -----                 -----                   -----------------------------------------

     1         12/1/2011             No                     No                            LO(80)/OPEN(4)/DEFEASANCE
     2         12/1/2009             No                     No                            LO(53)/OPEN(7)/DEFEASANCE
     3         1/1/2010              No                     No                        LO(25)/GRTR1%PPMTorYM(32)/OPEN(4)
     4         11/1/2009             No              Yes(BACM 04-6-G)                     LO(57)/OPEN(3)/DEFEASANCE
     5         12/1/2009             No                     No                            LO(57)/OPEN(3)/DEFEASANCE
     6         12/1/2009             No              Yes(BACM 04-6-G)                     LO(57)/OPEN(3)/DEFEASANCE
     7         11/1/2014             No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     8         10/1/2009             No                     No                            LO(56)/OPEN(4)/DEFEASANCE
     9         10/1/2011             No                     No                            LO(80)/OPEN(4)/DEFEASANCE
     10        10/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     11        12/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     12        11/1/2009             No                     No                    LO(0)/GRTR1%PPMTorYM(47)/1%PPMT(9)/OPEN(4)
     13        10/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     14        8/1/2009              No                     No                            LO(54)/OPEN(6)/DEFEASANCE
     15        7/1/2014              No                     No                            LO(113)/OPEN(7)/DEFEASANCE

    16.1                             No                     No
    16.2                             No                     No
    16.3                             No                     No
     16        7/1/2014              No                     No                            LO(117)/OPEN(3)/DEFEASANCE

     17        12/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     18        9/1/2011              No              Yes(BACM 04-6-A)                     LO(81)/OPEN(3)/DEFEASANCE
     19        12/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     20        9/1/2011              No              Yes(BACM 04-6-A)                     LO(81)/OPEN(3)/DEFEASANCE
     21        11/1/2014             No              Yes(BACM 04-6-F)                     LO(116)/OPEN(4)/DEFEASANCE
     22        12/1/2014             No              Yes(BACM 04-6-F)                     LO(116)/OPEN(4)/DEFEASANCE
     23        10/1/2014             No                     No                            LO(114)/OPEN(6)/DEFEASANCE
     24        12/1/2014             No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     25        8/1/2014              No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     26        9/1/2011              No              Yes(BACM 04-6-A)                     LO(81)/OPEN(3)/DEFEASANCE
     27        12/1/2014             No                     No                            LO(83)/OPEN(37)/DEFEASANCE
     28        12/1/2011             No              Yes(BACM 04-6-H)                 LO(23)/GRTR1%PPMTorYM(58)/OPEN(3)
     29        9/1/2014              No                     No                        LO(37)/GRTR1%PPMTorYM(80)/OPEN(3)
     30        12/1/2014             No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     31        11/1/2014             No              Yes(BACM 04-6-B)                     LO(116)/OPEN(4)/DEFEASANCE
     32        10/1/2014             No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     33        10/1/2014             No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     34        11/1/2014             No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     35        11/1/2014             No              Yes(BACM 04-6-B)                     LO(116)/OPEN(4)/DEFEASANCE
     36        12/1/2011             No              Yes(BACM 04-6-H)                 LO(23)/GRTR1%PPMTorYM(58)/OPEN(3)
     37        11/1/2014             No              Yes(BACM 04-6-B)                     LO(116)/OPEN(4)/DEFEASANCE
     38        9/1/2014              No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     39        12/1/2014             No              Yes(BACM 04-6-F)                     LO(116)/OPEN(4)/DEFEASANCE
     40        11/1/2014             No              Yes(BACM 04-6-B)                     LO(116)/OPEN(4)/DEFEASANCE
     41        10/1/2019             No                     No                            LO(177)/OPEN(3)/DEFEASANCE
     42        10/1/2014             No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     43        10/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     44        10/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     45        10/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     46        10/1/2009             No                     No                            LO(56)/OPEN(4)/DEFEASANCE
     47        12/1/2011             No                     No                   LO(24)/GRTR1%PPMTorYM(56)/OPEN(4)/DEFEASANCE
     48        9/1/2011              No                     No                            LO(81)/OPEN(3)/DEFEASANCE
     49        10/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     50        10/1/2015             No                     No                            LO(127)/OPEN(4)/DEFEASANCE

     51        8/1/2012       Yes(BACM 04-6-C)       Yes(BACM 04-6-C)                     LO(117)/OPEN(3)/DEFEASANCE
     52        8/1/2012       Yes(BACM 04-6-C)       Yes(BACM 04-6-C)                     LO(117)/OPEN(3)/DEFEASANCE

     53        5/1/2014              No                     No                            LO(111)/OPEN(4)/DEFEASANCE
     54        12/1/2014             No              Yes(BACM 04-6-B)                     LO(118)/OPEN(4)/DEFEASANCE
     55        10/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     56        10/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     57        9/1/2014              No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     58        11/1/2009             No                     No                            LO(56)/OPEN(4)/DEFEASANCE
     59        8/1/2014              No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     60        9/1/2014              No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     61        7/1/2009              No                     No                            LO(58)/OPEN(2)/DEFEASANCE
     62        11/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     63        11/1/2014             No                     No                            LO(115)/OPEN(5)/DEFEASANCE
     64        12/1/2014             No                     No                            LO(115)/OPEN(5)/DEFEASANCE
     65        11/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     66        11/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     67        9/1/2014              No                     No                            LO(115)/OPEN(4)/DEFEASANCE
     68        12/1/2014             No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     69        11/1/2014             No              Yes(BACM 04-6-D)                     LO(117)/OPEN(3)/DEFEASANCE
     70        11/1/2014             No              Yes(BACM 04-6-D)                     LO(117)/OPEN(3)/DEFEASANCE
     71        11/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     72        11/1/2014             No              Yes(BACM 04-6-D)                     LO(117)/OPEN(3)/DEFEASANCE
     73        7/1/2009              No              Yes(BACM 04-6-E)                     LO(54)/OPEN(6)/DEFEASANCE
     74        7/1/2009              No              Yes(BACM 04-6-E)                     LO(54)/OPEN(6)/DEFEASANCE
     75        10/1/2014             No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     76        9/1/2014              No                     No                            LO(116)/OPEN(4)/DEFEASANCE
     77        11/1/2014             No                     No                            LO(117)/OPEN(3)/DEFEASANCE
     78        12/1/2009             No                     No                            LO(56)/OPEN(4)/DEFEASANCE
     79        11/1/2014             No                     No                            LO(117)/OPEN(3)/DEFEASANCE
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                                                                     TOTAL
                                                                                                    UNITS/   UNITS/
                                                                        CUT-OFF                       SF/      SF/
                                           APPRAISAL    APPRAISAL       DATE LTV      YEAR BUILT/    PADS/    PADS/   NET RENTABLE
  SEQUENCE      YIELD MAINTENANCE TYPE       VALUE        DATE           RATIO         RENOVATED     ROOMS    ROOMS    AREA (SF)
  --------      ----------------------       -----        ----           ------        ---------     -----    -----    ---------

     1                                    $35,500,000   10/6/2004        79.7%            1991        440     Units     424,808
     2                                     27,500,000   9/21/2004        78.2%        1984 / 2000     588     Units     397,968
     3           Int Diff (BEY) - B        23,670,000   8/30/2004        79.8%            2002        117     Units     121,077
     4                                     18,125,000   9/20/2004        78.2%            1974        336     Units     320,022
     5                                     16,675,000  10/13/2004        79.8%            1991        272     Units     258,144
     6                                     15,200,000   9/30/2004        78.9%            1974        205     Units     268,676
     7                                     16,280,000   9/15/2004        68.7%        1989 / 2000     248     Units     231,688
     8                                     13,400,000   6/22/2004        80.0%            1987        168     Units     121,604
     9                                     8,600,000    7/21/2004        69.8%        1971 / 2004     234     Units     185,598
     10                                    6,500,000    6/5/2004         64.6%            2003        103     Units      87,527
     11                                    4,085,000    9/28/2004        78.3%            2004        51      Units      40,616
     12              NPV (BEY)             4,710,000    6/17/2004        62.6%            1991        96      Units      68,218
     13                                    2,900,000    7/27/2004        79.1%        1866 / 2003     18      Units      19,766
     14                                   105,000,000   6/2/2004         64.7%        1990 / 2003   482,097    SF       482,097
     15                                    60,000,000   6/15/2004        79.8%        1971 / 2003   496,895    SF       496,895

    16.1                                   40,000,000   4/16/2004                     1968 / 1999   95,569     SF        95,569
    16.2                                   5,250,000    4/16/2004                     1974 / 1999   13,429     SF        13,429
    16.3                                   3,750,000    4/16/2004                         1999       5,904     SF        5,904
     16                                    49,000,000   4/16/2004        77.6%          Various     114,902    SF       114,902

     17                                    31,000,000   9/30/2004        80.0%        1988 / 1994   164,909    SF       164,909
     18                                    23,225,000   6/21/2004        79.7%            1999      222,511    SF       222,511
     19                                    25,100,000   5/18/2004        71.7%            1999      99,993     SF        99,993
     20                                    22,375,000   6/21/2004        79.7%            1999      203,750    SF       203,750
     21                                    28,300,000   8/18/2004        53.6%        1961 / 1994   132,800    SF       132,800
     22                                    30,400,000   9/18/2004        49.3%        1968 / 2000   127,578    SF       127,578
     23                                    16,500,000   8/25/2004        79.8%            1998      75,914     SF        75,914
     24                                    18,500,000   5/7/2004         68.7%            1975      107,647    SF       107,647
     25                                    14,750,000   5/16/2004        77.8%        1991 / 2003   226,130    SF       226,130
     26                                    14,025,000   6/21/2004        79.7%            1999      129,562    SF       129,562
     27                                    11,200,000   9/28/2004        75.9%            1987      87,972     SF        87,972
     28          Int Diff (BEY) - B        13,700,000   10/5/2004        51.8%            2002      84,597     SF        84,597
     29            Int Diff (MEY)          8,330,000    5/26/2004        79.2%            1985      99,331     SF        99,331
     30                                    8,640,000    9/23/2004        74.1%        1964 / 2003   40,570     SF        40,570
     31                                    7,970,000    9/2/2004         73.9%            2003      13,285     SF        13,285
     32                                    9,355,000    7/13/2004        61.9%            1999      98,350     SF        98,350
     33                                    7,500,000    5/6/2004         74.5%            2004      44,800     SF        44,800
     34                                    6,640,000    7/6/2004         79.7%            2004       7,900     SF        7,900
     35                                    6,620,000    9/2/2004         77.0%            2003      16,452     SF        16,452
     36          Int Diff (BEY) - B        9,550,000    10/7/2004        52.3%            2003      62,840     SF        62,840
     37                                    6,420,000    9/2/2004         77.0%            2003      14,754     SF        14,754
     38                                    5,000,000    6/24/2004        79.8%            2004      14,560     SF        14,560
     39                                    6,700,000    9/18/2004        56.0%            1977      23,100     SF        23,100
     40                                    4,400,000    9/2/2004         79.5%            2004      13,175     SF        13,175
     41                                    10,000,000   6/17/2004        34.8%        1980 / 2001   124,867    SF       124,867
     42                                    8,650,000    9/2/2004         34.7%            1990      26,316     SF        26,316
     43                                    3,250,000    8/17/2004        69.1%        1910 / 1999    8,328     SF        8,328
     44                                    3,120,000    6/28/2004        68.8%            1999      10,698     SF        10,698
     45                                    3,500,000    7/19/2004        59.9%            2004       9,480     SF        9,480
     46                                    2,600,000    7/1/2004         69.3%            1979      28,428     SF        28,428
     47              NPV (BEY)            153,000,000  10/20/2004        63.7%        1974 / 2001  1,280,248   SF      1,280,248
     48                                    59,100,000   8/13/2004        64.3%            2001      228,425    SF       228,425
     49                                    35,000,000   7/30/2004        80.0%            1982      171,365    SF       171,365
     50                                    39,900,000   9/13/2004        59.9%            2000      218,641    SF       218,641

     51                                    32,000,000  10/27/2004        67.7%            2000      151,929    SF       151,929
     52                                    19,900,000  10/27/2004        66.5%            1999      92,289     SF        92,289
                                          -------------
                                          -------------
                                           51,900,000

     53                                    29,000,000   8/19/2004        70.0%            2004      169,218    SF       169,218
     54                                    16,200,000   8/13/2004        74.8%            1996      77,025     SF        77,025
     55                                    11,100,000   4/7/2004         65.2%        1972 / 1999   82,411     SF        82,411
     56                                    8,600,000    8/3/2004         76.8%        1979 / 2002   50,758     SF        50,758
     57                                    7,750,000    7/19/2004        79.8%        1905 / 2000   62,166     SF        62,166
     58                                    8,400,000    8/30/2004        66.9%            2004      35,485     SF        35,485
     59                                    7,450,000    4/13/2004        74.9%            1991      56,859     SF        56,859
     60                                    4,550,000    7/8/2004         74.8%        1985 / 2002   43,730     SF        43,730
     61                                    4,000,000    5/6/2004         79.6%        1972 / 2002   50,844     SF        50,844
     62                                    3,300,000    6/21/2004        69.6%            1980      10,203     SF        10,203
     63                                    25,000,000   8/17/2004        71.9%            1974      359,462    SF       359,462
     64                                    7,400,000    8/30/2004        80.0%        1973 / 1988   125,785    SF       125,785
     65                                    10,100,000   7/27/2004        74.3%            1997        619     Units      60,881
     66                                    8,250,000    9/1/2004         69.6%            1986        863     Units      62,642
     67                                    5,290,000    7/1/2004         74.8%        1986 / 2004     649     Units      89,025
     68                                    7,675,000    8/19/2004        51.5%            2001        591     Units      70,461
     69                                    4,010,000    9/10/2004        74.7%         2001/2002      384     Units      46,013
     70                                    3,800,000    8/26/2004        72.6%            1986        338     Units      72,541
     71                                    3,700,000    8/20/2004        72.9%            1979        367     Units      26,241
     72                                    2,700,000    8/26/2004        74.0%        1985 / 2000     401     Units      56,440
     73                                    24,900,000   6/1/2004         73.7%            1968        598     Pads
     74                                    5,900,000    6/1/2004         80.0%            1970        242     Pads
     75                                    4,540,000    7/26/2004        66.0%        1991 / 1998     188     Pads
     76                                    16,750,000   7/19/2004        54.1%        1987 / 2004     130     Rooms      28,080
     77                                    7,150,000    9/3/2004         69.8%            1999        78      Rooms      39,517
     78                                    6,800,000    8/17/2004        66.2%            2000        110     Rooms      60,000
     79                                    10,600,000   1/1/2004         84.8%                      205,681    SF       205,681
-----------------------------------------------------------------------------------------------------------------------------------
                                                                         71.2%
===================================================================================================================================

                 LOAN                                                                                                        U/W
              BALANCE PER                                                                                                REPLACEMENT
               UNIT/SF/                 OCCUPANCY                                                           U/W           RESERVES
                 PAD/       OCCUPANCY     AS OF        U/W           U/W           U/W         U/W      REPLACEMENT       PER UNIT/
  SEQUENCE       ROOM        PERCENT      DATE      REVENUES      EXPENSES      CASH FLOW     DSCR       RESERVES       SF/ PAD/ROOM
  --------       ----        -------      ----      --------      --------      ---------     ----       --------       ------------

     1          $64,318       90.5%    11/12/2004  $3,776,629    $1,476,438    $2,185,791     1.21x      $114,400          $260.00
     2          36,565        91.8%     11/4/2004   3,647,044     1,837,598     1,677,146     1.23        132,300          225.00
     3          161,538       96.6%    11/30/2004   2,206,188      715,658      1,469,757     1.20        20,773           177.55
     4          42,209        89.6%     10/1/2004   2,178,495      970,010      1,129,525     1.27        78,960           235.00
     5          48,897        93.8%    10/27/2004   2,070,481      935,949      1,052,932     1.27        81,600           300.00
     6          58,537        82.4%    10/19/2004   1,754,621      705,710       997,661      1.32        51,250           250.00
     7          45,107        96.4%     10/1/2004   2,182,009     1,010,282     1,103,527     1.54        68,200           275.00
     8          63,810        89.9%     8/3/2004    1,404,286      522,397       838,341      1.24        43,548           259.21
     9          25,641        97.4%     9/29/2004   1,313,229      680,332       574,397      1.41        58,500           250.00
     10         40,777        91.3%     9/6/2004     825,413       369,389       435,424      1.50        20,600           200.00
     11         62,745        96.1%     11/2/2004    409,087       124,143       272,193      1.27        12,750           250.00
     12         30,695        84.4%     9/1/2004     752,954       403,690       325,264      1.63        24,000           250.00
     13         127,511       95.0%     9/22/2004    293,818       97,544        188,360      1.22         7,914           439.67
     14           141         93.5%    10/26/2004  10,993,483     3,765,377     6,802,650     1.61        120,524           0.25
     15           96          87.1%     10/7/2004   6,637,894     2,112,670     4,257,847     1.25        124,294           0.25

    16.1                      94.8%     8/20/2004
    16.2                      95.6%     8/20/2004
    16.3                      95.6%     8/20/2004
     16           331         94.9%     8/20/2004   4,385,569      928,332      3,390,994     1.25        13,788            0.12

     17           150         82.9%     7/27/2004   2,980,434      856,553      1,978,134     1.20        33,394            0.20
     18           83         100.0%     8/10/2004   1,533,101      30,662       1,502,439     1.22
     19           180        100.0%     10/1/2004   2,301,260      523,130      1,695,581     1.43        14,999            0.15
     20           88         100.0%     8/10/2004   1,477,188      29,544       1,447,644     1.22
     21           114        100.0%     10/1/2004   2,855,153      725,272      2,009,158     1.98        30,655            0.23
     22           118        100.0%     11/1/2004   2,257,486      622,874      1,553,953     1.56        19,137            0.15
     23           174         97.1%     8/19/2004   1,730,767      586,439      1,111,347     1.24         7,591            0.10
     24           118         90.0%    10/21/2004   2,119,397      632,856      1,389,530     1.62        26,862            0.25
     25           51          96.6%    11/17/2004   1,657,628      472,690      1,062,966     1.27        50,519            0.22
     26           86         100.0%     8/10/2004    925,073       18,501        906,572      1.22
     27           97          91.7%    10/31/2004   1,103,897      320,650       719,606      1.26        22,873            0.26
     28           84         100.0%    11/22/2004   1,183,048      383,165       772,243      1.75         8,460            0.10
     29           66          94.4%     9/30/2004   1,087,617      371,959       646,136      1.40        14,900            0.15
     30           158         95.6%    10/31/2004    767,797       215,508       525,367      1.24         4,868            0.12
     31           444        100.0%     9/1/2004     488,131       12,553        474,183      1.20         1,395            0.11
     32           59          94.0%    10/30/2004   1,007,167      256,287       685,088      1.64        11,166            0.11
     33           125         96.4%     9/10/2004    765,431       180,617       551,226      1.48         7,992            0.18
     34           670        100.0%    11/18/2004    580,966       89,639        482,690      1.34         1,560            0.20
     35           310        100.0%    10/20/2004    421,396        9,405        410,154      1.20         1,837            0.11
     36           79          92.4%    11/22/2004    916,346       311,448       588,002      1.90         7,541            0.12
     37           335        100.0%     9/1/2004     408,660        8,627        398,485      1.20         1,548            0.10
     38           274        100.0%    10/20/2004    348,700         700         346,107      1.21         1,893            0.13
     39           162        100.0%     11/1/2004    656,495       252,745       381,813      1.54         3,465            0.15
     40           265        100.0%    10/20/2004    402,615       107,172       281,247      1.21         1,779            0.14
     41           28          88.5%    11/23/2004   1,072,855      300,433       655,731      1.90        31,217            0.25
     42           114        100.0%     10/1/2004    993,661       445,741       509,475      2.61         3,947            0.15
     43           270        100.0%     9/24/2004    290,865       83,790        199,678      1.25         1,249            0.15
     44           201        100.0%     9/29/2004    284,528       69,064        205,217      1.33         1,605            0.15
     45           221        100.0%     9/16/2004    329,121       67,434        245,958      1.67         1,422            0.15
     46           63         100.0%     7/9/2004     344,381       128,798       192,461      1.45         4,264            0.15
     47           76          91.0%    10/31/2004  24,154,051    11,972,666    10,727,639     1.71        378,668           0.30
     48           166        100.0%     7/22/2004   4,591,965      191,839      4,362,817     1.73        37,309            0.16
     49           163         95.8%     7/30/2004   4,258,616     1,460,739     2,540,347     1.34        34,987            0.20
     50           109        100.0%     10/1/2004   4,517,825     1,907,101     2,377,609     1.47        30,610            0.14

     51           143         89.3%     7/6/2004    3,730,487     1,252,347     2,241,428     1.33        22,761            0.15
     52           143         79.2%    10/31/2004   2,331,267      798,339      1,374,309     1.33        13,843            0.15

     53           120        100.0%     9/14/2004   3,385,443      997,723      2,134,530     1.57        11,845            0.07
     54           157        100.0%     9/23/2004   1,875,239      716,979      1,038,790     1.26        15,533            0.20
     55           88          91.4%    10/19/2004   1,316,651      511,713       687,586      1.29        16,482            0.20
     56           130        100.0%     8/1/2004     647,713       12,954        574,121      1.25         7,614            0.15
     57           99          92.0%     8/1/2004     992,508       351,448       557,736      1.28         4,196            0.07
     58           158         66.6%     11/9/2004    881,030       224,246       612,400      1.66         7,097            0.20
     59           98          92.5%    10/20/2004    928,265       364,041       504,356      1.21        15,218            0.27
     60           78         100.0%     7/23/2004    614,105       219,740       331,908      1.38         7,878            0.18
     61           63          95.5%     8/31/2004    873,668       519,365       275,462      1.26        13,288            0.26
     62           225        100.0%     10/7/2004    279,270        8,878        258,384      1.60         2,041            0.20
     63           50          96.4%     9/29/2004   3,759,440     1,868,483     1,653,801     1.32        45,090            0.13
     64           47         100.0%     9/1/2004     556,305       11,126        527,105      1.32         6,289            0.05
     65         12,116        93.5%     10/4/2004   1,152,702      361,491       782,081      1.57         9,130            14.75
     66          6,652        83.3%     9/27/2004    970,901       299,190       658,751      1.56        12,960            15.02
     67          6,095        86.8%     8/9/2004     589,134       162,893       416,685      1.48         9,556            14.72
     68          6,684        84.1%    10/25/2004    905,811       392,996       497,449      1.93        15,366            26.00
     69          7,804        90.4%     9/1/2004     463,895       197,980       261,314      1.27         4,601            11.98
     70          8,157        95.5%     8/30/2004    521,103       263,541       246,681      1.29        10,881            32.19
     71          7,346        84.2%     7/27/2004    458,137       172,009       280,807      1.38         5,322            14.50
     72          4,982        92.3%     6/28/2004    429,985       216,124       205,395      1.49         8,466            21.11
     73         30,692        90.1%     8/31/2004   2,130,008      601,212      1,499,296     1.21        29,500            49.33
     74         19,504        94.6%     7/31/2004    645,843       243,030       394,827      1.22         7,986            33.00
     75         15,927        78.7%     8/19/2004    513,827       206,145       298,282      1.42         9,400            50.00
     76         69,724        71.2%     6/29/2004   3,811,366     2,678,318     1,133,048     1.56
     77         64,011        78.5%     6/30/2004   1,879,828     1,250,778      553,857      1.43        75,193           964.01
     78         40,909        69.1%     7/31/2004   2,029,910     1,456,082      573,828      1.69
     79           44         100.0%    10/21/2004    876,882       75,012        801,870      1.35
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              1.43X
====================================================================================================================================

                             MOST                         MOST                 MOST                 FULL                FULL
                            RECENT                       RECENT               RECENT                YEAR                YEAR
  SEQUENCE              STATEMENT TYPE                  END DATE               NOI                END DATE               NOI
  --------              --------------                  --------               ---                --------               ---

     1              Annualized Most Recent              9/30/2004           $2,139,912           12/31/2003          $1,721,390
     2              Annualized Most Recent              9/30/2004           1,930,405            12/31/2003           2,023,646
     3              Annualized Most Recent             10/31/2004           1,307,134            12/31/2003            945,238
     4              Annualized Most Recent              9/30/2004           1,183,316            12/31/2003           1,130,718
     5              Annualized Most Recent              9/30/2004           1,286,832            12/31/2003           1,107,093
     6              Annualized Most Recent              9/30/2004            993,844             12/31/2003            943,273
     7              Annualized Most Recent              6/30/2004           1,379,956            12/31/2003           1,258,127
     8              Annualized Most Recent              6/30/2004            825,230             12/31/2003            866,488
     9              Annualized Most Recent              6/30/2004            738,119             12/31/2003            700,102
     10             Annualized Most Recent              8/31/2004            652,583             12/31/2003            438,365
     11             Annualized Most Recent              9/30/2004            206,448
     12             Annualized Most Recent              8/31/2004            318,921             12/31/2003            313,980
     13             Annualized Most Recent              7/31/2004            167,703
     14             Annualized Most Recent              9/30/2004           6,398,621            12/31/2003           6,452,140
     15             Annualized Most Recent              6/30/2004           4,337,608            12/31/2003           4,608,623

    16.1
    16.2
    16.3
     16             Annualized Most Recent              6/30/2004           3,585,490            12/31/2003           3,271,827

     17             Annualized Most Recent              9/30/2004           2,465,551            12/31/2003           2,358,901
     18
     19             Annualized Most Recent              9/30/2004           2,127,434            12/30/2003           1,779,290
     20
     21             Annualized Most Recent              8/31/2004           1,324,556            12/31/2002           1,305,250
     22             Annualized Most Recent              6/30/2004           1,454,995            9/30/2003            1,846,235
     23             Annualized Most Recent              6/30/2004           1,183,394            12/31/2003           1,197,358
     24             Annualized Most Recent              9/30/2004           1,119,513
     25             Annualized Most Recent              9/30/2004           1,097,583            12/31/2003            985,887
     26
     27             Annualized Most Recent              9/30/2004            849,725
     28             Annualized Most Recent              9/30/2004            779,840
     29             Annualized Most Recent              9/30/2004            844,183             12/31/2003            729,818
     30             Annualized Most Recent              9/30/2004            579,947             12/31/2003            326,976
     31             Annualized Most Recent              6/30/2004            472,586             12/31/2003            396,441
     32             Annualized Most Recent              8/31/2004            477,116             12/31/2003            173,975
     33             Annualized Most Recent              8/31/2004            175,760
     34
     35             Annualized Most Recent              6/30/2004            419,920             12/31/2003            260,520
     36             Annualized Most Recent              9/30/2004            444,833
     37             Annualized Most Recent              7/31/2004            350,280
     38
     39             Annualized Most Recent              6/30/2004            471,131             12/31/2003            463,053
     40             Annualized Most Recent              7/31/2004             38,242
     41             Annualized Most Recent              9/30/2004            735,519             12/31/2003            771,105
     42             Annualized Most Recent              9/30/2004            700,877             12/31/2003            639,223
     43
     44             Annualized Most Recent              7/29/2004            231,104             12/30/2003            232,188
     45
     46             Annualized Most Recent              6/30/2004            264,435             12/31/2003            234,053
     47             Annualized Most Recent              9/30/2004           11,025,864           12/31/2003          10,397,358
     48             Annualized Most Recent              7/31/2004           3,903,379            12/31/2003           3,611,669
     49             Annualized Most Recent              7/31/2004           2,680,173
     50

     51             Annualized Most Recent              6/30/2004           2,836,132            12/31/2003           2,344,379
     52             Annualized Most Recent             10/31/2004           2,142,696            12/31/2003           1,947,747

     53
     54             Annualized Most Recent              6/30/2004           1,372,488            12/31/2003           1,251,292
     55             Annualized Most Recent              7/31/2004            881,628             12/31/2003            864,895
     56             Annualized Most Recent              6/30/2004            700,230             12/31/2003            700,230
     57             Annualized Most Recent              6/30/2004            692,118             12/31/2003            316,657
     58
     59             Annualized Most Recent              9/30/2004            536,039             12/31/2003            384,797
     60             Annualized Most Recent              6/30/2004            468,957             12/31/2003            517,815
     61             Annualized Most Recent              8/31/2004            323,915             12/31/2003            277,453
     62             Annualized Most Recent              7/31/2004            325,671             12/31/2003            315,528
     63             Annualized Most Recent              8/31/2004           1,960,932            6/30/2004            2,011,836
     64             Annualized Most Recent              8/31/2004            547,962
     65             Annualized Most Recent              7/31/2004            879,900             12/31/2003            800,428
     66             Annualized Most Recent              7/31/2004            681,905             12/31/2003            681,422
     67             Annualized Most Recent              6/30/2004            356,161             12/31/2003            264,178
     68             Annualized Most Recent              9/30/2004            592,149             12/31/2003            475,839
     69             Annualized Most Recent              8/31/2004            273,797             12/31/2003            140,878
     70             Annualized Most Recent              7/31/2004            273,874             12/31/2003            224,661
     71             Annualized Most Recent              6/30/2004            311,495             12/31/2003            279,786
     72             Annualized Most Recent              7/31/2004            247,363             12/31/2003            414,828
     73             Annualized Most Recent              8/31/2004           1,646,598            12/31/2003           1,172,998
     74             Annualized Most Recent              8/31/2004            409,418             12/31/2003            357,697
     75             Annualized Most Recent              7/30/2004            290,440             12/31/2003            290,185
     76                   Trailing 12                   6/29/2004           1,490,040            12/30/2003           1,099,837
     77             Annualized Most Recent              9/30/2004            718,280             12/31/2003            559,477
     78                   Trailing 12                   7/31/2004            771,846             12/31/2003            579,879
     79             Annualized Most Recent              9/30/2004            708,676             12/31/2003            705,812
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

                                                                                              LARGEST
                                                                             LARGEST          TENANT           LARGEST
                                                                              TENANT           % OF             TENANT
                                                                              LEASED           TOTAL            LEASE
   SEQUENCE     LARGEST TENANT                                                  SF              SF            EXPIRATION
   --------     --------------                                                  --              --            ----------

       1
       2
       3
       4
       5
       6
       7
       8
       9
      10
      11
      12
      13
      14        Sears                                                        106,731            22%           7/31/2010
      15        J.C. Penney                                                  153,480            31%           9/30/2006

     16.1       A-10 99 Ranch Market                                          29,657            31%           3/25/2007
     16.2       Bank of the West                                              5,564             41%           4/30/2007
     16.3       Charles Schwab & Co., Inc.                                    4,246             72%           6/30/2007
      16

      17        Nordstrom Rack                                                56,065            34%           2/28/2009
      18        Wal-Mart                                                     222,511           100%           10/27/2019
      19        Ralphs                                                        49,926            50%           3/31/2019
      20        Wal-Mart                                                     203,750           100%           10/26/2019
      21        Galleria Market                                               35,000            26%           3/31/2019
      22        Super 1 Hannam                                                52,950            42%           4/30/2009
      23        Stop & Shop                                                   54,144            71%           9/30/2018
      24        Marukai Pacific Market                                        32,000            30%           6/30/2019
      25        Sam's Club                                                   130,915            58%           1/23/2023
      26        Sam's Club                                                   129,562           100%           10/27/2019
      27        TJ Maxx                                                       30,018            34%           8/31/2010
      28        Publix                                                        44,271            52%           10/31/2022
      29        99 Cent Store                                                 45,528            46%           2/28/2018
      30        Diablo Foods                                                  15,000            37%           4/30/2009
      31        Sav-On                                                        13,285           100%           7/31/2028
      32        Frozen Ropes                                                  13,800            14%           7/31/2007
      33        China Buffet                                                  6,000             13%           5/31/2009
      34        Nextel                                                        2,400             30%           5/31/2009
      35        Sav-On                                                        16,452           100%           10/31/2028
      36        Publix                                                        44,840            71%           9/30/2023
      37        Sav-On                                                        14,745           100%           11/30/2028
      38        Walgreens                                                     14,560           100%           7/31/2079
      39        Caldwell Banker                                               2,654             11%           5/31/2005
      40        Yoshinoya                                                     2,000             15%           5/31/2014
      41        Safeway                                                       38,959            31%            6/1/2022
      42        Shugrues Hillside Grill                                       3,333             13%           12/31/2005
      43        Total Renal Care, Inc./ Childrens Memorial Hospital           5,200             62%           3/31/2009
      44        Blockbuster                                                   4,212             39%           7/31/2009
      45        Washington Mutual                                             3,320             35%           6/30/2014
      46        Affair to Remember                                            6,510             23%           12/31/2004
      47        Apache Corp.                                                 297,110            23%           12/31/2013
      48        Fannie Mae                                                   228,425           100%           12/31/2011
      49        Freeman, Freeman & Smiley                                     28,758            17%           12/31/2011
      50        Veritas                                                      218,641           100%           9/30/2015

      51        Parexel                                                       51,797            34%           9/30/2007
      52        Applied Hydro                                                 20,247            22%           7/31/2011

      53        Wells Fargo Home Mortgage                                    169,218           100%           5/31/2014
      54        Western General                                               50,785            66%           8/31/2014
      55        Probation Department                                          14,893            18%           10/31/2014
      56        Medical Mutual of Ohio                                        50,758           100%           3/31/2020
      57        Slingshot                                                     20,671            33%            8/1/2011
      58        Health Texas Provider                                         12,614            36%            8/1/2014
      59        Interim Healthcare                                            7,312             13%           6/30/2008
      60        Dunlap Group Management                                       20,146            46%           8/28/2010
      61        Sovereign Bank                                                24,201            48%           6/30/2006
      62        Bank of America                                               10,203           100%           8/16/2014
      63        USF Bestway                                                   60,000            17%           1/31/2007
      64        GA Pacific/Unisource                                         125,785           100%           5/30/2018
      65
      66
      67
      68
      69
      70
      71
      72
      73
      74
      75
      76
      77
      78
      79        Jefferson at Providence Place Apartments, L.P.               205,681           100%           12/31/2100
----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

                                                                                 SECOND
                                                                 SECOND          LARGEST          SECOND
                                                                 LARGEST         TENANT          LARGEST
                                                                 TENANT           % OF            TENANT
                                                                 LEASED           TOTAL           LEASE
       SEQUENCE        SECOND LARGEST TENANT                       SF              SF           EXPIRATION
       --------        ---------------------                       --              --           ----------

          1
          2
          3
          4
          5
          6
          7
          8
          9
          10
          11
          12
          13
          14           Bon Ton                                   87,736            18%          10/31/2009
          15           Elder-Beerman                             72,456            15%          10/31/2012

         16.1          Joy Luck Place                             8,923            9%           7/14/2008
         16.2          Duke of Edinburgh                          3,385            25%          10/31/2013
         16.3          Starbuck's Coffee Company                  1,658            28%          8/31/2009
          16

          17           Ulta Salon                                11,000            7%           9/30/2012
          18
          19           Blockbuster Videos, Inc.                   4,807            5%           4/30/2009
          20
          21           Sav-On Drugs                              24,000            18%          5/10/2013
          22           Tutor Time Day Care                       10,750            8%           2/28/2016
          23           Dollar World                               5,381            7%           10/31/2008
          24           Sea Empress                                9,973            9%           11/30/2014
          25           Lowes Foods                               36,862            16%          11/14/2011
          26
          27           HomeGoods                                 25,034            28%          3/31/2010
          28           Amscot Insurance                           5,200            6%           6/30/2014
          29           Nude Furniture                             8,900            9%           9/30/2006
          30           7-Eleven, Inc.                             2,940            7%           9/30/2016
          31
          32           Hancock Fabric                            12,900            13%           2/1/2014
          33           Cato                                       4,160            9%           1/31/2009
          34           Potbellys                                  2,325            29%          5/31/2014
          35
          36           Itsa Pizza                                 2,100            3%           12/31/2008
          37
          38
          39           Dos Amigos Cafe                            2,649            11%          3/31/2006
          40           Quiznos                                    1,560            12%          4/30/2014
          41           Payless Drug                              37,682            30%          2/28/2005
          42           Sherer Gallery                             2,640            10%          9/30/2005
          43           Bank One, National Association             3,128            38%          6/30/2014
          44           Taco Bell / KFC                            2,526            24%          4/30/2019
          45           Payless ShoeSource                         2,960            31%          5/31/2009
          46           Casual Male                                4,000            14%          10/31/2007
          47           Stewart Information Services              228,437           18%          9/30/2016
          48
          49           JAMDAT Mobile                             23,205            14%          1/31/2009
          50

          51           Universal Systems                         26,301            17%          8/31/2010
          52           RDR, Inc.                                 20,212            22%          1/31/2010

          53
          54           Sunrise Business Resources, Inc.          14,327            19%          7/31/2009
          55           HCA/Mental Health - ADAS                  14,578            18%          1/31/2009
          56
          57           Scott Howell/Wolf                          6,368            10%          12/1/2008
          58           Rockwall Health Surgery Ctr.              11,029            31%           8/1/2019
          59           George T Sink, Atty                        4,821            8%           1/31/2008
          60           C.M. Architecture, P.A.                   11,362            26%          4/30/2006
          61           Weston Solutions                          15,900            31%          11/30/2008
          62
          63           Ronco Plastics, Inc.                      23,700            7%           12/31/2008
          64
          65
          66
          67
          68
          69
          70
          71
          72
          73
          74
          75
          76
          77
          78
          79
--------------------------------------------------------------------------------------------------------------

==============================================================================================================

                                                                         THIRD
                                                          THIRD         LARGEST            THIRD
                                                         LARGEST         TENANT           LARGEST
                                                          TENANT          % OF             TENANT
                                                          LEASED         TOTAL             LEASE
       SEQUENCE        THIRD LARGEST TENANT                 SF             SF            EXPIRATION
       --------        --------------------                 --             --            ----------

          1
          2
          3
          4
          5
          6
          7
          8
          9
          10
          11
          12
          13
          14           J.C. Penney                        61,880          13%            7/31/2010
          15           Old Navy Clothing Co.              16,500           3%            1/31/2009

         16.1          East West Bank                     3,642            4%            7/29/2007
         16.2          Adecco Employment Services         2,600           19%            12/31/2006
         16.3
          16

          17           Gordon's Music                     10,245           6%            2/28/2010
          18
          19           Finals Department Store            3,800            4%            10/30/2005
          20
          21           Bodies in Motion                   18,755          14%            9/30/2016
          22           Kragen Auto Parts                  6,952            5%            10/31/2008
          23           IHOP                               4,972            7%            8/31/2028
          24           California National Bank           4,045            4%            8/31/2014
          25           Aaron's Rents                      8,450            4%            1/31/2010
          26
          27           Staples                            24,600          28%            12/31/2012
          28           Rent a Center                      4,500            5%            1/31/2008
          29           Bamboo Garden                      8,100            8%            3/31/2006
          30           Dollar House                       2,580            6%             7/1/2005
          31
          32           Harbor Freight                     12,000          12%            10/31/2007
          33           Liquor Store - AVC/Chaudhari       3,200            7%            4/30/2009
          34           Starbucks                          1,700           22%            5/31/2014
          35
          36           Wolfe Tan                          1,500            2%            12/31/2009
          37
          38
          39           Hang Goo Sushi                     2,100            9%            5/31/2008
          40           Java Company                       1,206            9%            6/30/2009
          41           Family Bargain Stores              10,625           9%            1/31/2008
          42           Azadi Fine Rugs                    2,450            9%            5/31/2009
          43
          44           Starbucks                          1,320           12%            6/30/2009
          45           Sprintcom, Inc                     2,000           21%            5/31/2009
          46           Life Uniform                       3,530           12%            4/30/2006
          47           Technip USA Corp.                 108,338           8%            5/31/2007
          48
          49           Dale, Branden & Hinchcliffe        14,795           9%            6/30/2008
          50

          51           KSI Management                     15,937          10%            3/31/2009
          52           NVR Mortgage                       8,343            9%            2/28/2007

          53
          54           Sysdome                            11,913          15%            5/14/2008
          55           HCA/Refuge                         9,968           12%            6/30/2007
          56
          57           Chipotle                           3,985            6%             4/1/2012
          58           Alergy Asthma & Immunology         2,636            7%            10/1/2014
          59           First Command                      3,821            7%            1/31/2009
          60           Royer & Schutts, Inc.              9,636           22%            1/31/2009
          61           MCI Solutions                      6,615           13%             6/1/2007
          62
          63           Ellsworth Corporation              11,260           3%            7/31/2006
          64
          65
          66
          67
          68
          69
          70
          71
          72
          73
          74
          75
          76
          77
          78
          79
---------------------------------------------------------------------------------------------------------

=========================================================================================================

(i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                                                                        ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless
otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any
Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement are calculated as described under "Summary of Prospectus Supplement--Mortgage
Loans--Certain Mortgage Loan Calculations".

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings and the schedules and tables in this Annex A will be qualified by the following:

         1. "Administrative Fee Rate" means the sum of the Master Servicing Fee
     Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

         2. "Annual Debt Service" means the amount derived by multiplying the
     Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve.
     For purposes of calculating the "Annual Debt Service" for Loan Nos. 58484,
     58499, 58545, 58546, 58564, 58583 and 58587, the amount of the Monthly
     Payment is calculated based upon (a) the related interest rate, (b) a 360 month amortization term and (c) the related original principal balance. For purposes of calculating the "Annual Debt Service" for Loan No. 58318 amount shown on Annex A represents the average interest and principal payment for the first 12 payment periods beginning on the first payment date of such
     Mortgage Loan as set forth in Annex F.

         3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

         4. "Balloon" means a loan that has a significant outstanding balance at maturity.

         5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

               (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the
         Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

               (ii) "Expenses" generally consist of all expenses incurred for a
         Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the
         Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged
         Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

     In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W
Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other

                                      A-1

normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W
Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or
U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged
Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

         6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or
     "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off
     Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property.

         7. "DEFEASANCE" means, with respect to any Mortgage Loan, that such
     Mortgage Loan is subject to a Defeasance Option.

         8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

         9. "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated in Annex A as the "Full Year End Date" with respect to such
     Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

         10. "Full Year Cash Flow" means, with respect to any Mortgaged
     Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full
     Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

               (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

               (ii) "Full Year Expenses" are the Expenses incurred (or
         annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

         11. "Fully Amortizing" means fully amortizing Mortgage Loan; except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

         12. "Hyper Am" means ARD Loan.

         13. "Int Diff (BEY) - B" refers to a method of calculation of a yield maintenance premium. Except as described below with respect to Loan No.
     58583, under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I)
     the Yield Rate from (II) the mortgage rate of the related Mortgage Note, times (z) the present value factor calculated using the following formula:

                                  1--(1+r)(-n)
                                  ----------
                                       r

                                      A-2

     where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Note.

     As used in this definition, "Yield Rate" means the yield rate for the specified United States Treasury security, as reported in The Wall Street
Journal on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents. Loan Nos. 58545, 58546 and 58583 have been assumed to be included in this category for purposes of Annex A. With respect to Loan No. 58583, the yield maintenance premium will be calculated as described above, but based on an assumption that the loan matures on the optional repayment date for such loan.

         14. "Int Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method, "Yield Maintenance" means a prepayment premium in an amount equal to the greater of (i) one percent
     (1%) of the portion of the Loan being prepaid, and (ii) the present value of a series of payments each equal to the Int Diff Payment Amount over the remaining original term of the related Mortgage Note and on the maturity date of the related Mortgage Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans. "Int Diff
     Payment Amount" means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related
     Mortgage Loan over the Reinvestment Yield. "Reinvestment Yield" means the yield rate for the specified United States Treasury security as described in the underlying Note converted to a monthly compounded nominal yield.
     Loan No. 58307 has been assumed to be included in this category for purposes of Annex A.

         15. "Interest Only": means any Mortgage Loan which requires scheduled payments of interest only until the related Maturity Date, or Anticipated
     Repayment Date.

         16. "IO, Balloon": means any Mortgage Loan which requires only scheduled payments of interest for some (but not all) of the term of such
     Mortgage Loan and that has a significant outstanding balance at maturity.

         17. "IO, Hyper Am" means any Mortgage Loan which is both an Interest
     Only Mortgage Loan and a Hyper Am Mortgage Loan.

         18. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial or warehouse facility, the square footage of the net leasable area.

         19. "Maturity" or "Maturity Date" means, with respect to any Mortgage
     Loan, the date specified in the related Mortgage Note as its stated
     maturity date, or with respect to any ARD Loan, its Anticipated Repayment
     Date.

         20. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity, or in the case of ARD Loans, the related
     Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

         21. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

         22. "Most Recent Cash Flow" means, with respect to any Mortgaged
     Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most
     Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

               (i) "Most Recent Revenues" are the Revenues received (or
         annualized or estimated in certain cases) in respect of a Mortgaged
         Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

                                      A-3

               (ii) "Most Recent Expenses" are the Expenses incurred (or
         annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

         23. "Most Recent Financial End Date" means, with respect to any
     Mortgage Loan, the date indicated in Annex A as the "Most Recent End Date"
     with respect to such Mortgage Loan which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

         24. "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

               (i) "Full Year" means certain financial information regarding the
         Mortgaged Properties presented as of the date which is presented in the
         Most Recent Financial End Date.

               (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

               (iii) "Trailing 12 Months" means certain financial information regarding a Mortgaged Properties which is presented for the trailing 12 months prior to the Most Recent Financial End Date.

         25. "NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Except as described below, under this method prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to
     (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying note, minus (z) the outstanding principal balance of the loan as of the date of prepayment of the related
     Mortgage Loan. Loan Nos. 58484 and 11393 have been assumed to be included in this category for purposes of Annex A. With respect to Loan No. 58484, the yield maintenance premium will be calculated as described above, but based on an assumption that the loan prepays on the third payment date prior to the maturity date for such loan and using a discount rate equal to
     50 basis points plus the treasury rate provided in the underlying note.
     With respect to Loan No. 11393, the yield maintenance premium will be calculated as described above, except that with respect to any payment of principal made on any of the nine payment dates prior to the open period, a fixed prepayment premium will apply instead equal to 1% of the amount prepaid.

         26. "Occupancy %" or "Occupancy Percent" means the percentage of
     Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

         27. "OPEN" means, with respect to any Mortgage Loan that such Mortgage
     Loan may be voluntarily prepaid without a Prepayment Premium.

         28. "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable United States Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth

                                      A-4

     business day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

         29. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

         30. "Units", "Rooms" and "Pads" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment
     (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged
     Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in the schedule as "Pads").

         31. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

         32. "U/W Cash Flow", "Underwritten Cash Flow" or "Underwriting Cash
     Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

               (i) "U/W Revenues" are the anticipated Revenues in respect of a
         Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged
         Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

               (ii) "U/W Expenses" are the anticipated Expenses in respect of a
         Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

                                      A-5

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow.
In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a
Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

     In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

         33. "U/W DSCR", "Underwritten DSCR", "Underwritten Debt Service
     Coverage Ratio", "Underwriting DSCR" or "Underwriting Debt Service Coverage
     Ratio" means, with respect to any Mortgage Loan (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan.

         34. "U/W Replacement Reserves" means, with respect to any Mortgaged
     Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

         35. "U/W Replacement Reserves Per Unit" means, with respect to any
     Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Rooms, Leasable Square Feet or Pads, as applicable.

         36. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

         37. For purposes of the calculation of the Net Mortgage Rate in Annex A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage Rates in this prospectus supplement under "Description of the Certificates--Pass-Through
     Rates".

         38. Loan number 10416 was originated on August 10, 2004 with an initial principal balance of $3,967,500 and monthly debt service of $22,598.50. A
     $157,500 earnout funding was advanced on October 20, 2004 which increased the principal balance to $3,963,634.00 and the monthly debt service to
     $23,533.64 (starting with the November 1, 2004 payment date). The initial principal balance, interest rate, original term to stated maturity or
     Anticipated Repayment Date, original amortization term, first payment date, monthly debt service and prepayment provisions shown in Annex A are subsequent to the earnout advance.

         39. With respect to one Mortgage Loan, identified as loan number 58583, the first actual payment date (reflecting a full month of interest) is
     February 1, 2005. The First Payment Date, Original Term to Maturity,
     Remaining Term to Maturity, Interest Only Period, Seasoning and Prepayment
     Penalty Description were adjusted to include an additional one month interest-only payment to reflect the interest only payment the Trust will receive on January 1, 2005.

                                      A-6

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
                               ALL MORTGAGE LOANS

                            DEC-04        DEC-05        DEC-06        DEC-07        DEC-08        DEC-09        DEC-10
                        ------------- ------------- ------------- ------------- ------------- ------------- -------------

Locked Out ............      99.69%        99.69%        98.41%        85.22%        85.06%        81.80%        83.72%
Yield
 Maintenance(4) .......       0.31%         0.31%         1.59%        14.78%        14.63%        15.65%        16.28%
Penalty 1.0% ..........       0.00%         0.00%         0.00%         0.00%         0.30%         0.00%         0.00%
Open ..................       0.00%         0.00%         0.00%         0.00%         0.00%         2.55%         0.00%
                           -------       -------       -------       -------       -------       -------       -------
Total .................     100.00%       100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                           -------       -------       -------       -------       -------       -------       -------
Total Balance as of
 the Cut-off Date
 (in millions) ........   $ 956.59      $ 949.88      $ 941.71      $ 932.10      $ 921.34      $ 740.11      $ 710.65
                          --------      --------      --------      --------      --------      --------      --------
Percent of
 Mortgage Pool
 Balance ..............     100.00%        99.30%        98.44%        97.44%        96.31%        77.37%        74.29%
                          --------      --------      --------      --------      --------      --------      --------

                            DEC-11        DEC-12        DEC-13       DEC-14       DEC-15       DEC-16       DEC-17       DEC-18
                        ------------- ------------- ------------- ------------ ------------ ------------ ------------ ------------

Locked Out ............      97.17%        96.98%        96.98%       100.00%      100.00%      100.00%      100.00%      100.00%
Yield
 Maintenance(4) .......       1.25%         1.34%         1.34%         0.00%        0.00%        0.00%        0.00%        0.00%
Penalty 1.0% ..........       0.00%         0.00%         0.00%         0.00%        0.00%        0.00%        0.00%        0.00%
Open ..................       1.58%         1.68%         1.68%         0.00%        0.00%        0.00%        0.00%        0.00%
                           -------       -------       -------        ------       ------       ------       ------       ------
Total .................     100.00%       100.00%       100.00%       100.00%      100.00%      100.00%      100.00%      100.00%
                           -------       -------       -------        ------       ------       ------       ------       ------
Total Balance as of
 the Cut-off Date
 (in millions) ........   $ 481.64      $ 441.61      $ 432.21      $  23.64     $   1.22     $   0.94     $   0.64     $   0.32
                          --------      --------      --------      --------    ---------     --------     --------     --------
Percent of
 Mortgage Pool
 Balance ..............      50.35%        46.16%        45.18%         2.47%        0.13%        0.10%        0.07%        0.03%
                          --------      --------      --------      --------    ---------     --------     --------     --------

-------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans, if any.

(2)   As of the Cut-off Date.

(3)   Numbers may not total to 100% due to rounding.

(4)   As of the Cut-off Date, four Mortgage Loans, representing 3.9% of the
      Initial Pool Balance are subject to yield maintenance prepayment provisions after the Lock-out Period. Seventy-three Mortgage Loans, representing 85.6% of the Initial Pool Balance are subject to defeasance after an initial restriction period (with the exception of Loan No. 58484
      (representing 10.2% of the initial pool balance) which allows for the related borrower's option of either yield maintenance or defeasance after the Lock-out Period). With respect to Loan No. 11393, there is no
      Lock-out Period, however, there is yield maintenance for the first 47 months after which a fixed prepayment premium of 1% instead of yield maintenance with respect to any prepayment made on any of the nine payment dates prior to the open period.

                                      A-7

                          MORTGAGE POOL PROPERTY TYPE

                                                       % OF      WEIGHTED
                          NUMBER OF     AGGREGATE    INITIAL      AVERAGE
                          MORTGAGED   CUT-OFF DATE     POOL    UNDERWRITTEN
     PROPERTY TYPE       PROPERTIES      BALANCE     BALANCE       DSCR
----------------------- ------------ -------------- --------- --------------

Retail ................      35      $403,915,455      42.2%        1.41x
 Anchored .............      23       361,728,331      37.8         1.40x
 Unanchored ...........       7        23,773,518       2.5         1.55x
 Shadow
   Anchored ...........       5        18,413,606       1.9         1.43x
Office ................      16       294,833,333      30.8         1.54x
Multifamily ...........      13       148,730,534      15.5         1.28x
Self Storage ..........       8        31,594,284       3.3         1.53x
Manufactured
 Housing ..............       3        26,068,254       2.7         1.24x
Industrial ............       2        23,900,916       2.5         1.32x
Hotel .................       3        18,556,924       1.9         1.56x
Land ..................       1         8,989,648       0.9         1.35x
                             --      ------------     -----
Total/Wtd Avg .........      81      $956,589,348     100.0%        1.43x
                             ==      ============     =====

                                                  WEIGHTED                       WEIGHTED
                                MIN/MAX            AVERAGE         MIN/MAX       AVERAGE
                             UNDERWRITTEN       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE
     PROPERTY TYPE               DSCR             LTV RATIO       LTV RATIO        RATE
----------------------- ---------------------- -------------- ---------------- -----------

Retail ................       1.20x/2.61x            71.5%       34.7%/80.0%       5.362%
 Anchored .............       1.20x/1.98x            71.8%       34.8%/80.0%       5.337%
 Unanchored ...........       1.21x/2.61x            66.9%       34.7%/79.7%       5.611%
 Shadow
   Anchored ...........       1.25x/1.67x            70.2%       56.0%/77.6%       5.531%
Office ................       1.21x/1.73x            67.6%       59.9%/80.0%       5.440%
Multifamily ...........       1.20x/1.63x            77.3%       62.6%/80.0%       4.957%
Self Storage ..........       1.27x/1.93x            70.4%       51.5%/74.8%       5.492%
Manufactured
 Housing ..............       1.21x/1.42x            74.0%       66.0%/80.0%       5.444%
Industrial ............       1.32x/1.32x            73.9%       71.9%/80.0%       5.604%
Hotel .................       1.43x/1.69x            61.3%       54.1%/69.8%       6.116%
Land ..................       1.35x/1.35x            84.8%       84.8%/84.8%       5.235%
Total/Wtd Avg .........       1.20x/2.61x            71.2%       34.7%/84.8%       5.349%

                      MORTGAGE POOL CUT-OFF DATE BALANCES

                                                                        % OF        WEIGHTED         WEIGHTED        WEIGHTED
              RANGE OF                 NUMBER OF       AGGREGATE      INITIAL        AVERAGE          AVERAGE        AVERAGE
            CUT-OFF DATE                MORTGAGE     CUT-OFF DATE       POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
              BALANCES                   LOANS          BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------------------   -----------   --------------   ---------   --------------   --------------   -----------

$1,802,089 -- $1,999,999...........         2       $  3,799,955         0.4%          1.47x            71.8%          5.547%
$2,000,000 -- $2,999,999...........        10         25,471,295         2.7           1.40x            69.6%          5.684%
$3,000,000 -- $3,999,999...........        10         35,402,080         3.7           1.57x            64.6%          5.492%
$4,000,000 -- $4,999,999...........         6         28,351,255         3.0           1.49x            68.3%          5.482%
$5,000,000 -- $7,499,999...........        16         96,639,430        10.1           1.39x            71.9%          5.541%
$7,500,000 -- $9,999,999...........         4         34,053,743         3.6           1.43x            72.1%          5.586%
$10,000,000 -- $14,999,999.........        11        135,291,908        14.1           1.32x            75.7%          5.301%
$15,000,000 -- $19,999,999.........         8        139,776,583        14.6           1.38x            70.8%          5.288%
$20,000,000 -- $29,999,999.........         7        168,460,321        17.6           1.33x            74.1%          5.388%
$30,000,000 -- $49,999,999.........         3        123,903,549        13.0           1.40x            74.4%          5.680%
$50,000,000 -- $97,504,000.........         2        165,439,229        17.3           1.67x            64.1%          4.882%
                                           --       ------------       -----
Total/Wtd Avg .....................        79       $956,589,348       100.0%          1.43x            71.2%          5.349%
                                           ==       ============       =====

                                      A-8

                     MORTGAGE POOL GEOGRAPHIC DISTRIBUTION

                                                                   % OF        WEIGHTED         WEIGHTED        WEIGHTED
                                  NUMBER OF       AGGREGATE      INITIAL        AVERAGE          AVERAGE        AVERAGE
                                  MORTGAGED     CUT-OFF DATE       POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
 MORTGAGED PROPERTY LOCATION     PROPERTIES        BALANCE       BALANCE         DSCR           LTV RATIO         RATE
-----------------------------   ------------   --------------   ---------   --------------   --------------   -----------

California ..................        24        $263,316,042        27.5%          1.38x            72.4%          5.431%
Texas .......................         8         166,518,424        17.4           1.58x            66.7%          5.113%
Virginia ....................         6          87,245,274         9.1           1.52x            65.2%          5.897%
Ohio ........................         4          80,688,679         8.4           1.26x            79.2%          5.515%
New Hampshire ...............         2          71,119,038         7.4           1.59x            65.4%          4.781%
Florida .....................         9          52,026,188         5.4           1.53x            66.4%          5.258%
Georgia .....................         3          47,541,676         5.0           1.22x            79.7%          5.236%
Nevada ......................         1          28,300,000         3.0           1.21x            79.7%          4.952%
Illinois ....................         4          27,989,985         2.9           1.27x            73.4%          5.469%
South Carolina ..............         2          25,880,938         2.7           1.49x            71.1%          5.582%
North Carolina ..............         2          15,434,146         1.6           1.32x            77.0%          6.038%
Minnesota ...................         2          14,708,567         1.5           1.23x            79.9%          5.115%
Kentucky ....................         1          13,300,000         1.4           1.27x            79.8%          4.710%
New Jersey ..................         1          13,173,063         1.4           1.24x            79.8%          5.500%
Oregon ......................         3          10,875,607         1.1           1.56x            59.1%          5.528%
Rhode Island ................         1           8,989,648         0.9           1.35x            84.8%          5.235%
Pennsylvania ................         1           5,789,395         0.6           1.64x            61.9%          6.000%
Tennessee ...................         1           5,588,073         0.6           1.48x            74.5%          5.300%
Indiana .....................         1           4,720,000         0.5           1.22x            80.0%          5.521%
Washington ..................         2           4,443,662         0.5           1.47x            69.2%          5.881%
Arizona .....................         1           3,000,000         0.3           2.61x            34.7%          5.080%
Michigan ....................         1           2,994,202         0.3           1.42x            66.0%          5.750%
Utah ........................         1           2,946,741         0.3           1.63x            62.6%          5.452%
                                     --        ------------       -----
Total/Wtd Avg ...............        81        $956,589,348       100.0%          1.43x            71.2%          5.349%
                                     ==        ============       =====

----------
  [X]  The Mortgaged Properties are located throughout 23 states.

                                      A-9

             MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO

                                                       % OF      WEIGHTED       WEIGHTED      WEIGHTED
                          NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE      AVERAGE
        RANGE OF           MORTGAGE   CUT-OFF DATE     POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
  UNDERWRITTEN DSCR(S)      LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
------------------------ ----------- -------------- --------- -------------- -------------- -----------

1.20x -- 1.24x .........      20     $227,947,336      23.8%        1.22x          78.5%        5.222%
1.25x -- 1.29x .........      14      177,648,712      18.6         1.26x          77.6%        5.628%
1.30x -- 1.34x .........       9      115,220,003      12.0         1.33x          74.9%        5.736%
1.35x -- 1.39x .........       3       12,698,334       1.3         1.39x          76.7%        5.753%
1.40x -- 1.49x .........       9       69,240,741       7.2         1.45x          67.5%        5.450%
1.50x -- 1.59x .........       9       79,039,140       8.3         1.56x          63.5%        5.419%
1.60x -- 1.69x .........       7      101,590,748      10.6         1.62x          65.1%        5.008%
1.70x -- 1.79x .........       3      142,602,000      14.9         1.72x          63.3%        5.045%
1.80x -- 1.89x .........       2        8,469,607       0.9         1.90x          45.1%        5.064%
1.90x -- 1.99x .........       2       19,132,727       2.0         1.97x          53.2%        5.263%
2.00x -- 2.61x .........       1        3,000,000       0.3         2.61x          34.7%        5.080%
                              --     ------------     -----
Total/Wtd Avg ..........      79     $956,589,348     100.0%        1.43x          71.2%        5.349%
                              ==     ============     =====

                 MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                       % OF      WEIGHTED       WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE      AVERAGE
      CUT-OFF DATE         MORTGAGE   CUT-OFF DATE     POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      LTV RATIO(S)          LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
------------------------ ----------- -------------- --------- -------------- -------------- -----------

34.7% -- 49.9% .........       3     $ 21,475,607       2.2%        1.77x          44.9%        5.278%
50.0% -- 59.9% .........       8       70,044,764       7.3         1.69x          55.8%        5.367%
60.0% -- 64.9% .........       6      216,375,365      22.6         1.67x          64.1%        5.005%
65.0% -- 69.9% .........      15      104,355,965      10.9         1.45x          67.9%        5.857%
70.0% -- 74.9% .........      16      135,528,172      14.2         1.37x          72.9%        5.474%
75.0% -- 79.9% .........      25      325,659,828      34.0         1.24x          79.0%        5.378%
80.0% -- 84.8% .........       6       83,149,648       8.7         1.28x          80.5%        5.292%
                              --     ------------     -----
Total/Wtd Avg ..........      79     $956,589,348     100.0%        1.43x          71.2%        5.349%
                              ==     ============     =====

                MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO

                                                         % OF      WEIGHTED        WEIGHTED      WEIGHTED
         RANGE OF           NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE       AVERAGE
       MATURITY DATE         MORTGAGE   CUT-OFF DATE     POOL    UNDERWRITTEN   MATURITY DATE    MORTGAGE
       LTV RATIO(S)           LOANS        BALANCE     BALANCE       DSCR         LTV RATIO        RATE
-------------------------- ----------- -------------- --------- -------------- --------------- -----------

Fully Amortizing .........       1     $  3,475,607       0.4%        1.90x           0.7%         5.609%
34.7% -- 49.9% ...........       6       49,946,822       5.2         1.78x          42.6%         5.441%
50.0% -- 59.9% ...........      22      250,600,662      26.2         1.56x          57.8%         5.391%
60.0% -- 64.9% ...........      20      226,144,393      23.6         1.52x          63.2%         5.281%
65.0% -- 69.9% ...........      13      136,461,032      14.3         1.28x          66.9%         5.594%
70.0% -- 74.9% ...........      12      220,820,832      23.1         1.25x          72.1%         5.329%
75.0% -- 79.8% ...........       5       69,140,000       7.2         1.23x          78.5%         4.924%
                                --     ------------     -----
Total/Wtd Avg(1) .........      79     $956,589,348     100.0%        1.43x          64.4%         5.349%
                                ==     ============     =====

(1)   Excludes the Mortgage Loan that is fully amortizing with respect to calculating the weighted average Maturity Date LTV.

                                      A-10

                          MORTGAGE POOL MORTGAGE RATES

                                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
         RANGE OF           NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE      AVERAGE
         MORTGAGE            MORTGAGE   CUT-OFF DATE     POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
           RATES              LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
-------------------------- ----------- -------------- --------- -------------- -------------- -----------

4.682% -- 4.749% .........       4     $ 93,327,229       9.8%        1.59x          65.2%        4.734%
4.750% -- 4.999% .........       7      195,392,589      20.4         1.49x          70.8%        4.926%
5.000% -- 5.249% .........      11      124,749,765      13.0         1.38x          72.0%        5.194%
5.250% -- 5.499% .........      24      268,698,039      28.1         1.45x          71.0%        5.364%
5.500% -- 5.749% .........      13       73,578,190       7.7         1.36x          72.9%        5.603%
5.750% -- 5.999% .........      12      121,811,292      12.7         1.29x          77.5%        5.844%
6.000% -- 6.249% .........       4       29,498,012       3.1         1.37x          70.2%        6.089%
6.250% -- 6.499% .........       2       14,645,033       1.5         1.42x          62.0%        6.346%
6.500% -- 6.749% .........       2       34,889,200       3.6         1.33x          67.2%        6.500%
                                --     ------------     -----
Total/Wtd Avg ............      79     $956,589,348     100.0%        1.43x          71.2%        5.349%
                                ==     ============     =====

                    MORTGAGE POOL ORIGINAL TERM TO MATURITY

                                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
     ORIGINAL TERM       NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE      AVERAGE
      TO MATURITY         MORTGAGE   CUT-OFF DATE     POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- --------- -------------- -------------- -----------

60 -- 83 ..............      14     $199,662,511      20.9%        1.40x          72.8%        4.934%
84 -- 99 ..............       9      229,437,676      24.0         1.55x          68.7%        5.076%
100 -- 120 ............      53      487,978,428      51.0         1.38x          72.5%        5.639%
121 -- 179 ............       2       36,035,126       3.8         1.40x          64.9%        5.435%
180 ...................       1        3,475,607       0.4         1.90x          34.8%        5.609%
                             --     ------------     -----
Total/Wtd Avg .........      79     $956,589,348     100.0%        1.43x          71.2%        5.349%
                             ==     ============     =====

                  MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)

        ORIGINAL                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
      AMORTIZATION       NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE      AVERAGE
          TERM            MORTGAGE   CUT-OFF DATE     POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- --------- -------------- -------------- -----------

Interest Only .........       7     $166,296,000      17.4%        1.58x          67.3%        4.930%
180 -- 299 ............       1        3,475,607       0.4         1.90x          34.8%        5.609%
300 -- 359 ............       8       70,751,602       7.4         1.38x          72.1%        5.852%
360 ...................      63      716,066,139      74.9         1.40x          72.2%        5.395%
                             --     ------------     -----
Total/Wtd Avg .........      79     $956,589,348     100.0%        1.43x          71.2%        5.349%
                             ==     ============     =====

----------
(1)   For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                                      A-11

                    MORTGAGE POOL REMAINING TERM TO MATURITY

        RANGE OF
       REMAINING                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
        TERMS TO         NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE      AVERAGE
        MATURITY          MORTGAGE   CUT-OFF DATE     POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- --------- -------------- -------------- -----------

55 -- 59 ..............       9     $129,462,511      13.5%        1.46x          69.8%        4.932%
60 -- 79 ..............       5       70,200,000       7.3         1.27x          78.3%        4.939%
80 -- 109 .............      11      264,326,876      27.6         1.52x          68.5%        5.264%
110 -- 119 ............      41      350,864,228      36.7         1.38x          73.8%        5.657%
120 -- 159 ............      12      138,260,126      14.5         1.40x          68.6%        5.321%
160 -- 178 ............       1        3,475,607       0.4         1.90x          34.8%        5.609%
                             --     ------------     -----
Total/Wtd Avg .........      79     $956,589,348     100.0%        1.43x          71.2%        5.349%
                             ==     ============     =====

               MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS

       REMAINING                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
         STATED          NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE      AVERAGE
      AMORTIZATION        MORTGAGE   CUT-OFF DATE     POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
     TERMS (MONTHS)        LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- --------- -------------- -------------- -----------

Interest Only .........       7     $166,296,000      17.4%        1.58x          67.3%        4.930%
178 -- 274 ............       1        3,475,607       0.4         1.90x          34.8%        5.609%
275 -- 299 ............       5       24,295,919       2.5         1.50x          64.2%        5.936%
300 -- 324 ............       1        4,500,000       0.5         1.69x          66.2%        5.730%
325 -- 349 ............       3       72,889,200       7.6         1.29x          72.6%        6.139%
350 -- 360 ............      62      685,132,622      71.6         1.40x          72.5%        5.342%
                             --     ------------     -----
Total/Wtd Avg .........      79     $956,589,348     100.0%        1.43x          71.2%        5.349%
                             ==     ============     =====

                            MORTGAGE POOL SEASONING

                                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE      AVERAGE
       SEASONING          MORTGAGE   CUT-OFF DATE     POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- --------- -------------- -------------- -----------

0 -- 4 ................      72     $809,538,739      84.6%        1.46x          70.4%        5.244%
5 -- 8 ................       5      112,161,409      11.7         1.24x          78.1%        5.751%
9 -- 28 ...............       2       34,889,200       3.6         1.33x          67.2%        6.500%
                             --     ------------     -----
Total/Wtd Avg .........      79     $956,589,348     100.0%        1.43x          71.2%        5.349%
                             ==     ============     =====

                   MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION

                                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE   CUT-OFF-DATE     POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      ORIGINATION          LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- --------- -------------- -------------- -----------

2002 ..................       2     $ 34,889,200       3.6%        1.33x          67.2%        6.500%
2004 ..................      77      921,700,148      96.4         1.43x          71.4%        5.305%
                             --     ------------     -----
Total/Wtd Avg .........      79     $956,589,348     100.0%        1.43x          71.2%        5.349%
                             ==     ============     =====

                                      A-12

                    MORTGAGE POOL YEAR OF MORTGAGE MATURITY

                                                      % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF     AGGREGATE    INITIAL      AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE   CUT-OFF DATE     POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        MATURITY           LOANS        BALANCE     BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- -------------- --------- -------------- -------------- -----------

2009 ..................      13     $180,762,511      18.9%        1.42x          72.0%        4.922%
2010 ..................       1       18,900,000       2.0         1.20x          79.8%        5.050%
2011 ..................       9      229,437,676      24.0         1.55x          68.7%        5.076%
2012 ..................       2       34,889,200       3.6         1.33x          67.2%        6.500%
2014 ..................      52      465,214,354      48.6         1.39x          73.0%        5.570%
2015 ..................       1       23,910,000       2.5         1.47x          59.9%        5.410%
2019 ..................       1        3,475,607       0.4         1.90x          34.8%        5.609%
                             --     ------------     -----
Total/Wtd Avg .........      79     $956,589,348     100.0%        1.43x          71.2%        5.349%
                             ==     ============     =====

                                      A-13

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*

                                                                                                               INITIAL DEPOSIT TO
                                                                                                               CAPITAL IMPROVEMENT
SEQUENCE   LOAN NUMBER   PROPERTY NAME                                               PROPERTY TYPE                  RESERVES
------------------------------------------------------------------------------------------------------------------------------------

   1          58563      King's Crossing                                              Multifamily
   2          58587      Barrington at Park Place                                     Multifamily
   3          58583      Legacy at  Museum Park                                       Multifamily
   4          58529      Stonebridge Apartments                                       Multifamily
   5          58564      Park Laureate Apartments                                     Multifamily
   6          58562      Wildwood Apartments                                          Multifamily
   7          58530      Colonial Pointe Apartments                                   Multifamily                     $88,013
   8          58353      Lexington Hills Apartments                                   Multifamily
   9          10798      Belmont Park Apartments                                      Multifamily
   10         9106       Parkland Apartments                                          Multifamily
   11         11693      Gateway Apartments                                           Multifamily
   12         11393      Elk Meadows Apartments                                       Multifamily                      19,625
   13         10441      Main Street Apartments                                       Multifamily
   14         58318      Steeplegate Mall                                               Retail
   15         58294      Simon - Upper Valley Mall                                      Retail
   16         58112      Cupertino Village I, II & III (Roll Up)                        Retail                         16,063
   17         58586      Howe 'Bout Arden                                               Retail                         3,750
   18         58414      Wal-Mart Supercenter - Douglasville                            Retail
   19         9278       Gateway Shopping Center                                        Retail
   20         58415      Wal-Mart Supercenter - Austell                                 Retail
   21         58466      Northridge Shopping Center                                     Retail
   22         58528      Gordon Square                                                  Retail
   23         58477      Keyport Plaza                                                  Retail
   24         58160      Pacific Center-Gardena                                         Retail                         8,410
   25         58273      North Summit Square                                            Retail
   26         58413      Sam's Club - Douglasville                                      Retail
   27         58543      Cypress Lake Shopping Center                                   Retail
   28         58545      The Shoppes at Golden Acres                                    Retail
   29         58307      Rufe Snow Village Shopping Center                              Retail
   30         58524      Dana Plaza Shopping Center                                     Retail
   31         58488      Sav-on Pasadena                                                Retail
   32         58390      Park Center Shopping                                           Retail
   33         58088      Brainerd Market Center                                         Retail
   34         58382      Rolling Meadows Retail                                         Retail
   35         58487      Sav-on Santa Fe Springs                                        Retail
   36         58546      Southwood Village Shopping Center                              Retail
   37         58489      Sav-on Riverside                                               Retail
   38         9785       Walgreens - Brooklyn Park                                      Retail
   39         58527      McComber Center                                                Retail
   40         58490      Santa Fe Springs Shopping Center                               Retail
   41         58323      Springbrook Plaza                                              Retail
   42         58499      Hillside Sedona                                                Retail
   43         10830      Lincoln Park Retail Center                                     Retail                         1,250
   44         10093      Fidalgo Square                                                 Retail
   45         10164      Shops at Prairie Crossing                                      Retail
   46         9822       Sharpstown Plaza                                               Retail                         76,875
   47         58484      Post Oak Central                                               Office
   48         58440      Monument IV at Worldgate                                       Office
   49         58427      Sepulveda Center                                               Office
   50         58503      Veritas DGC Headquarters                                       Office
   51         53054      Trinity Centre I                                               Office
   52         53224      Trinity Centre III                                             Office
   53         58452      Wells Fargo Home Mortgage Office Building                      Office
   54         58465      Calabasas Corporate Center                                     Office
   55         8932       West County Professional Building                              Office                         4,375
   56         58420      Medical Mutual of Ohio - Beachwood                             Office
   57         58398      The Awalt Building                                             Office
   58         58480      Baylor Medical Plaza                                           Office
   59         58145      Atrium Northwood Office Complex                                Office
   60         10371      Bailey Plaza                                                   Office                         2,375
   61         58147      One Wall Street                                                Office
   62         10069      Bank of America Building- Lynnwood                             Office
   63         58437      Tustin Business Park and Self-Lock Mini Storage              Industrial
   64         58502      Georgia Pacific                                              Industrial
   65         58523      West Oak Self Storage                                       Self Storage                       625
   66         58467      Coldwater Self Storage                                      Self Storage
   67         10416      Martin Self Storage - Market Street                         Self Storage
   68         58431      Shurgard -  West Covina                                     Self Storage
   69         58483      Glen Allen/ Montpelier Self Storage                         Self Storage
   70         58451      Guardian Self Storage                                       Self Storage
   71         11273      Stoway Mini Storage                                         Self Storage
   72         58450      Rockledge Self Storage                                      Self Storage                      5,625
   73         58316      Zeman Portfolio - Forest Hills Village            Manufactured Housing Communities
   74         58265      Zeman Portfolio - Hollywood Estates               Manufactured Housing Communities
   75         10437      Warren Dunes MHC                                  Manufactured Housing Communities
   76         10432      Hampton Inn - Alexandria                                        Hotel
   77         58500      Hampton Inn - Tallahassee                                       Hotel
   78         9935       Fairfield Suites Jupiter                                        Hotel
   79         57800      Jefferson at Providence Place Ground Lease                      Land
------------------------------------------------------------------------------------------------------------------------------------
                         TOTALS                                                                                       $226,985

                 INITIAL DEPOSIT TO       ANNUAL DEPOSIT TO          TAX AND
                    REPLACEMENT              REPLACEMENT            INSURANCE       INITIAL DEPOSIT TO      ANNUAL DEPOSIT
  SEQUENCE            RESERVES                RESERVES               ESCROW            TI/LC ESCROW         TO TI/LC ESCROW
--------------------------------------------------------------------------------------------------------------------------------

      1                                       $114,400                 Yes
      2                                                             Tax Only
      3                                        17,550               Tax Only
      4                                        70,056               Tax Only
      5                                        81,600                  Yes
      6                                        45,100               Tax Only
      7                                        68,200                  Yes
      8                                        53,004                  Yes
      9                                        70,200                  Yes
     10                                                                Yes
     11                                         8,925                  Yes
     12                                        24,000                  Yes
     13                                         5,000                  Yes                                      $1,986
     14                                                                No
     15                                                                No
     16                                        13,788                  Yes
     17                                        87,396                  Yes               $98,500                249,996
     18                                                                No
     19                                                                Yes
     20                                                                No
     21                                        19,920                  Yes
     22                                        15,309                  Yes
     23                                         6,680               Tax Only
     24              $1,001,990                                     Tax Only             588,353
     25                                        50,519                  Yes               101,612
     26                                                                No
     27                                        36,069                  Yes
     28                                                                No
     29                                        24,833               Tax Only
     30                                         4,868                  Yes                                      34,620
     31                                         1,464                  No
     32                                        38,316                  Yes                                      19,200
     33                                                             Tax Only
     34                                         1,200                  Yes
     35                                         1,812                  No
     36                                                                No
     37                                         1,620                  No
     38                                                                No
     39                                         3,787                  Yes
     40                                         2,372                  Yes                30,000
     41                                                                Yes
     42                                                                No
     43                11,000                   1,249                  Yes                                      12,000
     44                                         1,605                  Yes                                      11,970
     45                                         1,422                  Yes
     46                                         4,264                  Yes                22,500                17,950
     47                                                                No
     48                                                                No
     49                                        35,987                  Yes                                      144,000
     50                                                                No
     51                 760                     9,120               Tax Only
     52                 770                     9,240               Tax Only
     53                                                                No
     54                                        16,946                  Yes                                      60,000
     55                                        17,326                  Yes                                      63,509
     56                                                                No
     57                                         6,216                  Yes                                      62,004
     58                                         3,549                  Yes
     59                                        15,218                  Yes                                      40,008
     60                                         7,711                  Yes                                      68,000
     61                                        13,111                  Yes                40,000                40,008
     62                                         2,041                  No
     63                                        50,710               Tax Only
     64                                                                No
     65                                        10,585                  Yes
     66                                        12,960                  Yes
     67                                         9,556                  Yes
     68                                                             Tax Only
     69                                         4,608                  Yes
     70                                        10,884                  Yes
     71                                         7,340                  Yes
     72                                         8,472                  Yes
     73                                        35,400               Tax Only
     74                8,000                   12,096               Tax Only
     75                                         9,400                  Yes
     76                                                                Yes
     77                                        12,600                  Yes
     78                                        51,150                  Yes
     79                                                                No
--------------------------------------------------------------------------------------------------------------------------------
                     $1,022,520              $1,248,753                                  $880,965              $825,252

*Certain monthly reserves may be subject to caps.

                                     ANNEX B

                              MULTIFAMILY SCHEDULE

               LOAN                                   CUT-OFF            UTILITIES TENANT PAYS/
  SEQUENCE    NUMBER   PROPERTY NAME                  BALANCE             PAYMENT OF UTILITIES
--------------------------------------------------------------------------------------------------------

     1         58563   King's Crossing              $28,300,000        Electric, Gas, Water, Sewer
     2         58587   Barrington at Park Place      21,500,000          Electric, Water, Sewer
     3         58583   Legacy at  Museum Park        18,900,000        Electric, Gas, Water, Sewer
     4         58529   Stonebridge Apartments        14,182,151          Electric, Water, Sewer
     5         58564   Park Laureate Apartments      13,300,000        Electric, Gas, Water, Sewer
     6         58562   Wildwood Apartments           12,000,000        Electric, Gas, Water, Sewer
     7         58530   Colonial Pointe Apartments    11,186,438               Electric, Gas
     8         58353   Lexington Hills Apartments    10,720,000        Electric, Gas, Water, Sewer
     9         10798   Belmont Park Apartments       6,000,000                Electric, Gas
     10        9106    Parkland Apartments           4,200,000                  Electric
     11        11693   Gateway Apartments            3,200,000                  Electric
     12        11393   Elk Meadows Apartments        2,946,741         Electric, Gas, Water, Sewer
     13        10441   Main Street Apartments        2,295,205               Electric, Water
--------------------------------------------------------------------------------------------------------
                       TOTAL MULTIFAMILY LOANS      $148,730,534

             STUDIO           1 BEDROOM      2 BEDROOM      3 BEDROOM     4 BEDROOM
             --------------------------------------------------------------------------
              # OF    AVG    # OF    AVG    # OF    AVG    # OF   AVG    # OF    AVG
  SEQUENCE   UNITS   RENT   UNITS   RENT   UNITS   RENT   UNITS   RENT   UNITS   RENT   ELEVATORS
---------------------------------------------------------------------------------------------------

     1                        96    $685    280    $800     64    $950                     No
     2        24      $467   432     545    132     716                                    No
     3         8     1,591    59   1,471     44   1,807      6  2,191                      No
     4                       126     564    174     638     18    924     18    $1,004     No
     5                       116     631    124     845     32    960                      No
     6                        52     652    108     890     42  1,100      3     1,399     No
     7                        88     694    160     791                                    No
     8         7      659    105     712     56     849                                    No
     9                        96     495    138     554                                    Yes
     10        2      550     4      639     94     750     3   1,010                      No
     11                       36     675     15     783                                    Yes
     12                       30     617     48     733     18    906                      No
     13                       13     978     5     1,334                                   Yes
---------------------------------------------------------------------------------------------------

                                                                         ANNEX C

                        CLASS XP REFERENCE RATE SCHEDULE

         INTEREST                                                          CLASS XP
          ACCRUAL                        DISTRIBUTION                     REFERENCE
          PERIOD                             DATE                            RATE
--------------------------   -----------------------------------   -----------------------

                1                          1/10/2005                       5.21860%
                2                          2/10/2005                       5.21830%
                3                          3/10/2005                       5.21880%
                4                          4/10/2005                       5.39120%
                5                          5/10/2005                       5.21810%
                6                          6/10/2005                       5.39110%
                7                          7/10/2005                       5.21810%
                8                          8/10/2005                       5.39100%
                9                          9/10/2005                       5.39100%
               10                         10/10/2005                       5.21790%
               11                         11/10/2005                       5.39090%
               12                         12/10/2005                       5.21780%
               13                          1/10/2006                       5.21780%
               14                          2/10/2006                       5.21770%
               15                          3/10/2006                       5.21800%
               16                          4/10/2006                       5.39060%
               17                          5/10/2006                       5.21760%
               18                          6/10/2006                       5.39050%
               19                          7/10/2006                       5.21750%
               20                          8/10/2006                       5.39040%
               21                          9/10/2006                       5.39040%
               22                         10/10/2006                       5.21730%
               23                         11/10/2006                       5.39030%
               24                         12/10/2006                       5.21730%
               25                          1/10/2007                       5.18660%
               26                          2/10/2007                       5.18660%
               27                          3/10/2007                       5.18900%
               28                          4/10/2007                       5.35830%
               29                          5/10/2007                       5.18650%
               30                          6/10/2007                       5.35830%
               31                          7/10/2007                       5.18650%
               32                          8/10/2007                       5.35820%
               33                          9/10/2007                       5.35820%
               34                         10/10/2007                       5.18640%
               35                         11/10/2007                       5.35820%
               36                         12/10/2007                       5.18640%
               37                          1/10/2008                       5.35810%
               38                          2/10/2008                       5.18630%
               39                          3/10/2008                       5.18720%
               40                          4/10/2008                       5.35810%
               41                          5/10/2008                       5.18630%
               42                          6/10/2008                       5.35800%

         INTEREST                                                          CLASS XP
          ACCRUAL                        DISTRIBUTION                     REFERENCE
          PERIOD                             DATE                            RATE
--------------------------   -----------------------------------   -----------------------

               43                          7/10/2008                       5.18620%
               44                          8/10/2008                       5.35800%
               45                          9/10/2008                       5.35800%
               46                         10/10/2008                       5.18620%
               47                         11/10/2008                       5.35790%
               48                         12/10/2008                       5.18570%
               49                          1/10/2009                       5.18570%
               50                          2/10/2009                       5.18570%
               51                          3/10/2009                       5.19550%
               52                          4/10/2009                       5.38910%
               53                          5/10/2009                       5.21620%
               54                          6/10/2009                       5.38900%
               55                          7/10/2009                       5.21610%
               56                          8/10/2009                       5.38740%
               57                          9/10/2009                       5.41740%
               58                         10/10/2009                       5.25350%
               59                         11/10/2009                       5.43700%
               60                         12/10/2009                       5.27510%
               61                          1/10/2010                       5.28640%
               62                          2/10/2010                       5.28630%
               63                          3/10/2010                       5.28890%
               64                          4/10/2010                       5.46050%
               65                          5/10/2010                       5.28600%
               66                          6/10/2010                       5.46030%
               67                          7/10/2010                       5.28570%
               68                          8/10/2010                       5.46010%
               69                          9/10/2010                       5.45990%
               70                         10/10/2010                       5.28540%
               71                         11/10/2010                       5.45970%
               72                         12/10/2010                       5.28520%
               73                          1/10/2011                       5.28500%
               74                          2/10/2011                       5.28490%
               75                          3/10/2011                       5.28750%
               76                          4/10/2011                       5.45900%
               77                          5/10/2011                       5.28450%
               78                          6/10/2011                       5.45870%
               79                          7/10/2011                       5.28430%
               80                          8/10/2011                       5.48180%
               81                          9/10/2011                       5.48180%
               82                         10/10/2011                       5.34560%
               83                         11/10/2011                       5.52160%
               84                         12/10/2011                       5.34520%

                                      C-1

                                                                         ANNEX D

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

     DISTRIBUTION
         DATE            PRINCIPAL BALANCE
---------------------   ------------------

      1/10/2005          $ 35,645,000.00
      2/10/2005          $ 35,645,000.00
      3/10/2005          $ 35,645,000.00
      4/10/2005          $ 35,645,000.00
      5/10/2005          $ 35,645,000.00
      6/10/2005          $ 35,645,000.00
      7/10/2005          $ 35,645,000.00
      8/10/2005          $ 35,645,000.00
      9/10/2005          $ 35,645,000.00
     10/10/2005          $ 35,645,000.00
     11/10/2005          $ 35,645,000.00
     12/10/2005          $ 35,645,000.00
      1/10/2006          $ 35,645,000.00
      2/10/2006          $ 35,645,000.00
      3/10/2006          $ 35,645,000.00
      4/10/2006          $ 35,645,000.00
      5/10/2006          $ 35,645,000.00
      6/10/2006          $ 35,645,000.00
      7/10/2006          $ 35,645,000.00
      8/10/2006          $ 35,645,000.00
      9/10/2006          $ 35,645,000.00
     10/10/2006          $ 35,645,000.00
     11/10/2006          $ 35,645,000.00
     12/10/2006          $ 35,645,000.00
      1/10/2007          $ 35,645,000.00
      2/10/2007          $ 35,645,000.00
      3/10/2007          $ 35,645,000.00
      4/10/2007          $ 35,645,000.00
      5/10/2007          $ 35,645,000.00
      6/10/2007          $ 35,645,000.00
      7/10/2007          $ 35,645,000.00
      8/10/2007          $ 35,645,000.00
      9/10/2007          $ 35,645,000.00
     10/10/2007          $ 35,645,000.00
     11/10/2007          $ 35,645,000.00
     12/10/2007          $ 35,645,000.00
      1/10/2008          $ 35,645,000.00
      2/10/2008          $ 35,645,000.00
      3/10/2008          $ 35,645,000.00
      4/10/2008          $ 35,645,000.00
      5/10/2008          $ 35,645,000.00
      6/10/2008          $ 35,645,000.00
      7/10/2008          $ 35,645,000.00
      8/10/2008          $ 35,645,000.00
      9/10/2008          $ 35,645,000.00

                                      D-1

     DISTRIBUTION
         DATE            PRINCIPAL BALANCE
---------------------   ------------------

      10/10/2008         $ 35,645,000.00
      11/10/2008         $ 35,645,000.00
      12/10/2008         $ 35,645,000.00
       1/10/2009         $ 35,645,000.00
       2/10/2009         $ 35,645,000.00
       3/10/2009         $ 35,645,000.00
       4/10/2009         $ 35,645,000.00
       5/10/2009         $ 35,645,000.00
       6/10/2009         $ 35,645,000.00
       7/10/2009         $ 35,645,000.00
       8/10/2009         $ 35,645,000.00
       9/10/2009         $ 35,645,000.00
      10/10/2009         $ 35,645,000.00
      11/10/2009         $ 35,645,000.00
      12/10/2009         $ 35,645,000.00
       1/10/2010         $ 35,444,127.54
       2/10/2010         $ 34,637,000.00
       3/10/2010         $ 33,546,000.00
       4/10/2010         $ 32,731,000.00
       5/10/2010         $ 31,818,000.00
       6/10/2010         $ 30,994,000.00
       7/10/2010         $ 30,073,000.00
       8/10/2010         $ 29,241,000.00
       9/10/2010         $ 28,405,000.00
      10/10/2010         $ 27,472,000.00
      11/10/2010         $ 26,628,000.00
      12/10/2010         $ 25,687,000.00
       1/10/2011         $ 24,834,000.00
       2/10/2011         $ 23,976,000.00
       3/10/2011         $ 22,840,000.00
       4/10/2011         $ 21,973,000.00
       5/10/2011         $ 21,010,000.00
       6/10/2011         $ 20,135,000.00
       7/10/2011         $ 19,164,000.00
       8/10/2011         $ 18,280,000.00
       9/10/2011         $ 18,080,179.48
      10/10/2011         $ 17,880,000.00
      11/10/2011         $ 17,680,000.00
      12/10/2011         $ 17,479,452.48
       1/10/2012         $ 17,279,454.48
       2/10/2012         $ 17,079,000.00
       3/10/2012         $ 16,879,000.00
       4/10/2012         $ 16,679,000.00
       5/10/2012         $ 16,479,000.00
       6/10/2012         $ 16,279,000.00
       7/10/2012         $ 16,079,000.00
       8/10/2012         $ 15,878,960.26
       9/10/2012         $ 15,170,000.00
      10/10/2012         $ 14,389,000.00

                                      D-2

     DISTRIBUTION
         DATE             PRINCIPAL BALANCE
----------------------   ------------------

     11/10/2012           $ 13,674,000.00
     12/10/2012           $ 12,886,000.00
      1/10/2013           $ 12,163,000.00
      2/10/2013           $ 11,437,000.00
      3/10/2013           $ 10,504,000.00
      4/10/2013           $  9,769,000.00
      5/10/2013           $  8,964,000.00
      6/10/2013           $  8,222,000.00
      7/10/2013           $  7,410,000.00
      8/10/2013           $  6,660,000.00
      9/10/2013           $  5,907,000.00
     10/10/2013           $  5,084,000.00
     11/10/2013           $  4,324,000.00
     12/10/2013           $  3,493,000.00
      1/10/2014           $  2,725,000.00
      2/10/2014           $  1,953,000.00
      3/10/2014           $    979,000.00
      4/10/2014           $    199,000.00
      5/10/2014           $          0.00

                                      D-3

                                    ANNEX E

--------------------------------------------------------------------------------
                                POST OAK CENTRAL
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

POST OAK CENTRAL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $97,504,000

 FIRST PAYMENT:                January 1, 2005

 TERM/AMORTIZATION:            84/0 months

 INTEREST ONLY PERIOD:         84 months

 MATURITY DATE:                December 1, 2011

 EXPECTED MATURITY BALANCE:    $97,504,000

 BORROWING ENTITY:             Crescent POC Investors, L.P.

 INTEREST CALCULATION:         Actual/360

 CALL PROTECTION(1):           Lockout: 24 payments GRTR 1% PPMT or Yield
                               Maintenance: 56 payments
                               Open: 4 payments

 UP-FRONT RESERVES:
   UNFUNDED OBLIGATION
      RESERVE:                 $9,439,605

 ONGOING RESERVES:
   TAX/INSURANCE RESERVE(2):   Springing
   REPLACEMENT RESERVE(2):     Springing(3)
   TI/LC RESERVE(2):           Springing

 LOCKBOX:                      Hard
--------------------------------------------------------------------------------

(1)   The borrower has the option to defease the Post Oak Central Mortgage Loan at any time after the lockout period.

(2)   Springs upon the occurrence of: (i) an event of default or (ii) the net operating income for any fiscal quarter falls below $8,415,901.

(3)   Capped at $573,750.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $97,504,000

 CUT-OFF DATE LTV:             63.7%

 MATURITY DATE LTV:            63.7%

 UNDERWRITTEN DSCR(1):         1.71x(3)

 MORTGAGE RATE(2):             4.976%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

(2)   The interest rate was rounded to three decimals.

(3)   The loan is interest only for its entire term. If the debt service had been calculated on such interest only payments, the resulting underwritten DSCR would have been approximately 2.18x.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Office

 PROPERTY SUB TYPE:            Suburban

 LOCATION:                     Houston, TX

 YEAR BUILT/RENOVATED:         1974/2001

 NET RENTABLE SQUARE FEET:     1,280,248

 CUT-OFF BALANCE PER SF:       $76

 OCCUPANCY AS OF 10/31/04:     91.0%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Crescent Property Services, Inc.

 U/W NET CASH FLOW:            $10,727,639

 APPRAISED VALUE:              $153,000,000
--------------------------------------------------------------------------------

                                      E-1

--------------------------------------------------------------------------------
                               POST OAK CENTRAL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                     FINANCIAL INFORMATION
------------------------------------------------------------------------------------------------------------------------------
                                                          ANNUALIZED
                                                          MOST RECENT       FULL YEAR        FULL YEAR        FULL YEAR
                                        UNDERWRITTEN      (9/30/2004)     (12/31/2003)     (12/31/2002)     (12/31/2001)
                                      ---------------- ---------------- ---------------- ---------------- ----------------

 Effective Gross Income .............   $ 24,154,051     $ 22,769,037     $ 22,388,184     $ 22,097,755     $ 23,406,862
 Total Expenses .....................   $ 11,972,666     $ 11,743,173     $ 11,990,826     $ 11,290,008     $ 11,836,914
 Net Operating Income (NOI) .........   $ 12,181,385     $ 11,025,864     $ 10,397,358     $ 10,807,747     $ 11,569,948
 Cash Flow (CF) .....................   $ 10,727,639     $ 11,025,864     $ 10,397,358     $ 10,807,747     $ 11,569,948
 DSCR on NOI ........................           1.94x            1.76x            1.66x            1.73x            1.85x
 DSCR on CF. ........................           1.71x            1.76x            1.66x            1.73x            1.85x
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                     TENANT INFORMATION(1)
-------------------------------------------------------------------------------------------------------------------------------
                                            RATINGS      TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANTS                                S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
----------------------------------------- ----------- ----------- ---------- ---------- ------------- ------------- -----------

 Apache Corp. ...........................     A-/A      297,110       23.5%   $ 16.73   $4,971,951         25.8%    12/31/2013
 Stewart Information Services ...........     A-/NR     228,437       18.1    $ 11.72   $2,678,415         13.9      9/30/2016
 Technip USA Corp. ......................   BBB+/NR     108,338        8.6    $ 17.35   $1,880,139          9.7      5/31/2007
 Tractebel North America Services .......     A-/NR      87,980        7.0    $ 18.25   $1,605,635          8.3      4/30/2014
                                                        -------       ----                                 ----
 TOTAL ..................................               721,865       57.2%                                57.7%
-------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

-----------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------------
                        # OF LEASES      EXPIRING        % OF       CUMULATIVE       CUMULATIVE        EXPIRING
YEAR OF EXPIRATION        EXPIRING          SF         TOTAL SF      TOTAL SF      % OF TOTAL SF         RENT
--------------------   -------------   ------------   ----------   ------------   ---------------   -------------

 2004 ..............          4            12,465          1.0%        12,465            1.0%        $  272,735
 2005 ..............         36           110,898          8.8        123,363            9.8%        $2,025,066
 2006 ..............         17            62,054          4.9        185,417           14.7%        $1,364,081
 2007 ..............         17           163,891         13.0        349,308           27.7%        $2,870,497
 2008 ..............          6            46,222          3.7        395,530           31.3%        $  959,543
 2009 ..............         10            76,428          6.1        471,958           37.4%        $1,416,306
 2010 ..............          2             8,407          0.7        480,365           38.1%        $  136,213
 2011 ..............          1            10,191          0.8        490,556           38.9%        $  188,534
 2012 ..............          3            30,766          2.4        521,322           41.3%        $  703,294
 2013 ..............         21           297,110         23.5        818,432           64.8%        $4,971,951
 2014 ..............          7            97,099          7.7        915,531           72.5%        $1,715,519
 2016 ..............         21           228,437         18.1      1,143,968           90.6%        $2,678,415
 MTM ...............          1               841          0.1      1,144,809           90.7%        $   16,610
 Vacant ............                      117,415          9.3      1,262,224          100.0%
                             --           -------        -----
 TOTAL .............        146         1,262,224        100.0%
-----------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

                                      E-2

--------------------------------------------------------------------------------
                               POST OAK CENTRAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Post Oak Central Mortgaged Property was 91% occupied as of October 31,
2004, with investment grade tenants occupying 57.2%
of the space. The four largest tenants, representing 57.2% of total net rentable area, are:

o    Apache Corp.: (NYSE: "APA") (Rated "A-" by S&P and "A" by Fitch) This
     tenant occupies 297,110 square feet (23.2%) with a lease expiration date of
     December 31, 2013. Apache Corp.'s principal activities include the exploration, development and production of natural gas, crude oil and natural gas liquids. Apache Corp. has interests in seven countries: the
     United States, Canada, Egypt, Australia, the United Kingdom, China and
     Argentina. Apache Corp. has a market capitalization in excess of $17 billion, 2003 revenues of $4.19 billion and 2003 net income of $1.12 billion.

o    Stewart Information Services: (NYSE: "STC") (Rated "A-" by S&P and not
     rated by Fitch) This tenant occupies 228,437 square feet (17.8%) with a lease expiring on September 30, 2016. Stewart Information Services is a
     real estate information and transaction management company, providing title insurance and related services through more than 7,200 issuing locations in the United States and several international markets. Stewart Information
     Services delivers services required for settlement by the real estate and mortgage industries, including title reports, flood determinations, credit reports, appraisals and automated valuation models, document preparation, property reports and background checks. Stewart Information Services had
     2003 revenues of $2.2 billion and 2003 net income of $123.8 million.

o    Technip USA Corp.: (Rated "BBB+" by S&P and not rated by Fitch) This tenant occupies 108,338 square feet (8.5%) with a lease expiration date of May 31,
     2007. Technip USA Corp.'s business activity covers offshore and onshore field development, gas processing and liquefaction, refining, onshore pipelines and petrochemicals. Technip USA Corp. provides services for engineering, procurement, construction and project management and employs over 19,000 employees worldwide.

o    Tractebel North America Services: (Rated "A-" by S&P and not rated by
     Fitch) This tenant occupies 87,980 square feet (6.9%) with a lease expiring on April 30, 2014. Tractebel Energy Services, Inc. is the United States
     retail energy business unit of Tractebel Electricity & Gas International, which is one of the business divisions of SUEZ SA (NYSE: "SZE") a worldwide industrial and services group for electricity and gas and water and waste services. Based in Brussels, Tractebel Electricity & Gas International
     develops, builds and operates energy facilities and transports and distributes natural gas and liquefied natural gas in several countries outside Europe. SUEZ SA had 2003 sales of $51.6 billion and over 172,000 employees.

--------------------------------------------------------------------------------

                                      E-3

--------------------------------------------------------------------------------
                               POST OAK CENTRAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Post Oak Central Mortgage Loan is secured by a first mortgage on three
     24-story buildings located at 1980, 1990, and 2000 Post Oak Boulevard in
     Houston, Texas. Situated on a combined site area of 17.3 acres, the complex has on-site parking for 4,400 cars in three garages as well as surface lots.

THE BORROWER:

o    The borrower is Crescent POC Investors, L.P. (the "Post Oak Central
     Borrower") a Delaware limited partnership and single purpose, bankruptcy remote entity, for which the Post Oak Central Borrower's legal counsel has provided a non-consolidation opinion. Equity ownership in the Post Oak
     Central Borrower is held by Crescent Big Tex I, L.P. (99.9%) a Delaware limited partnership and Crescent POCI GP, LLC (0.1%) a Delaware limited liability company, which is owned (100%) by Crescent Big Tex I, L.P.
     Crescent Real Estate Equities Company, a Texas real estate investment trust, holds ultimate ownership.

o    Crescent Real Estate Equities Company is one of the largest publicly held real estate investment trusts in the nation with assets and operations divided into four investment segments: Office, Resort/Hotel, Residential
     Development and Temperature-Controlled Logistics. The primary business of
     Crescent Real Estate Equities Company is its Office segment, which consisted of 72 office properties as of December 31, 2003. The office properties are located primarily in Dallas and Houston, with additional concentrations in Austin, Denver, Miami and Las Vegas. As of fiscal year-end December 31, 2004 Crescent Real Estate Equities Company reported a net worth of $1.2 billion. For the nine months ended September 30, 2004, revenues were $685.7 million.

o    The Post Oak Central Mortgage Loan is non-recourse, except that it is fully recourse (or recourse to the extent of resulting losses) to the Post Oak
     Central Borrower under certain limited circumstances, including (but not limited to) (i) any intentional physical waste with respect to the Post Oak
     Central Mortgaged Property committed by the Post Oak Central Borrower; (ii)
     any fraud or intentional misrepresentation committed by the Post Oak
     Central Borrower; (iii) the misappropriation or misapplication by the Post
     Oak Central Borrower or any of its affiliates of any funds; (iv) any transfer of collateral or change of control which is prohibited under the
     Post Oak Central Mortgage Loan documents; (v) any breach by the Post Oak
     Central Borrower of any representation or covenant regarding environmental matters contained in the environmental indemnity agreement; and (vi) any filing by the Post Oak Central Borrower under Title 11 of the United States
     Code (the "Bankruptcy Code"), or any joining or colluding by the Post Oak
     Central Borrower or any of its affiliates in the filing of an involuntary case in respect of the Post Oak Central Borrower under the Bankruptcy Code.

THE PROPERTY:

o    The collateral for the Post Oak Central Mortgage Loan consists of a fee simple interest in Post Oak Central, a 1,280,248 square foot. Class A suburban office complex located at 1980, 1990 and 2000 Post Oak Boulevard in Houston, Texas. Completed in 1974, 1978, and 1980, the subject consists of three 24-story buildings situated on a combined site area of 17.3 acres.
     The complex has on-site parking for 4,400 cars in three garages as well as surface lots. As of October 31, 2004, the subject was 91% leased by a total of 64 office tenants at an average lease rate of $17.23 per square foot
     (modified gross) and 11 retail tenants at an average lease rate of $11.39 per square foot (triple net lease).

INSURANCE:

o    The Post Oak Central Borrower, at its sole cost and expense, is required to keep the Post Oak Central Mortgaged Property insured in an amount equal to
     100% of the full replacement cost of the Post Oak Central Mortgaged
     Property against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, provided that no deductible will exceed $100,000. In addition, the Post Oak Central
     Borrower, at its sole cost and expense, will also be required to obtain and maintain such other policies of insurance as called for under the Post Oak
     Central Mortgage Loan documents, which policies include (but are not limited to): law and ordinance insurance; demolition cost and increased cost of construction insurance; flood insurance; commercial general liability insurance; rental loss and/or business interruption insurance;
     statutory worker's compensation insurance; windstorm insurance; and
     insurance coverage for acts of terrorism. All policies of insurance described above are required to (i) be issued by (A) an insurer having a claims paying ability rating of "A" by S&P and Fitch and an insurance financial strength rating of "Aa2" by Moody's, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than "BBB-" or the equivalent), or (B)
     any other insurer or insurers
--------------------------------------------------------------------------------

                                      E-4

--------------------------------------------------------------------------------
                               POST OAK CENTRAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     with respect to which the Post Oak Central Borrower shall have received the approval of mortgagee and Rating Agency confirmation and (ii) contain the standard non-contribution clause naming the Trustee on behalf of the Trust
     Fund as the person or entity to which all payments made by that insurance company will be paid.

CASUALTY AND CONDEMNATION:

o    The Post Oak Central Mortgage Loan documents generally require that, if the
     Post Oak Central Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, or if it is taken by a government authority via eminent domain or otherwise, the Post Oak Central Borrower must proceed with the competent and timely restoration of the Post Oak
     Central Mortgaged Property. Under certain circumstances, however, such as a default under the Post Oak Central Mortgage Loan, insurance proceeds are eligible to be applied by the mortgagee to the repayment of the Post Oak
     Central Mortgage Loan. The mortgagee will make available insurance and/or condemnation proceeds in the time and manner called for in the Post Oak
     Central Mortgage Loan documents.

TRANSFER OF PROPERTY AND INTEREST IN THE POST OAK CENTRAL BORROWER:

o    The Post Oak Central Mortgage Loan documents generally provide that no direct or indirect transfer of greater than a 49% interest in the Post Oak
     Central Mortgaged Property is permitted without (i) the prior written consent of the mortgagee, which consent may not be unreasonably withheld, and (ii) unless the Post Oak Central Borrower satisfies certain conditions that are set forth in the Post Oak Central Mortgage Loan documents, which conditions generally include payment of an assumption and/or transfer fee, the satisfaction by the transferee of certain single purpose entity requirements and Rating Agency confirmation.

PROPERTY MANAGEMENT:

o    Crescent Property Services, Inc., a subsidiary of Crescent Real Estate
     Equities Company, manages the Post Oak Central Mortgaged Property.
     Headquartered in Fort Worth, Texas, Crescent Property Services, Inc.
     manages 72 office buildings with a total of 30 million square feet of rentable space. Within the local market, Crescent Property Services, Inc.
     manages 22 buildings totaling 11.2 million square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Additional mezzanine debt is permitted, subject to, among other things (i)
     rating agency confirmation, (ii) reasonable approval of mortgagee, (iii)
     the loan to value ratio shall not exceed 75% in the aggregate for the Post
     Oak Central Mortgage Loan and any mezzanine loan, (iv) the debt service coverage ratio of the property over the trailing four calendar quarter period shall not be less than the debt service coverage ratio of the Post
     Oak Central Mortgaged Property as of the closing of the Post Oak Central
     Mortgage Loan (based upon the underwritten cash flow and the greater of the actual loan constant payment rate or an assumed 7.50% loan constant payment rate) as reasonably determined by the mortgagee, and (v) receipt of a subordination and intercreditor agreement acceptable to the mortgagee and the mezzanine lender. This right shall survive the transfer of the Post Oak
     Central Mortgaged Property and the assumption of the Post Oak Central
     Mortgage Loan.

--------------------------------------------------------------------------------

                                      E-5

--------------------------------------------------------------------------------
                               STEEPLEGATE MALL
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

STEEPLEGATE MALL
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $68,250,000

 FIRST PAYMENT:                  September 1, 2004

 TERM/AMORTIZATION:              60/360 months

 MATURITY DATE:                  August 1, 2009

 EXPECTED MATURITY BALANCE:      $62,982,467

 BORROWING ENTITY:               GGP-Steeplegate, Inc.

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 54 payments
                                 Open: 6 payments
 LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:           $67,935,229

 CUT-OFF DATE LTV:               64.7%

 MATURITY DATE LTV:              60.0%

 UNDERWRITTEN DSCR(2):           1.61x

 MORTGAGE RATE(3):               4.747%
--------------------------------------------------------------------------------

(1)   The Cut-off Date Balance for the Steeplegate Mall Whole Loan is
      $83,612,590. The Cut-off Date Balance for the Steeplegate Mall B Note is
      $15,677,361. The Cut-off Date LTV for the Steeplegate Mall Whole Loan is
      79.6%. The Maturity Date LTV for the Steeplegate Mall Whole Loan is
      73.8%. The underwritten DSCR on net cash flow for the Steeplegate Mall
      Whole Loan is 1.27x. The Steeplegate Mall Whole Loan Mortgage Rate is
      4.9415%.

(2)   DSCR figures based on net cash flow unless otherwise noted.

(3)   The interest rate was rounded to three decimal places and is subject to change (prior to pricing).

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                  Retail

 PROPERTY SUB TYPE:              Anchored

 LOCATION:                       Concord, NH

 YEAR BUILT/RENOVATED:           1990/2003

 NET RENTABLE SQUARE FEET:       482,097

 CUT-OFF BALANCE PER SF:         $141

 OCCUPANCY AS OF 10/26/04:       93.5%

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            General Growth Management, Inc.

 U/W NET CASH FLOW:              $6,802,650

 APPRAISED VALUE:                $105,000,000
--------------------------------------------------------------------------------

                                      E-6

--------------------------------------------------------------------------------
                               STEEPLEGATE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------------

                                                          ANNUALIZED
                                                         MOST RECENT      FULL YEAR
                                        UNDERWRITTEN     (9/30/2004)     (12/31/2003)
                                      ---------------- --------------- ---------------

 Effective Gross Income .............   $ 10,993,483     $ 9,726,313     $ 9,969,333
 Total Expenses .....................   $  3,765,377     $ 3,327,692     $ 3,517,193
 Net Operating Income (NOI) .........   $  7,228,106     $ 6,398,621     $ 6,452,140
 Cash Flow (CF) .....................   $  6,802,650     $ 6,398,621     $ 6,452,140
 DSCR on NOI ........................           1.71x           1.51x           1.52x
 DSCR on CF .........................           1.61x           1.51x           1.52x
--------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                 TENANT INFORMATION(1)
----------------------------------------------------------------------------------------------------------------------
                                   RATINGS      TOTAL       % OF                POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                       S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT      EXPIRATION
-------------------------------- ----------- ----------- ---------- ---------- ----------- ------------- -----------

 Sears .........................  BBB/BBB-     106,731       22.1%   $  3.50   $373,559          5.3%     7/31/2010
 Bon Ton .......................  Not Rated     87,736       18.2    $  5.50   $482,548          6.8     10/31/2009
 J.C. Penney ...................   BB+/BB+      61,880       12.8    $  3.79   $234,525          3.3      7/31/2010
 Circuit City ..................  Not Rated     35,191        7.3    $ 13.26   $466,633          6.6      1/31/2016
 Old Navy Clothing Co. .........   BB+/BB+      24,704        5.1    $ 14.75   $364,384          5.1      1/31/2011
                                               -------       ----                               ----
 TOTAL .........................               316,242       65.6%                              27.0%
----------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

-----------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE(1)
-----------------------------------------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE        EXPIRING
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF         RENT
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2005 ..............          6           6,399          1.3%         6,399            1.3%        $  213,854
 2006 ..............          3           9,184          1.9         15,583            3.2%        $  236,385
 2007 ..............          6          10,425          2.2         26,008            5.4%        $  401,972
 2008 ..............          2           1,251          0.3         27,259            5.7%        $   66,004
 2009 ..............          6          99,827         20.7        127,086           26.4%        $  804,074
 2010 ..............          9         185,132         38.4        312,218           64.8%        $1,214,298
 2011 ..............          9          37,490          7.8        349,708           72.5%        $  880,012
 2012 ..............          2           4,358          0.9        354,066           73.4%        $  117,334
 2013 ..............          8          21,547          4.5        375,613           77.9%        $  589,439
 2014 ..............         15          59,163         12.3        434,776           90.2%        $1,629,850
 2016 ..............          1          35,191          7.3        469,967           97.5%        $  466,633
 MTM ...............          1              91          0.0        470,058           97.5%        $   28,800
 Vacant ............                     12,039          2.5        482,097          100.0%
                             --         -------        -----
 TOTAL .............         68         482,097        100.0%
-----------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll or from the information in the latest rent roll obtained from the borrower.

                                      E-7

--------------------------------------------------------------------------------
                               STEEPLEGATE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Steeplegate Mall Mortgaged Property is 93.5% leased. The four largest tenants representing 60.5% of the gross leasable area are:

o    Sears (NYSE: "S") (Rated "BBB" by S&P and "BBB-" by Fitch) is a multi-line retailer offering an array of merchandise and related services. Sears occupies 106,731 square feet (22.1%) on the first five-year lease renewal expiring on July 31, 2010 with five five-year renewal option periods. The improvements consist of a retail store building of 93,920 square feet, an attached automotive service center building of 11,311 square feet and an attached service area of 1,500 square feet. Sears operates 872 full-line stores and approximately 1,300 specialty stores located throughout the
     United States, Puerto Rico and Canada. As of the fiscal year ended January
     1, 2004, Sears reported revenue of approximately $41.1 billion, net income of $3.4 billion.

o    Bon Ton (NASDAQ: "BONT") (Not Rated) occupies 87,736 square feet (18.2%) on a ten-year lease expiring on October 31, 2009 with five five-year renewal option periods. The improvements consist of two retail buildings, one for
     Bon Ton of 53,393 square feet and one for Bon Ton Men's and Home of 34,408 square feet. Bon Ton is a traditional department store retailer carrying an assortment of brand name and private-label fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. Bon
     Ton operates 142 department stores under the Bon Ton and Elder-Beerman names and two furniture stores located in 16 states from the Northeast to the Midwest. As of the fiscal year ended January 31, 2004, Bon Ton reported revenue of approximately $930 million, net income of $20.6 million.

o    J.C. Penney (NYSE: "JCP") (Rated "BB+" by S&P and Fitch) is a multi-line retailer that offers family apparel, jewelry, shoes, accessories and home furnishings. J.C. Penney occupies 61,880 square feet (12.8%) on the first five-year lease renewal expiring on July 31, 2010 with five five-year renewal option periods. Founded in 1902 and headquartered in Plano, Texas,
     J.C. Penney Corporation, Inc., the wholly-owned operating subsidiary of
     J.C. Penney Company, Inc., is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 associates. As of May 1, 2004, J.C. Penney Corporation, Inc. operated 1,021
     J.C. Penney department stores throughout the United States and Puerto Rico, and 59 Renner department stores in Brazil. For the fiscal year ended
     January 31, 2004, J.C. Penney Corporation, Inc. reported revenues of $17.8 billion and a net loss of $928.0 million.

o    Circuit City (NYSE: "CC") (Not Rated) occupies 35,191 square feet (7.3%) on a 15-year lease expiring on January 31, 2016 with two five-year renewal option periods. Circuit City is a national retailer of brand-name consumer electronics, home office equipment and entertainment software. Circuit City operates 600 stores. As of the fiscal year ended February 29, 2004, Circuit
     City reported revenue of approximately $9.7 billion. Circuit City reported sales per square foot of $312 in 2002 and $384 in 2003 at the Steeplegate
     Mall Mortgaged Property.
--------------------------------------------------------------------------------

                                      E-8

--------------------------------------------------------------------------------
                               STEEPLEGATE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Steeplegate Mall Mortgage Loan is secured by a first mortgage on an anchored mall located in Concord, Merrimack County, New Hampshire.

o    The capital structure of this transaction consists of an A-note in the amount of $68,250,000 and a B-note in the amount of $15,750,000.

o    GGP/Homart, Inc., as the sponsor guarantor, has absolutely and unconditionally guaranteed to mortgagee the payment of $22,500,000 of the principal balance of the Steeplegate Mall Mortgage Loan. The amount of the guaranty shall be reduced, but never increased, on a quarterly basis beginning November 1, 2004 based on the performance of the Steeplegate Mall
     Mortgaged Property by the positive amount that is equal to $875,000 multiplied by the amount that is equal to the net operating income over the trailing-4 calendar quarters minus $7,250,000 divided by $100,000.

THE BORROWER:

o    The borrower is GGP-Steeplegate, Inc. (the "Steeplegate Mall Borrower"), a
     Delaware corporation and single purpose bankruptcy remote entity with at least two independent directors for which the Steeplegate Mall Borrower's legal counsel has delivered a non-consolidation opinion. Founded in 1954,
     General Growth Properties, Inc. ("GGP"), a publicly traded Real Estate
     Investment Trust, is primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional malls and community shopping centers located in the United States. GGP is one of the largest owner/operator of regional malls in the country. GGP, either directly or indirectly through limited partnerships and subsidiaries, owns and/or manages approximately 170 retail properties located in 41 states containing approximately 150 million square feet and housing approximately 16,000 tenants. As of the fiscal year ended December
     31, 2003, GGP reported revenue of $1.27 million, net income of $263.4 million.

o    The Steeplegate Mall Borrower shall have the right, upon ten days prior written notice to mortgagee, to cause any of GGP, Inc., GGP Limited
     Partnership, GGPLP L.L.C., GGP-TRS L.L.C., GGP/Homart II L.L.C., and/or GGP
     Holding, Inc., GGP Holding II, Inc., Price Development Company, New York
     State Common Retirement Fund ("NYSCRF"), and/or Teachers' Retirement System
     of the State of Illinois ("Teachers") to be substituted as the sponsor provided that, (i) except with respect to Teachers, NYSCRF and GGP, Inc., the applicable entity is controlled by GGP, Inc. and NYSCRF and/or Teachers and (ii) the Steeplegate Mall Borrower delivers to mortgagee an assumption agreement in form reasonably acceptable to mortgagee executed by such substitute entity. Upon assumption of any obligations of the sponsor under the Steeplegate Mall Mortgage Loan documents by such successor sponsor, the prior sponsor shall be released from liability as to all matters arising from and after the effective date of substitution.

THE PROPERTY:

o    The Steeplegate Mall Mortgaged Property is an anchored mall built in 1990, expanded in 2001 and renovated in 2003. The improvements contain a gross leasable area of 482,097 square feet and are situated on 49.2 acres. The improvements consist of the one-story main mall building and two separate outparcel buildings. The mall has two main entrances, with the anchor tenants also having their own entrances. The anchor tenants are Sears, Bon
     Ton (two spaces), J.C. Penney, Circuit City and Old Navy Clothing Co.
     Together, the anchor tenants occupy 65.6% of the space. Non-anchor tenants include Charlotte Russe, The Gap/Gap Kids, Victoria's Secret, Abercrombie &
     Fitch, Lane Bryant, American Eagle Outfitters, PacSun, Waldenbooks,
     Lenscrafters, Aeropostale, Bath & Body Works, and Radio Shack. Applebee's
     and the Bank of New Hampshire are located on outparcels. There are 2,455 surface parking spaces.
--------------------------------------------------------------------------------

                                      E-9

--------------------------------------------------------------------------------
                               STEEPLEGATE MALL
--------------------------------------------------------------------------------

o    The Steeplegate Mall Borrower is generally required at its sole cost and expense to keep the Steeplegate Mall insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    General Growth Management, Inc. manages the subject property. General
     Growth Management, Inc., a Steeplegate Mall Borrower related entity founded in 1954 and headquartered in Chicago, Illinois currently manages 170 retail properties located in 41 states containing approximately 150 million square feet and housing approximately 16,000 tenants.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $15,750,000 B-note held outside the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

RELEASE OR SUBSTITUTION OF PROPERTY:

o    The release of certain parcels or outlots and certain lot line adjustments to the Steeplegate Mall Mortgage Property are each subject to satisfaction of conditions set forth in the Steeplegate Mall Mortgage Loan documents including, but not limited to, (a) notice to the mortgagee, (b) payment of mortgagee's reasonable out-of-pocket expenses and (c) the delivery of a
     REMIC opinion and evidence that the parcel or outlot being released is vacant, non-income producing and either (i) unimproved (or improved only by surface parking areas or landscaping) or (ii) subject to the mortgagee's express prior written consent, improved.

AMORTIZATION SCHEDULE:

o    The amortization schedule for the Steeplegate Mall Mortgage Loan is set forth in Annex F to the prospectus supplement.
--------------------------------------------------------------------------------

                                      E-10

--------------------------------------------------------------------------------
                          SIMON -- UPPER VALLEY MALL
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

SIMON -- UPPER VALLEY MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $47,903,549

 FIRST PAYMENT:                August 1, 2004

 TERM/AMORTIZATION:            120/360 months

 INTEREST ONLY PERIOD:         60

 MATURITY DATE:                July 1, 2014

 EXPECTED MATURITY BALANCE:    $44,810,734

 BORROWING ENTITY:             Upper Valley Mall, LLC

 INTEREST CALCULATION:         Actual/360

 CALL PROTECTION:              Lockout/defeasance: 113 payments
                               Open: 7 payments

 ONGOING RESERVE(1):
   TAX/INSURANCE RESERVE:      Springing
   REPLACEMENT RESERVE(2):     Springing

 LOCKBOX:                      Hard
--------------------------------------------------------------------------------

(1)   Springing after NOI for trailing four calendar quarters falls below
      $3,747,000.

(2)   Monthly amount will be $10,358, capped at $62,147.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $47,903,549

 CUT-OFF DATE LTV:             79.8%

 MATURITY DATE LTV:            74.7%

 UNDERWRITTEN DSCR(1):         1.25x

 MORTGAGE RATE:                5.890%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Retail

 PROPERTY SUB TYPE:            Anchored

 LOCATION:                     Springfield, OH

 YEAR BUILT/RENOVATED:         1971/2003

 NET RENTABLE SQUARE FEET:     496,895

 CUT-OFF BALANCE PER SF:       $96

 OCCUPANCY AS OF 10/07/04:     87.1%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Simon Management Associates, LLC

 U/W NET CASH FLOW:            $ 4,257,847

 APPRAISED VALUE:              $60,000,000
--------------------------------------------------------------------------------

                                      E-11

--------------------------------------------------------------------------------
                          SIMON -- UPPER VALLEY MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                 FINANCIAL INFORMATION
------------------------------------------------------------------------------------------

                                                            ANNUALIZED
                                                           MOST RECENT        FULL YEAR
                                         UNDERWRITTEN      (6/30/2004)       (12/31/2003)
                                        --------------   ---------------   ---------------

 Effective Gross Income .............    $ 6,637,894       $ 6,335,876       $ 6,596,427
 Total Expenses .....................    $ 2,112,670       $ 1,998,268       $ 1,987,804
 Net Operating Income (NOI) .........    $ 4,525,224       $ 4,337,608       $ 4,608,623
 Cash Flow (CF) .....................    $ 4,257,847       $ 4,337,608       $ 4,608,623
 DSCR on NOI ........................           1.33x             1.27x             1.35x
 DSCR on CF .........................           1.25x             1.27x             1.35x
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                           TENANT INFORMATION(1)
--------------------------------------------------------------------------------------------------------------

                           RATINGS      TOTAL       % OF                POTENTIAL   % POTENTIAL      LEASE
TOP TENANTS               S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT       EXPIRATION
------------------------ ----------- ----------- ---------- ---------- ----------- ------------- -------------

 J.C. Penney ...........   BB+/BB+     153,480       30.9%  $ 1.74     $266,630          5.8%      9/30/2006
 Elder-Beerman .........  Not Rated     72,456       14.6   $ 4.87     $352,861          7.7      10/31/2012
                                       -------       ----                               ----
 TOTAL .................               225,936       45.5%                              13.4%
--------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

--------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE        EXPIRING
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF         RENT
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2004 ..............          1             120          0.0%           120            0.0%        $   48,000
 2005 ..............         13          49,314          9.9         49,434            9.9%        $  483,052
 2006 ..............         22         219,940         44.2        269,374           54.2%        $1,284,966
 2007 ..............          6           9,518          1.9        278,892           56.1%        $  230,152
 2008 ..............          4           7,743          1.6        286,635           57.7%        $  174,317
 2009 ..............          7          39,129          7.9        325,764           65.5%        $  342,543
 2010 ..............          3           8,963          1.8        334,727           67.3%        $  196,403
 2011 ..............          3           8,329          1.7        343,056           69.0%        $  164,698
 2012 ..............          2          72,906         14.7        415,962           83.7%        $  382,861
 2013 ..............          5          11,989          2.4        427,951           86.1%        $  238,340
 2014 ..............          4           8,142          1.6        436,093           87.7%        $  143,996
 2021 ..............          2               0          0.0        436,093           87.7%        $        0
 MTM ...............          1           2,367          0.5        438,460           88.2%        $   59,175
 Vacant ............                     58,717         11.8        497,177          100.0%
                             --         -------        -----
 TOTAL .............         73         497,177        100.0%
--------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

                                      E-12

--------------------------------------------------------------------------------
                          SIMON -- UPPER VALLEY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Simon -- Upper Valley Mall Mortgaged Property is 87.1% leased (on total owned gross leasable area) by a mix of national, regional, and local tenants, including two anchor tenants and approximately 70 in-line and freestanding tenants. The Simon -- Upper Valley Mall Mortgaged Property is also shadow-anchored by Lazarus-Macy's and Sears, which aggregate 253,482 square feet, are tenant-owned and not part of the collateral. The four largest tenants, representing 54.0% of total owned gross leasable area, are:

o    J.C. Penney (NYSE: "JCP") (Rated "BB+" by S&P and "BB+" by Fitch), a
     national department store retail chain, occupies 153,480 square feet
     (30.9%) on an original 25-year lease extended for a second, five-year period expiring on September 30, 2006 with two, five-year renewal options remaining. Founded in 1902 and headquartered in Plano, Texas, J.C. Penney
     Corporation, Inc., the wholly-owned operating subsidiary of J.C. Penney
     Company, Inc., is one of America's largest department store, catalog, and
     e-commerce retailers, employing approximately 150,000 associates. As of May
     1, 2004, J.C. Penney Corporation, Inc. operated 1,021 JCPenney department stores throughout the United States and Puerto Rico, and 59 Renner department stores in Brazil. For the fiscal year ended January 31, 2004,
     J.C. Penney Corporation, Inc. reported revenues of $17.8 billion and a net loss of $928.0 million.

o    Elder-Beerman (Not Rated), a Midwest department store retail chain, occupies 72,456 square feet (14.6%) on a 20-year lease expiring on October
     31, 2012 with six five-year renewal options. On October 24, 2003, The
     Elder-Beerman Stores Corp. became an indirect, wholly owned subsidiary of
     The Bon-Ton Stores Inc. (NASDAQ: "BONT"), one of the largest independent retail department store chains in the country. Founded in 1898 and headquartered in York, Pennsylvania, The Bon-Ton Stores, Inc. operates 142 department stores in 16 states, from the Northeast to the Midwest. The stores carry a assortment of brand-name fashion apparel and accessories for women, men and children, as well as home furnishings. The Elder-Beerman
     Stores Corp. operates 69 department stores in the Midwest. For the fiscal year ended January 31, 2004, The Bon-Ton reported revenues of $930.0 million and net income of $20.6 million.

o    Old Navy Clothing Co. (Rated "BB+" by S&P and "BB+" by Fitch), a North
     American specialty retailer, occupies 16,500 square feet (3.3%) on an original five-year lease extended for an additional, five-year period expiring on January 31, 2009 with one five-year renewal option remaining.
     Launched in 1994, Old Navy Clothing Co. is a division of Gap, Inc. (NYSE:
     "GPS"), a global specialty retailer operating stores selling casual apparel, accessories and personal care products for men, women and children under the Gap, Banana Republic and Old Navy Clothing Co. brands. As of July
     31, 2004, Gap Inc. operated in 2,999 store locations. Annual sales for Gap
     Inc.'s fiscal year ended January 31, 2004 totaled $15.9 billion; net income was $1.0 billion. Old Navy Clothing Co. offers selections of apparel, shoes and accessories for adults, children and infants, as well as other items, including personal care products. As of July 31, 2004, Gap Inc. operated
     853 Old Navy Clothing Co. stores in the United States and Canada. Annual net sales for Old Navy Clothing Co.'s fiscal year ended January 31, 2004 totaled $6.5 billion.

o    Chakeres Theatres, Inc., (Not Rated) a regional movie theater operator, occupies 15,476 square feet (3.1%) on a 34-year lease expiring on August
     31, 2005. Incorporated in 1930 and headquartered in Springfield, Ohio,
     Chakeres Theatres, Inc. is the oldest independent motion picture exhibitor in Ohio and Kentucky. Chakeres Theatres, Inc. currently operates 48 screens in 11 locations with an additional ten screens at seven drive-in locations.
     Chakeres Theatres, Inc. is a privately held company.
--------------------------------------------------------------------------------

                                      E-13

--------------------------------------------------------------------------------
                          SIMON -- UPPER VALLEY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Simon -- Upper Valley Mall Mortgage Loan is secured by a first mortgage on a 496,895 square foot portion of the Upper Valley Mall, a 750,377 square foot regional mall located in Springfield, Ohio.

THE BORROWER:

o    The borrower, Upper Valley Mall, LLC (the "Simon -- Upper Valley Mall
     Borrower"), a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with at least two independent managers for which the Simon -- Upper Valley Mall Borrower's legal counsel has delivered a non-consolidation opinion at loan closing. The Simon -- Upper Valley Mall
     Borrower is 100% owned by its sole member, Simon Capital Limited
     Partnership, a Delaware limited partnership. There is no borrower principal.

o    The Simon -- Upper Valley Mall Borrower is sponsored by Simon Property
     Group, Inc. (NYSE: "SPG") (Rated "BBB+" by S&P and "BBB" by Fitch), an
     Indianapolis-based real estate investment trust primarily engaged in the ownership, operation, leasing, management, acquisition, expansion and development of primarily regional malls and community shopping centers.
     Simon Property Group, Inc. had a market capitalization of approximately
     $14.1 billion as of October 14, 2004. As of September 30, 2004, Simon
     Property Group, Inc. owned or held an interest in 301 properties in North
     America containing an aggregate of 204 million square feet of gross leasable area, which consisted of 173 regional malls, 67 community shopping centers, and four office and mixed-use properties in 37 states plus Canada and Puerto Rico. Simon Property Group, Inc. also owns interests in three parcels of land held for future development and has ownership interests in
     48 shopping centers in Europe. For the year ended December 31, 2003, Simon
     Property Group, Inc. had total revenues of $2.3 billion and net income of
     $368.7 million.

THE PROPERTY:

o    The collateral for the Simon -- Upper Valley Mall Mortgage Loan consists of the fee simple interest in a 496,895 square foot portion of a regional mall totaling 750,377 gross leasable square feet. The Simon -- Upper Valley Mall
     Mortgaged Property was completed in 1971, expanded in 1992, and is situated on 46.7 acres at State Route 41 and Upper Valley Pike in Springfield, Ohio.

o    The Simon -- Upper Valley Mall Borrower, at its sole cost and expense, is required to keep the Simon -- Upper Valley Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Simon -- Upper Valley Mall
     Borrower is also required to maintain a comprehensive all risk insurance policy without an exclusion for acts of terrorism.

PROPERTY MANAGEMENT:

o    Simon Management Associates, LLC, an affiliate of the Simon -- Upper Valley
     Mall Borrower, manages the Simon -- Upper Valley Mall Mortgaged Property.
     Headquartered in Indianapolis, Indiana and in business for approximately 44 years, Simon Management Associates, LLC is a wholly owned subsidiary of
     Simon Property Group, L.P., a majority-owned partnership subsidiary of
     Simon Property Group, Inc. Simon Management Associates, LLC provides day-to-day property management functions including leasing, management and development services to most of the Simon Property Group, Inc. properties.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

RELEASE OR SUBSTITUTION OF PROPERTY:

o    The Simon -- Upper Valley Mall Borrower is permitted to substitute another retail property for the Simon -- Upper Valley Mall Property provided certain conditions are satisfied, including that the substitute property has an appraised value not less than 110% of the fair market value of the released property, that net operating income for the substitute property is greater than 115% of the net operating income of the released property, and delivery of rating agency confirmations. The Simon -- Upper Valley Mall
     Borrower is also permitted to release non-income generating portions of the
     Simon -- Upper Valley Mall Mortgaged Property without the mortgagee's consent to governmental agencies and third parties or to grant easements to such non-income producing property.
--------------------------------------------------------------------------------

                                      E-14

--------------------------------------------------------------------------------
                         CUPERTINO VILLAGE I, II & III
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

CUPERTINO VILLAGE I, II & III

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $38,000,000

 FIRST PAYMENT:                  August 1, 2004

 TERM/AMORTIZATION:              120/348 months

 INTEREST ONLY PERIOD:           12 months

 MATURITY DATE:                  July 1, 2014

 EXPECTED MATURITY BALANCE:      $32,469,771

 BORROWING ENTITY:               Cupertino Village Associates, LLC and
                                 Cupertino Village Associates II, LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 117 payments
                                 Open: 3 payments

 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:        Yes
   IMMEDIATE REPAIR RESERVE:     $16,063

 ONGOING RESERVES:
   TAX/INSURANCE RESERVE:        Yes
   REPLACEMENT RESERVE(1):       $1,149

 LOCKBOX:                        Springing
--------------------------------------------------------------------------------

(1)   Years seven through ten replacement reserves are reduced to $958 per month.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $38,000,000
 CUT-OFF DATE LTV:             77.6%
 MATURITY DATE LTV:            66.3%
 UNDERWRITTEN DSCR(1):         1.25x
 MORTGAGE RATE:                5.807%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Retail

 PROPERTY SUB TYPE:            Anchored/Shadow Anchored

 LOCATION:                     Cupertino, CA

 YEAR BUILT/RENOVATED:
 Cupertino Village I           1968/1999
 Cupertino Village II          1974/1999
 Cupertino Village III         1999/NA

 NET RENTABLE SQUARE FEET:     114,902

 CUT-OFF BALANCE PER SF:       $330.72

 OCCUPANCY AS OF 8/20/04:      94.9%
 Cupertino Village I           94.8%
 Cupertino Village II          95.6%
 Cupertino Village III         95.6%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Sand Hill Property Management Company

 U/W NET CASH FLOW:            $3,390,994

 APPRAISED VALUE:              $49,000,000
--------------------------------------------------------------------------------

                                      E-15

--------------------------------------------------------------------------------
                         CUPERTINO VILLAGE I, II & III
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
-------------------------------------------------------------------------------------
                                                        ANNUALIZED
                                                       MOST RECENT      FULL YEAR
                                       UNDERWRITTEN    (6/30/2004)     (12/31/2003)
                                      -------------- --------------- ---------------

 Effective Gross Income .............  $ 4,385,569     $ 4,488,658     $ 4,178,342
 Total Expenses .....................  $   928,332     $   903,168     $   906,515
 Net Operating Income (NOI) .........  $ 3,457,237     $ 3,585,490     $ 3,271,827
 Cash Flow (CF) .....................  $ 3,390,994     $ 3,585,490     $ 3,271,827
 DSCR on NOI ........................         1.27x           1.32x           1.21x
 DSCR on CF .........................         1.25x           1.32x           1.21x
-------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                      TENANT INFORMATION -- CUPERTINO VILLAGE I(1)
---------------------------------------------------------------------------------------------------------------------

                                  RATINGS      TOTAL       % OF                POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                      S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT      EXPIRATION
------------------------------- ----------- ----------- ---------- ---------- ----------- ------------- -----------

 A-10 99 Ranch Market .........  Not Rated     29,657       31.0%  $ 13.80    $409,267         13.1%    3/25/2007
 Joy Luck Place ...............  Not Rated      8,923        9.3   $ 24.00    $214,152          6.9     7/14/2008
 East West Bank ...............  Not Rated      3,642        3.8   $ 48.32    $175,981          5.7     7/29/2007
                                               ------       ----                               ----
 TOTAL ........................                42,222       44.2%                              25.7%
---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                        TENANT INFORMATION -- CUPERTINO VILLAGE II(1)
-------------------------------------------------------------------------------------------------------------------------

                                        RATINGS      TOTAL       % OF                POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                            S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT      EXPIRATION
------------------------------------- ----------- ----------- ---------- ---------- ----------- ------------- -----------

 Bank of the West ...................   A+/AA-       5,564       41.4%  $ 16.36     $ 91,027        23.7%     4/30/2007
 Duke of Edinburgh ..................  Not Rated      3,385       26.2   $ 33.00     $111,705        29.1     10/31/2013
 Adecco Employment Services .........  Not Rated      2,600       19.4   $ 40.74     $105,924        27.6     12/31/2006
 BrainChild Education Ctr. ..........  Not Rated      1,000        7.4   $ 43.00     $ 43,000        11.2      2/28/2007
 Total BeautiPlus Med. Ctr. .........  Not Rated        880        6.6   $ 36.48     $ 32,102         8.4     12/14/2005
                                                      -----      -----                              -----
 TOTAL ..............................                13,429      100.0%                             100.0%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                          TENANT INFORMATION -- CUPERTINO VILLAGE III(1)
-------------------------------------------------------------------------------------------------------------------------

                                        RATINGS      TOTAL       % OF                POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                            S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT      EXPIRATION
------------------------------------- ----------- ----------- ---------- ---------- ----------- ------------- -----------

 Charles Schwab & Co., Inc. .........     A/A     4,246           71.9%  $ 45.39     $192,726        76.4%    6/30/2007
 Starbuck's Coffee Co. ..............  Not Rated  1,658           28.1   $ 36.00     $ 59,688        23.6     8/31/2009
                                                  -----          -----                              -----
 TOTAL ..............................             5,904          100.0%                             100.0%
-------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

                                      E-16

--------------------------------------------------------------------------------
                         CUPERTINO VILLAGE I, II & III
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                   LEASE ROLLOVER SCHEDULE -- CUPERTINO VILLAGE I(1)
----------------------------------------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE        EXPIRING
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF         RENT
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2004 ..............          2           1,895          2.0%        1,895             2.0%        $   89,823
 2005 ..............          4           3,920          4.1         5,815             6.1%        $  181,462
 2006 ..............          3           3,970          4.2         9,785            10.2%        $  176,393
 2007 ..............         16          56,922         59.6        66,707            69.8%        $1,574,821
 2008 ..............          7          17,403         18.2        84,110            88.0%        $  573,959
 2009 ..............          2           2,695          2.8        86,805            90.8%        $  124,970
 2010 ..............          1           1,210          1.3        88,015            92.1%        $   70,591
 2012 ..............          2           2,533          2.7        90,548            94.7%        $  134,502
 Vacant ............                      5,021          5.3        95,569           100.0%
                             --          ------        -----
 TOTAL .............         37          95,569        100.0%
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                   LEASE ROLLOVER SCHEDULE -- CUPERTINO VILLAGE II(1)
----------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       EXPIRING
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF        RENT
--------------------   -------------   ----------   ----------   ------------   ---------------   -----------

 2005 ..............         1              880          6.6%          880             6.6%        $ 32,102
 2006 ..............         1            2,600         19.4         3,480            25.9%        $105,924
 2007 ..............         2            6,564         48.9        10,044            74.8%        $134,027
 2013 ..............         1            3,385         25.2        13,429           100.0%        $111,705
                            --           ------         ----
 TOTAL .............         5           13,429        100.0%
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                 LEASE ROLLOVER SCHEDULE -- CUPERTINO VILLAGE III(1)
----------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       EXPIRING
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF        RENT
--------------------   -------------   ----------   ----------   ------------   ---------------   -----------

 2007 ..............          1           4,246         71.9%    4,246                71.9%        $192,726
 2009 ..............          1           1,658         28.1     5,904               100.0%        $ 59,688
                             --           -----        -----
 TOTAL .............          2           5,904        100.0%
----------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

                                      E-17

--------------------------------------------------------------------------------
                         CUPERTINO VILLAGE I, II & III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The subject three properties are 94.9% occupied by a total of 44 retail tenants at an average lease rate of $39.31 per square foot triple net lease and one anchor tenant at a lease rate of $13.80 per square foot triple net lease. The four largest tenants, representing 42.1% of total net rentable area, are:

o    A-10 99 Ranch Market (Not Rated), the anchor tenant occupies 29,657 square feet (25.8%) on a 10-year lease that expires on March 25, 2007 with four five-year renewal options. A-10 99 Ranch Market is owned by parent company
     Tawa Supermarkets Inc., a supermarket chain and shopping center developer with headquarters in Buena Park, California. Tawa Supermarkets Inc. was
     established in 1984 by Mr. Roger H. Chen (Ho Yuan Chen) and has 23 full service stores, staffed with over 1300 employees. Tawa Supermarkets Inc.
     has two supermarket divisions, Tawa Supermarket (Southern California
     Stores) and Welcome Market (Northern California Stores).

o    Joy Luck Place (Not Rated) occupies 8,923 square feet (7.8%) on a ten-year lease that expires on July 14, 2008. Joy Luck Place is a Chinese seafood restaurant in the San Francisco Bay area and is privately owned.

o    Bank of the West (Rated "A+" by S&P and "AA-" by Fitch), occupies 5,564 square feet (4.8%) on a five-year lease expiring on April 30, 2007. Bank of the West has assets of $27 billion, over 6,000 full time employees and provides individual and small business banking services and products through approximately 297 retail branches, 14 Business Banking centers, and
     370 ATMs in California, Oregon, Washington, Idaho, Nevada and New Mexico.

o    Charles Schwab & Co., Inc. (Rated "A" by S&P and "A" by Fitch), one of the
     nation's largest financial services firms, occupies 4,246 square feet
     (3.7%) on an eight-year lease expiring on June 30, 2007. Charles Schwab &
     Co., Inc. is engaged, through its subsidiaries, in providing securities brokerage and related financial services for over 7 million active accounts. Charles Schwab & Co., Inc.'s clients include domestic and international individual investors; independent investment managers, institutions, broker-dealers and 401(k) plan sponsors.
--------------------------------------------------------------------------------

                                      E-18

--------------------------------------------------------------------------------
                         CUPERTINO VILLAGE I, II & III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Cupertino Village I, II & III Mortgage Loan is secured by a first mortgage on three properties comprising a 114,902 square foot, grocery anchored neighborhood shopping center located in Cupertino, California.

THE CO-BORROWERS:

o    The co-borrowers are Cupertino Village Associates, LLC ("CVA") and
     Cupertino Village Associates II, LLC ("CVA II", and CVA and CVAII,
     collectively, the "Cupertino Village I, II & III Co-Borrowers"), both are
     California limited liability companies and single purpose, bankruptcy-remote entities with an independent director for which a non-consolidation opinion has been provided. Equity interest in CVA is held by Peter S. Pau (25.00%), Susanna Pau (25.44%), Cupertino Village
     Management, L.L.C. (0.50%), a partnership and five trusts. Equity interest in CVA II is held by Peter S. Pau (25.00%), Susanna Pau (25.19%), Cupertino
     Village Management, L.L.C. (0.50%), Erecta Properties (13.86%), a
     partnership and five trusts. Cupertino Village Management, L.L.C., 100%
     owned by Peter S. Pau, is the manager for CVA and CVA II. The related borrower principal is Peter S. Pau.

THE PROPERTY:

o    The collateral for the Cupertino Village I, II & III Mortgage Loan consists of the fee simple interest in three properties comprising 114,902 square foot, grocery anchored neighborhood shopping center. "Cupertino Village I"
     comprises the central portion of Cupertino Village and consists of a
     10.2-acre parcel improved with three one-story buildings and one two-story building containing 95,569 net rentable square feet. "Cupertino Village II"
     consists of a 1.7-acre parcel improved with two one-story buildings built in 1974 and containing 13,429 square feet. "Cupertino Village III" consists of a 0.5-acre parcel improved with a one-story building built in 1999 and containing 5,904 square feet. Originally constructed in 1968, the Cupertino
     Village I, II & III Mortgaged Property was renovated in 1997 for $7 million.

o    The Cupertino Village I, II & III Co-Borrowers, at their sole cost and expense, are required to keep the Cupertino Village I, II & III Mortgaged
     Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Cupertino
     Village I, II & III Co-Borrowers, are also required to maintain a comprehensive all risk insurance policy without an exclusion for terrorist acts.

PROPERTY MANAGEMENT:

o    Sand Hill Property Management Company manages the Cupertino Village I, II &
     III Mortgaged Property. Based in San Mateo, California, the Sand Hill
     Property Management Company has been in business for 18 years and is owned by Peter Pau. It currently owns and self manages a portfolio of retail, office and industrial properties totaling over 1.5 million square feet, and two hotels with a total of 320 rooms. Sand Hill Property Company manages three retail properties with 410,000 total square feet in the San Francisco
     Bay Area.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not Allowed.
--------------------------------------------------------------------------------

                                      E-19

--------------------------------------------------------------------------------
                            MONUMENT IV AT WORLDGATE
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

MONUMENT IV AT WORLDGATE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $38,000,000

 FIRST PAYMENT:                  October 1, 2004

 TERM/AMORTIZATION:              84/360 months

 INTEREST ONLY PERIOD:           24 months

 MATURITY DATE:                  September 1, 2011

 EXPECTED MATURITY BALANCE:      $35,245,439

 BORROWING ENTITY:               MIVPO LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 81 payments
                                 Open: 3 payments

 ONGOING RESERVES:
   TAX/INSURANCE RESERVE(1):     Springing
   LEASE RENEWAL CASH
      RESERVE(2):                Springing(3)
   OPERATING EXPENSE
      RESERVE(2):                Springing

 LOCKBOX:                        Hard
--------------------------------------------------------------------------------

(1)   Springs if Fannie Mae Lease is not in place.

(2)   Springs upon the earlier of (i) twelve months prior to Maturity Date or
      (ii) or notice that Fannie Mae will to renew its lease. In no event shall it begin more than twenty- four months prior to Maturity Date.

(3)   Capped at $4,800,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $38,000,000

 CUT-OFF DATE LTV:             64.3%

 MATURITY DATE LTV:            59.6%

 UNDERWRITTEN DSCR(1):         1.73x

 MORTGAGE RATE:                5.289%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Office

 PROPERTY SUB TYPE:            Suburban

 LOCATION:                     Herndon, VA

 YEAR BUILT/RENOVATED:         2001/NA

 NET RENTABLE SQUARE FEET:     228,425

 CUT-OFF BALANCE PER SF:       $166

 OCCUPANCY AS OF 7/22/04:      100%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Jones Lang LaSalle Americas, Inc.

 U/W NET CASH FLOW:            $4,362,817

 APPRAISED VALUE:              $59,100,000
--------------------------------------------------------------------------------

                                      E-20

--------------------------------------------------------------------------------
                           MONUMENT IV AT WORLDGATE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                FINANCIAL INFORMATION
-----------------------------------------------------------------------------------------
                                                            ANNUALIZED
                                                           MOST RECENT        FULL YEAR
                                         UNDERWRITTEN      (7/31/2004)       (12/31/2003)
                                        --------------   ---------------   ---------------

 Effective Gross Income .............    $ 4,591,965       $ 4,148,115       $ 4,022,312
 Total Expenses .....................    $   191,839       $   244,737       $   410,643
 Net Operating Income (NOI) .........    $ 4,400,126       $ 3,903,379       $ 3,611,669
 Cash Flow (CF) .....................    $ 4,362,817       $ 3,903,379       $ 3,611,669
 DSCR on NOI ........................           1.74x             1.54x             1.43x
 DSCR on CF .........................           1.73x             1.54x             1.43x
-----------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                            TENANT INFORMATION(1)
------------------------------------------------------------------------------------------------------------

                        RATINGS      TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TOP TENANT             S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
--------------------- ----------- ----------- ---------- ---------- ------------- ------------- -----------

 Fannie Mae ......... NR/AAA      228,425        100.0%  $ 19.75    $4,511,965         100.0%   12/31/2011
                                  -------        -----                                 -----
 TOTAL ..............             228,425        100.0%                                100.0%
------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

---------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE        EXPIRING
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF         RENT
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2011 ..............         1         228,425         100.0%    228,425              100.0%       $4,511,965
                            --         -------         -----
 TOTAL .............         1         228,425         100.0%
---------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
 The Monument IV at Worldgate Mortgaged Property is 100% leased by Fannie Mae.

o    Fannie Mae (NYSE: "FNM") (Not Rated by S&P and rated "AAA" by Fitch), a source of financing for home mortgages in the United States, leases 228,425 square feet under a ten-year lease commencing on January 1, 2002 and expiring on December 31, 2011 with two five-year renewal options. Fannie
     Mae was chartered by the United States Congress to provide liquidity in the secondary mortgage market to increase the availability and affordability of homeownership for low-income, moderate-income and middle-income Americans.
     The United States government does not guarantee, directly or indirectly,
     Fannie Mae's securities or other obligations. For the year ended December
     31, 2003, Fannie Mae had total revenues of $53.8 billion and net income of
     $7.9 billion.
--------------------------------------------------------------------------------

                                      E-21

--------------------------------------------------------------------------------
                           MONUMENT IV AT WORLDGATE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN

o    The Monument IV at Worldgate Mortgage Loan is secured by a first mortgage on a 228,425 square foot Class A suburban office building located in
     Herndon, Virginia.

THE BORROWER:

o    The borrower, MIVPO LLC (the "Monument IV at Worldgate Borrower"), is a
     single purpose, bankruptcy-remote entity with at least one independent manager for which the Monument IV at Worldgate Borrower's legal counsel has delivered a non-consolidation opinion at loan closing. The Monument IV at
     Worldgate Borrower is 100% owned by its sole member, MIVPO Member LLC, a
     Delaware limited liability company. MIVPO Member LLC is 100% owned by
     LaSalle Property Fund, Inc. a Maryland corporation. LaSalle Property Fund,
     Inc. is the borrower principal under the Monument IV at Worldgate Mortgage
     Loan.

o    LaSalle Property Fund Inc. is a newly formed open-ended real estate fund formed and managed by US Trust and advised by LaSalle Investment Management
     Inc. which is wholly owned and controlled by LaSalle US Holdings, Inc.
     until such time as initial outside high net worth investors are admitted
     (following which, LaSalle US Holdings Inc. shall continue to maintain a minimum investment in the LaSalle Property Fund, Inc. of approximately $10 million as long as LaSalle Investment Management Inc. continues to advise the LaSalle Property Fund, Inc.). LaSalle Property Fund, Inc. has acquired and will acquire ownership interests in a diverse portfolio of commercial real estate properties. The various LaSalle entities are affiliates of
     Jones Lang LaSalle ("JLL"). Formed by the 1999 merger of LaSalle Partners
     Incorporated and Jones Lang Wootton, JLL is a global provider of integrated real estate and money management services. JLL serves clients locally, regionally and globally from offices in more than 100 markets on five continents. JLL's real estate money management business, LaSalle Investment
     Management has approximately $23 billion of assets under management.

THE PROPERTY:

o    The collateral for the Monument IV at Worldgate Mortgage Loan consists of the fee simple interest in a 228,425 square foot suburban office building.
     The Monument IV at Worldgate Mortgaged Property was completed in 2001 and is situated on 4.0 acres in Worldgate Center, a mixed-use residential, retail and office development containing approximately 1.0 million square feet of office space and 230,000 square feet of retail space located in the
     Herndon area of western Fairfax County, Virginia. Herndon is located between Reston, Virginia and the Dulles International Airport. Other uses in the Worldgate Center include the Worldgate Marriott, the Worldgate
     Center Health Club, restaurants, a movie theater and two apartment complexes.

o    The Monument IV at Worldgate Borrower, at its sole cost and expense, is required to keep the Monument IV at Worldgate Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Monument IV at Worldgate
     Borrower is also required to maintain a comprehensive all risk insurance policy without an exclusion for acts of terrorism.

PROPERTY MANAGEMENT:

o    Jones Lang LaSalle Americas, Inc., an affiliate of the Monument IV at
     Worldgate Borrower, manages the subject property. Headquartered in Chicago,
     Illinois and in business for approximately 36 years, Jones Lang LaSalle
     Americas, Inc. is a wholly owned subsidiary of Jones Lang LaSalle, the commercial real estate industry leader in property and corporate facility management services, with a portfolio of approximately 725 million square feet under management worldwide and nine million square feet under management in the local market.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    $9,280,000 B-note held outside the trust. The Monument IV at Worldgate
     Borrower has given notice that it intends to pay the outstanding principal balance of the such B-note in full prior to December 31, 2004.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.
--------------------------------------------------------------------------------

                                      E-22

--------------------------------------------------------------------------------
             TRINITY CENTRE I & TRINITY CENTRE III (CROSSED POOL)
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

TRINITY CENTRE I & TRINITY CENTRE III (CROSSED POOL)

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     Trinity Centre I       $22,200,000
                                 Trinity Centre III      13,575,000
                                                        -----------
                                 Total                  $35,775,000

 FIRST PAYMENT:                  September 1, 2002

 TERM/AMORTIZATION:              120/360 months

 MATURITY DATE:                  August 1, 2012

 EXPECTED MATURITY
  BALANCE:                       Trinity Centre I       $19,135,414
                                 Trinity Centre III      11,701,048
                                                        -----------
                                 Total                  $30,836,462

 BORROWING ENTITY:               Trinity Centre One LLC and
                                 Trinity Centre Three LLC

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance:
                                 117 payments
                                 Open: 3 payments

 UP-FRONT RESERVES:
   TAX RESERVE:                  Yes
   HYDRO-ACOUSTICS
  RESERVE:                       $263,074
   REPLACEMENT RESERVE:          $1,530

 ONGOING RESERVES:
   TAX RESERVE:                  Yes
   REPLACEMENT RESERVE:          $1,530

 LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:           Trinity Centre I         $21,650,321
                                 Trinity Centre III        13,238,879
                                                          -----------
                                 Total                    $34,889,200

 CUT-OFF DATE LTV:               Trinity Centre I         67.7%
                                 Trinity Centre III       66.5%
                                 Wtd Average              67.2%

 MATURITY DATE LTV:              Trinity Centre I         59.8%
                                 Trinity Centre III       58.8%
                                 Wtd Average              59.4%

 UNDERWRITTEN
  DSCR(1):                       Trinity Centre I         1.33x
                                 Trinity Centre III       1.33x
                                 Wtd Average              1.33x

 MORTGAGE RATE:                  6.500%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                  Office

 PROPERTY SUB TYPE:              Suburban

 LOCATION:                       Centreville, VA

 YEAR BUILT/RENOVATED:           Trinity Centre I           2000/NA
                                 Trinity Centre III         1999/NA

 NET RENTABLE SQUARE FEET:       Trinity Centre I           151,929
                                 Trinity Centre III          92,289
                                                            -------
                                 Total                      244,218

 CUT-OFF BALANCE PER SF:         Trinity Centre I           $143
                                 Trinity Centre III         $143
                                 Wtd Average                $143

 OCCUPANCY:                      Trinity Centre I
                                   (7/6/04)                 89.3%
                                 Trinity Centre III
                                 (10/31/04)                 79.2%
                                 Wtd Average                85.5%

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            Jones Lang LaSalle Americas,
                                  Inc.

 U/W NET CASH FLOW:              Trinity Centre I        $2,241,428
                                 Trinity Centre III       1,374,309
                                                        -----------
                                 Total                   $3,615,737

 APPRAISED VALUE:                Trinity Centre I       $32,000,000
                                 Trinity Centre III      19,900,000
                                                        -----------
                                 Total                  $51,900,000
--------------------------------------------------------------------------------

                                      E-23

--------------------------------------------------------------------------------
             TRINITY CENTRE I & TRINITY CENTRE III (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         FINANCIAL INFORMATION -- TOTAL
--------------------------------------------------------------------------------
                                                            FULL YEAR
                                         UNDERWRITTEN      (12/31/2003)
                                        --------------   ---------------

 Effective Gross Income .............    $ 6,061,754       $ 6,114,167
 Total Expenses .....................    $ 2,050,686       $ 1,822,041
 Net Operating Income (NOI) .........    $ 4,011,069       $ 4,292,126
 Cash Flow (CF) .....................    $ 3,615,737       $ 4,163,808
 DSCR on NOI ........................           1.48x             1.58x
 DSCR on CF .........................           1.33x             1.54x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                          FINANCIAL INFORMATION -- TRINITY CENTRE I
------------------------------------------------------------------------------------------
                                                            ANNUALIZED
                                                           MOST RECENT        FULL YEAR
                                         UNDERWRITTEN      (6/30/2004)       (12/31/2003)
                                        --------------   ---------------   ---------------

 Effective Gross Income .............    $ 3,730,487       $ 3,734,754       $ 3,523,459
 Total Expenses .....................    $ 1,252,347       $   898,622       $ 1,179,080
 Net Operating Income (NOI) .........    $ 2,478,140       $ 2,836,132       $ 2,344,379
 Cash Flow (CF) .....................    $ 2,241,428       $ 2,547,570       $ 2,234,199
 DSCR on NOI ........................           1.47x             1.68x             1.39x
 DSCR on CF .........................           1.33x             1.51x             1.33x
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                         FINANCIAL INFORMATION -- TRINITY CENTRE III
------------------------------------------------------------------------------------------
                                                           ANNUALIZED
                                                           MOST RECENT       FULL YEAR
                                         UNDERWRITTEN     (10/31/2004)      (12/31/2003)
                                        --------------   --------------   ---------------

 Effective Gross Income .............    $ 2,331,267      $ 2,768,474       $ 2,590,708
 Total Expenses .....................    $   798,339      $   610,482       $   642,961
 Net Operating Income (NOI) .........    $ 1,532,929      $ 2,157,992       $ 1,947,747
 Cash Flow (CF) .....................    $ 1,374,309      $ 2,185,566       $ 1,929,609
 DSCR on NOI ........................           1.49x            2.10x             1.89x
 DSCR on CF .........................           1.33x            2.12x             1.87x
------------------------------------------------------------------------------------------

                                      E-24

--------------------------------------------------------------------------------
             TRINITY CENTRE I & TRINITY CENTRE III (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                        TENANT INFORMATION -- TRINITY CENTRE I(1)
--------------------------------------------------------------------------------------------------------------------
                               RATINGS      TOTAL       % OF                 POTENTIAL    % POTENTIAL      LEASE
TOP TENANTS                   S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT       EXPIRATION
---------------------------- ----------- ----------- ---------- ---------- ------------- ------------- -------------

 Parexel ...................  Not Rated     51,797       34.1%   $ 26.38    $1,366,405        32.6%      9/30/2007
 Universal Systems .........  Not Rated     26,301       17.3    $ 29.92    $  786,926        18.8       8/31/2010
 KSI Management ............  Not Rated     15,937       10.5    $ 28.11    $  447,989        10.7       3/31/2009
 American Express ..........    A+/A+       14,500        9.6    $ 28.71    $  416,295         9.9       7/31/2007
 Arion .....................  Not Rated     10,809        7.1    $ 24.50    $  264,821         6.3      11/30/2009
                                            ------       ----                                 ----
 TOTAL .....................               119,344       78.7%                                78.4%
--------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

---------------------------------------------------------------------------------------------------------------------------
                                        TENANT INFORMATION -- TRINITY CENTRE III(1)
---------------------------------------------------------------------------------------------------------------------------
                             RATINGS        TOTAL         % OF                    POTENTIAL     % POTENTIAL        LEASE
TOP TENANTS                 S&P/FITCH     TENANT SF     TOTAL SF     RENT PSF        RENT           RENT         EXPIRATION
------------------------   -----------   -----------   ----------   ----------   -----------   -------------   -------------

 Applied Hydro .........    Not Rated       20,247         21.9%    $ 26.80      $542,609           21.1%        7/31/2011
 RDR, Inc. .............    Not Rated       20,212         21.9     $ 28.12      $568,456           22.1         1/31/2010
 NVR Mortgage ..........    Not Rated        8,343          9.0     $ 28.71      $239,528            9.3         2/28/2007
 Octapharma ............    Not Rated        5,075          5.5     $ 26.00      $131,950            5.1        10/31/2011
 Intech Inc ............    Not Rated        4,795          5.2     $ 29.50      $141,453            5.5         3/31/2011
 XM Satellite ..........     CCC+/NR         4,521          4.9     $ 30.05      $135,856            5.3         3/31/2008
                                            ------         ----                                     ----
 TOTAL .................                    63,193         68.5%                                    68.4%
---------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

                                      E-25

--------------------------------------------------------------------------------
             TRINITY CENTRE I & TRINITY CENTRE III (CROSSED POOL)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                   LEASE ROLLOVER SCHEDULE -- TRINITY CENTRE I(1)
---------------------------------------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE        EXPIRING
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF         RENT
--------------------   -------------   ----------   ----------   ------------   ---------------   -------------

 2006 ..............          1           1,822          1.2          1,822            1.2%        $   45,441
 2007 ..............          4          74,818         49.3         76,640           50.5%        $2,019,863
 2008 ..............          1           3,977          2.6         80,617           53.1%        $  119,907
 2009 ..............          2          26,746         17.6        107,363           70.8%        $  712,810
 2010 ..............          1          26,301         17.3        133,664           88.1%        $  786,926
 2011 ..............          1           1,044          0.7        134,708           88.8%        $   30,788
 Vacant ............                     17,029         11.2        151,737          100.0%
                              -          ------        -----
 TOTAL .............         10         151,737        100.0%
---------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

---------------------------------------------------------------------------------------------------------------
                               LEASE ROLLOVER SCHEDULE -- TRINITY CENTRE III(1)
---------------------------------------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       EXPIRING
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF        RENT
--------------------   -------------   ----------   ----------   ------------   ---------------   -----------

 2005 ..............          1           3,377          3.7%        3,377             3.7%        $ 91,179
 2007 ..............          3          15,115         16.4        18,492            20.0%        $429,783
 2008 ..............          1           4,521          4.9        23,013            24.9%        $135,856
 2010 ..............          2          20,212         21.9        43,225            46.8%        $568,456
 2011 ..............          4          30,117         32.6        73,342            79.5%        $816,011
 Vacant ............                     18,947         20.5        92,289           100.0%
                              -          ------        -----
 TOTAL .............         11          92,289        100.0%
---------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

                                      E-26

--------------------------------------------------------------------------------
             TRINITY CENTRE I & TRINITY CENTRE III (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Trinity Centre I Mortgaged Property is 89.3% occupied by 10 tenants ranging in size from 1,044 square feet to 51,797 square feet. The Trinity Centre III
Mortgaged Property is 79.2% occupied (88.4% leased) by approximately 9 tenants ranging in size from 3,232 square feet to 20,247 square feet.

The two largest tenants for the Trinity Centre I Mortgage Loan, representing
51.5% of the total net rentable area are:

o    Parexel (Not Rated) (NASDAQ: "PRXL") occupies 51,797 square feet (34.1%) on a seven-year lease expiring on September 30, 2007 with two, five-year renewal options. Headquartered in Waltham, Massachusetts, Parexel
     International Corp. is a biopharmaceutical services company providing a range of expertise in clinical research, medical marketing, consulting and informatics and advanced technology products and services to the worldwide pharmaceutical, biotechnology and medical device industries. For the fiscal year ended June 30, 2004 Parexel International Corp. reported liquidity of
     $95.6 million and stockholders equity of $246.8 million. Year-end revenues were $658.6 million and net income was $13.8 million.

o    Universal Systems (Not Rated) occupies 26,301 square feet (17.3%) on a ten-year lease expiring on August 31, 2010, with one five-year renewal option. Headquartered at Trinity Centre I, Universal Systems provides services and solutions to a range of government customers including the
     United States Department of Defense, Department of Transportation and
     Department of the Treasury, as well as state and local government and emergency management agencies. Universal Systems has three lines of business: sustaining operations, aviation solutions and training and simulation.

The two largest tenants for the Trinity Centre III Mortgage Loan, representing
43.8% of the total net rentable area are:

o    Applied Hydro (Not Rated) occupies 20,247 square feet (21.9%) on two seven-year leases expiring on July 31, 2011 with one five-year renewal option. Besides doing work for the Department of Defense, Applied
     Hydro-Acoustics Research, Inc has contracts with institutions such as Johns
     Hopkins University/Applied Physics Laboratory.

o    RDR, Inc. (Not Rated) occupies 20,212 square feet (21.9%) on a ten-year lease and a nine-year lease. Both leases expire on January 31, 2010 with one five-year renewal option. RDR, Inc. is a private company that is primarily involved in software development for the Federal and State governments.
--------------------------------------------------------------------------------

                                      E-27

--------------------------------------------------------------------------------
             TRINITY CENTRE I & TRINITY CENTRE III (CROSSED POOL)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOANS:

o    The Trinity Centre I Mortgage Loan and the Trinity Centre III Mortgage Loan
     are secured by first mortgages on multi-tenant office buildings both located within the Trinity Centre Park, a master planned commercial complex, in Centreville, Fairfax County, Virginia.

o    The Trinity Centre I Mortgage Loan is secured by a first mortgage on a six-story multi-tenant office building with 151,929 net rentable square feet. The Trinity Centre III Mortgage Loan is secured by a first mortgage on a three-story multi-tenant office building with 92,289 net rentable square feet.

THE BORROWERS:

o    The borrower for the Trinity Centre I Mortgage Loan is Trinity Centre One
     LLC (the "Trinity Centre I Borrower"). The borrower for the Trinity Centre
     III Mortgage Loan is Trinity Centre Three LLC (the "Trinity Centre III
     Borrower"). Each of the Trinity Centre I Borrower and the Trinity Centre
     III Borrower is a Delaware limited liability company and single purpose, bankruptcy remote entity with at least one independent director for which a non-consolidation opinion was provided. The non-member managers for both the Trinity Centre I Borrower and the Trinity Centre III Borrower are Clark
     Real Estate Advisors, L.L.C. and KSI Services, Inc. Equity ownership in the borrower/title holder is held, 100%, by Trinity Lake, LLC. Trinity Lake LLC is owned by Clark-Trinity Centre, LLC (50%), KSI Services, Inc. (10%), and
     various KSI-related Investors (40%).

o    Clark-Trinity Centre, LLC is part of the Clark Enterprises holding company, one of the nation's largest privately held investment companies.
     Headquartered in Bethesda, Maryland, Clark is a diversified contractor with annual revenues of over $2 billion and six regional offices located throughout the United States.

THE PROPERTIES:

o    The collateral for the Trinity Centre I Mortgage Loan and the Trinity
     Centre III Mortgage Loan consists of a fee simple interest, for the Trinity
     Centre I Mortgaged Loan, in a six-story multi-tenant office building with
     151,929 net rentable square feet and, for the Trinity Centre III, in a three-story multi-tenant office building with 92,289 net rentable square feet. Both are located in Centreville, Fairfax County, Virginia within the
     Trinity Centre Park.

PROPERTY MANAGEMENT:

o    Both the Trinity Centre I Mortgaged Property and the Trinity Centre III
     Mortgaged Property are managed by Jones Lang LaSalle Americas, Inc. (NYSE:
     "JLL"), a full service commercial real estate company employing approximately 8,100 people and headquartered in Chicago, Illinois. Jones
     Lang LaSalle Americas, Inc. was formed through the 1999 merger of LaSalle
     Partners Incorporated and Jones Lang Wootton. The company has approximately
     680 million square feet of assets under management globally. Grubb & Ellis is the leasing agent for the properties. Grubb & Ellis is one of the world's leading providers of real estate services; including strategic planning, property and asset management services and transaction expertise in both corporate and investment real estate. Grubb & Ellis employs approximately 9,000 people in 200 offices in 30 countries.

o    The Trinity Centre I and Trinity Centre III Borrowers are generally required at its sole cost and expense to keep the properties insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OF SUBORDINATE INDEBTEDNESS:

o    As indicated in each of the Trinity Centre I Mortgage Loan agreement and the Trinity Centre III Mortgage Loan agreement, the direct and/or indirect owners of the related borrower are permitted to obtain mezzanine financing during the term of the related mortgage loan that may be (a) extended by certain of the other direct and/or indirect owners of such borrower and (b)
     secured by such borrowing owners' equity interests in such borrower, provided such mezzanine financing shall be subject to the mortgagee's prior written consent, that shall not be unreasonably withheld, and provided further that, (w) the mezzanine lender extending the mezzanine financing executes a subordination and inter-creditor agreement reasonably satisfactory to the mortgagee (x) the aggregate principal amount of all such mezzanine financing shall not exceed $930,818 for the Trinity Centre I
     Mortgage Loan and $569,182 for the Trinity Centre III Mortgage Loan (which amounts shall be a portion of the aggregate amount of $1,500,000 for both loans) with respect to each such borrower, (y) the proceeds of such mezzanine financing shall be used to make capital contributions to the respective borrower for the purpose of funding operating and/or capital expenditures related to the eligible property owned by such borrower and
     (z) the borrower shall deliver to the mortgagee confirmation from the rating agencies that such mezzanine financing shall not result in a downgrade, withdrawal or qualification of any ratings issued, or to be issued, in connection with a securitization involving the mortgage loans.
--------------------------------------------------------------------------------

                                      E-28

--------------------------------------------------------------------------------
                                KING'S CROSSING
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

KING'S CROSSING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:    $28,300,000

 FIRST PAYMENT:                 January 1, 2005

 TERM/AMORTIZATION:             84/360 months

 INTEREST ONLY:                 12 months

 MATURITY DATE:                 December 1, 2011

 EXPECTED MATURITY BALANCE:     $25,610,006

 BORROWING ENTITY:              King's Crossing Apartments, L.L.C.

 INTEREST CALCULATION:          Actual/360

 CALL PROTECTION:               Lockout/defeasance: 80 payments
                                Open: 4 payments

 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:       Yes

 ONGOING RESERVES:
   TAX/INSURANCE RESERVE:       Yes
   REPLACEMENT RESERVE:         $9,533
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:     $28,300,000

 CUT-OFF DATE LTV:             79.7%

 MATURITY DATE LTV:            72.1%

 UNDERWRITTEN DSCR(1):         1.21x

 MORTGAGE RATE:                4.952%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Multifamily

 PROPERTY SUB TYPE:            Garden Style

 LOCATION:                     Las Vegas, NV

 YEAR BUILT/RENOVATED:         1991/NA

 UNITS:                        440

 CUT-OFF BALANCE PER UNIT:     $64,318

 OCCUPANCY AS OF 11/12/04:     90.5%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Realty Management Inc.

 U/W NET CASH FLOW:            $ 2,185,791

 APPRAISED VALUE:              $35,500,000
--------------------------------------------------------------------------------

                                      E-29

--------------------------------------------------------------------------------
                                KING'S CROSSING
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
------------------------------------------------------------------------------------------
                                                            ANNUALIZED
                                                           MOST RECENT        FULL YEAR
                                         UNDERWRITTEN      (9/30/2004)       (12/31/2003)
                                        --------------   ---------------   ---------------

 Effective Gross Income .............    $ 3,776,629       $ 3,722,796       $ 3,320,158
 Total Expenses .....................    $ 1,476,438       $ 1,582,884       $ 1,598,768
 Net Operating Income (NOI) .........    $ 2,300,191       $ 2,139,912       $ 1,721,390
 Cash Flow (CF) .....................    $ 2,185,791       $ 2,024,291       $ 1,613,507
 DSCR on NOI ........................           1.27x             1.18x             0.95x
 DSCR on CF .........................           1.21x             1.12x             0.89x
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                                 1 BEDROOM     2 BEDROOM     3 BEDROOM
                                                -----------   -----------   ----------

 Number of Units ............................         96            280           64
 Average Rent ...............................       $667         $1,027       $1,144
 Average Unit Size (SF) .....................        685            800          950
------------------------------------------------------------------------------------------

                                      E-30

--------------------------------------------------------------------------------
                                KING'S CROSSING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The King's Crossing Mortgage Loan is secured by a first mortgage on a
     440-unit, garden-style apartment complex located in the northwest portion of Las Vegas, Nevada.

THE BORROWER:

o    The borrower is King's Crossing Apartments, L.L.C. (the "King's Crossing
     Borrower"), a Delaware limited liability company, which is a single purpose, bankruptcy-remote entity for which the King's Crossing Borrower's legal counsel provided a non-consolidation opinion. Equity interest in the
     King's Crossing Borrower is held 100% by Tango Bay Homes, LLC. The related borrower principals are Noam Schwartz and Yoel Iny.

o    Each of the related borrower principals has approximately 25 years of development experience. Noam Schwartz and Yoel Iny formed Great American
     Homes in 1992 and recently formed Great American Capital, which develops, obtains and manages commercial real estate property.

THE PROPERTY:

o    The collateral for the King's Crossing Mortgage Loan consists of the fee simple interest in a 440-unit apartment complex consisting of 33 two-story, garden style apartment buildings containing 424,808 square feet and a leasing office/clubhouse building. Built in 1991, the structures are situated on 18.1 acres of land with a total of 686 parking spaces. Project amenities include one indoor heated swimming pool and spa, two outdoor pools, fitness room and tanning beds, tennis court, playground, electronic security gates and a combination leasing office/clubhouse with full-size kitchen and small banquet room.

o    The King's Crossing Borrower, at its sole cost and expense, is required to keep the King's Crossing Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    Realty Management Inc. ("RMI"), an independent management company, manages the King's Crossing Mortgage Property. RMI is a Nevada management company that has been in business for approximately 14 years. RMI is one of the largest multifamily management companies in the Las Vegas Metropolitan statistical area, with 19,000 units under management including 13,673 units in Las Vegas, Nevada and 5,000 in Dallas, Texas.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    After the first four years of the term of the King's Crossing Mortgage
     Loan, provided no event of default has occurred and is continuing under the
     King's Crossing Mortgage Loan Documents, and upon not less than 60 days prior written notice, subordinate financing (the "King's Crossing Mezzanine
     Loan") is permitted upon satisfaction of the following conditions, among others: (a) the aggregate principal amount of such Mezzanine Loan shall not exceed an amount which, when added to the balance of the King's Crossing
     Mortgage Loan, results in a loan to value ratio greater than 79% and a debt service coverage ratio of not less than 1.21x as determined by the mortgagee; (b) the Mezzanine Loan is permitted to be secured only by a pledge of the Mezzanine Borrower's equity interests in the King's Crossing
     Borrower; (c) an institution meeting certain requirements as more fully set forth in the King's Crossing Mortgage Loan Documents originates and holds the King's Crossing Mezzanine Loan; (d) all King's Crossing Mezzanine Loan
     documents, including a subordination and intercreditor agreement, will be acceptable to mortgagee and the rating agencies; and (e) mortgagee will receive written confirmation from the rating agencies that the making of the King's Crossing Mezzanine Loan will not result in a downgrade, withdrawal, or qualification of the initial, or if higher, then current ratings.
--------------------------------------------------------------------------------

                                      E-31

--------------------------------------------------------------------------------
                               SEPULVEDA CENTER
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

SEPULVEDA CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $28,000,000

 FIRST PAYMENT:                November 1, 2004

 TERM/AMORTIZATION:            120/360 months

 INTEREST ONLY PERIOD:         24 months

 MATURITY DATE:                October 1, 2014

 EXPECTED MATURITY BALANCE:    $24,557,067

 BORROWING ENTITY:             YPI Sepulveda Property LLC

 INTEREST CALCULATION:         Actual/360

 CALL PROTECTION:              Lockout/defeasance: 116 payments
                               Open: 4 payments

 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:      Yes
   JAMDAT RENT RESERVE:        $36,000
   LIONBRIDGE RENT RESERVE:    $411,000
   FREEMAN RENT RESERVE:       $132,000

 ONGOING RESERVES:
   TAX/INSURANCE RESERVE:      Yes
   REPLACEMENT RESERVE(1):     $2,999
   TI/LC RESERVE(2):           $12,000
--------------------------------------------------------------------------------

(1)   Capped at $71,974.

(2)   Capped at $600,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $28,000,000

 CUT-OFF DATE LTV:             80.0%

 MATURITY DATE LTV:            70.2%

 UNDERWRITTEN DSCR(1):         1.34x

 MORTGAGE RATE:                5.470%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Office

 PROPERTY SUB TYPE:            Suburban

 LOCATION:                     Los Angeles, CA

 YEAR BUILT/RENOVATED:         1982/NA

 NET RENTABLE SQUARE FEET:     171,365

 CUT-OFF BALANCE PER SF:       $163

 OCCUPANCY AS OF 7/30/04:      95.8%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          The Real Estate Group

 U/W NET CASH FLOW:            $2,540,347

 APPRAISED VALUE:              $35,000,000
--------------------------------------------------------------------------------

                                      E-32

--------------------------------------------------------------------------------
                               SEPULVEDA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                            ANNUALIZED
                                                           MOST RECENT
                                         UNDERWRITTEN      (7/31/2004)
                                        --------------   ---------------

 Effective Gross Income .............    $ 4,258,616       $ 3,984,358
 Total Expenses .....................    $ 1,460,739       $ 1,304,186
 Net Operating Income (NOI) .........    $ 2,797,877       $ 2,680,173
 Cash Flow (CF) .....................    $ 2,540,347       $ 2,653,173
 DSCR on NOI ........................           1.47x             1.41x
 DSCR on CF .........................           1.34x             1.39x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                 TENANT INFORMATION(1)
--------------------------------------------------------------------------------------------------------------------------

                                         RATINGS      TOTAL       % OF                POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                             S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT      EXPIRATION
-------------------------------------- ----------- ----------- ---------- ---------- ----------- ------------- -----------

 Freeman, Freeman & Smiley ...........  Not Rated  28,758          16.8%  $ 23.15     $665,818        16.1%    12/31/2011
 JAMDAT Mobile .......................  Not Rated  23,205          13.5   $ 27.80     $645,099        15.6      1/31/2009
 Dale, Branden & Hinchcliffe .........  Not Rated  14,795           8.6   $ 22.20     $328,449         7.9      6/30/2008
 Lionbridge Technologies .............  Not Rated  14,455           8.4   $ 28.44     $411,100         9.9      3/31/2005
                                                   ------          ----                               ----
 TOTAL ...............................             81,213          47.4%                              49.5%
--------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

--------------------------------------------------------------------------------------------------------------
                                        LEASE ROLLOVER SCHEDULE(1)
--------------------------------------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       EXPIRING
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF        RENT
--------------------   -------------   ----------   ----------   ------------   ---------------   -----------

 2004 ..............          1           1,659          1.0%         1,659            1.0%        $ 39,816
 2005 ..............          5          22,442         13.1         24,101           14.1%        $609,285
 2006 ..............          6          19,292         11.3         43,393           25.3%        $523,140
 2007 ..............          2           7,825          4.6         51,218           29.9%        $186,088
 2008 ..............         10          46,144         26.9         97,362           56.8%        $968,917
 2009 ..............          5          31,854         18.6        129,216           75.4%        $843,980
 2010 ..............          1             768          0.4        129,984           75.9%        $      0
 2011 ..............          2          28,758         16.8        158,742           92.6%        $665,818
 Vacant ............                     12,623          7.4        171,365          100.0%
                             --          ------        -----
 TOTAL .............         32         171,365        100.0%
--------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

                                      E-33

--------------------------------------------------------------------------------
                               SEPULVEDA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Sepulveda Center Mortgaged Property is 95.8% leased to 32 tenants ranging in size from 743 to 28,758 square feet. The four largest tenants representing
47.4% of the net rentable area are:

o    Freeman, Freeman & Smiley (Not Rated) occupies 28,758 square feet (16.8%)
     under two leases expiring on December 31, 2011. There is one five-year renewal option. Freeman, Freeman & Smiley, a private law firm founded in
     1976, offers legal services to local, national and international clients, specializing in business and tax planning, estate and charitable gift planning, litigation, probate and trust administration, and real estate.

o    JAMDAT Mobile (Not Rated) occupies 23,205 square feet (13.5%) under a five-year lease expiring on January 31, 2009. There is one two-year renewal option. The space represents JAMDAT Mobile's headquarters. JAMDAT Mobile is a global wireless publisher, providing entertainment applications and technologies that support multiple wireless handset platforms in markets around the world. JAMDAT Mobile is a preferred mobile entertainment partner for wireless carriers, handset manufacturers, major media companies and independent content developers.

o    Dale, Branden & Hinchcliffe (Not Rated) occupies 14,795 square feet (8.6%)
     under a 4.5-year lease expiring on June 30, 2008. There is one five-year renewal option. Dale, Branden & Hinchcliffe is a private law firm.

o    Lionbridge Technologies (Not Rated) occupies 14,455 square feet (8.4%)
     under a five-year lease expiring on March 31, 2005. There is one five-year renewal option. Lionbridge Technologies is a provider of globalization services. Lionbridge Technologies creates foreign language versions of its clients' products and software applications, including the user interface, on-line help systems and documentation. VeriTest, a division of Lionbridge
     Technologies, occupies the space. VeriTest evaluates the quality, interoperability, usability and performance of its clients' software, hardware, content and websites.
--------------------------------------------------------------------------------

                                      E-34

--------------------------------------------------------------------------------
                               SEPULVEDA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Sepulveda Center Mortgage Loan is secured by a first mortgage on a
     12-story, suburban office building located in Los Angeles, Los Angeles
     County, California.

THE BORROWER:

o    The borrower is YPI Sepulveda Property LLC (the "Sepulveda Center
     Borrower"), a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which the Sepulveda Center Borrower's legal counsel has delivered a non-consolidation opinion. The related borrower principal, Zaya S. Younan, has been actively involved in real estate investments since 1999. Between
     1999 and 2003, Zaya Younan acquired 17 office buildings costing approximately $77 million.

THE PROPERTY:

o    The Sepulveda Center Mortgaged Property is a 12-story, suburban office building built in 1982. The improvements contain 171,365 net rentable square feet and are situated on 2.5 acres. The Sepulveda Center Mortgaged
     Property is currently leased to 32 tenants ranging in size from 743 to
     28,758 square feet. The four largest tenants together occupy 47.4% of the total square feet and contribute 49.5% of the gross potential rental income. Additional improvements include an attached three-level parking garage. A helicopter landing pad is located on the roof. The office building is constructed over a one-level subterranean parking garage with a total of 444 parking spaces located either under the office building or in the attached parking garage. Perimeter parking is available on local streets.

o    The Sepulveda Center Borrower is generally required at its sole cost and expense to keep the Sepulveda Center insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Sepulveda Center Borrower is also required to use commercially reasonable efforts to maintain a comprehensive, all-risk insurance policy without an exclusion for acts of terrorism.

PROPERTY MANAGEMENT:

o    The Real Estate Group ("TREG") manages the subject property. TREG, a third party independent company founded in 1999 and headquartered in Inglewood,
     California, currently manages 11 office properties totaling approximately
     1,353,000 square feet located in southern California, of which approximately 221,500 square feet are located in the submarket. TREG is a full-service property management company offering a full range of support services, including property and asset management, construction and project renovation, leasing and receivership services. TREG manages a diverse portfolio of residential, office, retail, industrial and mixed-use projects located throughout southern California.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.
--------------------------------------------------------------------------------

                                      E-35

--------------------------------------------------------------------------------
                               HOWE 'BOUT ARDEN
--------------------------------------------------------------------------------

                          SIGNIFICANT MORTGAGE LOANS

HOWE 'BOUT ARDEN
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $24,800,000

 FIRST PAYMENT:                  January 1, 2005

 TERM/AMORTIZATION:              120/360 months

 INTEREST ONLY PERIOD:           36 months

 MATURITY DATE:                  December 1, 2014

 EXPECTED MATURITY BALANCE:      $22,116,297

 BORROWING ENTITY:               Rancho Arden, L.P.

 INTEREST CALCULATION:           Actual/360

 CALL PROTECTION:                Lockout/defeasance: 116 payments
                                 Open: 4 payments

 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:        Yes
   IMMEDIATE REPAIR RESERVE:     $3,750
   RENT RESERVE:                 $118,880
   TI/LC RESERVE:                $98,500

 ONGOING RESERVES:
   TAX/INSURANCE RESERVE:        Yes
   REPLACEMENT RESERVE(1):       $7,283
   TI/LC RESERVE(2):             $20,833
--------------------------------------------------------------------------------

(1)   Months 25-36 amount is $2,748. Months 37-108 amount is $2,061. Months
      109-120 amount is $1,237.

(2)   Capped at $250,000.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:           $24,800,000

 CUT-OFF DATE LTV:               80.0%

 MATURITY DATE LTV:              71.3%

 UNDERWRITTEN DSCR(1):           1.20x

 MORTGAGE RATE:                  5.255%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                  Retail

 PROPERTY SUB TYPE:              Anchored

 LOCATION:                       Sacramento, CA

 YEAR BUILT/RENOVATED:           1988/1994

 NET RENTABLE SQUARE FEET:       164,909

 CUT-OFF BALANCE PER SF:         $150

 OCCUPANCY AS OF 7/27/04:        82.9%

 OWNERSHIP INTEREST:             Fee

 PROPERTY MANAGEMENT:            Pacific Commercial Management, Inc.

 U/W NET CASH FLOW:              $1,978,134

 APPRAISED VALUE:                $31,000,000
--------------------------------------------------------------------------------

                                      E-36

--------------------------------------------------------------------------------
                               HOWE 'BOUT ARDEN
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                FINANCIAL INFORMATION
------------------------------------------------------------------------------------------

                                                            ANNUALIZED
                                                           MOST RECENT        FULL YEAR
                                         UNDERWRITTEN      (9/30/2004)       (12/31/2003)
                                        --------------   ---------------   ---------------

 Effective Gross Income .............    $ 2,980,434       $ 3,007,660       $ 3,021,503
 Total Expenses .....................    $   856,553       $   542,109       $   662,602
 Net Operating Income (NOI) .........    $ 2,123,881       $ 2,465,551       $ 2,358,901
 Cash Flow (CF) .....................    $ 1,978,134       $ 2,465,551       $ 2,358,901
 DSCR on NOI ........................           1.29x             1.50x             1.43x
 DSCR on CF .........................           1.20x             1.50x             1.43x
------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                       TENANT INFORMATION(1)
---------------------------------------------------------------------------------------------------------------------------

                              RATINGS        TOTAL         % OF                    POTENTIAL     % POTENTIAL       LEASE
TOP TENANTS                  S&P/FITCH     TENANT SF     TOTAL SF     RENT PSF        RENT           RENT        EXPIRATION
-------------------------   -----------   -----------   ----------   ----------   -----------   -------------   -----------

 Nordstrom Rack .........       A-/A-        56,065         34.0%     $ 10.59      $593,728          20.8%      2/28/2009
 Ulta Salon .............    Not Rated       11,000          6.7      $ 27.00      $297,000          10.4       9/30/2012
 Gordon's Music .........    Not Rated       10,245          6.2      $  8.40      $ 86,058           3.0       2/28/2010
                                             ------         ----                                     ----
 TOTAL ..................                    77,310         46.9%                                    34.3%
---------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

-------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
-------------------------------------------------------------------------------------------------------------

                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       EXPIRING
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF        RENT
--------------------   -------------   ----------   ----------   ------------   ---------------   -----------

 2004 ..............          2           1,499          0.9%         1,499            0.9%        $ 37,175
 2005 ..............          8          13,476          8.2         14,975            9.1%        $198,590
 2006 ..............          6          10,548          6.4         25,523           15.5%        $243,197
 2007 ..............          4           9,458          5.7         34,981           21.2%        $190,231
 2008 ..............          2           6,800          4.1         41,781           25.3%        $204,768
 2009 ..............          5          61,985         37.6        103,766           62.9%        $782,642
 2010 ..............          3          16,445         10.0        120,211           72.9%        $278,016
 2011 ..............          1           3,680          2.2        123,891           75.1%        $ 68,816
 2012 ..............          1          11,000          6.7        134,891           81.8%        $297,000
 Vacant ............                     30,018         18.2        164,909          100.0%
                              -          ------        -----
 TOTAL .............         32         164,909        100.0%
-------------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

                                      E-37

--------------------------------------------------------------------------------
                               HOWE 'BOUT ARDEN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------

The Howe 'Bout Arden Mortgaged Property is 82.9% leased by a mix of national, regional, and local tenants, including two anchor tenant and approximately 30 in-line and freestanding tenants. The three largest tenants, representing 46.9%
of total gross leasable area, are:

o    Nordstrom, Inc. (dba Nordstrom Rack) (Rated "A-" by S&P and "A-" by
     Fitch), a national department store retail chain, occupies 56,065 square feet (34.0%) on a ten-year lease expiring on February 28, 2009 with two five-year renewal options. Headquartered in Seattle, Washington, Nordstrom,
     Inc. is a fashion specialty retailers, with 150 United States stores located in 27 states. Founded in 1901 as a shoe store in Seattle,
     Nordstrom, Inc. today operates 94 full-line stores, 49 Nordstrom Racks, five U.S. Faconnable boutiques, one freestanding shoe store, and one clearance store. Nordstrom, Inc. also operates 31 international Faconnable boutiques, primarily in Europe. Additionally, Nordstrom Direct serves customers through its online presence at http:// www.nordstrom.com and through its direct mail catalogs. For the fiscal year ended January 31,
     2004, Nordstrom, Inc. reported revenues of $6.5 billion and net income of
     $242.8 million.

o    Ulta Salon (Not Rated), a national beauty specialty store and salon chain, occupies 11,000 square feet (6.7%) on a ten-year lease expiring on
     September 30, 2012. Founded in 1990 and based in Illinois, ULTA Salon has
     150 stores located in 18 states. As a privately held company, Ulta Salon does not disclose financial information.

o    Gordon's Music (Not Rated), a Northern California music equipment retailer, occupies 10,245 square feet (6.2%) on a five-year lease at $8.40 per square foot triple net lease expiring on February 28, 2010. Gordon's Music, a privately held company, has two stores, one located at the Howe 'Bout Arden
     Mortgaged Property and one located in Fairfield, California.
--------------------------------------------------------------------------------

                                      E-38

--------------------------------------------------------------------------------
                               HOWE 'BOUT ARDEN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Howe 'Bout Arden Mortgage Loan is secured by a first mortgage on a
     164,909 square foot anchored community shopping center located in
     Sacramento, California.

THE BORROWER:

o    The borrower, Rancho Arden, L.P., a California limited partnership (the
     "Howe 'Bout Arden Borrower"), is a single-purpose, bankruptcy-remote entity for which the Howe 'Bout Arden Borrower's legal counsel has delivered a non-consolidation opinion. The Howe 'Bout Arden Borrower is owned: 0.5% by its General Partner, Howebout Arden, LLC, a Delaware limited liability company; 43.0% by a Limited Partner, Nardn, LLC, a Delaware limited liability company; 33.0% by a Limited Partner, Rancho Arjon, Ltd., a
     California limited partnership; 14.0% by a Limited Partner, Rancho Via
     Segundo, LP, a California limited partnership; and 9.5% by various individual investors as Limited Partners. The related borrower principal is
     Michel Kucinski.

THE PROPERTY:

o    The collateral for the Howe 'Bout Arden Mortgage Loan consists of the fee simple interest in a 164,909 square foot anchored community shopping center. The Howe 'Bout Arden Mortgaged Property was completed in 1988, renovated in 1994, and is situated on 8.7 acres at the southwest corner of
     Howe Avenue and Arden Way in Sacramento, California.

o    The Howe 'Bout Arden Borrower at its sole cost and expense is required to keep the Howe 'Bout Arden Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Howe 'Bout Arden Borrower is also required to maintain a comprehensive all risk insurance policy without an exclusion for acts of terrorism.

PROPERTY MANAGEMENT:

o    Pacific Commercial Management Company, Inc., a third party management company, manages the Howe 'Bout Arden Mortgaged Property. Headquartered in
     San Diego, California and in business for approximately 20 years, Pacific
     Commercial manages 40 properties totaling 3.0 million square feet, of which two properties totaling 200,000 square feet are located in the related sub-market.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.
--------------------------------------------------------------------------------

                                      E-39

--------------------------------------------------------------------------------
                           VERITAS DGC HEADQUARTERS
--------------------------------------------------------------------------------

                           SIGNIFICANT MORTGAGE LOANS

VERITAS DGC HEADQUARTERS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $23,910,000

 FIRST PAYMENT:                December 1, 2004

 TERM/AMORTIZATION:            131/360 months

 INTEREST ONLY PERIOD:         60 months

 MATURITY DATE:                October 1, 2015

 EXPECTED MATURITY BALANCE:    $21,845,858

 BORROWING ENTITY:             Lexington Lion Houston L.P.

 INTEREST CALCULATION:         Actual/360

 CALL PROTECTION:              Lockout/defeasance: 127 payments
                               Open: 4 payments

 LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:         $23,910,000

 CUT-OFF DATE LTV:             59.9%

 MATURITY DATE LTV:            54.8%

 UNDERWRITTEN DSCR(1):         1.47x

 MORTGAGE RATE:                5.410%
--------------------------------------------------------------------------------

(1)   DSCR figures based on net cash flow unless otherwise noted.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                Office

 PROPERTY SUB TYPE:            Single Tenant

 LOCATION:                     Houston, TX

 YEAR BUILT/RENOVATED:         2000/NA

 NET RENTABLE SQUARE FEET:     218,641

 CUT-OFF BALANCE PER SF:       $109

 OCCUPANCY AS OF 10/01/04:     100%

 OWNERSHIP INTEREST:           Fee

 PROPERTY MANAGEMENT:          Owner Managed

 U/W NET CASH FLOW:            $2,377,609

 APPRAISED VALUE:              $39,900,000
--------------------------------------------------------------------------------

                                      E-40

--------------------------------------------------------------------------------
                           VERITAS DGC HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             FINANCIAL INFORMATION
--------------------------------------------------------------------------------

                                                                   UNDERWRITTEN
                                                                  -------------

 Effective Gross Income. ........................................   4,517,825
 Total Expenses .................................................   1,907,101
 Net Operating Income (NOI). ....................................   2,610,724
 Cash Flow (CF) .................................................   2,377,609
 DSCR on NOI ....................................................        1.62x
 DSCR on CF. ....................................................        1.47x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                             TENANT INFORMATION(1)
----------------------------------------------------------------------------------------------------------

                       RATINGS      TOTAL       % OF                 POTENTIAL    % POTENTIAL     LEASE
TENANT INFORMATION    S&P/FITCH   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT      EXPIRATION
-------------------- ----------- ----------- ---------- ---------- ------------- ------------- -----------

 Veritas ...........   BB+/BB-   218,641        100.0%  $ 14.24    $3,113,448         100.0%    9/30/2015
                                 -------        -----                                 -----
 TOTAL .............             218,641        100.0%                                100.0%
----------------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Fitch) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease. Calculations with respect to Rent PSF, Potential Rent, and % of Potential Rent include base rent only and exclude common area maintenance expense and reimbursement.

------------------------------------------------------------------------------------------------
                                   LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------
                                                                       CUMULATIVE
                      # OF LEASES   EXPIRING     % OF     CUMULATIVE   % OF TOTAL     EXPIRING
YEAR OF EXPIRATION      EXPIRING       SF      TOTAL SF    TOTAL SF        SF           RENT
-------------------- ------------- ---------- ---------- ------------ ------------ -------------

 2015 ..............        1        218,641     100.0%  218,641      100.0%       $3,113,448
                          ---        -------     -----
 TOTAL .............        1        218,641     100.0%
------------------------------------------------------------------------------------------------

(1)   Information obtained from Underwritten Rent Roll.

--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Veritas DGC Headquarters Mortgaged Property is 100% leased to Veritas.

o    Veritas (Rated "BB+" by S&P and "BB-" by Fitch) occupies the subject property under a 15-year lease expiring on September 30, 2015. The lease is guaranteed by the parent company, Veritas DGC Inc. Veritas provides integrated geophysical services to the petroleum industry worldwide.
     Customers include national and independent oil and gas companies that utilize geophysical technologies to identify new areas where subsurface conditions are favorable for the production of hydrocarbons. Veritas acquires, processes and interprets geophysical data and produces geophysical surveys of the subsurface geology in the survey area. Veritas has more than 3,000 employees located in 19 countries on six continents.
     Based on the trailing-4 quarters ended April 30, 2004, Veritas reported revenue of approximately $548.2 million.
--------------------------------------------------------------------------------

                                      E-41

--------------------------------------------------------------------------------
                           VERITAS DGC HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o    The Veritas DGC Headquarters Mortgage Loan is secured by a first mortgage on a single tenant office complex located in Houston, Harris County, Texas.

THE BORROWER:

o    The borrower is Lexington Lion Houston L.P. (the "Veritas DGC Headquarters
     Borrower"), a Delaware limited partnership and single purpose entity. The related borrower principal is Lexington/Lion Venture, L.P., a Delaware limited partnership, which is a joint venture between Lexington Corporate
     Properties Trust (which owns 30%) and Clarion Lion Properties Fund
     Holdings, L.P. (which owns 70%).

o    As of March 31, 2004, Lexington/Lion Venture L.P. reported a net worth of
     $60.7 million.

THE PROPERTY:

o    The Veritas DGC Headquarters Mortgaged Property is a single tenant office complex consisting of two three-story office buildings, a one-story technology warehouse building and a three-level parking garage built in
     2000. The improvements contain a total of 218,641 net rentable square feet and are situated on 19.3 acres. The two office buildings contain a total of
     157,332 square feet and the technology warehouse building contains 61,309 square feet. The Veritas DGC Headquarters Mortgaged Property is 100%
     occupied by Veritas under a 15-year lease expiring coterminous with the
     Veritas DGC Headquarters Mortgage Loan maturity on September 30, 2015.
     There are 433 garage parking spaces and 132 surface parking spaces for a total of 565 spaces.

o    The Veritas DGC Headquarters Borrower is generally required at its sole cost and expense to keep the Veritas DGC Headquarters insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o    The subject property is self-managed by Veritas.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o    Not allowed.

--------------------------------------------------------------------------------

                                      E-42

                                                                         ANNEX F

                             AMORTIZATION SCHEDULE
                        OF THE STEEPLEGATE MORTGAGE LOAN

PERIOD         DATE        ENDING BALANCE         PRINCIPAL
--------   -----------   ------------------   -----------------

0            8/1/2004        68,250,000.00                 --
1            9/1/2004        68,176,471.55           73,528.45
2           10/1/2004        68,093,272.05           83,199.50
3           11/1/2004        68,019,076.70           74,195.36
4           12/1/2004        67,935,229.06           83,847.64
5            1/1/2005        67,860,361.21           74,867.85
6            2/1/2005        67,785,174.78           75,186.43
7            3/1/2005        67,681,755.04          103,419.74
8            4/1/2005        67,605,808.61           75,946.43
9            5/1/2005        67,520,259.18           85,549.43
10           6/1/2005        67,443,625.55           76,633.63
11           7/1/2005        67,357,408.26           86,217.29
12           8/1/2005        67,280,081.66           77,326.59
13           9/1/2005        67,202,426.03           77,655.63
14          10/1/2005        67,115,215.50           87,210.53
15          11/1/2005        67,036,858.34           78,357.16
16          12/1/2005        66,948,966.02           87,892.33
17           1/1/2006        66,869,901.43           79,064.59
18           2/1/2006        66,790,500.41           79,401.02
19           3/1/2006        66,683,257.76          107,242.66
20           4/1/2006        66,603,062.54           80,195.22
21           5/1/2006        66,513,383.87           89,678.66
22           6/1/2006        66,432,465.81           80,918.06
23           7/1/2006        66,342,084.65           90,381.17
24           8/1/2006        66,260,437.67           81,646.97
25           9/1/2006        66,178,443.28           81,994.40
26          10/1/2006        66,087,016.07           91,427.20
27          11/1/2006        66,004,283.74           82,732.33
28          12/1/2006        65,912,139.36           92,144.38
29           1/1/2007        65,828,662.89           83,476.47
30           2/1/2007        65,744,831.21           83,831.68
31           3/1/2007        65,633,569.64          111,261.57
32           4/1/2007        65,548,907.80           84,661.83
33           5/1/2007        65,454,888.22           94,019.58
34           6/1/2007        65,369,466.07           85,422.16
35           7/1/2007        65,274,707.56           94,758.51
36           8/1/2007        65,188,518.70           86,188.85
37           9/1/2007        65,101,963.09           86,555.61
38          10/1/2007        65,006,103.03           95,860.07
39          11/1/2007        64,918,771.21           87,331.81
40          12/1/2007        64,822,156.78           96,614.43
41           1/1/2008        64,734,042.24           88,114.54
42           2/1/2008        64,645,552.75           88,489.49
43           3/1/2008        64,538,939.72          106,613.02
44           4/1/2008        64,449,620.04           89,319.69
45           5/1/2008        64,351,073.68           98,546.36
46           6/1/2008        64,260,954.59           90,119.09
47           7/1/2008        64,161,631.32           99,323.27
48           8/1/2008        64,070,706.13           90,925.19
49           9/1/2008        63,979,394.03           91,312.10
50          10/1/2008        63,878,911.32          100,482.71
51          11/1/2008        63,786,783.10           92,128.22
52          12/1/2008        63,685,507.23          101,275.87
53           1/1/2009        63,592,556.04           92,951.19
54           2/1/2009        63,499,209.33           93,346.71
55           3/1/2009        63,379,316.96          119,892.37
56           4/1/2009        63,285,062.87           94,254.09
57           5/1/2009        63,181,720.96          103,341.91
58           6/1/2009        63,086,626.07           95,094.89
59           7/1/2009        62,982,467.01          104,159.06
60           8/1/2009                  --        62,982,467.01

                                      F-1

                                   Prospectus

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage
Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

THE TRUST --

o    may periodically issue mortgage pass-through certificates in one or more series with one or more classes; and

o    will own --

o    multifamily and commercial mortgage loans;

o    mortgage-backed securities; and

o    other property described in the accompanying prospectus supplement.

THE CERTIFICATES --

o    will represent interests in the trust and will be paid only from the trust assets;

o    provide for the accrual of interest based on a fixed, variable or adjustable interest rate;

o    may be offered through underwriters, which may include Banc of America
     Securities LLC, an affiliate of Banc of America Commercial Mortgage Inc.;
     and

o    will not be listed on any securities exchange.

THE CERTIFICATEHOLDERS --

o    will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                December 16, 2004

                      (This Page Intentionally Left Blank)

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                              FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

o    SEC Public Reference Section
     450 Fifth Street, N.W.
     Room 1204
     Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina
28255, or by telephone at (704) 386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of this prospectus.
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                                                                            PAGE
                                                                            ----
SUMMARY OF PROSPECTUS ...................................................      6
RISK FACTORS ............................................................     11
   The Limited Liquidity of Your Certificates May Have an Adverse
      Impact on Your Ability to Sell Your Certificates ..................     11
   The Limited Assets of Each Trust May Adversely Impact Your Ability To
      Recover Your Investment in the Event of Loss on the
      Underlying Mortgage Assets ........................................     11
   Credit Support is Limited and May Not Be Sufficient to Prevent Loss
      on Your Certificates ..............................................     12
   Prepayments on the Underlying Mortgage Loans Will Affect the Average
      Life of Your Certificates, and the Rate and Timing of those
      Prepayments May Be Highly Unpredictable ...........................     12
   Certificates Purchased at a Premium or a Discount Will Be Sensitive
      to the Rate of Principal Payment ..................................     13
   The Nature of Ratings Are Limited and Will Not Guarantee that You Will
      Receive Any Projected Return on Your Certificates .................     14
   Certain Factors Affecting Delinquency, Foreclosure and Loss of the

                                        3

                                                                            PAGE
                                                                            ----
   Distributions on the Certificates Concerning Prepayment Premiums or

   Certain Matters Regarding the Master Servicer, the Special Servicer,

                                        4

                                                                            PAGE
                                                                            ----

                                        5

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                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of America Commercial
Mortgage Inc. A "Glossary" appears at the end of this prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at 214
North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is
(704) 386-8509.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on--

     o    residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o    office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

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                                        6

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However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America
Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may--

     o    provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

     o    be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

     o    may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

     o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than
40 years. No mortgage loan will have been originated by Banc of America
Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United
States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that--

     o    are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o    are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     o    are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

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                                        7

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     o    provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater

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                                        8

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than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates--

     o    may be made at a rate that is faster (and, in some cases,
          substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

     o    may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

     o    may be made, subject to certain limitations, based on a specified principal payment schedule; or

     o    may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include--

     o    guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

     o    certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related

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                                        9

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prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either--

     o    "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections
          860A through 860G of the Code; or

     o    certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain
Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of
1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any
materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See "Legal Investment" in this prospectus.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

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                                       10

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We
cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May
Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources
Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including--

     o    perceived liquidity;

     o    the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

     o    prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER
YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of
America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will

                                       11

represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF
YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY
UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely

                                       12

to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as
"call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments
(and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE
OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes

                                       13

of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that--

     o    principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of such prepayments might differ from that originally anticipated; or

     o    the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants

                                       14

produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate.
Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs,
(2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.
Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult
in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan.
However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their
Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                       15

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that--

     o    such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

     o    such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect,
          "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving
"guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the
mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by--

     o    the value of the related property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related property;

     o    the financial condition and operating history of the borrower and the related property;

     o    tax laws;

     o    rent control laws (pertaining to certain residential properties);

     o    Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

     o    prevailing general economic conditions; and

     o    the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely

                                       16

to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon
the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be
Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions.
The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional
Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an Increased
Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

                                       17

     The Recording of the Mortgages in the Name of MERS May Affect the Yield on
the Certificates. The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                              PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain--

     o    a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

     o    information with respect to any other classes of certificates of the same series;

     o    the respective dates on which distributions are to be made;

     o    information as to the assets, including the mortgage assets, constituting the related trust fund;

     o    the circumstances, if any, under which the related trust fund may be subject to early termination;

     o    additional information with respect to the method of distribution of such offered certificates;

     o    whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

     o    the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

     o    information concerning the trustee of the related trust fund;

                                       18

     o    if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

     o    information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

     o    whether such offered certificates will be initially issued in definitive or book-entry form.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       19

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include--

     o    various types of multifamily or commercial mortgage loans;

     o    mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of--

     o    residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o    office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4)
nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection

                                       20

with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear--

     o    the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

     o    the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on
Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and

                                       21

fiscal policies, may also affect the likelihood of default on a mortgage loan.
As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method
          (the cost of replacing the property at such date);

     o    the income capitalization method (a projection of value based upon the property's projected net cash flow); and

     o    or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance.
As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors
Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased
Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2)
provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may--

     o    provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable
          Mortgage Rate;

                                       22

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

     o    may be fully amortizing or may be partially amortizing or
          nonamortizing, with a balloon payment due on its stated maturity date;
          and

     o    may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

     o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the
          Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value
          Ratios;

     o    the Mortgage Rates borne by the mortgage loans, or the range of the
          Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

     o    with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

     o    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

     o    the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service
          Coverage Ratios, and the weighted average of such Debt Service
          Coverage Ratios, and

     o    the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form
          8-K with the Securities and Exchange Commission within fifteen days following their issuance.

                                       23

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United
States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National
Mortgage Association, the Governmental National Mortgage Association or the
Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities
Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k)
under the Securities Act of 1933, as amended; and (b) will have been acquired
(other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus.
Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

                                       24

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available--

     o    the aggregate approximate initial and outstanding principal amount(s)
          and type of the MBS to be included in the trust fund;

     o    the original and remaining term(s) to stated maturity of the MBS, if applicable;

     o    the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

     o    the payment characteristics of the MBS;

     o    the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

     o    a description of the related credit support, if any;

     o    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     o    the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     o    the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
          Supplements"; and

     o    the characteristics of any cash flow agreements that relate to the
          MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and
Servicing Agreements-- Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors-- Credit Support Limitations" and "Description
of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                                       25

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate;
the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the

                                       26

principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of
Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest
Certificates will either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a
lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped
Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation--

     o    the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

     o    the quality of management of the mortgaged properties;

                                       27

     o    the servicing of the mortgage loans; and

     o    possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.
Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding

                                       28

principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of
6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur
(that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance).
Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.
The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, the weighted average lives

                                       29

of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans)
may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that--

     o    limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

     o    provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

     o    provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest
Certificate, delay or accelerate the reduction of the notional amount of a
Stripped Interest Certificate). See "--Yield and Prepayment Considerations"
above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on

                                       30

the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from--

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                  THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of America,
N.A. We maintain our principal office at 214 North Tryon Street, Charlotte,
North Carolina 28255. Our telephone number is (704) 386-8509.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest on the Certificate Balance or
          Notional Amount at a fixed, variable or adjustable rate;

     o    constitute Senior Certificates or Subordinate Certificates;

     o    constitute Stripped Interest Certificates or Stripped Principal
          Certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and
          Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as

                                       31

being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates,
notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of
DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of
DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each
Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution
Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the
Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.
All distributions with respect to each class of certificates on each
Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates
(whether issued in fully registered definitive form or in book-entry format)
will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain classes of REMIC Residual
Certificates that have no pass-through rate) may

                                       32

have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution
Date based on the Accrued Certificate Interest for such class and such
Distribution Date, subject to the sufficiency of that portion, if any, of the
Available Distribution Amount allocable to such class on such Distribution Date.
Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual
Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution
Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate
Balance of such class. See "Risk Factors--Effect of Prepayments on Average Life
of Certificates" and "--Effect of Prepayments on Yield of Certificates" and
"Yield and Maturity Considerations--Certain Shortfalls in Collections of
Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates and certain classes of REMIC Residual
Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding
Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued
Certificate Interest in respect of

                                       33

such Accrual Certificate (reduced as described above). The initial aggregate
Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled
Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING
EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution
Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates. See
"Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each
Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure

                                       34

against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans
(including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate
Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o    the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

     o    the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

     o    the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations;

     o    the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

     o    if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

                                       35

     o    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes
          MBS, the amount of administrative compensation received by the MBS
          Administrator;

     o    information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

     o    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

     o    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular
          Distribution Date);

     o    the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such
          Distribution Date, separately identifying any reduction in such
          Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such
          Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual
          Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     o    if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     o    the amount deposited in or withdrawn from any reserve fund on such
          Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     o    if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     o    the amount of credit support being afforded by any classes of
          Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage.
The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "--Book-Entry Registration and
Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such
MBS. In such cases, the related prospectus supplement will describe the

                                       36

loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements-- Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator.
See "The Pooling and Servicing Agreements--Events of Default", "--Rights Upon
Event of Default" and "--Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2)
the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the
National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange
Commission.

                                       37

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect
Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the
Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution
Date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by DTC's participating organizations to
Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only
Certificateholder of book-entry certificates will be the nominee of DTC, and the
Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the
Certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability

                                       38

through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive
Certificates will be recognized as "certificateholders" under and within the meaning of the related pooling and servicing agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and
Servicing Agreement. In general, the parties to a Pooling and Servicing
Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing
Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator.
If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing
Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and
Servicing Agreement, certificates issued under the Pooling and Servicing
Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing
Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement
(without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The
Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement.
Such schedule generally

                                       39

will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related
Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed.
In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated
after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the Trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the

                                       40

master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example--

     o    the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related
          Pooling and Servicing Agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable
Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other

                                       41

mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a
Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing
Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing
Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications;
conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and
maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of--

     o    mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     o    mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                                       42

          the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o    REO Properties.

     If so specified in the related prospectus supplement, a Pooling and
Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements);
and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible
(including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

                                       43

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed)
of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC
Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing
Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment
of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating

                                       44

agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing
Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement--

     o    all payments on account of principal, including principal prepayments, on the mortgage loans;

     o    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     o    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower)
          and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     o    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

     o    any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     o    any amounts paid under any cash flow agreement;

     o    all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under
          "--Assignment of Mortgage Loans; Repurchases" and "--Representations
          and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon
          Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--
          Termination";

     o    to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

                                       45

     o    all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

     o    any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the
          Certificate Account; and

     o    any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing
Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes--

     o    to make distributions to the certificateholders on each Distribution
          Date;

     o    to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     o    to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds,
          Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and
          Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     o    if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     o    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     o    to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master
          Servicer, the Special Servicer, the REMIC Administrator and the
          Depositor" and "--Certain Matters Regarding the Trustee";

                                       46

     o    if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

     o    if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     o    to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     o    to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     o    if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal
          Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
          Taxes";

     o    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

     o    to make any other withdrawals permitted by the related Pooling and
          Servicing Agreement and described in the related prospectus supplement; and

     o    to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will--

     o    not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

     o    will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,--

     o    a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

     o    such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with

                                       47

such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule.
Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of
Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

          (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage
     Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title

                                       48

to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property"
within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing
Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such
Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on

                                       49

the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related
Certificate Account all additional sums that would have been deposited in the
Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components--

     o    a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     o    an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     o    subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

                                       50

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate
Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement.
Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders.
Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1)
it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American
Institute of Certified Public Accountants, such representation is fairly stated
in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards
(rendered within one year of such report) with respect to those sub-servicers.
The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and
Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

                                       51

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC
ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and Servicing
Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing
Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or
REMIC administrator, as the case may be, under the Pooling and Servicing
Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and
Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such
Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement and that in its opinion may involve it in any expense or liability.
However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and
Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related
Certificate Account for this expense.

                                       52

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related
Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing
Agreement will include, without limitation--

     o    any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     o    any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     o    any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by
          certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the
          Voting Rights for such series;

     o    any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o    certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

     o    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

                                       53

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing
Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement.
Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "--Resignation and
Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing
Agreement to institute any proceeding with respect to such Pooling and Servicing
Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate
Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the
Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and
Servicing Agreement, (1) to cure any ambiguity, (2) to

                                       54

correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing
Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency,
(4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing
Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee
(See "Certain Federal Income Tax Consequences--REMICs--Tax and Restrictions on
Transfers of REMIC Residual Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate
Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders'

                                       55

request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no
Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and
Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing
Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the
Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 331/3% (or such other percentage specified in the related prospectus supplement) of the
Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets.
Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing
Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of--

     o    the nature and amount of coverage under such credit support;

     o    any conditions to payment under the credit support not otherwise described in this prospectus;

     o    the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

     o    the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

                                       57

INSURANCE OR GUARANTEES CONCERNING THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to

                                       58

such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

                                       59

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law
(which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.
At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.
The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

                                       60

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy
Code which are effective for all bankruptcy cases commenced on or after October
22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See
"--Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming
(continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       61

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other

                                       62

things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the
Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency

                                       63

judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.
Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the

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Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan.
Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity.
Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the
Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted
previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1)
assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the
(predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles.

                                       65

Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and
"operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower.
Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996,
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit
Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the

                                       66

mortgaged property. The Asset Conservation, Lender Liability and Deposit
Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource
Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the
protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage
Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to

                                       67

good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act.
Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order

                                       68

as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit"
amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some

                                       69

circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions
Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has
been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property
(i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as

                                       70

owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National
Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California
Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the
Relief Act or the California Military and Veterans Code. Application of the
Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the
Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or

                                       71

regulation applicable to such bank. If Bank of America, N.A. or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, N.A. and other banks, were to find that any obligation of Bank of America, N.A. or such other bank under the related pooling and servicing agreement or other agreement or any activity of
Bank of America, N.A. or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, N.A. or such other bank among other things to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed)
asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements).

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, N.A. or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to
Bank of America, N.A. or another bank or (iii) any other obligation of Bank of
America, N.A. or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, N.A. or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, N.A. or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader,
Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K
within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code
(although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax
Consequences". Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

                                       72

     The following discussion addresses securities of two general types: (1)
REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the
REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a
REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and
"residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Funds--Cash
Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and
1275 of the Code and in the OID Regulations, and in part upon the REMIC
Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC
Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and
Servicing Agreement and any other governing documents, the related trust fund
(or each applicable portion thereof) will qualify as one or more REMICs and the
REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a
REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax
Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust

                                       73

fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the
REMIC Certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the
REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the
REMIC Regular Certificates and income allocated to the REMIC Residual
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of Section
860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to
Certificateholders in the manner and at the times required by applicable
Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular
Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and
"loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC
Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular

                                       74

Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a
REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate
REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the
Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular
Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first
Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a
Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated
principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated
principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue

                                       75

discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC
Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events
(including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the
Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such
Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such
Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to REMIC Regular Certificates with delayed payment for

                                       76

periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d)
a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate
(plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular
Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest

                                       77

includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated
interest, except to the extent that initial "teaser" rates cause sufficiently
"back-loaded" interest to create more than de minimis original issue discount.
The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC
Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the
OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       78

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular
Certificate as of the beginning of the accrual period, or (3) in the case of a
REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular
Certificates-- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

                                       79

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a
REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular
Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates
will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the
REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC"
and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual
Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the

                                       80

adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC
Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual
Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual
Certificateholders may exceed the cash distributions received by such REMIC
Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual
Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the
REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC
Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method

                                       81

for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC
Certificates constituting "regular interests" in the REMIC not offered hereby)
equal to the deductions that would be allowed if the REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized
Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC
Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same

                                       82

limitation, may be used only to offset income from the REMIC Residual
Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual
Certificateholders. To the extent such REMIC Residual Certificateholders'
initial bases are less than the distributions to such REMIC Residual
Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual
Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the
REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition.
Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual
Certificate will be subject to federal income tax in all events. In general, the
"excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning

                                       83

of any calendar quarter will be equal to the issue price of the REMIC Residual
Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the
REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign
Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the
REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC
Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The
REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC
Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related

                                       84

Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

     (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code.
Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests
(generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the
     REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer;
     and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC
Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual
Certificates to foreign persons.

     Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

                                       85

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the
REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such
REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after
2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate.
The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular
Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net
Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC
Certificate is held as a capital asset (generally, property held for investment)
within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale.
In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income

                                       86

under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates-- Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC
Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

                                       87

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount
(determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the
Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual
Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     If an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing
(but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization
(other than a cooperative described in Section 521 of the Code) that is exempt from federal income

                                       88

tax, unless it is subject to the tax imposed by Section 511 of the Code or (3)
any organization described in Section 1381(a)(2)(C) of the Code. In addition, a
"pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in
Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular
Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC
Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should
(but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual
Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a
REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any
REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular
Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the
REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In

                                       89

addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 28% (which rate will be increased to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the
Certificateholder under penalties of perjury, certifying that such
Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular
Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Treasury regulations provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S.
Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

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GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of
Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and
Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax
Consequences--Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any
Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in
Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s]
(including any participation or certificate of beneficial ownership therein)
which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets"
within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional
Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.
However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust
Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional
Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including amounts used to pay reasonable servicing fees and other

                                       91

expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans.
Under Section 67 of the Code, an individual, estate or trust holding a Grantor
Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income.
In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust
Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further,
Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in
2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor
Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust
Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates --Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated
redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated
interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If

                                       92

Stripped Bond Rules Do Not Apply" for a definition of "qualified stated
interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust
Fractional Interest Certificate at the beginning of such month (see "--Sales of
Grantor Trust Certificates" below) and the yield of such Grantor Trust
Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust
Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional
Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder.
Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such
Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the Grantor Trust Fractional Interest Certificate and
accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation
of Owners of REMIC Regular Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and
Certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if

                                       93

otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount)
or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor
Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and
"--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a
Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points"
paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial
"teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the
Certificateholders and the IRS.

                                       94

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and
Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional
Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust
Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on
Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting"
below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust
Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price
(as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis
Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder)
rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular
Interests--Market Discount" above.

                                       95

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the
Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. See "--REMICs--Taxation of Owners of REMIC

                                       96

Regular Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "--Taxation of Owners of Grantor
Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no
regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust
Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules"
below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor
Trust Strip Certificate at the beginning of such month and the yield of such
Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment
Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of

                                       97

prepayments is taken into account in computing yield with respect to such
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is
treated as an interest in discrete mortgage loans, or if the Prepayment
Assumption is not used, then when a mortgage loan is prepaid, the holder of a
Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury
Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust
Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method,"
the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip
Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip
Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip
Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust
Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

                                       98

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"
within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in
"--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular
Certificates in "-- REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a
Certificateholder's trade or business in the United States, such Grantor Trust
Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under

                                       99

Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in
"street name." These regulations were proposed to be effective beginning January
1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the
Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and
on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section
3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the
Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the
Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section
502(i) of ERISA, unless a statutory or administrative exemption is available.
These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25%
or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate,
25% or more of any class of certificates is held by benefit plan investors.

                                       100

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing
Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan
"fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan
Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae
Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not
"guaranteed governmental mortgage pool certificates" within the meaning of the
Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a
Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the
Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the
Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to
ERISA, which provides certain exemptive relief from the provisions of Part 4 of
Title I of ERISA and Section 4975

                                       101

of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after
December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC
Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain
Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

                                       102

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the
OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in
12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The OTS has issued Thrift Bulletin
13a (December 1, 1998), "Management of Interest Rate Risk, Investment
Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and

                                       103

the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998.
That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational
(transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below.
The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1.   By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America
          Securities LLC, an affiliate of the depositor;

     2.   By placements by the depositor with institutional investors through dealers; and

                                       104

     3.   By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities
Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of
America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under "Legal Matters".
Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

                                       105

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.
Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                              AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a
Registration Statement (of which this prospectus forms a part) under the
Securities Act of 1933, as amended, with respect to the offered certificates.
This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration
Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference
Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest
Regional Offices located as follows: Citicorp Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the
SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                                       106

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the
Certificates--Reports to Certificateholders" and "--Book-Entry Registration and
Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and
Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities
Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the
Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange
Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents).
Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North Carolina 28255, or
by telephone at (704) 386-8509.

                                       107

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding
Certificate Balance of such class of certificates immediately prior to such
Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any
Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a
Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

                                       108

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of--

     o    the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution
Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent--

     o    interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     o    Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

                                       109

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no
REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust
Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct
Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of--

     o    the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     o    its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The
Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than--

     o    noncash items such as depreciation and amortization;

     o    capital expenditures; and

                                       110

     o    debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest
Certificate is calculated to accrue interest which is either--

     o    based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under
Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and
"disqualified person" as defined in Section 4975 of the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate
Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular
Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

                                       111

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Servicemembers Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual
Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o    a citizen or resident of the United States;

     o    a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     o    an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

                                       112

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                                       113

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                          NOTES CONCERNING INFORMATION
                            PRESENTED IN THE ATTACHED
                                COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2004_6.xls" The file
"BACM2004_6.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the Prospectus Supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel.
After the file is opened, a securities law legend will be displayed. READ THE
LEGEND CAREFULLY. To view the data in ANNEXES A and B, "click" on the worksheet labeled "ANNEX A" or "ANNEX B", as applicable.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

                             ANNEXES A AND B TO THE
                              PROSPECTUS SUPPLEMENT

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTFICATES,
                                  SERIES 2004-6

                                 BACM2004_6.XLS
                                (MICROSOFT EXCEL)

================================================================================

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON
THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES
WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL MARCH
23, 2005.

                        --------------------------------

                                                                          PAGE
                                                                         ------
                       PROSPECTUS SUPPLEMENT

Table of Contents ......................................................    S-3
Important Notice About Information Presented in this Prospectus

                                   PROSPECTUS

                                  $868,104,000
                                  (APPROXIMATE)

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                   CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                   CLASS A-AB, CLASS A-5, CLASS A-J, CLASS XP,
                          CLASS B, CLASS C AND CLASS D

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES
                                  SERIES 2004-6

                        -------------------------------
                             PROSPECTUS SUPPLEMENT
                        -------------------------------

                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                              GOLDMAN, SACHS & CO.

                               DECEMBER 16, 2004

================================================================================

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-6

                                [SPINE LANGUAGE]